                                                      DRAFT OF: OCTOBER 10, 1996

                           THE INFORMATION CONTAINED

                              IN THIS DOCUMENT IS
       ------------------------------------------------------------------

                                  CONFIDENTIAL
       ------------------------------------------------------------------

(LOGO)O
Bowne
of
Phoenix                                                           (602) 223-4455
                                                              FAX (602) 223-4456

                                PROXY STATEMENT

        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         ALLIED WASTE INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:                      N/A

                           -----------------------------------------------------

     2) Form, Schedule or Registration Statement No.:                      N/A

                                           -------------------------------------

     3) Filing Party:                      N/A

                 ---------------------------------------------------------------

     4) Date Filed:                      N/A

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

                         ALLIED WASTE INDUSTRIES, INC.
                      7201 EAST CAMELBACK ROAD, SUITE 375
                           SCOTTSDALE, ARIZONA 85251

                                 OCTOBER, 1996

Dear Allied Stockholder:

     You are invited to attend a special meeting of stockholders (the "Special Meeting") of Allied Waste Industries, Inc. ("Allied") to be held at the Arizona Club, 7150 East Camelback Road, Scottsdale, Arizona 85251, on [DAY], November
  , 1996 at 10:00 a.m., Scottsdale, Arizona time.

     At the Special Meeting, you will be asked to (i) approve in connection with the Transactions (as defined in the next paragraph) the issuances (the "Issuances") (a) at the closing (the "Closing") of the Transactions, of 14,600,000 shares (the "Stock Consideration") of Allied's common stock, par value $.01 per share (the "Common Stock") and of a warrant (the "Warrant") to purchase 20,400,000 shares of Common Stock and (b) at a time after the Closing, of a currently indeterminate number of shares of Common Stock issuable on exercise of the Warrant (the "Exercise Shares"), and of a currently indeterminate number of shares of Common Stock (the "Debenture Shares") issuable as payment of the principal of or interest on a 7% Junior Subordinated Debenture of a subsidiary of Allied in the principal amount of $150,000,000 and on a Zero Coupon Junior Subordinated Debenture of a subsidiary of Allied in the principal amount of $168,300,000 (the two debentures are collectively referred to as the "Debentures"); and (ii) approve an amendment to Allied's certificate of incorporation which will increase the number of authorized shares of Common Stock available for issuance from 100,000,000 to 200,000,000 shares (the "Amendment").

     You are being asked to approve and adopt the Issuances and the Amendment in connection with Allied's recently announced agreement to acquire the non-hazardous solid waste operations of Laidlaw Inc., a Canadian corporation ("Laidlaw"), pursuant to the Stock Purchase Agreement (such agreement, the "Agreement" and the transactions contemplated by such Agreement, the "Transactions") among Allied, Allied Holdings (United States), Inc., a Delaware corporation and a wholly-owned subsidiary of Allied ("Allied U.S."), 3294862 Canada Inc., a Canadian corporation and a wholly-owned subsidiary of Allied U.S. (to be renamed "Allied Waste Holdings (Canada) Ltd.," and hereinafter referred to as "Allied Canada"; Allied, Allied U.S. and Allied Canada are collectively referred to as the "Allied Parties") and Laidlaw, Laidlaw Transportation, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Laidlaw ("LTI"; Laidlaw and LTI are collectively referred to as the "Laidlaw Sellers"), Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of LTI ("LWSI"), Laidlaw Waste Systems (Canada) Ltd., a Canadian corporation and a wholly-owned subsidiary of Laidlaw ("LWSC") and Laidlaw Medical Services Ltd., a Canadian corporation and a wholly-owned subsidiary of Laidlaw ("LMS"). The Agreement provides that the purchase price to be paid by Allied will consist of $1,200,000,000 in cash, the Stock Consideration, the Warrant and the Debentures (collectively, the "Acquisition Consideration"). The Proxy Statement summarizes the material terms and conditions of the Agreement which is attached to the Proxy Statement as Exhibit A. Please review and consider the enclosed materials carefully.

     Although Delaware law does not require stockholder approval for the Issuances, the rules of the Nasdaq/NMS applicable to Allied require such stockholder approval, and the closing of the Transactions is contingent on such approval. Allied's Board of Directors (the "Board of Directors") and I have carefully considered and have unanimously approved the terms and conditions of the Agreement, the Issuances and the Amendment and hope you will give your approval to the Issuances and the Amendment. In reaching its conclusion, the Board of Directors considered, among other things, an opinion dated September 17, 1996 of Goldman, Sachs & Co., an investment banking firm engaged by Allied, that, as of the date of such opinion, the Acquisition Consideration to be paid to the Laidlaw Sellers by the Allied Parties pursuant to the Agreement was fair to Allied, such opinion being attached to this Proxy Statement as Exhibit B.

     The respective obligations of the Allied Parties and the Laidlaw Sellers to consummate the Transactions are conditioned upon, among other things, the approval of the Issuances and the Amendment by the stockholders of Allied at the Special Meeting. If either the Issuances or the Amendment is not approved, then the Transactions cannot be consummated, notwithstanding that the other proposal may have been approved by the stockholders of Allied.

     In view of the importance of the actions to be taken at the Special Meeting and since votes that are not cast are, in effect, counted as a vote "against" the Amendment, we urge you to read the accompanying Proxy Statement carefully and, regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                          Sincerely,

                                          ROGER A. RAMSEY
                                          Chairman of the Board and
                                          Chief Executive Officer

                         ALLIED WASTE INDUSTRIES, INC.
                      7201 EAST CAMELBACK ROAD, SUITE 375
                           SCOTTSDALE, ARIZONA 85251

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER   , 1996
                      ------------------------------------

     Notice is hereby given that a special meeting (the "Special Meeting") of the stockholders of Allied Waste Industries, Inc., a Delaware corporation ("Allied"), will be held at the Arizona Club, 7150 East Camelback Road,
Scottsdale, Arizona 85251, on [DAY], November   , 1996, at 10:00 a.m.,
Scottsdale, Arizona time, for the following purposes:

     1. To approve the issuances (the "Issuances") of (i) at the closing (the "Closing") of the Transactions (as defined below), 14,600,000 shares (the "Stock Consideration") of Allied's common stock, par value $.01 per share (the "Common Stock"), and a warrant (the "Warrant") to purchase 20,400,000 shares of Common Stock and (ii) at a time after the Closing, a currently indeterminate number of shares of Common Stock on exercise of the Warrants (the "Exercise Shares"), and a currently indeterminate number of shares of Common Stock (the "Debenture Shares") as payment of the principal of or interest on a 7% Junior Subordinated Debenture of a subsidiary of Allied in the principal amount of $150,000,000 and a Zero Coupon Junior Subordinated Debenture of a subsidiary of Allied in the principal amount of $168,300,000 (the two debentures are collectively referred to as the "Debentures"), in each case in connection with the transactions (the "Transactions") contemplated by the Stock Purchase Agreement (the "Agreement") dated as of September 17, 1996, between Allied, Allied Holdings (United States), Inc., a Delaware corporation and a wholly-owned subsidiary of Allied ("Allied U.S."), 3294862 Canada Inc., a Canadian corporation and a wholly-owned subsidiary of Allied (to be renamed "Allied Waste Holdings (Canada) Ltd.," and hereinafter referred to as "Allied Canada"; Allied, Allied U.S. and Allied Canada are collectively referred to as the "Allied Parties") and Laidlaw Inc., a Canadian corporation ("Laidlaw"), Laidlaw Transportation, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Laidlaw ("LTI"; Laidlaw and LTI are collectively referred to as the "Laidlaw Sellers"), Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of LTI ("LWSI"), Laidlaw Waste Systems (Canada) Ltd., a Canadian corporation and a wholly-owned subsidiary of Laidlaw ("LWSC") and Laidlaw Medical Services Ltd., a Canadian corporation and a wholly-owned subsidiary of Laidlaw ("LMS");

     2. To consider and vote upon a proposal to approve an amendment to Allied's certificate of incorporation, which will increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares (the "Amendment"); and

     3. To consider and act on such other business as may properly be presented at the Special Meeting.

     The respective obligations of the Allied Parties and the Laidlaw Sellers to consummate the Transactions are subject to, among other conditions, the approval of the Issuances and the Amendment by the stockholders of Allied at the Special Meeting. If either proposal is not adopted, then the Transactions cannot be consummated, notwithstanding that the other proposal may have been approved by the stockholders of Allied. Upon receipt of stockholder approval for these proposals, Allied will proceed to consummate the Transactions.

     A record of the stockholders has been taken as of the close of business on
October   , 1996 (the "Record Date"), and only those stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. A list of stockholders of Allied as of the Record Date will be
available commencing October   , 1996, and may be inspected prior to the Special
Meeting during normal business hours at Allied's principal offices located at 7201 East Camelback Road, Suite 375, Scottsdale, Arizona 85251. This Notice of Special Meeting, the Proxy Statement and the accompanying proxy card are being
mailed to stockholders of Allied as of the Record Date on or about October   ,
1996.

     Delaware law does not require Allied's stockholders to approve the Issuances contemplated by the Agreement. However, the Common Stock is quoted on the National Market System of the Nasdaq Stock Market, Inc. (the "Nasdaq/NMS") and as a condition to maintaining the Common Stock's designation as a Nasdaq/NMS security and therefore its eligibility for quotation on the Nasdaq/NMS, Allied is required to seek the approval of the stockholders of Allied for the Issuances. Such approval is also a condition to closing the Transactions contemplated by the Agreement. The approval of the Issuances must be approved by the vote of the holders of a majority of the votes entitled to be cast thereon present in person or by proxy at the Special Meeting, provided that a majority of the votes entitled to be cast at the Special Meeting is present in person or proxy at the Special Meeting. Delaware law requires that the Amendment be approved by a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting.

     Your participation in the Special Meeting is important. To ensure your representation, if you do not expect to be present at the Special Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage-prepaid envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the expense of further solicitation.

                                          By Order of the Board of Directors,

                                          ROGER A. RAMSEY,
                                          Chairman of the Board and
                                          Chief Executive Officer

October   , 1996

                         ALLIED WASTE INDUSTRIES, INC.
                      7201 EAST CAMELBACK ROAD, SUITE 375
                           SCOTTSDALE, ARIZONA 85251

                                PROXY STATEMENT

                                   REGARDING
                      THE SPECIAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                               NOVEMBER   , 1996
                            ------------------------

     This Proxy Statement is being mailed to stockholders commencing on or about
October   , 1996, in connection with the solicitation by the Board of Directors
(the "Board of Directors") of Allied Waste Industries, Inc., a Delaware corporation ("Allied"), of proxies to be voted at the special meeting of stockholders (the "Special Meeting") to be held at the Arizona Club, 7150 East
Camelback Road, Scottsdale, Arizona 85251 on [DAY], November   , 1996, at 10:00
a.m., Scottsdale, Arizona time and upon any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders and broker non-votes will be treated as present at the Special Meeting. Any proxy on which no direction is specified will be voted: (1) FOR the approval of the Issuances; (2) FOR the approval of the Amendment; (3) otherwise in accordance with the judgment of the person specified thereon. A stockholder may revoke a proxy by: (1) delivering to Allied written notice of revocation, (2) delivering to Allied a proxy signed on a later date or (3) appearing at the Special Meeting and voting in person.

     Certain capitalized terms used in this Proxy Statement without definition have the meanings ascribed thereto in the Glossary of Terms.

October   , 1996

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
GLOSSARY OF TERMS.....................................................................    1
AVAILABLE INFORMATION.................................................................    4
SUMMARY...............................................................................    5
  Allied..............................................................................    5
  The Acquired Subsidiaries...........................................................    5
  The Transactions....................................................................    5
  Special Meeting.....................................................................    5
  Reasons for the Transactions........................................................    6
  Opinion of Financial Advisor........................................................    6
  The Amendment.......................................................................    6
  Recommendation of the Board of Directors............................................    6
SUMMARY FINANCIAL INFORMATION.........................................................    6
THE SPECIAL MEETING...................................................................    8
  Date, Time and Place of the Special Meeting.........................................    8
  Purpose of the Special Meeting......................................................    8
  Record Date and Outstanding Voting Securities.......................................    8
  Revocability of Proxy...............................................................    8
  Vote Required For Approval..........................................................    8
  Solicitation of Proxies.............................................................    9
  Expenses of Proxy Solicitation......................................................    9
  Board of Directors' Recommendations.................................................    9
THE TRANSACTIONS......................................................................   10
  General Description of the Transactions.............................................   10
  Background of the Transactions......................................................   10
  Reasons for the Transactions........................................................   12
  Financing of the Transactions.......................................................   13
  Opinion of Financial Advisor to Allied..............................................   15
  Board of Directors' Recommendations.................................................   18
  Accounting Treatment................................................................   18
  Interests of Certain Persons in the Transactions....................................   18
  No Dissenter's Rights of Appraisal..................................................   19
THE AGREEMENT.........................................................................   20
  Acquisition Consideration...........................................................   20
  Closing Date........................................................................   23
  Representations and Warranties......................................................   23
  Environmental Matters...............................................................   23
  Conduct of Business Pending Closing.................................................   24
  Other Conditions to the Consummation of the Transactions............................   26
  Government and Regulatory Approvals.................................................   27
  Resales of Allied Securities by Laidlaw.............................................   28
  Laidlaw Standstill..................................................................   28
  Laidlaw Guaranties..................................................................   29
  Tax Matters.........................................................................   30
  Indemnification.....................................................................   31
  Amendment and Waivers...............................................................   32
  Termination; Termination Fee........................................................   32
  Non-Competition Obligations of Laidlaw..............................................   32
PRO FORMA COMBINED FINANCIAL STATEMENTS...............................................   34

                                                                                        PAGE
                                                                                        ----
SUPPLEMENTAL FINANCIAL INFORMATION....................................................   38
ALLIED'S SELECTED FINANCIAL DATA......................................................   39
ALLIED'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   41
BUSINESS OF ALLIED....................................................................   51
  Industry Background.................................................................   51
  Strategy............................................................................   52
  Waste Collection, Transfer and Recycling Services...................................   53
  Landfills...........................................................................   54
  Marketing and Sales.................................................................   55
  Competition.........................................................................   55
  Liability Insurance and Bonding.....................................................   56
  Environmental and Other Regulations.................................................   56
  Employees...........................................................................   58
  Facilities and Other Properties.....................................................   58
  Legal Proceedings...................................................................   58
ACQUIRED SUBSIDIARIES' SELECTED FINANCIAL DATA........................................   60
ACQUIRED SUBSIDIARIES' MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS...............................................................   61
BUSINESS OF THE ACQUIRED SUBSIDIARIES.................................................   64
MARKET PRICE DATA.....................................................................   67
DIVIDEND POLICY.......................................................................   67
PRINCIPAL STOCKHOLDERS................................................................   68
DESCRIPTION OF CAPITAL STOCK..........................................................   69
  Common Stock........................................................................   69
  Preferred Stock.....................................................................   69
  Special Provisions of the Certificate of Incorporation and Delaware Law.............   70
PROPOSED AMENDMENT....................................................................   71
  Approval............................................................................  772
  Board of Directors' Recommendations.................................................   72
STOCKHOLDER PROPOSALS FOR ANNUAL MEETING..............................................   72
OTHER MATTERS.........................................................................   72
INDEX TO FINANCIAL STATEMENTS.........................................................  F-1
EXHIBIT A -- Stock Purchase Agreement dated September 17, 1996, between Allied, Allied
  U.S., Allied Canada, Laidlaw, LTI, LWSI, LWSC and LMS...............................  A-1
EXHIBIT B -- Opinion of Goldman, Sachs & Co...........................................  B-1

                               GLOSSARY OF TERMS

     Unless the context otherwise requires, the following terms shall have the meanings set forth below when used in this Proxy Statement. These defined terms are not used in the financial statements attached hereto.

     "Acquisition Consideration" means the Cash Consideration, the Stock Consideration, the Warrant and the Debentures.

     "Acquired Subsidiaries" means (i) LWSI, (ii) the direct and indirect subsidiaries of LWSI identified in the Agreement, (iii) LWSC, (iv) the direct and indirect subsidiaries of LWSC identified in the Agreement, (v) LMS, and (vi) the 55% owned subsidiary of LMS identified in the Agreement.

     "Acquired Subsidiaries' Financial Statements" means the Laidlaw Solid Waste Management Group Financial Statements audited by Coopers & Lybrand and included in this Proxy Statement.

     "Agreement" means the Stock Purchase Agreement among Allied, Allied U.S., Allied Canada, Laidlaw, LTI, LWSI, LWSC and LMS dated as of September 17, 1996, a copy of which is attached hereto as Exhibit A.

     "Allied" means Allied Waste Industries, Inc., a Delaware corporation.

     "Allied Canada" means 3294862 Canada Inc., a Canadian corporation and a wholly-owned subsidiary of Allied U.S.

     "Allied Finance" means 3294854 Canada Inc., a Canadian corporation and a wholly-owned subsidiary of Allied.

     "Allied Parties" means Allied, Allied U.S. and Allied Canada.

     "Allied U.S." means Allied Holdings (United States), Inc., a Delaware corporation and a wholly-owned subsidiary of Allied.

     "Amendment" means the proposed amendment to the Certificate of Incorporation to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000 for which approval is being sought at the Special Meeting.

     "Board of Directors" means the Board of Directors of the Company.

     "Bylaws" means Allied's bylaws, as amended from time to time.

     "Canadian Dollars" or "C$" means Canadian Dollars.

     "Cash Consideration" means the payment of $1,200,000,000 in cash to the Laidlaw Sellers at the Closing.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate of Incorporation" means Allied's certificate of incorporation, as amended from time to time.

     "Closing" means the execution and delivery of the documents required to effectuate the Transactions (as hereinafter defined) contemplated by the Agreement and the closing of the Transactions (as hereinafter defined) contemplated by the Agreement.

     "Closing Date" means the date upon which the Closing takes place, that, unless Allied and the Laidlaw Sellers agree otherwise, will be the fifth business day after all necessary governmental and regulatory approvals regarding the Transactions have been obtained.

     "Common Stock" means the common stock, par value $0.01 per share, of Allied.

     "Damages" means all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses (including, but not limited to, reasonable costs and expenses incurred in connection with the performance of obligations, interest, bonding and court costs and attorneys', accountants', engineers', consultants' and investigators' fees and disbursements) and disbursements incurred in connection with any investigation or defense of any of the foregoing.

     "Debentures" means the 7% Debenture and the Zero Coupon Debenture.

     "Debenture Shares" means the shares of Common Stock issued as payment of the principal of or interest on the Debentures or pursuant to the redemption of the Debentures.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "DOJ" means the United States Department of Justice and all successors thereto.

     "EBITDA" means operating income plus depreciation and amortization.

     "EPA" means the United States Environmental Protection Agency and all successors thereto.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exercise Shares" means those certain shares of Common Stock to be issued upon the exercise of the Warrant.

     "FTC" means the United States Federal Trade Commission and all successors thereto.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board ("SFAS").

     "Goldman Sachs" means Goldman, Sachs & Co., financial advisor to Allied.

     "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Issuances" means the issuance of the Stock Consideration, the Warrant, the Exercise Shares and the Debenture Shares for which approval is being sought at the Special Meeting.

     "IRC" means the United States Internal Revenue Code of 1986, as amended.

     "Laidlaw" means Laidlaw Inc., a Canadian corporation.

     "Laidlaw Parties" means Laidlaw, LTI, LWSI, LWSC and LMS.

     "Laidlaw Sellers" means Laidlaw and LTI.

     "LMS" means Laidlaw Medical Services Ltd., a Canadian corporation and a wholly-owned subsidiary of Laidlaw.

     "LTI" means Laidlaw Transportation, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Laidlaw.

     "LWSC" means Laidlaw Waste Systems (Canada) Ltd., a Canadian corporation and a wholly-owned subsidiary of Laidlaw.

     "LWSI" means Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of LTI.

     "Nasdaq/NMS" means the National Market System of the Nasdaq Stock Market, Inc.

     "Proxy Statement" means this proxy statement relating to the Special Meeting (as hereinafter defined).

     "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

     "Record Date" means October   , 1996.

     "SEC" means the United States Securities and Exchange Commission or any successor thereto.

     "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "7% Debenture" means the 7% Junior Subordinated Debenture of Allied Canada in the principal amount of $150,000,000 to be issued to Laidlaw at the Closing and the debenture with substantially similar terms issued by Allied Finance to Laidlaw in exchange for the 7% Debenture issued by Allied Canada immediately following the issuance of the 7% Debenture issued by Allied Canada.

     "Special Meeting" means the special meeting of stockholders of Allied to be held with respect to, among other things, approval by Allied's stockholders of the Issuances and the Amendment.

     "Stock Consideration" means the issuance of the 14,600,000 shares of Common Stock to the Laidlaw Sellers pursuant to the Agreement.

     "Subtitle D" means Subtitle D of RCRA.

     "Transactions" means the transactions contemplated by the Agreement including the Issuances.

     "United States Dollars" or "$" means United States Dollars.

     "Warrant" means the warrant to purchase 20,400,000 shares of Common Stock to be issued to Laidlaw pursuant to the Agreement.

     "Zero Coupon Debenture" means the Zero Coupon Junior Subordinated Debenture of Allied Canada in the principal amount of $168,300,000 to be issued to Laidlaw at the Closing and the debenture with substantially similar terms issued by Allied Finance to Laidlaw in exchange for the Zero Coupon Debenture issued by Allied Canada immediately following the issuance of the Zero Coupon Debenture issued by Allied Canada.

                             AVAILABLE INFORMATION

     Allied is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by Allied with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10007 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information filed with the SEC can also be inspected at the SEC's site on the World Wide Web at http://www.sec.gov. In addition, material filed by Allied can be inspected at the offices of Nasdaq/NMS at 1735 K Street, N.W., Washington, D.C. 20006.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. The information contained in this summary is qualified in its entirety by and should be read in conjunction with more detailed information contained in this Proxy Statement. Unless otherwise indicated, capitalized terms used in this summary are defined in the Glossary of Terms or elsewhere in this Proxy Statement.

Allied.....................  Allied is a vertically-integrated solid waste management company providing non-hazardous waste collection, transfer, recycling and disposal services to over 395,000 residential and commercial customers located primarily in the midwestern, southwestern and southeastern United States. Allied conducts its operations through 42 collection companies, 23 transfer stations, 20 landfills and 9 recycling facilities in 12 states. During the fiscal year ended December 31, 1995, Allied had revenues of $217.5 million and EBITDA (before pooling costs) of $61.6 million.

The Acquired
Subsidiaries...............  The Acquired Subsidiaries provide solid waste collection, compaction, disposal, recycling, resource recovery, transportation, and transfer services to approximately 260,000 commercial, industrial and apartment building customers, and
                             4.1 million residential customers. The Acquired Subsidiaries conduct their operations through 18 transfer stations, 31 landfills and 36 recycling facilities in 17 states and six Canadian provinces. During the fiscal year ended August 31, 1996, the Acquired Subsidiaries had revenues of $763.5 million and EBITDA of $180.8 million.

The Transactions...........  Allied will acquire the Acquired Subsidiaries, through which Laidlaw conducts substantially all of its solid waste management operations, for consideration of (i) $1,200,000,000 in cash, (ii) 14,600,000 shares of Common Stock, (iii) the 7% Debenture, (iv) the Zero Coupon Debenture and (v) the Warrant. The terms and conditions of the Transactions are set forth in the Agreement and in the exhibits to the Agreement. The Agreement and selected exhibits to the Agreement are attached as Exhibit A to this Proxy Statement. The description in this Proxy Statement of the Agreement, the Transactions and their terms and conditions is qualified in its entirety by reference to the Agreement and the pertinent exhibits thereto, and is not, and does not purport to be, complete.

Special Meeting............  The Special Meeting will be held at the Arizona
                             Club, 7150 East Camelback Road, Scottsdale, Arizona
                             85251, on November   , 1996, at 10:00 a.m.,
                             Scottsdale, Arizona time. The purpose of the Special Meeting is to consider and act upon (i) a proposal to approve the Issuances, (ii) a proposal to approve the Amendment and (iii) such other business as may be properly presented to the Special Meeting. Only holders of record of shares of Common Stock at the close of business on the Record Date, are entitled to notice of, and to vote at, the Special Meeting. The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the votes present in person or by proxy at the Special Meeting is required to approve the Issuances. Adoption of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting. The respective obligations of the Allied Parties and the Laidlaw Sellers to consummate the Transactions are subject to, among other conditions, the approval of the stockholders of Allied of the Issuances and the Amendment.

Reasons for the
Transaction................  The Board of Directors anticipates that the
                             Transactions will further Allied's strategic objectives of becoming a national, vertically-integrated solid waste management company and will result in several important benefits to Allied, among which are: (i) the Transactions allow Allied to significantly expand its revenues and the scope and geographic base of its operations; (ii) the Transactions will better position Allied to compete in the currently consolidating solid waste management industry;
                             (iii) the Transactions will enable Allied to compete in many markets it does not currently serve and would otherwise be unable to enter without substantial delay and expense; and (iv) the Transactions will allow Allied to obtain significant operating synergies and cost savings with the Acquired Subsidiaries and improve the performance of assets of the Acquired Subsidiaries that Allied believes are currently underutilized. Following the consummation of the Transactions, Allied will be the fourth largest solid waste management company in the United States and the largest in Canada, measured by revenues.

Opinion of Financial
Advisor....................  Goldman Sachs has delivered a written opinion, dated September 17, 1996, to the Board of Directors of Allied that, as of the date of such opinion, the Acquisition Consideration to be paid to the Laidlaw Sellers by the Allied Parties pursuant to the Agreement is fair to Allied. The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Exhibit B and is incorporated herein by reference. Stockholders are urged to, and should, read such opinion in its entirety. See "The
                             Transactions -- Opinion of Financial Advisor to Allied."

The Amendment..............  At the Special Meeting, Allied stockholders will also be asked to consider and act upon a proposal to approve the Amendment which will increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares. The Board of
                             Directors believes that the Amendment is necessary in order to ensure that (i) there will be sufficient authorized, unissued and unreserved shares of Common Stock available to effect the Issuances and (ii) after the consummation of the Transactions, Allied will have shares available for issuance at the Board of Directors' discretion for future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes.

Recommendation of the Board
  of Directors.............  The Board of Directors believes that the terms and conditions of the Agreement and the Transactions thereunder are in the best interests of Allied and its stockholders and the Board of Directors unanimously recommends that the Allied stockholders vote (i) FOR approval of the Issuances and (ii) FOR approval of the Amendment.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information presented below for the year ended December 31, 1995 and as of and for the six months ended June 30, 1996 are derived from Allied's Selected Financial Data, Allied's Consolidated Financial Statements, the Acquired Subsidiaries Selected Financial Data, the Acquired Subsidiaries Financial Statements and Pro Forma Combined Financial Statements included elsewhere herein. This summary financial information should be read in conjunction with "Allied's Management's Discussion and Analysis of Financial Condition and Results of Operations," Allied's Consolidated Financial Statements and the notes thereto, the "Acquired Subsidiaries' Management's Discussion and Analysis of Financial Condition and Results of Operations," the Acquired Subsidiaries' Financial Statements and the notes thereto, the Pro Forma Combined Financial Statements and the notes thereto and the Supplemental Financial Information, included elsewhere herein.

                                               YEAR ENDED DECEMBER 31, 1995             SIX MONTHS ENDED JUNE 30, 1996
                                           -------------------------------------   ----------------------------------------
                                                        ACQUIRED       PRO                        ACQUIRED         PRO
                                            ALLIED    SUBSIDIARIES    FORMA(1)      ALLIED       SUBSIDIARIES    FORMA(1)
                                                      ------------   -----------  -----------    ------------   -----------
                                                      (UNAUDITED)    (UNAUDITED)   (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Revenues.................................  $217,544     $756,215      $ 982,571     $ 118,958      $395,786       $515,956
Operating income before pooling
  costs(2)...............................    34,319       84,362        145,322        19,387        49,300         81,578
EBITDA before pooling costs(3)...........    61,598      176,082        284,626        34,795        98,260        155,543
Net income to common shareholders........     6,160       50,536          2,500         3,662        29,530          1,974
Income per share.........................      0.15           --           0.03          0.06            --           0.02


                                                                                        JUNE 30, 1996
                                                                           ----------------------------------------
                                                                                           ACQUIRED        PRO
                                                                             ALLIED      SUBSIDIARIES    FORMA(2)
                                                                           -----------   -----------   -----------
                                                                           (UNAUDITED)                  (UNAUDITED)
PRO FORMA BALANCE SHEET DATA:
Total assets.............................................................   $ 502,086      $918,327     $2,297,192
Long-term debt, net of current portion...................................     177,003         1,895      1,554,645
Stockholders' equity.....................................................     200,519       708,787        350,338

                                                                                             12 MONTHS ENDED
                                                                                              JUNE 30, 1996
                                                                                              SUPPLEMENTAL
                                                                                                FINANCIAL
                                                                                             INFORMATION(4)
                                                                                             ---------------
                                                                                             (UNAUDITED)
SUPPLEMENTAL STATEMENT OF OPERATIONS DATA:
Revenues...................................................................................     $ 995,366
Operating income before
  pooling costs(2).........................................................................       170,336
EBITDA before pooling costs(3).............................................................       314,660
Net income to common shareholders..........................................................        24,677
Income per share...........................................................................          0.31

---------------
(1) The unaudited pro forma combined balance sheet gives effect to the Transactions as if they had occurred on June 30, 1996. The unaudited pro forma combined statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the Transactions and certain other events described in more detail in "Pro Forma Combined Financial Statements" included elsewhere in this Proxy Statement as if they had occurred on January 1, 1995. See "Allied Management's Discussion and Analysis of Financial Condition and Results of Operations -- Disclosure Regarding Forward Looking Statements."

(2) Pooling costs of $1.5 million and $6.7 million were incurred by Allied in 1995 and 1996, respectively, for transaction and integration costs related to acquisitions accounted for using the pooling-of-interests method for business combinations. See "Business of Allied -- Acquisitions."

(3) Allied has included EBITDA data (which are not a measure of financial performance under generally accepted accounting principles) because it understands such data are used by certain investors to determine Allied's historical ability to service its indebtedness.

(4) The supplemental financial information includes the Allied unaudited historical combined condensed statement of operations and balance sheet as of and for the twelve month period ended June 30, 1996 and the Acquired Subsidiaries' historical combined condensed statement of operations and balance sheet as of and for the twelve month period ended August 31, 1996, adjusted for certain cost and expense savings and other economic benefits that are expected to be realized as a result of the Transactions and the elimination of certain nonrecurring items. See "Pro Forma Combined Financial Statements -- Supplemental Information" and "Allied Management's Discussion and Analysis of Financial Condition and Results of Operations -- Disclosure Regarding Forward Looking Statements."

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The Special Meeting will be held at the Arizona Club, 7150 East Camelback
Road. Scottsdale, Arizona 85251, on November   , 1996, at 10:00 a.m.,
Scottsdale, Arizona time.

PURPOSE OF THE SPECIAL MEETING

     The purpose of the Special Meeting is to consider and act upon (i) a proposal to approve the Issuances, (ii) a proposal to approve the Amendment and
(iii) such other business as may be properly presented to the Special Meeting. Allied anticipates that the representatives of Arthur Andersen LLP, independent public accountants for Allied, will attend the Special Meeting, may make a statement if they desire to do so and will also be available to respond to appropriate questions concerning the financial statements of Allied.

RECORD DATE AND OUTSTANDING VOTING SECURITIES

     Only holders of record of the Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were issued, outstanding and entitled to vote shares of Common Stock. The DGCL and the Certificate of Incorporation, as amended, prescribe that each share of Common Stock entitles the holder to one vote on all matters presented at the Special Meeting.

REVOCABILITY OF PROXY

     A stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting, by (i) delivering to Allied a written notice stating that the proxy is revoked, (ii) signing and so delivering a proxy bearing a later date or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

VOTE REQUIRED FOR APPROVAL

     Pursuant to the rules of the Nasdaq/NMS, an issuer must obtain stockholder approval of any potential issuance of common stock or securities convertible into common stock pursuant to an acquisition, if such stock has or would have upon issuance voting power equal to or in excess of 20% of the voting power outstanding prior to such issuance. The Stock Consideration, together with the Exercise Shares and the Debenture Shares, would represent over 20% of the voting power of Allied outstanding immediately after such issuances (although the Warrant cannot be exercised by Laidlaw except in certain circumstances). Thus, approval by the Allied stockholders of the Issuances is required by the rules of the NASDAQ/NMS. The Issuances must be approved by the vote of the holders of a majority of the votes entitled to be cast thereon present in person or by proxy at the Special Meeting, provided that a majority of the votes entitled to be cast at the Special Meeting is present in person or by proxy. In addition, receipt of such stockholder approval is a condition to the consummation of the Transactions pursuant to the Agreement. Consequently, the Board of Directors is hereby submitting the Issuances to the stockholders for their approval. Unless such approval is obtained, the Transactions will not be consummated. As of the date of this Proxy Statement, the Board of Directors anticipates consummating the Transactions as soon as practicable but in no case later than December 31, 1996, assuming satisfaction or waiver of all other conditions to Closing.

     The DGCL requires that any amendments to the Certificate of Incorporation be approved by a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting as of the Record Date. In addition, receipt of stockholder approval for the Amendment is a condition to the Closing of the Transactions. Consequently, the Board of Directors is hereby submitting the Amendment to the stockholders for their approval. Unless such approval is obtained, the Transactions will not be consummated.

     The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Under the DGCL, the Bylaws and the Certificate of Incorporation, shares as to which a stockholder abstains or withholds from voting and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") will be treated as present at the Special Meeting for purposes of determining a quorum, but will not be counted as votes cast on any matters. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the Issuances, in favor of the Amendment and otherwise in accordance with the judgment of the person specified thereon. Holders of Common Stock are entitled to one vote for each share held as of the Record Date.

     Under the Bylaws, no business may be transacted at the Special Meeting except as set forth in the Notice of Special Meeting of Stockholders accompanying this Proxy Statement or as properly brought before the Special Meeting by or at the direction of the Board of Directors. If any other matters are properly presented to the Special Meeting for consideration (such as consideration of a motion to adjourn the Special Meeting to another time or place, including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, the Board of Directors knows of no such other matters.

SOLICITATION OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors for use at the Special Meeting, to be held at the Arizona Club, 7150 East Camelback Road, Scottsdale, Arizona 85251, on November , 1996 at 10:00 a.m., Scottsdale, Arizona time. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record
Date, there were           shares of Common Stock outstanding and entitled to
vote. A majority of those shares, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be considered to be present for purposes of a quorum but will not be counted as votes cast on any matters. This Proxy Statement and the accompanying form of proxy were first mailed to the Allied stockholders on or
about October   , 1996.

EXPENSES OF PROXY SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by Allied. In addition to solicitations by mail, regular employees of Allied may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. Allied will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock. Allied has retained Corporate Investor Communications, Inc. ("CIC") to perform solicitation services in connection with this Proxy Statement. For such services, CIC will receive a fee of up to $10,000 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this solicitation.

BOARD OF DIRECTORS' RECOMMENDATIONS

     Allied is constantly discussing potential acquisitions with a variety of solid waste management and disposal companies to fulfill its objective of becoming a national, vertically-integrated solid waste management company built around landfills convenient to major sources of waste. Through the consummation of the Transactions contemplated in the Agreement, Allied can further this objective. For the reasons set forth in "The Transactions -- Reasons For the Transactions," the Board of Directors believes that the terms and conditions of the Agreement and the Transactions are in the best interests of Allied. The Board of Directors has unanimously approved the Agreement and the Transactions and recommends that the stockholders of Allied vote "FOR" the approval of the Issuances and "FOR" the approval of the Amendment.

                                THE TRANSACTIONS

     The following summary of the Transactions is qualified in its entirety by reference to the provisions in the Agreement and certain exhibits thereto, which are included as Exhibit A to this Proxy Statement.

GENERAL DESCRIPTION OF THE TRANSACTIONS

     Allied proposes to acquire the non-hazardous, solid waste management business conducted by Laidlaw in the United States and Canada for consideration comprised of (i) the Cash Consideration; (ii) the Stock Consideration; (iii) the Warrant, and (iv) the Debentures. Laidlaw conducts substantially all its non-hazardous solid waste management business through the Acquired Subsidiaries. The Acquired Subsidiaries include subsidiaries which are direct or indirect subsidiaries of LTI and subsidiaries owned directly or indirectly by Laidlaw otherwise than through LTI. By acquiring (i) from Laidlaw, the stock of two of its first-tier subsidiaries, LWSC and LMS, and (ii) from LTI, the stock of LWSI, Allied proposes to acquire substantially all of the non-hazardous solid waste management business conducted by Laidlaw.

     To accomplish the proposed Transactions, Allied has formed three new wholly-owned subsidiaries: (i) Allied U.S., (ii) Allied Canada, and (iii) Allied Finance. The Agreement provides that Allied U.S. will acquire all of the stock of LWSI from LTI, and that Allied Canada will acquire all of the stock of each of LWSC and LMS from Laidlaw, in related and contemporaneous transactions governed by the Agreement. The role of Allied Finance is discussed in "The Agreement -- Acquisition Consideration."

BACKGROUND OF THE TRANSACTIONS

     Allied's strategy is to develop a national, vertically-integrated solid waste management company through the acquisition and internal development of non-hazardous, solid waste collection and disposal operations. In keeping with this strategy, since its formation in 1987, Allied has acquired over 90 companies in the waste management industry, and is constantly reviewing acquisition opportunities. Due to Laidlaw's significant presence in the industry, Allied considered Laidlaw's solid waste operations an attractive potential acquisition candidate that could provide significant opportunities for vertical integration, complement Allied's existing operations and enable Allied to become the fourth largest U.S. company and the largest Canadian company in the waste management industry by revenue.

     In December 1993, Thomas H. Van Weelden, Allied's President and Chief Operating Officer, met briefly with James R. Bullock, President and Chief Executive Officer of Laidlaw, in Burlington, Ontario, to discuss the possibility of a strategic alliance between Allied and Laidlaw, as Allied was continuing its acquisition program in the solid waste management industry. No economic terms of any potential combination were discussed at this meeting.

     In June, 1996, Mr. Van Weelden and Roger A. Ramsey, Allied's Chairman of the Board and Chief Executive Officer, met with Mr. Bullock to discuss a possible acquisition by Allied of Laidlaw's solid waste operations, and the possible terms of such a transaction. Laidlaw indicated that it would be interested in considering a disposition of the Laidlaw solid waste operations if terms could be agreed upon. Following this meeting, the parties began to discuss in more detail certain financial and operating information about Laidlaw's solid waste operations, and certain aspects of the synergies that could result from such a transaction. The parties continued to exchange a limited amount of information, met briefly in New York City on July 1, 1996, and executed a confidentiality agreement on July 3, 1996. By a letter agreement dated as of July 15, 1996, Allied engaged Goldman Sachs as its financial advisor regarding this potential transaction.

     Following these conversations, the parties conducted limited due diligence investigations, and next met in Chicago on July 16 to begin to discuss potential terms for the acquisition and related financing and tax issues. The parties discussed tentative terms at this meeting, involving a combination of consideration to be paid by Allied comprised of approximately $1,200,000,000 in cash, a number of shares of Common Stock to be agreed on and some form of a subordinated debt instrument, but agreed that additional due diligence and negotiations of terms was necessary before a proposal could be finalized. After the July 16 meeting, it was agreed that Allied and its advisors could conduct certain due diligence procedures with a view to determining if an acceptable acquisition structure could be developed. This due diligence effort continued for several weeks. Messrs. Ramsey and Van Weelden also began to have a series of individual conversations with members of Allied's Board of Directors, and with Mr. Bullock and other officers of Laidlaw to develop a proposed structure and financing strategy.

     On August 1, 1996, representatives of Allied and Laidlaw met in New York City to further discuss tentative terms, financing and related issues, and a tentative structure was developed for further review by the parties.

     On August 5, the Board of Directors of Allied met by telephone to discuss the status of negotiations and due diligence regarding the contemplated transaction. The Board of Directors directed management to proceed with its due diligence and decided to meet again on August 15 in New York City to discuss the transaction in more detail. The parties continued their negotiations and due diligence, and held meetings regarding structure, tax, accounting, and operating issues.

     On August 15, the Board of Directors of Allied met in New York City to review the transaction, and to discuss the status of the analysis done to date regarding the issues described above. Of particular importance was the status of due diligence concerning operating synergies and cost savings for the combined operations, as well as tax and accounting issues. The Board of Directors directed management to proceed with discussions with Laidlaw based on a proposal outlined at this meeting involving a combination of $1,200,000,000 in cash, Common Stock, warrants and Allied subordinated debentures. The Board of Directors also asked management to report back to the Board of Directors on Sunday, August 18, regarding Laidlaw's response. Messrs. Ramsey and Van Weelden discussed the proposal with Mr. Bullock in person in Toronto on August 16, and reported to the Board of Directors on August 18 by telephone, that several key issues remained outstanding and would require further due diligence by Allied and negotiations with Laidlaw. Those meetings between the parties continued, including meetings between Allied and proposed bank lenders to arrange financing for the acquisition. Messrs. Ramsey and Van Weelden also continued to meet individually with Allied directors to discuss the results of these meetings. The parties began to exchange drafts of the stock purchase agreement at this time as well. However, the terms of the warrant and the subordinated debentures were still being discussed, as well as various diligence and financing issues.

     The Board of Directors was updated on the status of the transaction by means of a telephone meeting held on August 28, 1996. On August 28, 1996, Mr. Bullock also discussed with Laidlaw's board of directors the possibility of a transaction with Allied.

     Discussions continued through the next two weeks, and the parties agreed to meet in New York City beginning the week of September 9 in an effort to finalize negotiations on the terms of the acquisition and the acquisition agreements. A draft of the stock purchase agreement was circulated to Allied's Board of Directors on September 12. The Board of Directors met by telephone on September 13 to discuss the current form of the transaction and the drafts of the agreements. The Board of Directors concluded the meeting by instructing management to proceed with final negotiations premised on certain changes in the terms of the consideration. The Board of Directors also directed management to obtain a "highly confident" letter regarding a senior subordinated debt offering and a commitment letter regarding a bank financing.

     New drafts of the acquisition agreements were distributed to the Board of Directors during the next few days, and Allied and Laidlaw continued to negotiate detailed terms of the agreements. On September 17, the Board of Directors met twice to discuss the final proposal and definitive agreements, which were provided to the Board of Directors in advance of the meeting. Laidlaw's board of directors also met on September 17 to review and approve the acquisition. After responding to questions regarding the final terms, due diligence, financing commitments, and operating and management issues, representatives of Goldman Sachs delivered its opinion that, as of the date of such opinion, the Acquisition Consideration to be paid to the Laidlaw Sellers by the Allied Parties pursuant to the Agreement was fair to Allied. Allied also received a commitment letter regarding bank financing and a highly confident letter regarding an offering of senior subordinated debt, the proceeds of which would be used to fund the Cash Consideration, to refinance existing debt, and to provide Allied with working capital, letter of credit and acquisition financing after consummation of the Transactions. The Board of Directors and Laidlaw's board of directors both voted to authorize management to execute the definitive agreements in the form presented to their respective boards, assuming no material changes were made prior to execution. Later that evening, the Agreement was executed, and on September 18, the parties jointly announced the execution of the Agreement.

REASONS FOR THE TRANSACTIONS

     In evaluating the Agreement and the Transactions, the Board of Directors of Allied considered a variety of factors in the context of its strategic objectives of developing a national, vertically-integrated solid waste management company with a broad geographic base of operations. In approving the Transactions and concluding that it is in the best interest of Allied and its stockholders, the Board of Directors considered the following anticipated benefits:

          1. The Transactions are consistent with Allied's long-term objective of delivering stockholder value by growth through acquisitions and internal development.

          2. Assuming that anticipated market integration initiatives are completed and projected operating synergies and cost savings are realized, the Transactions should be accretive to future earnings per share and cash flow.

          3. The Transactions will accelerate Allied's future growth by allowing it to enter 17 new integrated markets not now served by Allied.

          4. Allied anticipates that combining its operations with those of the Acquired Subsidiaries will increase revenues and profits. Management believes that there are opportunities for substantial cost savings including the elimination of redundant overhead and operating expenses and the realization of other valuable business synergies and operating efficiencies. Allied expects to realize approximately $67,000,000 annually in synergies and cost savings.

          5. The Transactions will allow Allied to compete more effectively in the consolidating solid waste industry.

          6. Allied's ability to attract new capital will be enhanced by the Transactions.

     There can be no assurance, of course, that the benefits anticipated to result from the Transactions will, in fact, be achieved.

     In addition to the anticipated benefits of the Transactions, the Board of Directors considered the following potential risks and disadvantages:

          1. After consummation of the Transactions, Allied will be highly leveraged with substantial debt service obligations, and will thus be susceptible to adverse changes in its industry, the economy and the financial markets generally. Allied's ability to complete additional debt financing will be limited by restrictive covenants under the terms of the financing for the Cash Consideration, and those limits on financing may also limit Allied's ability to complete additional acquisitions. See
     "-- Financing of the Transactions."

          2. Any substantial delay in or reduction of expected operating synergies and cost savings could adversely impact the value of Allied's common stock and its ability to raise new capital.

          3. Allied's success after the Transactions will be dependent in part on Allied's ability to successfully integrate the operations of the Acquired Subsidiaries, which are substantially larger than previous acquisitions of Allied, into the operations of Allied.

          4. Allied will acquire operations in Canada, where it has little familiarity with the regulatory framework governing waste management operations.

          5. Allied has received indemnity from Laidlaw for potential contingent liabilities relating to the Acquired Subsidiaries after Closing, including tax and environmental liabilities, subject to certain limitations. See "The Agreement -- Indemnification." While Laidlaw debt is currently investment-grade rated, the failure of Laidlaw to perform under its indemnification obligations when required to do so may have a material adverse effect on the financial condition and results of operations of Allied.

     Other Factors. In addition to its potential benefits and risks, the Board of Directors, in reaching its conclusion as to the Transactions, considered the following factors: (i) the terms and conditions of the Agreement and the fact that such terms and conditions were negotiated on an arm's length basis between Allied and the Laidlaw Sellers, (ii) the opinion of Goldman Sachs, which acted as financial advisor to Allied in connection with the Transactions, that, as of the date of such opinion, the Acquisition Consideration to be paid to the Laidlaw Sellers by the Allied

Parties, is fair to Allied and (iii) presentations by management of Allied, including management's review of the timing and amount of the operating synergies and cost savings to be accomplished after the Closing. See "-- Opinion of Financial Advisor to Allied."

     In view of the nature and variety of factors considered in connection with its evaluation of the Transactions, the Board of Directors did not find it practicable to quantify or otherwise assign specific weights to specific factors. Each anticipated advantage was deemed to support the conclusion of the Board of Directors, and the anticipated advantages, considered as a whole, were determined to outweigh the potential risks and disadvantages, considered as a whole.

FINANCING OF THE TRANSACTIONS

     Allied intends to finance the Cash Consideration in part with the proceeds of a new senior bank financing and in part with the proceeds of a private placement or public offering of senior subordinated notes (the "Senior Subordinated Notes") of Allied U.S.

     Senior Credit Facilities. In contemplation of the Transactions, Allied has received a conditional commitment (the "Senior Financing Commitment") from Goldman Sachs Credit Partners L.P., Credit Suisse and Citicorp USA, Inc. (collectively the "Senior Lenders") to provide senior secured debt financing (the "Senior Financing") to Allied U.S. in the aggregate amount of $1,225,000,000, of which (x) up to $775,000,000 will be used by Allied U.S. to pay the Cash Consideration and to pay transaction costs associated with the Transactions, (y) approximately $200,000,000 will be used to refinance certain existing indebtedness of Allied and its subsidiaries, and (z) $250,000,000 will be available on a revolving basis for working capital purposes , of which up to $100,000,000 would be available for the purpose of financing future acquisitions.

     Allied U.S. will be the borrower under the Senior Financing, and Allied and all of its present and future direct and indirect subsidiaries will be guarantors of the Senior Financing. The Senior Financing will be secured by the stock of all Allied subsidiaries and by substantially all of the assets of Allied and its subsidiaries. The Senior Financing will be divided into (i) $975,000,000 of amortizing term loans with final maturities ranging from 5 1/2 years to 8 1/2 years after the Closing Date, and (ii) a $250,000,000 revolving credit facility which will mature five and one-half years from the Closing Date (except that any advances made under the revolving credit facility to finance future acquisitions by Allied which remain outstanding three and one-half years after the Closing Date will amortize from that date through the maturity of the revolving credit facility). Interest on the revolving credit facility and on $475 million of the term loan facility will initially be 1.50% above a referenced base rate for non-eurodollar loans and 2.50% above Credit Suisse's eurodollar rate for eurodollar borrowings. Beginning one year after Closing and quarterly thereafter, the rate applicable to those loans may vary between 0.25% and 1.50% above the referenced base rate for non-eurodollar loans and between 1.25% and 2.50% above Credit Suisse's eurodollar rate for eurodollar borrowings depending upon the ratio of Allied's total debt to its EBITDA from time to time. Interest on the remainder of the Senior Financing will vary from 1.75% to 2.25% above a referenced base rate for non-eurodollar borrowings and from 2.75% to 3.25% above Credit Suisse's eurodollar rate for eurodollar borrowings, in each case depending on the maturity of the respective amortization extended facilities.

     The Senior Financing Commitment is subject to a number of conditions which include those customary for financing transactions of this type (such as the preparation of loan documentation satisfactory to the Senior Lenders, receipt of opinions of counsel, absence of material adverse changes, and receipt by the Senior Lenders of an environmental assessment report satisfactory to the Senior Lenders), as well as the following conditions: (i) the Senior Lenders shall have completed and been satisfied with the results of their due diligence review of the business, operations, condition (financial or otherwise), assets, properties and prospects of both Allied and its subsidiaries and the Acquired Subsidiaries,
(ii) the Transactions shall have been consummated concurrently with the closing of the Senior Financing on terms satisfactory to the Senior Lenders, and (iii) Allied U.S.' receipt of at least $475,000,000 in gross cash proceeds from the offering of the Senior Subordinated Notes.

     The Senior Financing Commitment provides that the agreement pursuant to which the Senior Financing will be issued will contain negative, affirmative and financial covenants customarily found in the Senior Lenders' credit agreements for financings such as the Senior Financing, including covenants (i) requiring compliance with laws and performance of obligations, (ii) restricting transactions with affiliates, (iii) requiring satisfactory levels of cash interest coverage and fixed charge coverage and ratios of total debt to EBITDA,
(iv) limiting annual capital
expenditures, (v) requiring periodic reporting of financing information, and
(vi) restricting debt, liens, mergers and consolidations, sales of assets, dividends or other distributions to shareholders, changes in the nature of the business, changes in charter documents and other material contracts, redemption of subordinated debt and negative pledge clauses in favor of other creditors. The covenants referred to above will be subject to significant exceptions.

     Senior Subordinated Notes. In contemplation of the Transaction, Allied has received a letter (the "Highly Confident Letter") from Goldman Sachs and Citicorp Securities, Inc. (the "Investment Banks") to the effect that, subject to the assumptions and conditions therein, the Investment Banks are highly confident that they can accomplish the private placement or public offering of approximately $475 million principal amount of Senior Subordinated Notes of Allied U.S., a portion of the net proceeds of which will be used by Allied U.S. to pay the Cash Consideration and to pay costs associated with the Transactions. The Highly Confident Letter is not a commitment by the Investment Banks to purchase or place the Senior Subordinated Notes, but is instead an expression of their high confidence that the private placement or public offering of approximately $475 million aggregate principal amount of Senior Subordinated Notes can be accomplished by the Investment Banks as part of the financing of the Transactions, subject to the limits, assumptions and conditions stated in such Highly Confident Letter. The terms and conditions of the Senior Subordinated Notes, including amortization, maturity and interest rate, are yet to be determined, and will be dependent upon a number of factors, including the condition of the financial or capital markets generally and the market for new issuances of high yield debt securities specifically, at the date of their offering. The Senior Subordinated Notes will rank junior to the Senior Financing and senior to the Debentures.

     The private placement or public offering of the Senior Subordinated Notes will be subject to certain conditions including (i) the terms and conditions of the Senior Subordinated Notes and all other debt and equity financing for the Transactions and all related documentation being satisfactory to the Investment Banks; (ii) the purchase price and other terms and conditions of the Transactions being satisfactory in form and substance to the Investment Banks;
(iii) the execution and delivery of documentation with respect to the Senior Subordinated Notes and the offering and sale thereof that is satisfactory to the Investment Banks; (iv) the execution and delivery of documentation with respect to the Transactions, the Senior Financing, and all other transactions related to the Transactions that are satisfactory to the Investment Banks; (v) the absence of any adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Allied Parties or the Acquired Subsidiaries that the Investment Banks, in their sole discretion, deem material;
(vi) the receipt of all necessary governmental, regulatory and third party approvals and consents in connection with the Transactions; (vii) the satisfactory completion of the due diligence investigation (including an environmental audit) by the Investment Banks; (viii) the availability of audited and unaudited historical financial statements of the Allied Parties and the Acquired Subsidiaries (including pro forma financial statements) meeting the requirements of Regulation S-X for Form S-1 registration statements; (ix) the completion of a private placement memorandum, offering circular or prospectus acceptable to the Investment Banks; (x) the absence of any disruption or adverse change in financial or capital markets generally or in the market for new issuance of high yield debt securities particularly, in either case that the Investment Banks, in their sole discretion, deem material; (xi) the Investment Banks' having reasonable time to market the Senior Subordinated Notes with the assistance of management of the Allied Parties and the Acquired Subsidiaries, based on the experience of the Investment Banks in comparable transactions sold in comparable markets; (xii) satisfaction of all of the conditions precedent set forth in the Agreement, the Senior Financing and all other documentation relating to the Transactions; (xiii) there being at least $250 million of available borrowings under the Senior Financing immediately after the consummation of the Transactions; and (xiv) the absence of any change or proposed change in United States or Canadian law having occurred that would reasonably be expected to adversely affect the economic consequences, including the tax treatment, that Allied or any of its subsidiaries contemplate deriving from the Transactions.

     Although the terms of the Senior Subordinated Notes have not been finalized, it is anticipated that the indenture governing the Senior Subordinated Notes will restrict, among other things, the ability of Allied U.S. and its subsidiaries (i) to incur additional indebtedness, (ii) to make distributions on and repurchases of its Common Stock, (iii) to have restrictions on the ability of its subsidiaries to make dividend or other payments to Allied U.S., (iv) to sell assets and to use the proceeds of asset sales, (v) to pledge assets, (vi) to merge or consolidate with or transfer all or substantially all of its assets to another entity, or (vii) to engage in transactions with affiliates, all of which will be subject to certain significant exceptions.

OPINION OF FINANCIAL ADVISOR TO ALLIED

     On September 17, 1996, Goldman Sachs delivered its oral opinion to the Board of Directors of Allied that as of the date of such opinion, the Acquisition Consideration to be paid to the Laidlaw Sellers by the Allied Parties pursuant to the Agreement was fair to Allied. Goldman Sachs subsequently delivered its written opinion, dated September 17, 1996.

     The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Exhibit B to this Proxy Statement and is incorporated herein by reference. Stockholders of Allied are urged to, and should, read such opinion in its entirety.

     In connection with this opinion, Goldman Sachs reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Allied for the five years ended December 31, 1995; Annual Reports to Stockholders and Annual Reports on Form 10-K of Laidlaw for the five fiscal years ended August 31, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Allied and Laidlaw; certain other communications from Allied and Laidlaw to their respective stockholders; the unaudited historical financial statements of the Acquired Subsidiaries; and certain internal financial analyses and forecasts for Allied and the Acquired Subsidiaries prepared by the management of Allied. Goldman Sachs also held discussions with members of the senior management of Allied regarding the past and current business operations, financial condition and future prospects of Allied and the Acquired Subsidiaries and of a combined business consisting of Allied and the Acquired Subsidiaries; however, Goldman Sachs did not hold discussions with the Laidlaw Sellers regarding the attainability of the projections that the management of Allied furnished to Goldman Sachs. In addition, Goldman Sachs reviewed the reported price and trading activity for the capital stock of Allied, compared certain financial and stock market information for Allied with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the solid waste industry specifically and in other industries generally, and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. Goldman Sachs assumed that the information presents fairly in all material respects the financial position and results of operations of Allied and the Acquired Subsidiaries for the periods set forth therein and that the reserves for environmental liabilities set forth in the financial statements for the Acquired Subsidiaries are adequate. Management of Allied advised Goldman Sachs that the foregoing projections reflect the best currently available judgment and estimates by them, and Goldman Sachs assumed, with the consent of Allied, that the results contemplated in such projections, including without limitation, projected cost savings and operating synergies resulting from the Transactions, will be realized in the amounts and at the times contemplated therein. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Allied or the Acquired Subsidiaries; and Goldman Sachs has not been furnished with any such evaluation or appraisal.

     The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its oral opinion to the Board of Directors on September 17, 1996 and in connection with providing the written opinion attached hereto as Exhibit B.

          (i) Stock Price Performance. As part of its analysis, Goldman Sachs reviewed the recent stock market performance of Allied. Goldman Sachs also compared the stock price performance of Allied with that of six publicly traded corporations in the solid waste industry: (a) Browning Ferris Industries, Inc. and WMX Technologies, Inc. (the "National Companies"), and
     (b) Superior Services Inc., United Waste Systems, Inc., USA Waste Services, Inc. and Republic Industries, Inc. (the "Mid-cap Companies," and together with the National Companies, the "Selected Companies").

          (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Allied to corresponding financial information, ratios and public market multiples for the Selected Companies. The public market multiples and financial ratios for Allied and the Selected Companies were calculated using the closing market prices as of September 10, 1996. The multiples and ratios for Allied were further based on information provided by Allied's management and the multiples for each of the Selected Companies were based on the most recent publicly available information. With respect to the Selected

     Companies, Goldman Sachs considered levered market capitalization (i.e., market value of common equity plus book value of debt less cash) as a multiple of latest twelve months ("LTM") sales, and as a multiple of LTM EBITDA. Goldman Sachs' analyses of the Selected Companies indicated levered multiples of LTM sales, which ranged from 1.0x to 2.3x with a mean of 1.6x (for the National Companies) and from 2.6x to 24.6x with a mean of 3.4x (for the Mid-cap Companies, with the mean calculated excluding Republic Industries, Inc.), and of LTM EBITDA, which ranged from 4.6x to 8.4x with a mean of 6.5x (for the National Companies) and 7.9x to 100.8x with a mean of 10.1x (for the Mid-cap Companies, with the mean calculated excluding Republic Industries, Inc.), compared to levered multiples of 3.9x and 11.9x, respectively, for Allied. Goldman Sachs also considered (i) calendar year 1996 and 1997 price/earnings ratios based on earnings estimates provided by Institutional Brokers Estimate system ("IBES"), which ranged from 17.5x to 17.9x with a mean of 17.7x (for the National Companies) and from 24.3x to 71.3x with a mean of 25.9x (for the Mid-Cap Companies, with the mean calculated excluding Republic Industries, Inc.), in each case for estimated calendar year 1996, and was 15.4x (for the National Companies) and ranged from 18.7x to 44.1x with a mean of 20.5x (for the Mid-cap Companies, with the mean calculated excluding Republic Industries, Inc.), in each case for estimated calendar year 1997, compared to 25.4x and 16.7x, for calendar years 1996 and 1997, respectively, for Allied; (ii) LTM EBITDA margins, which ranged from 21.3% to 27.4% with a mean of 24.4% (for the National Companies) and from 24.4% to 35.8% with a mean of 31.3% (for the Mid-cap Companies), compared to 32.9% for Allied; (iii) LTM earnings before interest and taxes ("EBIT") margins, which ranged from 11.1% to 21.3% with a mean of 16.2% (for the National Companies) and from 16.3% to 23.9% with a mean of 19.3% (for the Mid-cap Companies), compared to 18.8% for Allied;
     (iv) LTM net margins, which ranged from 4.9% to 7.3% with a mean of 6.1% (for the National Companies) and from 8.7% to 12.0% with a mean of 10.6% (for the Mid-cap Companies), compared to 7.7% for Allied; (v) debt to total capitalization ratios, which ranged from 53.2% to 59.9% with a mean of 56.6% (for the National Companies) and from 0.0% to 46.7% with a mean of 31.6% (for the Mid-cap Companies, with the mean calculated excluding Republic Industries, Inc.), compared to 50.3% for Allied; and (vi) estimated five-year EPS growth rates (provided by IBES) ranging from 10.0% to 13.0% with a mean of 11.5% (for the National Companies) and from 8.5% to 23.0% with a mean of 21.0% (for the Mid-cap Companies, with the mean calculated excluding Republic Industries, Inc.), compared to 25.0% for Allied.

          (iii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow sensitivity analysis of the Acquired Subsidiaries based on Laidlaw and Allied management projections. Goldman Sachs calculated the net present value of the free cash flows of the Acquired Subsidiaries for the years 1997 through 2001 using discount rates ranging from 10% to 14%. Goldman Sachs calculated terminal values of the Acquired Subsidiaries in the year 2001 based on multiples ranging from 6.0x EBITDA to 10.0x EBITDA. These terminal values were then discounted to present values using discount rates ranging from 10.0% to 14.0%. Goldman Sachs also calculated the present value of the tax benefits which Allied management expects to be derived from the tax deductibility of goodwill created in the transaction based on Allied management's estimates and using discount rates of 8.0% and 10.0%.

          Such analysis indicated that, assuming discount rates ranging from 12.0% to 13.0%, terminal values of the Acquired Subsidiaries in the year 2001 based on multiples ranging from 8.0x to 9.0x EBITDA and annual pre-tax synergies ranging from $0 to $60 million, the net present value of the future cash flows from the Acquired Subsidiaries ranged from $1,351 million to $2,042 million.

          (iv) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to selected transactions in the solid waste industry since 1994, consisting of the acquisition by: (a) Browning Ferris Industries, Inc. of Attwoods PLC in February 1995, (b) USA Waste Services Inc. of the Solid Waste Division of Philip Environmental Inc. in September 1996, (c) USA Waste Services Inc. of Sanifill Inc. in September 1996, (d) Republic Industries, Inc. of Addington Resources Inc., which was pending,
     (e) Republic Industries, Inc. of Continental Waste Industries Inc., which was pending, (f) USA Waste Services Inc. of Western Waste Industries in May 1996, (g) USA Waste Services Inc. of Chambers Development Company Inc. in June 1995, and (h) USA Waste Services Inc. of Envirofil, Inc. in May 1994 (the "Selected Transactions"). However, with respect to such analysis conducted as adjusted for synergies, information was available only for, and the term Selected Transactions shall include only, transactions (a),
     (c), (f) and (g) above. Synergy estimates used by Goldman Sachs in the following analysis (i) with respect to the Transactions, were provided by Allied management, and (ii) with respect to the Selected Transactions, were derived from public announcements made by the parties thereto. Such analysis indicated that for the Selected Transactions (i) levered aggregate consideration as a multiple of annualized last quarter sales ranged from 1.2x to 5.5x, if not adjusted for synergies, and from 1.2x to 4.9x, if adjusted for synergies, as compared to
     (A) assuming a valuation of the Acquisition Consideration at $1,522 million, 2.0x for the Transactions, if not adjusted for synergies, and also 2.0x, if adjusted for synergies, (B) and assuming a valuation of the Acquisition Consideration at $1,580 million, 2.1x, if not adjusted for synergies, and also 2.1x, if adjusted for synergies, (ii) levered aggregate consideration as a multiple of annualized last quarter EBITDA ranged from 6.6x to 17.3x, if not adjusted for synergies, and from 4.7x to 10.8x, if adjusted for synergies, as compared to (A) assuming a valuation of the Acquisition Consideration at $1,522 million, 8.7x for the Transactions, if not adjusted for synergies, and 6.8x, if adjusted for synergies, and (B) assuming a valuation of the Acquisition Consideration at $1,580 million, 9.0x, if not adjusted for synergies, and 7.1x, if adjusted for synergies,
     (iii) levered aggregate consideration as a multiple of annualized last quarter EBIT ranged from 9.1x to 30.6x, if not adjusted for synergies, and from 7.8x to 15.6x, if adjusted for synergies, as compared to (A) assuming a valuation of the Acquisition Consideration at $1,522 million, 18.5x for the Transactions, if not adjusted for synergies, and 11.8x, if adjusted for synergies, and (B) assuming a valuation of the Acquisition Consideration at $1,580 million, 19.2x, if not adjusted for synergies, and 12.2x, if adjusted for synergies, and (iv) aggregate consideration as a multiple of annualized last quarter net income ranged from 26.0x to 44.1x, if not adjusted for synergies, and from 12.0x to 23.7x, if adjusted for synergies, as compared to (A) assuming a valuation of the Acquisition Consideration at $1,522 million, 31.6x for the equity consideration to be paid in the Transactions, if not adjusted for synergies, and 20.1x, if adjusted for synergies, and (B) assuming a valuation of the Acquisition Consideration at $1,580 million, 32.8x, if not adjusted for synergies, and 20.9x, if adjusted for synergies.

          (v) Pro Forma Analysis. Pro forma analyses of the financial impact of the Transactions were prepared. Using earnings estimates for the combined entity prepared by Allied management for the years 1997 and 1998, which were based on earnings estimates for Allied and Laidlaw prepared by their respective managements, the earnings per share ("EPS") of the Common Stock, on a standalone basis, were compared to the EPS of the common stock of the combined companies on a pro forma basis. This analysis was performed under various synergies scenarios (from synergies of $15 million to $120 million, in $15 million increments) and interest rate change scenarios (from an interest rate decrease of 200 basis points to an increase of 200 basis points, in 100 basis point increments). The Transactions would be, in the years 1997 and 1998, (a) dilutive to Allied's stockholders, under such analysis performed with synergies scenarios of $45 million or lower, and accretive to Allied's stockholders, under such analysis performed with synergies scenarios of $60 million or higher, and (b) dilutive, under such analysis performed with an interest rate increase of 200 basis points in the year 1997, and accretive, under such analyses performed with other interest rate change scenarios for the years 1997 and 1998.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Allied or the Acquired Subsidiaries or the Transactions. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Board of Directors of Allied as to the fairness of the Acquisition Consideration to be paid to the Laidlaw Sellers by the Allied Parties pursuant to the Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Allied, Laidlaw, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the Board of Directors of Allied was one of many factors taken into consideration by the Board of Directors of Allied in making its determination to approve the Agreement and the Transactions. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Exhibit B hereto.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Allied selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Allied and/or Laidlaw for its own account and for the account of customers.

     Pursuant to a letter agreement dated July 15, 1996 (the "Letter"), Allied engaged Goldman Sachs to act as its financial advisor in connection with the Transactions. Pursuant to the terms of the Letter, Allied agreed to pay Goldman Sachs $250,000 (the "Minimum Fee") upon execution of the Letter and an additional $750,000 upon execution of the Agreement, and agreed to pay Goldman Sachs upon consummation of the Transactions a transaction fee of $7,000,000 less any fees previously paid pursuant to the Letter (provided, however, that the Minimum Fee will not be so credited if the Transactions are consummated more than one year after the payment of the Minimum Fee). Allied has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws. In addition, the Letter provides that Goldman Sachs has the right, subject to certain exceptions, to act (i) as lead manager or agent in the case of any offering or placement of securities related to the financing of the Transactions, (ii) as lead arranger and underwriter, and syndication agent in the case of a syndicated bank loan, bridge loan commitment or any foreign exchange transactions, related to the financing of the Transactions, (iii) as sole financial advisor in the case of any disposition of assets of the Acquired Subsidiaries following the consummation of the Transactions, or (iv) as financial advisor to assist Allied in responding to any acquisition proposals it may receive or any other attempts to acquire control of Allied by way of a merger, tender offer, purchase of all or a portion of the assets or stock of Allied, any contested solicitation of proxies or otherwise. Goldman Sachs will be acting as the lead managing underwriter for the offering of the Senior Subordinated Notes. Goldman Sachs Credit Partners L.P., an affiliate of Goldman Sachs, will be acting as the Syndication Agent and one of the Co-Arrangers in connection with the Senior Financing. See "-- Financing of the Transactions."

BOARD OF DIRECTORS' RECOMMENDATIONS

     The Board of Directors of Allied believes the Transactions are in the best interests of Allied and its stockholders and unanimously recommends that the Allied stockholders vote "FOR" the Issuances.

ACCOUNTING TREATMENT

     If the Transactions are consummated, the acquisition of the Acquired Subsidiaries will be accounted for using the purchase method of accounting described in Opinion No. 16 of the Accounting Principles Board. As a result, the assets and liabilities of the Acquired Subsidiaries will be recorded on Allied's books at their estimated fair market value, with any remaining purchase price to be recorded as goodwill. The reported net income of Allied will include the operations of the Acquired Subsidiaries after consummation of the Transactions. See Supplemental Financial Information and Pro Forma Combined Financial Statements.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     Board Representation. The Agreement requires that Allied, promptly after consummation of the Transactions, shall increase the size of its Board of Directors to enable James R. Bullock, the President and Chief Executive Officer of Laidlaw, and Ivan Cairns, the Senior Vice President and General Counsel of Laidlaw, or two other officers of Laidlaw designated by Laidlaw and reasonably acceptable to Allied, to be appointed to the Board of Directors. Until the earliest to occur of (i) the fifth anniversary of the Closing Date or (ii) the first date when the number of shares of Common Stock held by the Laidlaw Sellers and their affiliates represents less than 10% of the number of shares of Allied voting securities then issued and outstanding, Allied will be required by the Agreement, subject to fiduciary obligations under applicable law, to use its best efforts to cause such two designees of Laidlaw to be nominated for election to the Board of Directors by the stockholders of Allied. Upon the occurrence of either event specified in clauses (i) or (ii) in the preceding sentence, Laidlaw's designees to the Board of Directors will be required to immediately resign from the Board of Directors.

     Attendance at Stockholders Meetings. The Agreement provides that until the earliest to occur of the fifth anniversary of the Closing Date or the date when the Laidlaw Sellers and all of their affiliates collectively beneficially own a number of shares of Allied voting securities which would represent less than 10% of the then issued and outstanding voting securities of Allied, the Laidlaw Sellers agree to cause all shares of Allied voting securities from time to time owned of record or beneficially by either them or any of their affiliates to be present at all stockholder's meetings of Allied at which the vote of Allied's stockholders is sought, so that they may be counted for the purpose of determining the presence of a quorum at such meetings.

     TPG Agreement. On September 17, 1996, Allied entered into an agreement (the "TPG Agreement") with TPG Partners, L.P. and TPG Parallel I, L.P. (collectively, "TPG") , effective upon the Closing, which amends the Securities Purchase Agreement between Allied and TPG dated October 27, 1994 (the "TPG Purchase Agreement") and sets forth certain other agreements between Allied and TPG. Pursuant to the TPG Agreement, Allied will amend its Bylaws to expand the Board of Directors to 12 persons. TPG will be entitled to designate three directors (the "TPG Designees"), Allied will designate four directors, Laidlaw will designate two directors, and three new directors (the "Outside Directors") that are not employees of Allied will be selected by a nominating committee of the Board of Directors (the "Nominating Committee"). The initial Outside Directors must be acceptable to TPG but subsequent Outside Directors shall not be subject to approval by TPG. One TPG Designee will serve on the Nominating Committee and the TPG Designees will have proportionate representation on the other committees of the Board of Directors. TPG may fill any director position vacated by any duly elected TPG Designee that fails to complete his term. The TPG Agreement deletes the requirement contained in the TPG Purchase Agreement that TPG vote in favor of the directors nominated by the Board of Directors and the corresponding requirement that Allied use its best efforts to cause the TPG Designees to be elected. TPG's right to nominate the TPG Designees to serve on the Board of Directors will terminate if, at any time, TPG and its affiliates own less than either (i) 6.5% of the Common Stock (calculated on a fully diluted basis) or (ii) 5,888,637 shares of Common Stock.

     Pursuant to the TPG Agreement, Allied will increase to three the number of times that TPG can demand registration of its shares of Common Stock for resale under the TPG Purchase Agreement. The provisions of the TPG Purchase Agreement that limit TPG's actions regarding Allied and the Common Stock (the "Standstill Provisions") shall terminate upon the earlier to occur of (x) the fifth anniversary of the closing date of the TPG Agreement and (y) the time at which TPG and its affiliates own less than either (i) 6.5% of the Common Stock (calculated on a fully diluted basis) or (ii) 5,888,637 shares of Common Stock. The provision contained in the TPG Purchase Agreement that terminates the Standstill Provisions if any of the TPG Designees fails to be elected to the Board of Directors will be replaced by a provision that the Standstill Provisions will terminate if Allied fails to nominate any TPG Designee to the Board of Directors. Finally, the TPG Agreement deletes the requirement in the TPG Purchase Agreement that Allied maintain certain provisions in the Bylaws, including the provisions that the Board of Directors have exactly 10 members and that 66.67% of the Board of Directors approve certain corporate actions.

     Management Agreement to Vote. Pursuant to a letter dated September 17, 1996, Roger A. Ramsey, Chairman of the Board and Chief Executive Officer of Allied, and Thomas H. Van Weelden, President and Chief Operating Officer of Allied, agreed to vote their shares of Common Stock in favor of the Issuances and the Amendment. Messrs. Ramsey and Van Weelden have the right to vote 358,479 and 868,894 shares of Common Stock, respectively.

NO DISSENTER'S RIGHTS OF APPRAISAL

     There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon hereby. Delaware law does not require that holders of Common Stock who object to the Agreement and the Transactions, and who vote against or abstain from voting in favor of the Issuances and the Amendment be afforded any appraisal or dissenters' rights or the right to receive cash for their shares.

                                 THE AGREEMENT

     The following summary of the Agreement is not complete and is qualified in its entirety by reference to the provisions in the Agreement, or pertinent exhibits, which are included as Exhibit A hereto.

ACQUISITION CONSIDERATION

     Components of Consideration. Subject to adjustment after consummation of the Transactions, the aggregate consideration to be paid by Allied for all of the stock of the Acquired Subsidiaries consists of (i) the Cash Consideration,
(ii) the Stock Consideration, (iii) the 7% Debenture, (iv) the Zero Coupon Debenture, and (v) the Warrant.

     Cash Consideration. Allied intends to finance the Cash Consideration in part with the proceeds of the Senior Financing and in part with the proceeds of a private placement or public offering of Senior Subordinated Notes. See "The Transactions -- Financing of the Transactions."

     The Debentures. On the Closing Date, Allied Finance and Laidlaw will execute and deliver a Debenture Exchange Agreement (the "Exchange Agreement") under which Laidlaw will agree that immediately after the issuance of the Debentures issued by Allied Canada, Laidlaw will exchange (the "Exchange") (i) the 7% Debenture issued by Allied Canada for the 7% Debenture issued by Allied Finance in the same principal amount and having the same terms and conditions as the 7% Debenture issued by Allied Canada and (ii) the Zero Coupon Debenture issued by Allied Canada for the Zero Coupon Debenture issued by Allied Finance in the same principal amount and having the same terms and conditions as the Zero Coupon Debenture issued by Allied Canada. Following consummation of the Transactions and the Exchange, the Debentures issued by Allied Canada will constitute the sole assets of Allied Finance, will be pledged as security for the Senior Financing and the Senior Subordinated Notes and will be subordinated, both structurally and expressly, to the Senior Financing and Senior Subordinated Notes. Allied and Laidlaw have agreed to exchange the Debentures issued by Allied Canada for Debentures issued by Allied Finance in order to facilitate the Senior Financing under Canadian law. See "The Transactions -- Financing of the Transactions."

     The principal of the Debentures will be payable twelve years after the Closing Date, subject to earlier mandatory or optional prepayment and any acceleration of their maturity upon default.

     The 7% Debenture will bear interest at the fixed rate of 7% per annum. For the first three years after the Closing Date (the "Deferral Period"), interest on the outstanding principal balance of the 7% Debenture will accrue at the 7% rate, but its payment will be deferred. After the Deferral Period, at the election of Allied Finance, the deferred interest may be paid at any time, and
(i) the unpaid amount of the interest deferred during the Deferral Period, together with interest thereon at the rate of 7% per annum, will be payable in eighteen equal semiannual installments beginning six months after the end of the Deferral Period and continuing through the scheduled maturity date of the 7% Debenture, and (ii) interest on the outstanding principal balance of the 7% Debenture will be payable semiannually beginning six months after the end of the Deferral Period and continuing through the scheduled maturity date of the 7% Debenture. Under the terms of the Subscription Agreement (as hereinafter defined), Allied has the option effectively to cause all interest on the 7% Debenture to be paid in shares of Common Stock. See "-- Laidlaw Subscription Agreement."

     Before its maturity date, the Zero Coupon Debenture will not bear interest. After its maturity date, all past due principal of the Zero Coupon Debenture will bear interest at the rate of 9% per annum.

     During the period commencing five years after the Closing Date and ending ten years after the Closing Date, Allied Finance will have the option to prepay the 7% Debenture, in whole or in part, at a discount from the face amount of the 7% Debenture. The prepayment amount varies according to the time of prepayment, and ranges from $126,700,000 in the case of a prepayment made at end of year five following the Closing Date, to $150,000,000 in the case of a prepayment made at the end of year ten following the Closing Date, in each case assuming prepayment in full. After ten years from the Closing Date, the prepayment discount is eliminated, and the 7% Debenture will thereafter be optionally prepayable at its full face amount.

     If a "Change of Control" (as hereinafter defined) occurs, Allied Finance will be obligated to offer to prepay the Debentures. In the case of the 7% Debenture, if the offer to prepay is accepted, the prepayment amount will vary according to when the prepayment occurs, with the prepayment amount ranging from $126,700,000 in the case of a required offer to prepay made at or before the end of year five following the Closing Date, to $150,000,000 in the case of a required offer to prepay made at the end of year ten following the Closing Date. After ten years, an offer to prepay the 7% Debenture triggered by a "Change of Control" (as hereinafter defined) will be at the full face amount of the 7% Debenture. In the case of the Zero Coupon Debenture, if the offer to prepay is accepted, the prepayment amount will vary according to when the prepayment occurs. The prepayment amount ranges from $33,200,000 in the case of an immediate offer to prepay, to $168,300,000 in the case of an offer to prepay required to be made at the end of year twelve. Under the terms of the Subscription Agreement (as hereinafter defined), Allied has the option to effectively cause any prepayment of the Debentures required as a result of a "Change of Control" (defined below) to be made in shares of Common Stock. See "--Laidlaw Subscription Agreement."

     For purposes of the Debentures (and for purposes of the Warrant), "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a person was not an Unrelated Person because such person or an Affiliate of such person acquired shares of Common Stock or all or any portion of the Warrant from Laidlaw or from an Affiliate of Laidlaw within nine months prior to such date, such shares of Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Common Stock issued upon exercise of the Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in such definition of Change of Control
(a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Exchange Act, or any successor provisions thereto; provided, however, that, for purposes of such definition, a person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Affiliate" means, with respect to any person, another person which would be an "affiliate" of such person for purposes of Section 13(d) of the Exchange Act; (d) "Unrelated Person" means at any time any person other than Laidlaw, any person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Common Stock or all or any portion of the Warrant or any Affiliate of Laidlaw or any such person; provided, however, that person (other than Laidlaw or its Affiliates) to whom Laidlaw or any of its Affiliates transfers any shares of Common Stock or all or any portion of the Warrant after five years from the Closing Date shall not be deemed Unrelated Persons; and (e) "Voting Stock" of any person shall mean capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     Subject to the subordination provisions of the Debentures, the maturity of the Debentures may be accelerated if a "Default" occurs. Under the Debentures a "Default" includes (i) a failure by Allied Finance to pay the principal amount of the debenture in question on its maturity date, (ii) certain events involving the voluntary or involuntary bankruptcy of Allied Finance or other insolvency proceedings involving Allied Finance, and (iii) the acceleration of the maturity of the Senior Financing as a result of a default thereunder. In the event the Debentures are accelerated as the result of any acceleration of the Senior Financing, the Debentures are subject to being de-accelerated if the Senior Financing is de-accelerated or the related default under the Senior Financing is waived.

     Payment of the Debentures will be guaranteed by Allied. The Debentures and Allied's guarantees thereof will rank junior in right of payment to the Senior Financing and the Senior Subordinated Notes, and to essentially all other indebtedness of Allied and Allied Finance, respectively, other than (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under capitalized leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees and (ii) any liability for federal, state, provincial, local or other taxes owed or owing by Allied Finance and Allied, respectively.

     Laidlaw Subscription Agreement. As provided in the Agreement, on the Closing Date, Allied and Laidlaw will enter into a Subscription Agreement (the "Subscription Agreement"), under which Laidlaw will be required to subscribe for and purchase shares of Common Stock based on events related to the Debentures described below. On each date when an installment of interest is payable under the 7% Debenture (including an installment of interest which has been deferred during the Deferral Period), Allied will have the right under the Subscription Agreement to require Laidlaw to purchase a number of shares of Common Stock equal to (i) the amount of the installment of interest payable on that date divided by (ii) the Current Market Price (defined below) of the Common Stock as of the date the installment of interest is payable, for an aggregate purchase price equal to the amount of the installment of interest due on such date. If a Change of Control occurs, and if the resulting offer by Allied Finance to prepay the Debentures is accepted, Allied will have the right under the Subscription Agreement to require Laidlaw to purchase a number of shares of Common Stock equal to (i) the amount which Allied Finance will be required to prepay on the Debentures (or one of them if the offer to prepay is accepted as to only one of them) as a result of the Change of Control, divided by (ii) the Current Market Price (defined below) of the Common Stock as of the date such prepayment is required to be made, for an aggregate purchase price equal to the amount of the required prepayment. See "-- Debenture Consideration."

     Under the Subscription Agreement and the Warrant, "Current Market Price" per share of Common Stock on any specified date means the average daily market prices of the Common Stock for the twenty consecutive trading days ending on the third trading day before that date.

     Warrant Consideration. The Warrant is for the purchase of 20,400,000 shares of Common Stock at an exercise price of $8.25 per share. Both the number of shares purchasable upon exercise of the Warrant and the exercise price are subject to adjustment under certain circumstances described in the Warrant. The Warrant will expire twelve years from the Closing Date.

     Laidlaw and its Affiliates may exercise the Warrant only after the occurrence of a Change of Control of Allied. In the Warrant, a "Change of Control" is defined in the same manner as it is in the Debentures. Any holder of the Warrant other than Laidlaw or any of its affiliates may exercise the Warrant without regard to the Change of Control requirement. See "-- Debenture Consideration."

     Laidlaw is permitted to transfer the Warrant to any wholly-owned subsidiary of Laidlaw, but not to any other Affiliate of Laidlaw unless the transferee receives the Warrant (or Warrants issued upon any split-up of the Warrant) pursuant to a pro rata distribution of Warrants to all stockholders of all classes of Laidlaw's outstanding capital stock. Laidlaw is permitted to transfer the Warrant to anyone other than one of its Affiliates, but only if, after the transfer, the transferee and its Affiliates beneficially own 9% or less of the total number of shares of Common Stock then outstanding.

     If Allied distributes to the holders of Common Stock any rights to subscribe for or to purchase Common Stock or any options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (all of which are hereinafter referred to as "Convertible Securities"), and the price per share for which shares of Common Stock are issuable upon the exercise, conversion or exchange of such Convertible Securities is less than the Current Market Price (as hereinafter defined) then in effect, then the exercise price and the maximum number of shares of Common Stock purchasable upon exercise of the Warrant will be reduced to protect the holder of the Warrant against dilution. If Allied (i) declares a dividend on all of its outstanding shares of Common Stock payable in shares of its capital stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of capital stock by reclassification or reorganization of the Common Stock, then in each such case the exercise price under the Warrant and the number of shares of Common Stock issuable upon exercise of the Warrant are required to be proportionately adjusted. Similar adjustments are required to be made if Allied distributes to holders of Common Stock evidence of Allied's indebtedness or assets of Allied.

     In the Warrant, "Current Market Price" per share of Common Stock on any specified date means the average daily market prices of the Common Stock for the twenty consecutive trading days ending on the third trading day before that date.

     Post-Closing Adjustment of Consideration. The Agreement provides that if the Acquired Subsidiaries have a consolidated net working capital deficit (defined as an excess of current liabilities over current assets) at the Closing Date, the Acquisition Consideration will be adjusted downward by the amount of the deficit, with the Laidlaw Sellers being required to pay the amount of the deficit to Allied, in cash, once the existence and amount of any such deficit has been determined pursuant to the applicable provisions of the Agreement.

     Option Agreement. Allied and Laidlaw have entered into an agreement under which, for up to four months after the Closing, Allied may elect to acquire from Laidlaw, at Laidlaw's cost, two solid waste companies that were recently acquired by Laidlaw and are not included in the Transactions, which have aggregate annual revenues of approximately $14,800,000.

CLOSING DATE

     Unless Allied and the Laidlaw Sellers agree otherwise, the Transactions will be consummated on the fifth business day after all necessary governmental and regulatory approvals have been obtained, the Allied stockholders have approved the matters submitted to them for approval in connection with the Agreement, and all other conditions to the consummation of the Acquisition have been satisfied or waived. It is currently expected that the Transactions will be consummated on the fifth business day following the Special Meeting. See
"-- Governmental and Regulatory Approvals" and "-- Other Conditions to the Consummation of the Transactions".

REPRESENTATIONS AND WARRANTIES

     In the Agreement, the Allied Parties and the Laidlaw Sellers have made various representations and warranties (subject in some cases to materiality and knowledge qualifiers) relating to, among other things, their respective businesses and financial condition, the parties' requisite corporate authority to enter into and perform their obligations under the Agreement, the absence of a breach or violation of or default under the parties' charter or bylaws or internal rules or regulations governing conduct of corporate actions as a result of the consummation of the Transactions, the accuracy of Allied's various filings with the SEC, the accuracy of the respective parties' tax returns and other filings with applicable taxing authorities, the satisfaction of certain legal requirements, including the receipt of all governmental, regulatory and other necessary consents or waivers for the Transactions and the absence of certain changes in their respective businesses, including the absence of undisclosed liabilities, environmental matters or labor matters having a material adverse effect on the respective parties' business and material litigation matters. In addition, the Laidlaw Sellers have made representations and warranties relating to their employee benefit plans and the material contracts of the Laidlaw Sellers. Allied has also made additional representations and warranties that the issuance of Common Stock pursuant to the terms of the Agreement will be duly authorized, validly issued, fully paid and nonassessable and that no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of Allied capital stock exists, except as disclosed to the Laidlaw Sellers, pursuant to the terms of the Agreement.

ENVIRONMENTAL MATTERS

     In the Agreement, the Laidlaw Sellers have made representations to Allied (subject to certain materiality qualifiers) to the effect that (i) the Acquired Subsidiaries hold, and are in compliance with and have been in compliance with, all required environmental permits and are otherwise in compliance and have been in compliance with, all applicable environmental laws, and there is no condition that could prevent or interfere with compliance by the Acquired Subsidiaries with all environmental laws, (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any environmental permit, or any review by, or approval of, any governmental entity or other person or entity of any environmental permit is required in connection with the execution or delivery of the Agreement, the consumation of the Transactions, or the operation of the business of the Acquired Subsidiaries immediately after the consummation of the Transactions, (iii) no Acquired Subsidiary had received any environmental claim, nor has any environmental claim been threatened against any Acquired Subsidiary;
(iv) no Acquired Subsidiary has entered into, agreed to or is subject to any outstanding judgment, decree, order or other directive issued by, or consent arrangement with, any governmental entity under any environmental law, including any such judgment, decree, order or other directive relating to compliance with any environmental law or to the investigation, cleanup, remediation or removal of hazardous substances (as defined in the Agreement), (v) to the knowledge of the Laidlaw Sellers, there are no circumstances that could give rise to liability under any agreement with any person or entity or by operation of law by or under which any Acquired Subsidiary would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expenses of such person or entity, or alleged violation by or other liability or expense of such person or entity, arising under any environmental laws, (vi) to the knowledge of the Laidlaw Sellers, there are no other circumstances or conditions that could give rise to any liability or obligation of any Acquired Subsidiary under any environmental law, and (vii) the liabilities and reserves reflected in the financial statements delivered to Allied under the Agreement (the "Environmental Reserves") adequately provide for, in accordance with GAAP, (x) all future claims and costs for closure, intermediate capping, post-closure monitoring, investigation and maintenance, reclamation, remediation, restoration, and cleanup of all landfills now or previously owned, occupied, leased or operated by, or under the management or control of, any Acquired Subsidiary and (y) all environmental claims against all Acquired Subsidiaries.

     It is a condition (the "Environmental Condition") to the obligations of Allied to consummate the Transactions that the environmental representations made by the Laidlaw Sellers in the Agreement are true and correct at the Closing Date, except to the extent any breaches thereof (determined without regard to any materiality or knowledge qualifications), in the judgment of Allied acting reasonably, could not result in losses or damages which either (i) aggregate in excess of $6,000,000 or (ii) during the first two years following the Closing Date are in excess of the amount included in the Environmental Reserves in respect of such two-year period.

     Allied has engaged Emcon Environmental Services, Inc. ("Emcon"), independent environmental consultants, to conduct environmental assessments of each parcel of real property owned, or under the management or control of, or operated, leased or occupied by, an Acquired Subsidiary, and to prepare a report reflecting the findings and recommendations of such consultants concerning such environmental assessments (the "Emcon Environmental Report"). Under the Agreement, the Allied Parties are obligated to use their best efforts to cause the Emcon Environmental Report to be prepared as soon as practicable and to deliver a copy thereof to the Laidlaw Sellers. Within 20 business days after their receipt of the Emcon Environmental Report, the Allied Parties are also required to deliver to the Laidlaw Sellers a written notice stating whether in the judgment of the Allied Parties, acting reasonably, one or more conditions described in the Emcon Environmental Report constitute a breach of the environmental representations made by the Laidlaw Sellers in the Agreement to the extent that the Environmental Condition will not be met at or prior to the Closing Date. If such notice states that the Environmental Condition will not be met, then Laidlaw may elect at the time of consummation of the Transactions to pay Allied an amount (which is based on the Emcon Environmental Report and is reasonably acceptable to Allied) to cure the environmental defect, or to provide Allied with an undertaking satisfactory to Allied that Laidlaw will assume and pay all amounts, as they become due, relating to the environmental defect, in which event the Environmental Condition will be deemed to have been satisfied.

     The Agreement provides that the representations made by the Laidlaw Sellers in the Agreement as to environmental matters shall (i) terminate on the Closing Date as to all matters disclosed in writing to Allied at least five business days prior to the Closing Date or disclosed with specificity in the Emcon Environmental Report and (ii) terminate on the third anniversary of the Closing Date as to all matters other than those described in the preceding clause (i) and which are known to the Laidlaw Sellers on the Closing Date.

CONDUCT OF BUSINESS PENDING CLOSING

     Pursuant to the Agreement, the Laidlaw Sellers have agreed that, prior to the Closing Date, and except as otherwise agreed to in writing by Allied and except as set forth in the Agreement or disclosed to Allied before the Closing Date, they shall, and shall cause each of the Acquired Subsidiaries to: (a) conduct their respective businesses in the ordinary and usual course of business, consistent with past practice and shall notify Allied of (i) any unexpected material emergencies or material changes in the business of the Acquired Subsidiaries; (ii) the instigation of any significant developments in any regulatory proceedings, governmental complaints, investigations or hearings involving any Laidlaw Seller or any Acquired Subsidiary, where such instigation or development could have a material adverse effect on the Acquired Subsidiaries or the Laidlaw Sellers; (iii) decisions involving material properties of the Acquired Subsidiaries; and (iv) any matter or event making any representation or warranty previously given by any Laidlaw Seller untrue; (b) not (i) amend their respective charter or bylaws; (ii) issue, sell, pledge, dispose of or encumber any shares of capital stock or securities convertible into any such shares, or enter into an agreement with respect to the issuance or purchase of any such shares or securities; or (iii) in the case of LWSI, LWSC and LMS, pay any dividend or other distribution payable in respect of any shares, except that LWSI and LWSC may make the distributions required to be made by them under the terms of the Agreement; (iv) incur indebtedness for borrowed money other than intercompany indebtedness between any Acquired Subsidiary and Laidlaw; (v) make or commit to make any capital expenditures for any acquisition of any assets or businesses other than expenditures made in the ordinary course of business consistent with Laidlaw's capital budget disclosed in its disclosure schedule provided to Allied; (vi) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Acquired Subsidiaries that impose restrictions on the operations of any or dispose of any properties of any Acquired Subsidiary except in the ordinary course of business, including settlements made with insurers and except in the event that such payments do not exceed $1,500,000 unless such restrictions or disposition could have a material adverse effect on any Acquired Subsidiary; (vii) sell real property or any interest in or improvement upon real property or any other capital asset with a book value or sales price in excess of $500,000; (viii) amend any pension plan or employee benefit plan or make any statement relating to any anticipated or proposed benefits under such plans for current, future or former employees of the Acquired Subsidiaries other than in accordance with the terms of such plans currently in existence; (ix) transfer, license, lease, sell, dispose, mortgage or encumber any assets or properties other than in the ordinary course of business; or (x) increase compensation, benefits or severance for employees of the Acquired Subsidiaries except as required by any collective bargaining agreements and except for matters disclosed to Allied; (c) give to Allied full access during normal business hours to properties, books, records and personnel of the Acquired Subsidiaries and cause Coopers & Lybrand to permit Arthur Andersen LLP to review the workpapers of Coopers & Lybrand relating to the Laidlaw Sellers and the Acquired Subsidiaries and provide Allied with all information necessary to ensure that governmental filings made in connection with the Transactions contain no untrue material facts or omit any material fact necessary to make such filings not misleading; (d) furnish to Allied an unaudited balance sheet of each Acquired Subsidiary, at August 31, 1995 and the related unaudited separate statements of operations and stockholder's equity for each Acquired Subsidiary for the year then ended, (e) furnish to Allied copies of interim monthly financial statements for the Acquired Subsidiaries within 35 days after the end of each month or quarter; (f) furnish to Allied the combined financial statements of the Acquired Subsidiaries for the three years ended August 31, 1996 audited by Coopers & Lybrand; (g) give Emcon Environmental Services, Inc. full access to the facilities, personnel and records of the Acquired Subsidiaries as such consultants shall reasonably request in order to conduct the environmental assessments; and (h) use their best efforts to perform and fulfill their obligations under the Agreement to the end that such Transactions may be consummated. Additionally, the Laidlaw Sellers have agreed to advance the Acquired Subsidiaries during the period from the date of the Agreement through the Closing Date, funds sufficient to maintain certain working capital levels to continue to carry on their respective businesses in the ordinary and usual course.

     Pursuant to the Agreement, the Allied Parties have agreed that, prior to the Closing Date, and except as otherwise agreed to in writing by Laidlaw, they shall, and shall cause each of their subsidiaries to: (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice and shall notify Laidlaw of (i) any unexpected material emergencies or material changes in the business of Allied or its subsidiaries, (ii) the instigation of any significant developments in any regulatory proceedings, governmental complaints, investigations or hearings involving Allied or any of its subsidiaries where such instigation or development could have a material adverse effect on Allied and its subsidiaries,
(iii) decision involving material properties of Allied, and (iv) any matter or event making any representation or warranty previously given by the Allied Parties untrue; (b) not (i) amend or propose to amend their charter (except for the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock) or bylaws; (ii) issue any shares of Common Stock or securities convertible into Common Stock, or enter into an agreement with respect to the issuance or purchase of any such shares or securities, except that Allied may issue (x) shares of Common Stock upon any exercise of presently outstanding warrants or conversion of any presently outstanding shares of convertible Allied Preferred Stock or convertible indebtedness which are reflected in Allied SEC filings or (y) issue shares of Common Stock or options pursuant to presently existing director or employee stock option plans and (z) not more than 5,000,000 shares of Common Stock in connection with future acquisitions of businesses as previously disclosed to Laidlaw; (iii) split, combine or reclassify any outstanding shares of Common Stock; or (iv) declare, pay or set aside any dividend for payment or other distribution in respect of the outstanding shares of Common Stock; (c) give to Laidlaw full access during normal business hours to properties, books, records and personnel of Allied and its subsidiaries and to provide Laidlaw with all information necessary to ensure that governmental filings made in connection with the Transactions contain no untrue material facts or omit any material fact necessary to make such filings not misleading; (d) furnish to Laidlaw a copy of any SEC filing by Allied on Form 8-K, 10-Q or 10-K within five days of each SEC filing by Allied and shall furnish Laidlaw with copies of Allied's interim monthly consolidated financial statements within 35 days after the end of each month; (e) call a Special Meeting of the holders of Common Stock to vote on the approval of the Stock Consideration, the Warrant, the potential issuance of the Warrant Shares, the potential issuance of the Debenture Shares and the Amendment within 40 days of the mailing of the definitive proxy statement to be furnished to Allied stockholders in connection with the Special Meeting; (f) cause the Emcon Environmental Report to be prepared as soon as practicable after the date of the Agreement and to deliver such report to Laidlaw; and (g) use their best efforts to perform and fulfill their obligations under the Agreement to the end that such Transactions may be consummated.

OTHER CONDITIONS TO THE CONSUMMATION OF THE TRANSACTIONS

     In addition to Allied stockholders' approval and the regulatory filings and approvals (see " -- Governmental and Regulatory Approvals"), the respective obligations of the Allied Parties and Laidlaw Sellers to consummate the Transactions are subject to satisfaction or waiver of the following conditions:
(i) the respective representations and warranties of the Allied Parties and Laidlaw Sellers being true and correct as of the Closing Date, except (x) to the extent that breaches of such representations and warranties (determined without regard to any materiality or knowledge qualifications) could not result in Damages in excess of $25,000,000, and (y) as to certain representations of the Laidlaw Sellers concerning environmental matters which Laidlaw may elect to cure or remediate or pay for the cure or remediation described under the caption
"-- Environmental Matters"; (ii) the covenants of each of the parties to the Agreement having been duly performed in all material respects or waived; (iii) the absence of any event or series of events taken in the aggregate which could have a material adverse effect on the financial condition, business, assets, prospects or results of operations of the Acquired Subsidiaries taken as a whole or Allied and its subsidiaries taken as a whole or on the ability of Allied or the Laidlaw Sellers to perform their respective obligations under the Agreement;
(iii) the absence of any promulgation or enactment of any law, or of any proceedings brought by any governmental or private person or entity, which seeks to restrain, enjoin, prevent or materially delay or restructure the Transactions; and (iv) the receipt by Allied and the Laidlaw Sellers, respectively, of customary legal opinions from United States and Canadian counsel.

     The obligations of the Allied Parties to consummate the Transactions are further subject to the satisfaction or waiver of the following conditions: (i) receipt by Allied of audited combined financial statements of the Acquired Subsidiaries, and the unqualified report thereon by Coopers & Lybrand, at August 31, 1995 and 1996 and for the years ended August 31, 1994, 1995 and 1996; (ii) receipt by Allied of the Emcon Environmental Report described under the caption "-- Environmental Matters"; (iii) indebtedness of the Acquired Subsidiaries not having exceeded $4,900,000 at the Closing Date, exclusive of the Laidlaw Guaranties (see "-- Laidlaw Guaranties") and purchase money indebtedness of owner operators not to exceed C$8,600,000; and (iv) subject to certain rights of Laidlaw to purchase a portion of the Senior Subordinated Notes, receipt by Allied of the proceeds of the Senior Financing and the Senior Subordinated Notes (or proceeds from other financing with respect to the Transactions which are satisfactory to Allied, in an aggregate amount of at least $1,700,000,000). See "The Transactions -- Financing of the Transactions."

     If the Allied Parties determine that all conditions to their obligations to consummate the Transactions can be satisfied except that some or all of the Senior Subordinated Notes (the "Unsubscribed Notes") cannot be sold on terms acceptable to Allied, and if the aggregate principal amount of the Unsubscribed Notes is $150,000,000 or less, then Laidlaw has the right under the Agreement to purchase the Unsubscribed Notes for the same price and on the same terms as the Senior Subordinated Notes are being sold to third-party purchasers (net of any discount otherwise payable to Goldman, Sachs & Co.). If Laidlaw exercises its right to purchase the Unsubscribed Notes, then (i) Laidlaw shall be obligated to purchase the Unsubscribed Notes on the Closing Date, and (ii) Allied shall be obligated to pay to Laidlaw, on the Closing Date, a fee in the amount of $10,000,000 regardless of the amount of Unsubscribed Notes purchased by Laidlaw. Any Senior Subordinated Notes purchased by Laidlaw may not be sold, transferred or assigned to any person for a period of 180 days after the purchase, unless waived by Goldman Sachs. If all conditions to Allied's obligations to consummate the Transactions can be satisfied except that the Unsubscribed Notes cannot be sold on terms acceptable to Allied, and if either (i) the principal amount of the Unsubscribed Notes is more than $150,000,000, or (ii) the principal amount of the Unsubscribed Notes is $150,000,000 or less and Laidlaw elects not to exercise its right to purchase the Unsubscribed Notes, and therefore the Transactions are not consummated, then Allied shall be obligated under the Agreement to pay to Laidlaw a fee in the amount of $10,000,000 within ten days after the date Allied notifies Laidlaw that the Unsubscribed Notes cannot be sold.

     The condition to Allied's obligations that the representations and warranties made by the Laidlaw Sellers with respect to environmental matters be true at the Closing Date is subject to certain quantified materiality standards, and Laidlaw has the right to cure or pay for the correction or remediation of certain environmental conditions which would cause the representations and warranties made by the Laidlaw Sellers in the Agreement with respect to environmental matters to be untrue or inaccurate at the Closing Date. See
"-- Environmental Matters."

GOVERNMENT AND REGULATORY APPROVALS

     Hart-Scott-Rodino Matters. The Transactions are subject to the HSR Act. The HSR Act requires prior notification of the FTC and the DOJ regarding certain mergers and acquisitions prior to the consummation of the Transactions in order to allow the FTC and DOJ (collectively, the HSR Agencies") an opportunity to review the proposed Transactions, and, if deemed necessary, to oppose the proposed Transactions for any anti-competitive effect. Following notification, the parties are subject to a 30-day waiting period during which the HSR Agencies will review the proposed Transactions and may request additional information. The HSR Agencies may extend the waiting period for an additional period of not more than 20 days. The parties to the Transactions may request early termination of the initial waiting period, provided all notifications and responses to requests for additional information have been submitted. On September 30, 1996, Allied filed, and on October 1, 1996 Laidlaw filed, a Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act and requested early termination of the waiting period. Allied and Laidlaw were granted early
termination of the waiting period on           , 1996.

     Canadian Competition Act. Many of the Acquired Subsidiaries are incorporated under the laws of Canada or a Canadian province, and operate in Canada. Under the Canadian federal Competition Act (the "Competition Act"), the Transactions, insofar as they relate to the acquisition of such Canadian subsidiaries, qualify as a "merger" and are of sufficient size to be subject to the notification and waiting period requirements of the Competition Act. The Competition Act is administered by the Canadian Director of Investigation and Research appointed under the Competition Act (the "Competition Act Director"). On September 26, 1996, the Allied Parties filed, and on October 3, 1996, the Laidlaw Sellers filed with the Competition Act Director the information required by the notification provisions of the Competition Act, and the statutory waiting expired on October 10, 1996.

     Under separate "merger" provisions of the Competition Act, which operate independently of its notification and waiting period requirements, if an acquisition is likely to give rise to a substantial prevention or lessening of competition in a market in Canada, the Competition Act Director may apply for a remedial order (such as an injunction or an order to divest specified assets or securities) to be issued by a quasi-judicial body (the "Competition Tribunal"). Where an acquisition is clearly unlikely to give rise to any substantial lessening or prevention of competition in Canada, the acquiror may choose to apply for an advance ruling certificate under the Competition Act. If the Competition Act Director is satisfied that she would not have sufficient grounds on which to apply to the Competition Tribunal under the "merger" provisions of the Competition Act in respect of a proposed transaction, she may issue an advance ruling certificate which has the effect of exempting the transaction from the "notification" provisions of the Competition Act and barring the Competition Act Director from applying to the Competition Tribunal under the Competition Act's "merger" provisions solely on the grounds of the information which served as a basis for issuing the certificate. On September 26, 1996, Allied applied for such an advance ruling certificate with respect to the Transactions, insofar as it involves the acquisition of Canadian subsidiaries of Laidlaw, and an advance ruling certificate was issued by the Competition Act
Director on           , 1996. The Competition Act Director has the power to
withdraw the advance ruling certificate issued with respect to the Transactions, and he may otherwise apply to the Competition Tribunal for a remedial order of the nature described above on the basis of new information obtained by him with respect to the Transactions.

     Investment Canada Act. The Investment Canada Act is the principal Canadian legislation governing foreign investment in Canada generally (the "Investment Canada Act"). The Transactions, insofar as they involve the acquisition of Canadian subsidiaries of Laidlaw, are subject to review under the Investment Canada Act by the Minister of the Canadian federal cabinet responsible for administration of the Investment Canada Act (the "Minister"). Because the Transactions are in part subject to review under the Investment Canada Act, Allied may potentially be required to divest, or be prohibited from acquiring the Acquired Subsidiaries which conduct business in Canada, if the Minister is not satisfied that such Transactions are likely to be of "net benefit to Canada." On October 2, 1996, Allied filed with the Minister an application for
review under the Investment Canada Act. On           , 1996, Allied received
from the Minister a notice under subsection 21(1) of the Investment Canada Act stating that the Transactions are likely to be of net benefit to Canada.

     Other Regulatory Approvals. Allied is not aware of any other material governmental or regulatory approvals required for consummation of the Transactions, other than compliance with applicable securities laws.

RESALES OF ALLIED SECURITIES BY LAIDLAW

     Registration Rights. The Agreement provides that upon consummation of the Transactions, Allied and the Laidlaw Sellers will enter into a Stock Registration Agreement (the "Registration Agreement"), under which Allied will make certain undertakings with respect to the registration of certain Allied securities under United States federal and state and Canadian provincial and territorial securities laws (collectively, the "Securities Laws"). Subject to certain restrictions, the Registration Agreement will grant the Laidlaw Sellers the right to demand on up to five (and potentially six) occasions, the registration under the Securities Laws of (i) the shares of Common Stock constituting the Stock Consideration, (ii) the Warrant and any shares of Common Stock issued upon exercise of the Warrant, (iii) any shares of Common Stock issued in payment of interest on or in redemption of the Debentures as provided in the Subscription Agreement, and (iv) any shares of Common Stock issued in connection with any stock dividend on, or any stock split, reclassification or reorganization of shares of Common Stock referenced in the foregoing clauses
(i), (ii) and (iii) (collectively, the "Registerable Securities"). The Laidlaw Sellers may exercise their demand registration rights by sending Allied a written request for registration, whereupon Allied must (i) prepare and file (and use its best efforts to cause to become effective) a registration statement under the federal securities laws and (ii) use its reasonable efforts to effect the qualification under Canadian securities laws, of the number of Registerable Securities requested to be registered by the Laidlaw Sellers; provided, however, that (x) the Laidlaw Sellers must request the registration of at least 5,000,000 shares of Common Stock and (y) all offerings contemplated by a demand for registration shall be underwritten offerings involving either a distribution of Registerable Securities to the public where no single buyer, acting individually or with others, acquires more than 10% of such offering or a distribution by way of dividend or other distribution to holders of Laidlaw stock where such dividend or other distribution is made pro rata among the holders of all such stock according to the number of shares held by each of them. In addition, the Registration Agreement will grant unlimited incidental or "piggyback" registration rights to the Laidlaw Sellers.

     All expenses of any registrations under the Registration Agreement will be borne by Allied, except that Laidlaw will reimburse Allied for any expenses relating to registration in Canada. Allied will agree in the Registration Agreement to indemnify the Laidlaw Sellers and others against certain Securities Law liabilities.

     Restrictions on Resales. In the Agreement, the Laidlaw Sellers have agreed that until the earlier to occur of the fifth anniversary of the Closing Date or the date on which the Laidlaw Sellers and all of their affiliates collectively own a number of shares of Common Stock which would represent less than 5% of the then issued and outstanding voting securities of Allied, neither Laidlaw Seller will, and the Laidlaw Sellers will cause each of their affiliates not to, directly or indirectly offer, sell or transfer any Common Stock or rights to receive Common Stock (including the Stock Consideration, any shares of Common Stock issued upon exercise of Warrant, and any shares of Common Stock issued in payment of interest on or in prepayment of the Debentures under the Subscription Agreement), except for (i) sales made in compliance with the Registration Agreement, (ii) sales made in compliance with Rule 144 under the Securities Act as in effect on the Closing Date, (iii) distributions or dividends of Common Stock to the shareholders of Laidlaw on a pro rata basis to all shares of all classes of Laidlaw's now outstanding capital stock, (iv) sales in a private transaction if, following the sale, the purchaser and its affiliates will beneficially own 9% or less of the total number of shares of Common Stock then outstanding, and (v) sales made pursuant to an Allied Reorganization Transaction (as hereinafter defined) on the terms and conditions of such Allied Reorganization Transaction (as hereinafter defined).

     By its terms, the Warrant may not be transferred to any affiliate of Laidlaw (other than a wholly-owned subsidiary of Laidlaw), and may be transferred to others subject to limitations restricting the amount of Common Stock owned by the transferree. See "-- Acquisition Consideration."

LAIDLAW STANDSTILL

     The Agreement provides that until the earlier to occur of the fifth anniversary of the Closing Date or the date on which the Laidlaw Sellers and all of their affiliates collectively own a number of shares of Common Stock which would represent less than five percent of the then issued and outstanding voting securities of Allied, neither Laidlaw Seller will, and the Laidlaw Sellers will cause each of its affiliates not to: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or voting rights or direct or indirect rights or options to acquire any voting securities of Allied or any of its affiliates other than as a result of a stock split, stock dividend or similar recapitalization except the Allied Securities;
(ii) make or cause to be made any proposal for an Allied Reorganization Transaction (as hereinafter defined) except (x) as expressly contemplated in the Agreement, or (y) proposals pursuant to customary business transactions in the ordinary course of Allied's business; (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Allied or its affiliates; (iv) make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as those terms are defined in Regulation 14A under the Exchange Act) with respect to Allied or its affiliates, or communicate with, seek to advise, encourage or influence any person or entity, in any manner, with respect to the voting of, securities of Allied or its affiliates, or become a "participant" in any "election contest" (as those terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Allied or its affiliates;
(v) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Allied or its affiliates or induce or attempt to induce any other person or entity to initiate any stockholder proposal, or seek election to or seek to place a representative on the Board of Directors or its affiliates or seek the removal of any member of the Board of Directors or its affiliates; (vi) in any manner, agree, attempt, seek or propose (or make any request for permission with respect thereto) to deposit any securities of Allied or its affiliates, directly or indirectly, in any voting trust or similar arrangement or to subject any securities of Allied or its affiliates to any other voting or proxy agreement, arrangement or understanding;
(vii) directly or indirectly offer, sell or transfer any Common Stock or rights to receive Common Stock (including without limitation the Stock Consideration, shares of Common Stock issued upon exercise of the Warrant, or rights to receive Common Stock pursuant to the Subscription Agreement) except for (a) sales made in compliance with the Registration Agreement, (b) sales made in compliance with Rule 144 under the Securities Act as in effect on the Closing Date, (c) distributions or dividends of Common Stock to the shareholders of Laidlaw on a pro rata basis to all shares of all classes of Laidlaw's then outstanding capital stock, (d) sales to a person in a private transaction if, following such sale, such person and its affiliates will beneficially own (used herein as defined in Rule 13d-3 under the Exchange Act) 9% or less of the total number of shares of Common Stock then outstanding, and (e) sales to a person or entity who makes a proposal for an Allied Reorganization Transaction on the terms and conditions of any Allied Reorganization Transaction; (viii) directly or indirectly offer, sell or transfer the Warrant except in compliance with the terms of Section 3.1 of the Warrant; (ix) disclose any intention, plan or arrangement, or make any public announcement (or request permission to make any such announcement), or induce any other person to take any action, inconsistent with the foregoing; (x) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing; (xi) advise, assist or encourage or finance (or assist or arrange financing to or for) any other person in connection with any of the foregoing; or (xii) otherwise act in concert with others, to seek to control or influence the management, Board of Directors or policies of Allied or its affiliates; provided, that such restrictions shall not restrict or inhibit the rights of LTI or Laidlaw to exercise its voting rights as a stockholder of Allied; provided further that, the provisions of clauses (i) through (xii), above, shall not apply to any Allied Reorganization Transaction (as hereinafter defined) proposed by Laidlaw within 30 days of the proposal of an Allied Reorganization Transaction (as hereinafter defined) by a person or entity that is not cooperating or acting in collusion with an affiliate of Laidlaw. See " -- Board Representation and Attendance at Meetings."

     As defined in the Agreement, "Allied Reorganization Transaction" means (i) any merger, consolidation, recapitalization, liquidation or other business combination transaction involving Allied; (ii) any tender offer or exchange offer for any securities of Allied; or (iii) any sale or other disposition of assets of Allied or any of its subsidiaries in a single transaction or in a series of related transactions.

LAIDLAW GUARANTIES

     Laidlaw and subsidiaries of Laidlaw other than the Acquired Subsidiaries (the "Retained Subsidiaries") are secondarily, contingently or conditionally, and in some cases, primarily, liable in respect of various present or future liabilities and obligations of the Acquired Subsidiaries under various guaranties, performance guaranties, bonds, performance bonds, letters of credit, reimbursement agreements and other undertakings (each of which is herein called a "Laidlaw Guaranty"), many of which secure obligations of Acquired Subsidiaries with respect to claims, costs and expenses associated with the closure, post-closure monitoring, reclamation, remediation or cleanup of solid waste landfills. In the Agreement, the Allied Parties agree to use all commercially reasonable efforts to cause each Laidlaw Seller and each Retained Subsidiary to be released from all further liability in respect of all Laidlaw Guaranties, within six months following the Closing Date. If at the end of six months following the Closing Date, any Laidlaw Guaranty remains outstanding, then Allied is obligated under the Agreement cause a letter of credit to be issued to Laidlaw by a commercial bank in the amount of, and for the purpose of securing, the unreleased Laidlaw Guaranty.

TAX MATTERS

     Section 338 Election and Goodwill Deduction. Allied, Allied U.S. and LTI have agreed in the Agreement to join in elections under Section 338(h)(10) of the IRC, with respect to the acquisition by Allied U.S. of the stock of those Acquired Subsidiaries which are incorporated in the United States (the "Acquired U.S. Subsidiaries"). Similar elections will be made for states where permissible.

     As a result of the elections, for United States federal income tax purposes, each Acquired U.S. Subsidiary will be deemed to have (i) sold all of its assets in a single taxable transaction on the Closing Date, and (ii) purchased all of its assets as of the beginning of the day after the Closing Date. The deemed purchase price will be equal to the consideration paid by Allied U.S. for the stock of the Acquired U.S. Subsidiaries plus the assumed liabilities of the Acquired U.S. Subsidiaries. Gain recognized on the deemed sale will be reported by the LTI U.S. Consolidated Tax Group (defined below), and not by the Allied Parties. The federal income tax bases in the respective assets of each Acquired U.S. Subsidiary after Closing will be equal to the deemed sales price for such assets, and thus, will be substantially identical to the bases of such assets in Allied's financial statements after the Closing Date.

     Allied estimates that approximately $861 million of goodwill will be generated by the acquisition of the Acquired U.S. Subsidiaries, which Allied anticipates will be deductible for U.S. federal income tax purposes over a period of 15 years following the Closing Date. Goodwill generated by the acquisition of subsidiaries but which are incorporated under the laws of Canada or any Canadian provinces (the "Acquired Canadian Subsidiaries") is not deductible for Canadian tax purposes since the Canadian tax regime has no equivalent to Section 338 of the IRC. However, at Allied's discretion, an election under Section 338(g) of the IRC may be made for some or all of the Acquired Canadian Subsidiaries, which may reduce Allied's United States income tax liability in the future. See the notes to the Pro Forma Combined Financial Statements included elsewhere in this Proxy Statement.

     Responsibility for Income Taxes. Under the Agreement, the Laidlaw Sellers are to be responsible for, and have agreed to indemnify, the Allied Parties and the Acquired Subsidiaries against, all United States and Canadian federal, state, provincial, territorial, local and foreign income tax liabilities of the LTI U.S. Consolidated Tax Group and the Acquired Subsidiaries (and of any other consolidated, combined or unitary group of corporations which includes or may have included any of the Acquired Subsidiaries), for all taxable periods ending on or before the Closing Date. Any tax on the gain from the sale of the Acquired Subsidiaries (or gain from the deemed sale of assets under Section 338 of the IRC) is the responsibility of the Laidlaw Sellers, and is covered by the indemnity, under the Agreement.

     Tax Controversy. The Acquired U.S. Subsidiaries are members of an affiliated group of corporations within the meaning of Section 1504(c) of the IRC, of which LTI is the common parent corporation (the "LTI U.S. Consolidated Tax Group"). The LTI U.S. Consolidated Tax Group includes, in addition to LTI and the Acquired U.S. Subsidiaries, other United States subsidiaries of LTI which will not be acquired in the Transactions. The LTI U.S. Consolidated Tax Group files a consolidated United States federal income tax return.

     The Laidlaw Sellers have disclosed to Allied the existence of a tax controversy in the amount of more than $385,000,000 with the United States Internal Revenue Service (the "Tax Controversy") involving the consolidated United States federal income tax liability of the LTI U.S. Consolidated Tax Group for the fiscal years 1986 through 1991. See "Business of the Acquired Subsidiaries -- Legal Proceedings." The LTI U.S. Consolidated Tax Group has also received notice that fiscal years 1992, 1993 and 1994 will be examined regarding this issue. The Acquired Subsidiaries could be directly liable for a substantial portion of any tax and interest assessed if the disallowance of the deduction is sustained. In addition, under Treasury Regulations promulgated under Section 1502 of the IRC, each member of the LTI U.S. Consolidated Tax Group including each U.S. Acquired Subsidiary, is or could be severally liable for United States federal income tax liabilities of the entire LTI U.S. Consolidated Tax Group, including any taxes due on the deemed sale of assets by the Acquired U.S. Subsidiaries pursuant to Section 338 of the IRC and all amounts at issue in the Tax Controversy which are ultimately determined to be owed.

     Any amounts at issue in the Tax Controversy and for which any Acquired U.S. Subsidiary may ultimately be found liable, as well as any taxes on the sale of the Acquired Subsidiaries, are included in and covered by the indemnity of the Laidlaw Sellers described above under the caption "-- Responsibility for Taxes." Further, the

Agreement requires that upon consummation of the Transactions, the Laidlaw Sellers, Allied and Allied Finance will enter into an agreement (the "Setoff Agreement"), under which the Laidlaw Sellers will agree that if the Tax Controversy results in any damage, liability or expense to any Acquired U.S. Subsidiary, and if the Laidlaw Sellers fail to indemnify Allied, Allied U.S. and the Acquired U.S. Subsidiaries against all such damages, liabilities or expenses within 30 days of a demand for indemnification, then Allied Finance may set off the amount of all such damages, liabilities and expenses against all amounts then owed by Allied Finance under the Debentures. See "-- Acquisition Consideration" for a discussion of the terms of the Debentures.

     Other than to the extent contemplated in the Setoff Agreement, the obligation of the Laidlaw Sellers to indemnify Allied, Allied U.S. and the Acquired U.S. Subsidiaries in respect of amounts at issue in the Tax Controversy is a general, unsecured obligation of the Laidlaw Sellers. The ability of the Laidlaw Sellers to pay and fulfill such indemnification obligation, to the extent it exceeds any amounts then owing to Laidlaw under the Debentures, will depend on the financial condition of the Laidlaw Sellers at the time of any required performance of such obligation, as to which the Allied Parties have no assurance.

INDEMNIFICATION

     The Agreement provides for various indemnification obligations of the Laidlaw Sellers and Allied. Pursuant to the Agreement, the Laidlaw Sellers agreed to jointly and severally indemnify and hold harmless, subject to certain limitations, the Allied Parties and the Acquired Subsidiaries and their respective subsidiaries and affiliates from and against any and all Damages suffered by them resulting from or in respect of (i) various tax obligations and liabilities, (ii) pre-closing insurance claims, (iii) liability arising out of the activities, business, assets or operations of Laidlaw and its affiliates other than the Acquired Subsidiaries, any claims by Laidlaw and its affiliates against the Acquired Subsidiaries and their respective subsidiaries and affiliates based on events or conditions prior to Closing, (iv) any breach or default by any Laidlaw Seller of their covenants and agreements in the Agreement or any related agreements, schedules and documents, and (v) any breach of warranty or inaccurate or erroneous representation of any Laidlaw Seller for so long as such warranties and representations survive the Closing; provided that such indemnity under clauses (iv) and (v) with respect to representations and warranties (other than those relating to authority for the Transactions, no violations arising from the Transactions, required consents and approvals, ownership of the Acquired Subsidiaries, title to properties, tax matters and environmental matters) shall be limited to the amount by which the aggregate of all such Damages exceed $25,000,000, and such indemnity under clause (v) with respect to representations and warranties as to environmental matters shall be limited to the amount by which the aggregate of all such Damages exceed $1,000,000, in both cases without giving effect to any materiality qualifications. Further, Allied has agreed to indemnify and hold harmless, subject to certain limitations, each Laidlaw Seller and its affiliates from and against any and all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses suffered by them resulting from or in respect of certain guaranties issued by Laidlaw or any of its affiliates to secure the payment of any obligations of LWSI, LWSC and LMS and their subsidiaries and affiliates, and any breach or default (including a breach of warranty or erroneous representation) of any Allied Party under the Agreement; provided, that such indemnity shall be limited by the amount by which the aggregate of all such Damages exceed $25,000,000 without giving effect to any materiality qualifiers. The indemnification obligations of Allied described in the preceding sentence (other than the obligation to indemnify the Laidlaw Sellers with respect to guaranties issued by Laidlaw or any of its affiliates) are expressly subordinated to the obligations of Allied under the facilities issued pursuant to the Senior Financing and under its guaranties of the Debentures. As long as Senior Financing or the Senior Subordinated Notes are outstanding, Allied will not be required to pay such indemnity to Laidlaw, but the amounts of any such indemnity payments otherwise payable but for the foregoing will accrue interest at 7% per annum. The Agreement further provides a procedure for third party claims, pursuant to which any party that becomes aware of a claim owed by such party to a third party shall notify the party obligated to provide indemnity with respect to such third party claim. Provisions are made with respect to the rights and obligations of the parties for giving notices, assuming the defense or investigation, the retention of counsel, and the settlement of such third party claims. Additionally, provisions are made with respect to notice of claims between the parties, and for arbitration of claims when agreements cannot be reached. All representations and warranties shall survive the Closing as follows: (i) representations and warranties of the parties as to tax matters shall survive until the expiration of appropriate statutes of limitation, (ii) the representations and warranties of Allied as to environmental matters shall survive for three years, (iii) the representations and warranties of the Laidlaw Sellers as to environmental matters shall survive as described in "-- Environmental Matters," and (iv) the other representations and warranties of the Laidlaw Sellers and Allied shall terminate 18 months after the Closing, except for certain representations and warranties which shall survive indefinitely after the Closing which are (x) made by Allied and the Laidlaw Sellers regarding authority for the Transactions, no violations arising from the Transactions and required consents and approvals, (y) made by Allied as to issuances of the Allied Securities, and (z) made by the Laidlaw Sellers as to the ownership of the Acquired Subsidiaries. In addition, Laidlaw has agreed to indemnify Allied for any damages arising out of a breach of any noncompetition agreements entered into by the Acquired Subsidiaries which results from Allied's current operations being in conflict with such noncompetition agreements.

AMENDMENT AND WAIVERS

     The Agreement may be amended by Allied and the Laidlaw Parties, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by Allied's stockholders of the matters to be submitted to them for approval at the Special Meeting. After such approval, no amendment shall be made which materially increases the amount or materially alters the terms of the Stock Consideration, the Warrant, the Debentures, or the Exercise Shares and Debenture Shares without further approval of Allied's stockholders.

     At any time on or before the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other act of any of the other parties, (ii) waive any inaccuracies in the representations and warranties made in the Agreement or in a disclosure schedule of a party delivered pursuant to the Agreement, (iii) waive compliance with any of the agreements or conditions of the Agreement which may be legally waived, and (iv) grant consents under the Agreement.

TERMINATION; TERMINATION FEE

     The Agreement may be terminated at any time before consummation of the Transactions by (i) the mutual consent of the Boards of Directors of Laidlaw and Allied, (ii) by either Allied or Laidlaw if the Transactions have not been consummated on or before the later to occur of December 31, 1996 or the 61st day after the SEC has approved this Proxy Statement (or any later date which may be mutually agreed to by Allied and Laidlaw); provided, however, that such right to terminate the Agreement shall not be available to any party that has breached in any material respect its obligations under the Agreement in any manner that has proximately contributed to the failure of the Transactions to occur on or before such date, or (iii) by either the Laidlaw Parties or Allied if the stockholders of Allied shall have failed to approve at the Special Meeting the matters submitted to them for approval at the Special Meeting.

     If the Agreement is terminated under any of the provisions described above, then subject to the payment of any termination fee which may be payable as described below, and unless a party has breached its obligations under the Agreement, the termination will be without further liability to any party.

     If the Agreement is terminated solely because Allied's stockholders fail to approve the matters submitted to them for approval at the Special Meeting, and if such failure to obtain stockholder approval directly results from a third-party offer to acquire at least 51% of Allied's stock or assets (whether in the form of a tender offer, merger proposal, asset purchase or otherwise), then Allied will be required by the Agreement to pay to Laidlaw, within ten days following such termination, a fee in an amount determined by multiplying 5,000,000 by the excess of the price per share of the third-party offer over $8.25.

     Allied may be required under certain circumstances to pay a $10,000,000 fee to Laidlaw if the Transactions are not consummated because all or some portion of the Senior Subordinated Notes cannot be sold on terms acceptable to Allied. See "-- Other Conditions to the Consummation of the Transactions."

NON-COMPETITION OBLIGATIONS OF LAIDLAW

     The Agreement provides that upon consummation of the Transactions, Laidlaw, and two of its retained subsidiaries, Laidlaw Environmental Services, Ltd. ("LESL") and Laidlaw Environmental Services, Inc. ("LESI"), and Allied, will enter into a Waste Services Management Agreement (the "Waste Services Management Agreement"), under which Laidlaw will agree that for a period of five years following the Closing Date, it shall not, directly or indirectly through a subsidiary, without the consent of Allied: (i) engage, whether as a corporation on its own account, or as a shareholder, owner, partner, joint venturer, agent, independent contractor, consultant or advisor, in the business of operating material recycling facilities, processing curbside waste pickup, or performing residential, commercial or curbside solid waste collection services, in the United States and Canada;

(ii) acquire, by purchase or otherwise, lease or enter into an agreement to operate a "landfill" (as that term is defined in Subtitle D of RCRA); (iii) solicit or contact in any manner, directly or indirectly, any person who is, at that time, within the territory, a managerial employee of Allied's business for the purposes or with the intent of enticing such employee away from or out of the employ of Allied or its subsidiaries; (iv) disclose the identity of the customers of Laidlaw's business at the Closing Date, to any person or entity for any reason or purpose; or (v) promote or assist, financially or otherwise, any person or entity to do any of the above; provided, however, that the foregoing restrictions shall not prohibit Laidlaw from (x) acquiring as an investment not more than ten percent of the capital stock of a competing business the stock of which is traded on a national securities exchange or over-the-counter, (y) purchasing a business which has a solid waste operation if Laidlaw complies with the right-of-first-offer provisions of the Waste Services Management Agreement, or (z) "continuing to do business in the ordinary course as presently constituted."

     The Waste Services Management Agreement further provides that if Laidlaw, LESL or LESI acquires a business which has a solid waste operation, then the acquiror, within 30 days after consummating the acquisition, must offer to sell the acquired solid waste operation to Allied for a price and on terms specified by the Laidlaw entity which has purchased the solid waste operation, in which case Allied shall have 30 days to elect to purchase the offered solid waste operation for the specified price and on the specified terms. If Allied does not deliver a reply notice accepting the offer, then Laidlaw, LESL or LESI as the case may be, may sell at any time thereafter (but is not obligated to sell and may continue to operate) the solid waste operation which Allied elected not to purchase, only for a sales price which is equal to or greater than the price at which the solid waste operation was offered to Allied.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     The accompanying unaudited pro forma combined balance sheet gives effect to the Transactions as if each had occurred on June 30, 1996. The unaudited pro forma combined statements of operations for the six months ended June 30, 1996 and the year ended December 31, 1995 give effect to (i) the acquisition of companies accounted for using the purchase method for business combinations completed in 1995 and 1996, which are considered to be significant, (ii) the increase in the interest rate on the Notes from 10.75% to 12%, (iii) the completion of the Transactions contemplated herein, (iv) the issuances of 11.7 million shares of Common Stock in a private placement and the application of the net proceeds therefrom, (v) the conversion and exercise of certain convertible securities and warrants into an aggregate of approximately 9.8 million shares of Common Stock, and (vi) the completion of a public offering of 7.6 million shares of common stock, and the application of the net proceeds therefrom, as if each had occurred on January 1, 1995.

     The pro forma adjustments related to the purchase allocation of the Transactions are preliminary and do not give effect to an appraisal of the assets of the Acquired Subsidiaries which Allied intends to obtain at or near the closing date of the Transactions. The pro forma combined financial statements do not reflect adjustments for certain cost and expense synergies and other economic benefits and non-recurring items which are included in "Supplemental Financial Information." These statements do not purport to be indicative of the combined financial position or combined results of operations of Allied and the Acquired Subsidiaries that might have occurred, nor are they indicative of future financial position or results of operations.

     The pro forma financial statements should be read in conjunction with the Notes to Pro Forma Combined Financial Statements, the historical consolidated financial statements of Allied and the notes thereto and the historical financial statements of the Acquired Subsidiaries and the notes thereto. See "Allied Management's Discussion and Analysis of Financial Condition and Results of Operations -- Disclosure Regarding Forward Looking Statements."

                         ALLIED WASTE INDUSTRIES, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                          ACQUIRED           RELATED TO
                                        HISTORICAL     SUBSIDIARIES(1)     ACQUISITIONS(2)       PRO FORMA
                                        ----------     ---------------     ---------------       ----------
ASSETS
Cash and cash equivalents.............   $   2,435        $      --          $        --         $    2,435
Other current assets..................      52,330          124,000                   --            176,330
                                          --------         --------          -----------         ----------
          Total current assets........      54,765          124,000                   --            178,765
Property and equipment, net...........     330,112          566,560              100,000            996,672
Goodwill, net.........................      88,535          204,877              743,279          1,036,691
Other assets..........................      28,674           22,890               33,500             85,064
                                          --------         --------          -----------         ----------
          Total assets................   $ 502,086        $ 918,327          $   876,779         $2,297,192
                                          ========         ========          ===========         ==========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities...................   $  50,507        $ 123,186          $    50,000         $  223,693
Current portion of long-term debt.....      28,746            2,675                   --             31,421
Long-term debt, net of current
  portion.............................     177,003            1,895            1,375,747          1,554,645
Other long-term liabilities...........      45,311           81,784               10,000            137,095
Stockholders' equity..................     200,519          708,787             (558,968)           350,338
                                          --------         --------          -----------         ----------
          Total liabilities and
            equity....................   $ 502,086        $ 918,327          $   876,779         $2,297,192
                                          ========         ========          ===========         ==========

---------------
(1) Reflects the historical balance sheet of the Acquired Subsidiaries.

(2) Reflects (i) the issuance of the Senior Subordinated Notes, Senior Financing, and Debentures and the related commitment fees, and (ii) the allocation of the purchase price of the Acquired Subsidiaries.

                         ALLIED WASTE INDUSTRIES, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
        (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)

                                                                                  PRO FORMA
                                                                                 ADJUSTMENTS
                                              COMPLETED         ACQUIRED         RELATED TO         FINANCING
                              HISTORICAL   ACQUISITIONS(1)   SUBSIDIARIES(2)   ACQUISITIONS(3)   TRANSACTIONS(4)   PRO FORMA
                              ----------   ---------------   ---------------   ---------------   ---------------   ----------
Revenues....................  $  118,958       $ 1,212          $ 395,786         $      --         $      --      $  515,956
Cost of operations..........      65,699           618            273,924            (1,453)               --         338,788
Selling, general and
  administrative expenses...      18,464           332             23,602           (20,773)               --          21,625
Depreciation and
  amortization expense......      15,408           101             48,960             9,496                --          73,965
                              ----------        ------           --------           -------          --------      ----------
Operating income before
  pooling costs.............      19,387           161             49,300            12,730                --          81,578
Pooling costs...............       6,690            --                 --                --                --           6,690
                              ----------        ------           --------           -------          --------      ----------
  Operating income..........      12,697           161             49,300            12,730                --          74,888
Interest income.............        (142)           --               (149)               --                --            (291)
Interest expense............       4,567            --                232            (3,107)           71,564          73,256
                              ----------        ------           --------           -------          --------      ----------
  Income from continuing
     operations before
     income taxes...........       8,272           161             49,217            15,837           (71,564)          1,923
Income taxes................       4,035            65             19,687             6,335           (28,626)          1,496
                              ----------        ------           --------           -------          --------      ----------
  Net income................       4,237            96             29,530             9,502           (42,938)            427
Preferred dividends.........        (575)           --                 --                --                              (575)
Interest savings on assumed
  conversions...............          --            --                 --                --                --           2,122
                              ----------        ------           --------           -------          --------      ----------
  Net income to common
     shareholders...........  $    3,662       $    96          $  29,530         $   9,502         $ (42,938)     $    1,974
                              ==========        ======           ========           =======          ========      ==========
Net income per common
  share.....................  $     0.06                                                                           $     0.02
                              ==========                                                                           ==========
Weighted average common and
  common equivalent
  shares....................  58,873,215                                                                           84,264,973
                              ==========                                                                           ==========

---------------
(1) Reflects the results of operations of the companies acquired by Allied in 1996 for the period from January 1, 1996 to the date of acquisition.

(2) Reflects the results of operations of the Acquired Subsidiaries for the period from March 1, 1996 through August 31, 1996.

(3) Reflects adjustments for the elimination of quantifiable expenses directly related to the Transactions, amortization of goodwill and recognition of additional capitalized interest.

(4) Reflects additions for additional net interest expense associated with the Transactions.

                         ALLIED WASTE INDUSTRIES, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
        (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)

                                                                          PRO FORMA
                                                                         ADJUSTMENTS
                                        COMPLETED        ACQUIRED        RELATED TO        FINANCING
                         HISTORICAL  ACQUISITIONS(1)  SUBSIDIARIES(2)  ACQUISITIONS(3)  TRANSACTIONS(4)  PRO FORMA
                         ----------  ---------------  ---------------  ---------------  ---------------  ----------
Revenues................ $  217,544      $ 9,019         $ 756,215        $    (207)       $      --     $  982,571
Cost of operations......    119,238        4,317           522,561           (3,113)              --        643,003
Selling, general and
  administrative
  expenses..............     36,708        1,918            57,572          (41,256)              --         54,942
Depreciation and
  amortization
  expense...............     27,279        1,116            91,720           19,189               --        139,304
                         -----------      ------          --------          -------        ---------       --------
Operating income before
  pooling costs.........     34,319        1,668            84,362           24,973               --        145,322
Pooling costs...........      1,531           --                --               --               --          1,531
                         -----------      ------          --------          -------        ---------       --------
  Operating income......     32,788        1,668            84,362           24,973               --        143,791
Interest income.........       (716)          --              (281)              --               --           (997)
Interest expense........     11,316           13               416           (8,519)         141,018        144,244
                                                          --------
Conversion fee on debt
  securities
  converted.............         56           --                --               --               --             56
                         -----------      ------          --------          -------        ---------       --------
  Income before taxes...     22,132        1,655            84,227           33,492         (141,018)           488
Income taxes............      9,751          662            33,691           13,397          (56,408)         1,093
                         -----------      ------          --------          -------        ---------       --------
  Net income............     12,381          993            50,536           20,095          (84,610)          (605)
Dividends...............     (4,070)          --                --               --            2,743         (1,327)
Conversion fee on equity
  securities
  converted.............     (2,151)          --                --               --               --         (2,151)
Interest savings on
  assumed conversions...         --           --                --               --               --          6,583
                         -----------      ------          --------          -------        ---------       --------
  Net income to common
     shareholders....... $    6,160      $   993         $  50,536        $  20,095        $ (81,867)    $    2,500
                         ===========      ======          ========          =======        =========       ========
Net income per common
  share................. $     0.15                                                                      $     0.03
                         ===========                                                                       ========
Weighted average common
  and common equivalent
  shares................ 40,046,459                                                                      84,581,680
                         ===========                                                                       ========

---------------
(1) Reflects the results of operations of the companies acquired by Allied during 1995 and 1996 for the period from January 1, 1995 through to the date of acquisition, (or December 31, 1995 for acquisitions completed subsequent to December 31, 1995).

(2) Reflects the results of operations of the Acquired Subsidiaries for the period from March 1, 1995 through February 29, 1996.

(3) Reflects adjustments for the elimination of quantifiable expenses directly related to the Transactions, amortization of goodwill and recognition of additional interest expense and capitalized interest.

(4) Reflects adjustments for additional net interest expense associated with the Transactions.

                       SUPPLEMENTAL FINANCIAL INFORMATION

     The Pro Forma Combined Financial Statements included elsewhere herein, give effect to certain pro forma adjustments to historical amounts as described in the notes to such information. In evaluating the Transactions, the Board of Directors of Allied considered additional supplemental financial information which is summarized below.

     The supplemental financial information includes the Allied unaudited historical combined condensed statement of operations for the twelve month period ended June 30, 1996 and the Acquired Subsidiaries' historical combined condensed statement of operations for the twelve month period ended August 31, 1996, adjusted for certain cost and expense savings and other economic benefits that are expected to be realized as a result of the Transactions and the elimination of certain non-recurring items (in thousands except per share amounts). See "Allied Management's Discussion and Analysis of Financial Condition and Results of Operations -- Disclosure Regarding Forward Looking Statements."

    Revenues................................................................    $995,366
    Operating income........................................................     170,336
    EBITDA(1)...............................................................     314,660
    Net income to common shareholders.......................................      24,677
    Income per common share.................................................        0.31

---------------
(1) Allied has included EBITDA data (which are not a measure of financial performance under generally accepted accounting principles) because it understands such data are used by certain investors to determine Allied's historical ability to service its indebtedness.

     These adjustments to the historical combined condensed statements of operations of Allied and the Acquired Subsidiaries give effect to the following:

     - Certain cost savings and efficiencies of approximately $66.9 million that may have been achieved if the Transactions had occurred as of July 1, 1995.

     - Elimination of certain non-recurring historical transaction and integration costs of approximately $8.2 million related to acquisitions accounted for using the poolings-of-interests method of accounting for business combinations completed during the quarters ended September 30, 1995 and March 31, and June 30, 1996.

     - Elimination of certain non-recurring historical inducement conversion fees of approximately $2.2 million paid on Allied debt securities converted during the quarter ended December 31, 1995.

     - The effects of capitalizing interest in accordance with the application of SFAS No. 34 to the Acquired Subsidiaries.

                        ALLIED'S SELECTED FINANCIAL DATA

     The selected historical financial data presented below as of and for the five years ended December 31, 1995 are derived from Allied's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants. The historical financial data as of and for the six months ended June 30, 1995 and 1996 are derived from the unaudited financial statements included elsewhere herein. The historical financial data for the six months ended June 30, 1995 and 1996, in the opinion of management, include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation for such periods. The historical results of operations for the six months ended June 30, 1996 are not necessarily indicative of results to be expected for the entire year. The historical statement of operations, balance sheet and other data have been restated to give effect to transactions accounted for using the pooling-of-interests method for business combinations. See Note 2 to Allied's Consolidated Financial Statements. These selected financial data should be read in conjunction with "Allied's Management Discussion and Analysis of Financial Condition and Results of Operations," Allied's Consolidated Financial Statements and the notes thereto and Allied's Pro Forma Combined Financial Statements and the notes thereto, included elsewhere herein. Allied has not paid dividends on its Common Stock, does not anticipate paying any dividends on its Common Stock in the foreseeable future, and is prohibited under the terms of certain of Allied's long-term indebtedness from paying such dividends.

                                                                                                            SIX MONTHS
                                                                                                               ENDED
                                                        YEAR ENDED DECEMBER 31,                              JUNE 30,
                                     --------------------------------------------------------------   -----------------------
                                        1991         1992         1993         1994         1995         1995         1996
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)
STATEMENT OF OPERATIONS DATA:
Revenues...........................  $   17,230   $   47,396   $  108,948   $  158,354   $  217,544   $ 104,670    $ 118,958
Cost of operations.................      11,810       29,237       68,374      100,186      119,238      58,585       65,699
Selling, general and administrative
  expenses.........................       3,090        8,789       18,278       32,564       36,708      16,607       18,464
Depreciation and amortization
  expense..........................       1,492        4,354       10,637       16,931       27,279      12,783       15,408
                                        -------      -------      -------   ----------   ----------   ----------   ----------
Operating income before pooling
  costs............................         838        5,016       11,659        8,673       34,319      16,695       19,387
Pooling costs(1)...................          --           --           --           --        1,531          --        6,690
                                        -------      -------      -------   ----------   ----------   ----------   ----------
Operating income...................         838        5,016       11,659        8,673       32,788      16,695       12,697
Interest income....................          --          (54)        (310)      (1,073)        (716)       (474 )       (142 )
Interest expense...................         608        2,923        7,633       13,441       11,316       5,974        4,567
Conversion fee on debt securities
  converted........................          --           --           --           --           56          --           --
                                        -------      -------      -------   ----------   ----------   ----------   ----------
Income (loss) before income
  taxes............................         230        2,147        4,336       (3,695)      22,132      11,195        8,272
Income tax expense (benefit).......          50          717        1,694         (689)       9,751       4,642        4,035
                                        -------      -------      -------   ----------   ----------   ----------   ----------
Income (loss) before extraordinary
  loss.............................         180        1,430        2,642       (3,006)      12,381       6,553        4,237
Extraordinary loss, net of income
  tax benefit of $1,900 in 1994....          --           --           --       (3,029)          --          --           --
                                        -------      -------      -------   ----------   ----------   ----------   ----------
Net income (loss)..................         180        1,430        2,642       (6,035)      12,381       6,553        4,237
Preferred dividends................        (238)        (310)        (927)      (3,773)      (4,070)     (2,127 )       (575 )
Conversion fee on equity securities
  converted........................          --           --           --           --       (2,151)         --           --
                                        -------      -------      -------   ----------   ----------   ----------   ----------
Net income (loss) to common
  shareholders.....................  $      (58)  $    1,120   $    1,715   $   (9,808)  $    6,160   $   4,426    $   3,662
                                        =======      =======      =======   ==========   ==========   ==========   ==========
Net income (loss) per share:
Income (loss) before extraordinary
  loss.............................  $    (0.01)  $     0.09   $     0.08   $    (0.27)  $     0.15   $     .11    $     .06
Extraordinary loss.................          --           --           --        (0.12)          --          --           --
                                        -------      -------      -------   ----------   ----------   ----------   ----------
Income (loss)......................  $    (0.01)  $     0.09   $     0.08   $    (0.39)  $     0.15   $     .11    $     .06
                                        =======      =======      =======   ==========   ==========   ==========   ==========
Weighted average common and common
  equivalent shares................   4,311,075   12,641,834   22,572,468   25,028,107   40,046,459   41,507,957   58,873,215
                                        =======      =======      =======   ==========   ==========   ==========   ==========

                                                                                                            SIX MONTHS
                                                                                                               ENDED
                                                        YEAR ENDED DECEMBER 31,                              JUNE 30,
                                     --------------------------------------------------------------   -----------------------
                                        1991         1992         1993         1994         1995         1995         1996
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                          (IN THOUSANDS)
Other Data:(2)
EBITDA before pooling costs........  $    2,330   $    9,370   $   22,296   $   25,604   $   61,598   $  29,478    $  34,795
EBITDA margin before pooling
  costs............................        13.5%        19.8%        20.5%        16.2%        28.3%       28.2 %       29.2 %
EBITDA after pooling costs.........  $    2,330   $    9,370   $   22,296   $   25,604   $   60,067   $  29,478    $  28,105
EBITDA margin after pooling
  costs............................        13.5%        19.8%        20.5%        16.2%        27.6%       28.2 %       23.6 %

                                                                  DECEMBER 31,
                                       -------------------------------------------------------------------       JUNE 30,
                                        1991           1992           1993           1994           1995           1996
                                       -------       --------       --------       --------       --------       --------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents............  $ 3,782       $  5,555       $  3,812       $  5,223       $  4,016       $  2,435
Working capital (deficit)............    1,241           (508)         3,892        (13,491)       (37,338)       (24,488)
Property and equipment, net..........   14,336         59,581         94,208        216,271        302,352        330,112
Total assets.........................   33,084        107,404        159,926        356,875        458,706        502,086
Long-term debt, net of current
  portion............................    9,285         41,098         61,019        166,253        186,373        177,003
Stockholders' equity.................   18,482         44,418         70,277         89,972        136,305        200,519

---------------
(1) Pooling costs of $1.5 million and $6.7 million were incurred in 1995 and 1996, respectively, for transaction and integration costs related to acquisitions accounted for using the pooling-of-interests method for business combinations. Pooling costs incurred in 1992 for transaction and integration costs related to acquisitions were immaterial. See "Business of Allied -- Acquisitions."

(2) Allied has included EBITDA data (which are not a measure of financial performance under generally accepted accounting principles) because it understands such data are used by certain investors to determine Allied's historical ability to service its indebtedness.

                  ALLIED MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Pro Forma Combined Financial Statements," "Allied's Selected Financial Data" and Allied's Consolidated Financial Statements and the notes thereto, included elsewhere herein.

INTRODUCTION

     Allied has experienced significant growth, a substantial portion of which has resulted from the acquisition of solid waste businesses. Since January 1, 1992, Allied has completed 86 acquisitions. In 1995, Allied acquired 18 businesses and it has acquired 14 businesses subsequent to 1995. Allied's Consolidated Financial Statements have been restated to reflect the acquisition of companies accounted for using the pooling-of-interests method for business combinations. Many of the acquisitions were accounted for under the purchase method for business combinations and, accordingly, the results of operations for such acquired businesses are included in Allied's financial statements only from the applicable date of acquisition. As a result, Allied believes its historical results of operations for the periods presented are not directly comparable.

GENERAL

     Revenues. Allied's revenues are attributable primarily to fees charged to customers for waste collection, transfer, recycling and disposal services. Allied's collection services are generally provided under direct agreements with its customers or pursuant to contracts with municipalities. Commercial and municipal contract terms, where used, generally range from 1 to 5 years and commonly have automatic renewal options. Allied's landfill operations include both Allied-owned landfills and those operated for municipalities for a fee. Allied's strategy is to be vertically integrated in each geographic region in which it is located as it provides collection, transfer and disposal services. The table below shows for the periods indicated the percentage of Allied's total revenues attributable to services provided and to geographic region (unaudited):

                                                        YEAR ENDED
                                                       DECEMBER 31,
                                                 -------------------------     SIX MONTHS ENDED
                                                 1993      1994      1995       JUNE 30, 1996
                                                 -----     -----     -----     ----------------
    Collection(1)..............................   76.8%     69.9%     64.7%           63.0%
    Transfer...................................    2.8       8.4       9.5             8.1
    Landfill(1)................................    9.2      14.5      18.3            21.4
    Other......................................   11.2       7.2       7.5             7.5
                                                 -----     -----     -----           -----
    Total revenues.............................  100.0%    100.0%    100.0%          100.0%
                                                 =====     =====     =====           =====
    Midwest....................................   49.0%     48.7%     52.2%           49.4%
    Southeast..................................   28.8      30.2      28.0            30.5
    Southwest..................................   22.2      21.1      19.8            20.1
                                                 -----     -----     -----           -----
    Total revenues.............................  100.0%    100.0%    100.0%          100.0%
                                                 =====     =====     =====           =====

---------------
(1) The portion of collection revenues attributable to disposal charges for waste collected by Allied and disposed at Allied's landfills have been excluded from collection revenues and included in landfill revenues.

     Allied's strategy is to develop vertically integrated operations to ensure internalization of waste it collects and thus realize higher margins from its operations. By disposing of waste at Allied-operated landfills, Allied retains the margin generated through disposal operations that would otherwise be earned by third-party landfills. Approximately 68% of Allied-collected waste is disposed of at Allied-operated landfills as measured using disposal costs in 1996. In addition, transfer stations are an integral part of the disposal process. Allied locates its transfer stations in areas where its landfills are outside of the population centers in which it collects waste. Such waste is transloaded and economically transported to its landfills. The increase in transfer and landfill revenues as a percentage of total revenues from 2.8% and 9.2% in 1993 to 8.1% and 21.4% in 1996, respectively, reflects the continued implementation of Allied's strategy. Although transfer revenues typically generate lower operating margins, the increase in transfer revenues as a percentage of total revenues is not expected to have an adverse effect on the profitability of Allied.

     Expenses. Cost of operations include labor, maintenance and repairs, equipment and facility rent, utilities and taxes, the costs of ongoing environmental compliance, safety and insurance, disposal costs and costs of independent haulers transporting waste to disposal sites. Disposal costs include certain landfill taxes, host community fees, payments under agreements with respect to landfill sites that are not owned, landfill site maintenance, fuel and other equipment operating expenses and accruals for estimated closure and post-closure monitoring expenses anticipated to be incurred in the future.

     Selling, general and administrative expenses include management, clerical and administrative compensation and overhead, sales costs, community relations expenses and provisions for estimated uncollectible accounts receivable and potentially unrealizable acquisition costs.

     Depreciation and amortization expense includes depreciation of fixed assets and amortization of landfill airspace and goodwill and other intangible assets.

     In connection with potential acquisitions, Allied incurs transaction and integration costs which include stock registration, legal, accounting, consulting, engineering and other direct costs. When an acquisition is accounted for using the pooling-of-interests method for business combinations, these costs are charged to the statement of operations as pooling costs. When potential acquisitions are accounted for using the purchase method for business combinations, these costs are capitalized. Allied routinely evaluates such capitalized costs and expenses those costs which have no further value. Indirect acquisition costs, such as executive salaries, general corporate overhead and other corporate services, are expensed as incurred.

     Direct landfill development costs, such as engineering, upgrading, construction and permitting costs, are capitalized and amortized based on consumed airspace. Allied believes that the costs associated with engineering, owning and operating landfills will increase in the future as a result of federal, state and local regulation and a growing community awareness of the landfill permitting process. Although there can be no assurance, Allied believes that it will be able to implement price increases sufficient to offset these increased expenses. All indirect landfill development costs, such as executive salaries, general corporate overhead, public affairs and other corporate services, are expensed as incurred.

     Accrued closure and post-closure costs represent an estimate of the current value of the future obligation associated with closure and post-closure monitoring of non-hazardous solid waste landfills currently owned or operated by Allied. Site specific closure and post-closure engineering cost estimates are prepared annually for landfills owned or operated by Allied for which it is responsible for closure and post-closure. Estimated costs are accrued based on accepted tonnage as landfill airspace is consumed. Effective January 1, 1994, Allied changed its accounting policy to discount its future closure and post-closure obligations where Allied believes that both the amounts and timing of related payments are reliably determinable. The cumulative effect of this change in accounting policy, net of the effects relating to purchase accounting for prior acquisitions, did not have a material effect on Allied's 1994 results of operations. Allied periodically updates its estimates of future closure and post-closure costs. The impact of changes which are determined to be changes in estimates are accounted for on a prospective basis.

     The net present value of the closure and post-closure commitment is calculated assuming an inflation rate of 3.5% and a risk-free capital rate of 7.0%. Discounted amounts previously recorded are accreted to reflect the effects of the passage of time. Based on these assumptions, Allied's current estimate of total future payments for closure and post-closure costs is $165 million, while the present value of such estimate is $55 million. At December 31, 1995 and June 30, 1996, respectively, accruals for landfill closure and post-closure costs (including costs assumed through acquisitions) were approximately $10.5 million and $10.3 million. The accruals reflect relatively young landfills with estimated remaining lives, based on current waste flows, that range from 3 to over 75 years, with an estimated average remaining life of greater than 25 years.

     During 1994, Allied's landfills became subject to the closure and post-closure requirements of Subtitle D. Previously, Allied's landfills were subject to local requirements. The principal changes under Subtitle D are an extension of the post-closure monitoring period to 30 years and a requirement to use clay or synthetic liners as capping materials. Allied updated its estimates of future closure and post-closure costs in accordance with its interpretations of Subtitle D.

RESULTS OF OPERATIONS

     The following table sets forth the percentage relationship that the various items bear to revenues and the percentage change in dollar amounts for the periods indicated:

                                                     YEARS ENDED DECEMBER 31,                  SIX MONTHS ENDED JUNE 30,
                                          -----------------------------------------------   --------------------------------
                                                             1994                 1995                               1996
                                                           COMPARED             COMPARED                           COMPARED
                                                           TO 1993              TO 1994                            TO 1995
                                                           % CHANGE             % CHANGE                           % CHANGE
                                          1993    1994    IN AMOUNTS   1995    IN AMOUNTS   1995       1996       IN AMOUNTS
                                          -----   -----   ----------   -----   ----------   -----   -----------   ----------
                                                                                            (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues................................  100.0%  100.0%      45.3%    100.0%      37.4%    100.0%     100.0%         13.7%
Cost of operations......................   62.8    63.3       46.5      54.8       19.0      56.0       55.2          12.1
Selling, general and administrative
  expenses..............................   16.8    20.6       78.2      16.9       12.7      15.9       15.5          11.2
Depreciation and amortization...........    9.7    10.6       59.2      12.5       61.1      12.1       13.0          20.5
                                          -----   -----
Operating income before pooling costs...   10.7     5.5      (25.6)     15.8      295.7      16.0       16.3          16.1
Pooling costs...........................     --      --         --       0.7      100.0        --        5.6           N/A
                                          -----   -----
Operating income........................   10.7     5.5      (25.6)     15.1      278.0      16.0       10.7         (23.9)
Interest expense, net...................    6.7     7.8       68.9       4.9      (14.3)      5.3        3.7         (19.5)
Income tax expense......................    1.6    (0.4)    (140.7)      4.5     1515.2       4.4        3.4         (13.1)
Extraordinary item, net of tax effect...     --     1.9      100.0        --     (100.0)       --         --            --
                                          -----   -----
  Net income (loss).....................    2.4%   (3.8)%   (328.4)%     5.7%     305.2%      6.3%       3.6%        (35.3)%
                                          =====   =====
OTHER DATA:
EBITDA before pooling costs(1)..........   20.5%   16.2%      14.8%     28.3%     140.6%     28.2%      29.2%         18.0%
EBITDA after pooling costs(1)...........   20.5%   16.2%      14.8%     27.6%     134.6%     28.2%      23.6%         (4.7)%

---------------
(1) Allied has included EBITDA data (which are not a measure of financial performance under generally accepted accounting principles) because it understands such data are used by certain investors and creditors to determine Allied's historical ability to service its indebtedness.

SIX MONTHS ENDED JUNE 30, 1995 AND 1996

     Revenues. Revenues in 1996 were $119.0 million compared to $104.7 million in 1995, an increase of 13.7%. Approximately 6.1% of the increase in revenues is attributable to acquisitions and 7.6% is attributable to internal growth. Revenues of $6.3 million in the first six months of 1996 were generated from companies acquired since December 1994, while increases in revenues attributable to existing operations amounted to $8.0 million. Average price increases as a percentage of revenue were approximately 3% of revenue while the remainder of internal growth was from volume.

     Cost of Operations. Cost of operations in 1996 was $65.7 million compared to $58.6 million in 1995, an increase of 12.1%. The increase in cost of operations was primarily attributable to the increase in revenues described above. As a percentage of revenues, cost of operations decreased to 55.2% in 1996 from 56.0% in 1995. Operating cost margins were favorably impacted by a decrease in disposal costs paid to third-parties measured as a percentage of revenue and other operating efficiencies resulting from the integration of businesses acquired in the past twelve months. Waste collected by Allied which is disposed at Allied-operated landfills was 68% of revenue in 1996 compared to 52% in 1995.

     Selling, General and Administrative Expenses ("SG&A"). SG&A expenses increased to $18.5 million in 1996 compared to $16.6 million in 1995, an increase of 11.2%. As a percentage of revenues, SG&A decreased to 15.5% in 1996 compared to 15.9% in 1995. The increase in SG&A expense resulted from expenses associated with acquired companies and expenses incurred in connection with Allied's increase in personnel and other expenses related to the anticipated growth of Allied as it continues to acquire companies. The decrease in SG&A as a percentage of revenues is attributable to a moderate increase in corporate general and administrative expenses while the percentage increase in revenues was greater.

     Depreciation and Amortization. Depreciation and amortization in 1996 was $15.4 million compared to $12.8 million in 1995, an increase of 20.5%. The increase in depreciation and amortization expense is due to acquisitions and capital expenditures. Fixed assets have increased from $302.5 million at June 30, 1995 to $407.2 million at June 30, 1996 and goodwill has increased from $83 million at June 30, 1995 to $98 million at June 30, 1996. As a percentage of revenues, depreciation and amortization increased to 13.0% in 1996 from 12.1% in 1995. This increase is primarily because amortization of landfill airspace as a percentage of revenue increased to 3.2% in 1996 from 2.4% in 1995 resulting from an increase in the rate of waste internalization.

     Pooling Costs. Costs of $6.7 million were incurred in 1996 for transaction and integration costs directly related to acquisitions accounted for using the pooling-of-interests method for business combinations. Transaction costs include stock registration, legal, accounting, consulting, engineering and other direct third-party costs incurred to complete the acquisitions. Integration costs include uncollectible accounts receivable write-offs, employee termination and relocation, write down of fixed assets, lease termination, and deferred repairs and maintenance of vehicles and equipment. During the first six months of 1995, no material pooling costs were incurred.

     Net Interest Expense. Net interest expense was $4.4 million in 1996 compared to $5.5 million in 1995, a decrease of 19.5%. The decrease in the first six months of 1996 compared to 1995 is partially due to the conversion of subordinated debt into Common Stock in the fourth quarter of 1995 which resulted in a reduction to annual interest charges of approximately $800,000. In addition, the amount of capitalized interest for the six months increased to $6.9 million in 1996 compared to $4.4 million in 1995. The amount of interest capitalized increased in 1996 because of an increase in transfer stations under construction and landfill airspace under development compared to the same period in 1995. The decrease in net interest expense was offset by an increase in interest bearing debt to approximately $205.7 million at June 30, 1996 from approximately $198.7 million at June 30, 1995, due primarily to acquisitions and capital expenditures.

     Income Taxes. Allied's effective tax rate in 1996 and 1995 deviates from the federal statutory rate of 35%, partially due to the effects of differences in the treatment of goodwill for book and tax purposes, state income taxes, and other permanent differences. Income taxes reflect a 49% effective income tax rate in 1996 as compared to a 41% rate in 1995. The increase is primarily caused by the accounting treatment of the conversion of an S-Corporation to a C-Corporation when the pooling-of-interests method of accounting is used. This resulted in a one-time impact on the 1996 income tax provision which does not have recurring consequences after 1996 and had the effect of increasing the total income tax provision by $313,000 but had little impact on cash taxes. Without considering the effect of pooled companies, the 1996 effective tax rate is 45%.

YEARS ENDED DECEMBER 31, 1995 AND 1994

     Revenues. Revenues in 1995 were $217.5 million compared to $158.4 million in 1994, an increase of 37.4%. The increase in revenues is due primarily to the effects of acquisitions as well as price and volume increases attributable to existing operations. Revenues of $34.4 million for 1995 were generated from companies acquired since January 1994, while increases in revenue attributable to existing operations amounted to $24.7 million. Average price increases as a percentage of revenue were approximately 5.7%.

     Cost of Operations. Cost of operations in 1995 was $119.2 million compared to $100.2 million in 1994, an increase of 19.0%. This increase in costs was attributable primarily to the increase in revenues described above. As a percentage of revenues, cost of operations decreased to 54.8% in 1995 from 63.3% in 1994. The resulting increase in margins was due primarily to better internalization of waste flows in 1995 as compared to 1994 during which Allied-collected waste disposed at Allied-owned and/or operated landfills, as measured using disposal costs, was 34.8% of revenue compared to 62.0% for 1995. As a percentage of revenue, gross profit increased because of increased operating efficiencies resulting from improvements made to vehicles and equipment through capital expenditures made in 1994 and 1995.

     Selling, General and Administrative Expenses. SG&A expenses increased to $36.7 million in 1995 compared to $32.6 million in 1994, an increase of 12.7%. As a percentage of revenues, SG&A decreased to 16.9% in 1995 from 20.6% in 1994. The increase in SG&A expenses resulted from expenses associated with acquired companies and expenses incurred in connection with Allied's increase in personnel and other expenses related to the anticipated growth of Allied as it continues to acquire companies. The decrease in SG&A as a percentage of revenues can attribute to a significant increase in revenue producing assets while corporate level personnel and other related expenses increased moderately.

     Depreciation and Amortization Expense. Depreciation and amortization expense in 1995 was $27.3 million compared to $16.9 million in 1994, an increase of 61.1%. The increase in depreciation and amortization expense is due to acquisitions and capital expenditures. Fixed assets increased to $366.6 million at December 31, 1995 from $261.4 million at December 31, 1994 and goodwill increased to $98.1 million at December 31, 1995 from $84.1 million at December 31, 1994. As a percentage of revenues, depreciation and amortization increased to 12.5% in 1995 from 10.6% in 1994. This increase is primarily because amortization of landfill airspace as a percentage of revenue increased to 2.7% in 1995 from 1.0% in 1994 resulting from an increase in the rate of waste internalization.

     Pooling Costs. Costs of $1.5 million were incurred in September 1995 for transaction and integration costs related to acquisitions accounted for using the pooling-of-interests method for business combinations. During 1994, no acquisitions were accounted for using this method.

     Net Interest Expense. Net interest expense was $10.6 million in 1995 compared to $12.4 million in 1994, a decrease of 14.3%. Interest charges decreased in 1995 compared to 1994 because of an increase in the amount of capitalized interest to $11 million in the 1995 period compared to $3.5 million in 1994. The amount of interest capitalized increased in 1995 because of an increase in transfer stations and landfill airspace under development or under application for development compared to 1994 and the acquisition of additional landfills subsequent to 1994. The decrease in interest charges was offset by an increase in the interest rate on the 1994 Notes, defined below, from 10.75% in 1994 to 12% in January 1995 and an increase in interest bearing debt to approximately $223.9 million at December 31, 1995 from approximately $188.0 million at December 31, 1994, due primarily to acquisitions and capital expenditures.

     Conversion Fees. A non-cash conversion fee of $2.2 million was incurred in the fourth quarter of 1995 as a result of an inducement offered by Allied to holders of certain convertible securities to exercise their conversion option to receive Common Stock. The inducement fee consisted of payment of dividends or interest from the conversion date through the first call or redemption date of each convertible security. Approximately 7.8 million shares of Common Stock were issued for conversion and approximately 278,000 were issued for the conversion fee.

     Income Taxes. Income taxes reflect a 44.1% effective income tax rate in 1995 compared to a 18.6% effective rate in 1994. Allied's effective tax rate in 1995 and 1994 deviates from the federal statutory rate of 35% and 34%, respectively, due primarily to the effects of differences in the treatment of goodwill for book and tax purposes, state income taxes, and other permanent differences.

YEARS ENDED DECEMBER 31, 1994 AND 1993

     Revenues. Revenues in 1994 were $158.4 million compared to $108.9 million in 1993, an increase of 45.3%. The increase in revenues was due primarily to the effects of acquisitions as well as price and volume increases attributable to existing operations. Revenues of $26.7 million in 1994 were generated from companies acquired during 1994, while increases in revenue attributable to existing operations amounted to $22.8 million.

     Cost of Operations. Cost of operations in 1994 was $100.2 million compared to $68.4 million in 1993, an increase of 46.5%. This increase in costs was attributable primarily to increases in Allied's revenues described above and the provision of $2.1 million described below. As a percentage of revenues, cost of operations was

63.3% in 1994 compared to 62.8% in 1993. This increase was due primarily to (i) a greater percentage of total revenues in 1994 resulting from transfer operations, which typically generate lower operating margins than other solid waste operations and (ii) the $2.1 million provision described below amounting to 1.3% of revenues.

     During 1994, in cooperation with the Nebraska Department of Environmental Quality, Allied proposed interim groundwater monitoring measures for its Norfolk landfill to define groundwater contamination, the area impacted and the possible action needed. A provision of $2.1 million, in excess of the closure and post-closure reserves recorded in the normal course of business, was made in Allied's 1994 Consolidated Financial Statements to recognize the estimated costs of additional closure, post-closure and remedial measures.

     Selling, General and Administrative Expenses. SG&A expenses were $32.6 million in 1994 compared to $18.3 million in 1993, an increase of 78.2%. The increase was primarily due to expenses associated with acquired companies and expenses incurred in connection with Allied's increase in personnel and other expenses related to the anticipated growth of Allied as it continues its acquisition strategy. SG&A expenses as a percentage of revenues were 20.6% in 1994 compared to 16.8% in 1993. This increase resulted primarily from unusual charges recorded during the fourth quarter of 1994 which cumulatively represented 2.2% of revenue. They were (i) $750,000 related to the capitalized costs of an accounting system made obsolete by rapid growth, (ii) $1,241,000 related to employee termination and relocation and (iii) $1,454,000 for acquisitions that are no longer being pursued.

     Depreciation and Amortization Expense. Depreciation and amortization expense in 1994 was $16.9 million compared to $10.6 million in 1993, an increase of 59.2%. The increase in depreciation and amortization expense is due to acquisitions and capital expenditures. Fixed assets increased to $261.4 million in 1994 from $147.4 million in 1993 and goodwill increased to $84.1 million in 1994 from $40.6 million in 1993.

     Net Interest Expense. Net interest expense increased to $12.4 million in 1994 from $7.3 million in 1993, an increase of 68.9%. This increase primarily reflects increased indebtedness from the issuance of Senior Subordinated Notes in January 1994, debt assumed or issued in connection with acquisitions, and financed capital expenditures. Additionally, the negative interest spread on the 1994 Notes from their sale in January 1994 until the proceeds were fully invested in income producing assets contributed to the effect the interest expense had on net income during the year.

     Income Taxes. Allied recorded an income tax benefit of $689,000 in 1994 and income tax expense of $1.7 million in 1993, resulting in effective tax rates of 18.6% and 39.1%, respectively. Allied's effective tax rate in 1994 and 1993 deviates from the federal statutory rate of 34% due primarily to the effects of differences in the treatment of goodwill for book and tax purposes, state income taxes, and other permanent differences.

     Extraordinary Items. In connection with the TPG Agreement, Allied solicited and obtained consents from a majority of the holders of its 1994 Notes causing modifications to the indenture agreement and the execution of a supplemental indenture (the "Supplemental Indenture"). Among other things, the Supplemental Indenture increased Allied's restricted borrowing capacity (with certain limitations) under current and future revolving credit agreements and lease lines from a total of $35 million to $120 million, deleted certain borrowing restrictions, changed certain financial ratio covenants and increased the per annum rate of interest from 10.75% to 12.0%. The execution of the Supplemental Indenture, which was effective January 1995, was accounted for as an early extinguishment of debt. Accordingly, capitalized deferred debt issuance costs related to the original indenture were written off as of December 31, 1994 and an extraordinary charge of $4,595,000 ($2,823,000 net of income tax benefit) was recorded. Additionally, in the first quarter of 1994, an extraordinary charge of $334,000 ($206,000 net of income tax benefit) was recognized as a result of the early extinguishment of various debt instruments from the application of net proceeds from the 1994 Notes.

LIQUIDITY AND CAPITAL RESOURCES

     Because of the capital intensive nature of the solid waste industry, Allied has used, and during periods of rapid growth expects to continue using amounts in excess of the cash generated from operations to fund acquisitions, capital expenditures and landfill development. In connection with acquisitions, Allied has assumed or incurred indebtedness with relatively short-term repayment schedules, thereby increasing its current and medium-term liabilities. Additionally, operating equipment has been acquired using financing leases which have short and medium-term maturities. As a result, Allied has periodically had low levels of working capital or working capital deficits. Historically, Allied has satisfied its acquisition, capital expenditure and working capital needs primarily through bank financing, public offerings and private placements of debt and equity securities. Between January 1, 1994 and September 30, 1996, Allied completed a $100 million public offering of the 1994 Notes (defined below), a $50 million private placement of Common Stock, a $300 million senior revolving credit facility, and a $48 million public equity offering.

     During the three years ended December 31, 1995 and six months ended June 30, 1995 and 1996, Allied's cash flows for operating, investing and financing activities were as follows (in millions):

                                                                                                   SIX MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                  ----------------------------     -----------------
                                                                   1993       1994       1995       1995       1996
                                                                  ------     ------     ------     ------     ------
                                                                                                      (UNAUDITED)
     OPERATING ACTIVITIES:
     Net income (loss).........................................   $  2.6     $ (6.0)    $ 12.4     $  6.6     $  4.2
     Extraordinary loss on early extinguishment of debt, net of
       income tax benefit......................................       --        3.0         --         --         --
     Non-cash operating expenses(1)............................     13.3       20.9       35.9       18.1       16.5
     Loss on sale of fixed assets..............................      0.1        0.7        0.3         --        2.0
     Increase in operating assets and liabilities, net.........     (4.8)      (1.7)     (11.3)     (12.5)     (22.2)
                                                                  ------     ------
     Cash provided by operating activities.....................     11.2       16.9       37.3       12.2        0.5
                                                                  ------     ------
     INVESTING ACTIVITIES:
     Cost of acquisitions, net of cash acquired................    (15.7)     (49.2)     (18.7)      (9.9)      (3.8)
     Capital expenditures......................................    (16.0)     (46.6)     (55.6)     (23.4)     (22.0)
     Proceeds from sale of fixed assets........................      0.5        1.4        1.1        0.6        0.2
     Other.....................................................     (3.6)       2.0       (0.4)      (0.7)       0.7
                                                                  ------     ------
     Cash used for investing activities........................    (34.8)     (92.4)     (73.6)     (33.4)     (24.9)
                                                                  ------     ------
     FINANCING ACTIVITIES:
     Net proceeds from sale and redemption of preferred stock,
       common stock, options and warrants......................     24.6       15.0       30.6       29.3       48.3
     Net proceeds from long-term debt..........................     49.9      126.3       66.6       21.3       25.4
     Payments of long-term debt................................    (47.8)     (59.5)     (55.8)     (24.0)     (51.2)
     Other.....................................................     (4.8)      (4.9)      (6.3)      (3.5)       0.3
                                                                  ------     ------
     Cash provided by financing activities.....................     21.9       76.9       35.1       23.1       22.8
                                                                  ------     ------
     Increase (decrease) in cash...............................   $ (1.7)    $  1.4     $ (1.2)    $  1.9     $ (1.6)
                                                                  ======     ======

---------------
(1) Consists principally of provisions for depreciation and amortization, landfill closure and post-closure costs, doubtful accounts, potentially unrealizable acquisition costs, and deferred income taxes.

     Allied's capital expenditure and working capital requirements have increased significantly, reflecting Allied's rapid growth by acquisition and development of revenue producing assets, and will increase further as Allied continues to pursue its business strategy. During 1995, Allied acquired 18 businesses in 6 states for approximately $45.3 million of which approximately $24.3 million of such consideration was paid in Common Stock and $7.8 million was paid in seller notes. Total annualized revenues of those operations are approximately $33 million. These amounts include one landfill acquired for approximately $9.9 million with estimated annual revenues of $3.7 million. Subsequent to December 31, 1995, Allied purchased 16 operating solid waste businesses with estimated annual revenues of $65.1 million for an aggregate purchase price of approximately $101.7 million of which approximately $72.7 million of such consideration was paid in Common Stock. These amounts include one acquisition in a new market for approximately $82 million which accounted for approximately $42 million in annual revenues. For calendar year 1996, Allied estimates it will have an annual cash requirement of approximately $1.2 million for preferred stock dividends and approximately $23 million for interest costs. For the calendar year 1996, Allied expects to spend approximately $58 million for capital expenditures, $40 million of which is expected to relate to existing operations in order to maintain current revenue streams and $18 million of which is expected to relate to operations anticipated to result in growth in revenue streams. As Allied continues to acquire waste operations, additional capital amounts will be required during 1996 for the capital expenditure requirements related to those acquired businesses.

     Allied is also required to provide financial assurances to governmental agencies under applicable environmental regulations relating to its landfill operations. These financial assurances include the use of a captive insurance subsidiary, performance bonds, letters-of-credit and trust deposits required principally to secure Allied's estimated landfill closure and post-closure obligations and collection contracts. At June 30, 1996, Allied had outstanding approximately $1.6 million in captive insurance contracts, $24 million of performance bonds, approximately $20.3 million in letters-of-credit and approximately $0.2 million of trust deposits. Allied expects that financial assurance obligations will increase in the future as it acquires and expands its activities and that a greater percentage of the financial assurances will be provided through the captive insurance subsidiary and letters-of-credit.

     In January 1994, Allied issued $100 million of its 10 3/4% senior subordinated notes (the "1994 Notes"). The net proceeds from the sale of the 1994 Notes after underwriting discount and other expenses, were approximately $95 million. On July 31, 1996, Allied completed a tender offer (the "Tender Offer") and purchase of substantially all of the 1994 Notes at the redemption price of $1,157.50 per $1,000 principal amount. In connection with the Tender Offer, Allied estimates that it will recognize an extraordinary charge of $11 million ($18 million before income tax effect) in the third quarter of 1996. Allied also received a consent from a majority of the holders of the 1994 Notes to eliminate all substantive financial covenants associated with the remaining 1994 Notes.

     Simultaneous with the redemption and consent on July 31, 1996, Allied closed a new $300 million revolving credit facility (the "Credit Facility") agented by Credit Suisse which added 11 new banks to its existing six-bank Credit Agreement. The Credit Facility, subject to certain limitations, provides for revolving loans up to $300 million based on certain financial ratios of Allied and for standby letters-of-credit of up to $50 million. The revolving credit facility may be used to repay existing debt, make acquisitions of solid waste companies and for general corporate purposes. The letter-of-credit facility may be used to provide financial assurances of landfill closure and post-closure obligations. Loans outstanding under the revolving credit facility are payable in July 1999, whereas letters-of-credit may expire no later than one year after the maturity date, subject to certain provisions. The Credit Facility contains a number of covenants that, among other things, require Allied to maintain certain financial ratios, and limit Allied's ability to make acquisitions and purchase fixed assets above certain amounts, incur additional secured indebtedness, transfer or sell assets, create liens, pay dividends except on certain preferred stock, make optional payments on certain subordinated indebtedness (including the 1994 Notes), enter into certain transactions with affiliates or enter into a merger, consolidation or sale of substantially all its assets. The Credit Facility is secured by a pledge of the stock of substantially all of Allied's subsidiaries and a lien on substantially all of Allied's personal property.

     During 1995, Allied offered to holders of all of its Series D, 9% and $90 convertible preferred stock and its 6% Convertible Subordinated notes an inducement to exercise their conversion option to receive Common Stock. The inducement consisted of the payment of dividends and interest that the holders of these securities would have received from the date of conversion through the first call or redemption date of each security. In total, 7,757,056 shares of Common Stock were issued upon conversion. All of the $90 Preferred Stock was converted, substantially all of the Series D Preferred Stock and 6% Convertible Subordinated notes were converted, and all but 5,029 shares of the 9% Preferred Stock was converted. Accordingly, Allied's annual dividend and interest requirements decreased by approximately $2.7 million and $0.8 million, respectively. The inducement resulted in a 1995 conversion fee charge of approximately $2.2 million paid in 284,696 shares of Common Stock which was charged to the 1995 statement of operations.

     On January 24, 1996, Allied completed a public offering of 7.6 million shares of Common Stock for approximately $48 million net of $5.2 million in underwriter discounts, commissions and offering costs. The net proceeds from the offering were used to repay amounts outstanding under the Credit Agreement and for other general corporate purposes.

     Allied has lease facilities (the "Lease Facilities") that allow it to enter into equipment leases at rates ranging from similar term treasury note rates plus 2.5% to 3.5% for terms of 36 to 84 months. At June 30, 1996, Allied had equipment leases outstanding of $37.5 million and available lease commitments of approximately $9.6 million.

     Allied expects that Subtitle D and other regulations that apply to the non-hazardous waste disposal industry will require Allied, as well as others in the industry, to alter operations and to modify or replace existing facilities. Such expenditures have been and will continue to be substantial. Further regulatory changes could accelerate expenditures for closure and post-closure monitoring and obligate Allied to spend sums in addition to those presently reserved for such purposes. These factors, together with the other factors discussed above, could substantially increase Allied's operating costs and impair Allied's ability to invest in its facilities.

     Allied intends to meet its future capital expenditures and working capital requirements with cash flow from operations, borrowings under the Credit Facility and the Lease Facilities. Allied may need to raise additional capital to fund the acquisition and integration of additional solid waste businesses. Allied may raise such funds through lease financings, bank financings or public or private offerings of its debt and equity securities. There can be no assurance that Allied will be able to secure such funding, if necessary, on favorable terms, if at all. If Allied is not successful in securing such funding, Allied's ability to pursue its business strategy may be impaired and results of operations for future periods may be negatively affected.

     In connection with the consummation of the Transactions, Allied will enter into the Senior Financing and will issue the Senior Subordinated Notes. See "The Transaction -- Financing of the Transaction."

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     This Proxy Statement contains certain statements that are "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements include, among other things, the discussions of Allied's business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of the operations of the Acquired Subsidiaries and achievement of cost and expense savings, synergies and other economic benefits in connection therewith. (Forward looking statements are included in "Summary," "Summary Financial Information," "the Transactions," "Pro Forma Combined Financial Statements," "Supplemental Financial Information," "Allied Management's Discussion and Analysis of Financial Condition and Results of Operations," "Acquired Subsidiaries' Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of Allied," "Business of the Acquired Subsidiaries" and elsewhere in this Proxy Statement.) Although Allied believes that the expectations reflected in such Forward Looking Statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, number of acquisitions and projected or anticipated benefits from acquisitions made by or to be made by Allied, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results. All phases of Allied operations are subject to a number of uncertainties, risks and other influences, many of which are outside the control of Allied and any one of which, or a combination of which, could materially affect the results of Allied's operations and whether the Forward Looking Statements made by Allied ultimately prove to be accurate. Such important factors ("Important Factors") that could cause actual results to differ materially from Allied's expectations are disclosed in this section and elsewhere in this report. All subsequent written and oral Forward Looking Statements attributable to Allied or persons acting on its behalf are expressly qualified in their entirety by the Important Factors described below that could cause actual results to differ from Allied's expectations.

     Competition. The solid waste collection and disposal business is highly competitive and requires substantial amounts of capital. Allied competes with numerous waste management companies, a number of which have significantly larger operations and greater resources than Allied. Allied also competes with those counties and municipalities that maintain their own waste collection and disposal operations. Forward Looking Statements assume that Allied will be able to effectively compete with the other waste management companies.

     Availability of Acquisition Targets. Allied's ongoing acquisition program is a key element of its expansion strategy. In addition, obtaining landfill permits has become increasingly difficult, time consuming and expensive. There can be no assurance, however, that Allied will succeed in obtaining landfill permits or locating appropriate acquisition candidates that can be acquired at price levels that Allied considers appropriate and that reflect historical prices. The Forward Looking Statements assume that a number of acquisition candidates and landfill properties sufficient to meet Allied's goals will be available for purchase and that Allied will be able to complete the acquisition at prices that Allied has experienced in the past two years.

     Integration. Allied's financial position and results of operations depend to a large extent on the integration of the businesses of the Acquired Subsidiaries, recently acquired businesses and other businesses to be acquired. The Forward Looking Statements assume that integration of acquired companies, including the internalization of waste and other synergies, will require up to 18 months from the date the acquisition closes. In preparing estimates regarding the integration of businesses, assumptions have been made regarding the elimination of certain operating costs and selling, general and administrative expenses, the allocation of purchase price to assets acquired and the net book value of assets subsequent to acquisition. Failure to achieve effective integration and the estimated financial impact in the anticipated time period or at all could have a material adverse effect on Allied's future results of operations.

     Ongoing Capital Requirements. To the extent that internally generated cash and cash available under Allied's existing credit facilities and the Senior Financings are not sufficient to provide the cash required for future operations, capital expenditures, acquisitions, debt repayment obligations and/or financial assurance obligations, Allied will require additional equity and/or debt financing in order to provide such cash. The Transactions will cause Allied to incur significant debt obligations and debt service costs. The Forward Looking Statements assume that Allied will be able to generate cash and raise the capital necessary to finance such requirements at rates that are as good as or better than those currently available in the market place. There can be no assurance, however, that such financing will be available or, if available, will be available on terms consistent with the assumptions made by Allied.

     Economic Conditions. Allied's business is affected by general economic conditions. The Forward Looking Statements assume that Allied will be able to achieve internal volume and price growth which is not impacted by an economic downturn. There can be no assurance that an economic downturn will not result in a reduction in the volume of waste being disposed of at Allied's facilities and/or the price that Allied can charge for its services.

     Weather Conditions. Protracted periods of inclement weather may adversely affect Allied's operations by interfering with collection and landfill operations, delaying the development of landfill capacity and/or reducing the volume of waste generated by Allied's customers. In addition, particularly harsh weather conditions may result in the temporary suspension of certain of Allied's operations. The Forward Looking Statements assume that such weather conditions will not occur.

     Dependence on Senior Management. Allied is highly dependent upon its senior management team. In addition, as Allied continues to grow, its requirements for operations management with waste industry experience will also increase. The availability of such experienced management is not known. The Forward Looking Statements assume that experienced management will be available when needed by Allied at compensation levels that are within industry norms. The loss of the services of any member of senior management or the inability to hire experienced operations management could have a material adverse effect on Forward Looking Information.

     Influence of Governmental Regulation. Allied's operations are subject to and substantially affected by extensive federal, state and local laws, regulations, orders and permits, which govern environmental protection, health and safety, zoning and other matters. These regulations may impose restrictions on operations that could adversely affect Allied's results, such as limitations on the expansion of disposal facilities, limitations on the disposal of out-of-state waste or certain categories of waste or mandates regarding the disposal of solid waste. Because of heightened public concern, companies in the waste management business may become subject to judicial and administrative proceedings involving federal, state or local agencies. These governmental agencies may seek to impose fines or revoke or deny renewal of operating permits or licenses for violations of environmental laws or regulations or to require remediation of environmental problems at Allied facilities or nearby properties, or resulting from transportation or predecessors' transportation and collection operations, all of which could have a material adverse effect on Allied. Liability may also arise from actions brought by individuals or community groups in connection with the permitting or licensing of operations, any alleged violations of such permits and licenses or other matters. The Forward Looking Statements assume that there will be no materially negative impact on its operations due to government regulation.

     Potential Environmental Liability. Allied and the Acquired Subsidiaries may incur liabilities for the deterioration of the environment as a result of its operations. Any substantial liability for environmental damage could materially adversely affect the operating results and financial condition of Allied. Due to the limited nature of insurance coverage for environmental liabilities for Allied and the Acquired Subsidiaries, if additional liabilities were incurred for environmental damage, Allied's business and financial condition could be materially adversely affected. The Forward Looking Statements assume that Allied will not incur any material environmental liabilities other than those for which a provision has been recorded in the consolidated financial statements and disclosed in the notes thereto.

INFLATION AND PREVAILING ECONOMIC CONDITIONS

     To date, inflation has not had a significant impact on Allied's operations. Consistent with industry practice, most of Allied's contracts provide for a pass through of certain costs, including increases in landfill tipping fees and, in some cases, fuel costs. Allied therefore believes it should be able to implement price increases sufficient to offset most cost increases resulting from inflation. However, competitive factors may require Allied to absorb cost increases, resulting from inflation. Allied is unable to determine the future impact of a sustained economic slowdown.

SEASONALITY

     Allied believes that its collection and landfill operations can be adversely affected by protracted periods of inclement weather which could delay the development of landfill capacity or transfer of waste and/or reduce the volume of waste generated.

                               BUSINESS OF ALLIED

     Allied is a vertically integrated solid waste management company providing non-hazardous waste collection, transfer, recycling and disposal services to over 395,000 residential and commercial customers located primarily in the midwestern, southwestern and southeastern United States. Allied conducts its operations through 42 collection companies, 23 transfer stations, 20 landfills, and 9 recycling facilities in 12 states. Allied experienced significant increases in revenues and operating income due primarily to the acquisition of 86 solid waste businesses since the beginning of 1992 through June 1996.

INDUSTRY BACKGROUND

     According to the National Solid Wastes Management Association, the solid waste industry was estimated to have had revenues of $32 billion in 1995. The industry is highly fragmented, with the three largest companies accounting, in 1995, for approximately 33% of revenues, seven mid-sized public companies accounting for approximately 4% of revenues, and several thousand municipalities and independent collection firms accounting for approximately 63% of revenues. The industry has been consolidating in recent years as a result of increased capital requirements arising primarily from stringent environmental and other governmental regulations. Allied expects the trend toward consolidation to continue as many independent landfill and collection operators, including municipalities, lack the capital resources, management skills and technical expertise necessary to operate in compliance with such regulations.

     According to trade group data, there were approximately 3,000 municipal solid waste landfills in the United States in 1995. Allied believes that approximately 80% of solid waste landfills are owned by municipalities, 15% by private companies and 5% by the federal and state governments. These landfills vary greatly in size and capacity. Allied believes that the estimated 800 privately owned landfills, of which approximately 300 are owned by the three largest national solid waste companies, represent approximately 50% of disposal capacity in the United States.

     Subtitle D requires landfill operators to upgrade existing disposal facilities by imposing requirements in the areas of facility design and operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring as well as corrective action standards.

     As a result of these regulatory changes, a number of independent landfill operators and municipalities are discontinuing or privatizing landfill and collection operations. In some instances, industrial companies that had previously operated landfills have decided to sell or close such landfills rather than bring them into compliance with the new, more demanding regulations. The increasing requirements for capital, skilled management and technical expertise are, for small operators who cannot achieve economies of scale and integration, reducing margins and causing them to sell or close existing landfills. As a result, Allied expects continued availability of opportunities to acquire solid waste collection and disposal businesses. However, there can be no assurance of such continued availability.

STRATEGY

     Allied's objective is to continue to develop vertically-integrated operations centered around Allied-owned and/or operated landfills in selected markets. Allied believes vertical integration is important since a collection operation without a landfill could be subject to expensive third-party disposal costs while a landfill services company without collection capability might not be able to ensure a waste stream to its landfills. Landfill operations typically generate higher margins than transfer and collection operations. Allied expects to enhance profitability through acquisitions of complementary collection companies and transfer stations and internalization of the related waste flows to Allied-owned and/or operated landfills. Allied has formulated a strategy that focuses on significant regional areas and major population centers in which fundamental changes are anticipated to take place or in which landfill ownership is likely to provide the key to market penetration and are characterized by one or more of the following criteria: (i) the availability of permitted and underutilized landfill capacity located either close to or outside of, but within economic range of (50 to 150 miles), a major population center, (ii) disposal fees that justify long transportation distances, (iii) near or medium-term scheduled closures of close-in landfills, (iv) a shift in landfill ownership from public to private and (v) rural landfills that are likely to provide the opportunity to achieve a significant presence in the local/rural market. Implementation of the following four-phase strategy enables Allied to consolidate local collection and disposal operations and to supplement those operations with waste streams from larger markets:

     Phase One. Allied identifies a market that contains one or more landfills that meets one or more of its initial criteria.

     Phase Two. After a market has been identified, Allied seeks to acquire waste collection companies serving the market with the objective of developing a captive waste stream to increase utilization of the landfill. Generally, Allied pursues the acquisition of collection companies that (i) have well-established residential or commercial collection routes and accounts, (ii) own and operate transfer stations and recycling facilities or (iii) do not own landfills and are thus vulnerable to volatile landfill pricing in a changing regulatory environment.

     Phase Three. Allied acquires "tuck-in" collection companies and transfer stations to increase the waste stream directed to its landfills and seeks to obtain permits to expand the capacity of its landfills or acquires additional landfill capacity in adjacent markets to accommodate increasing volumes.

     Phase Four. Immediately subsequent to acquisition, Allied begins to integrate the acquired company into its operating and control systems by (i) appointing a new board of directors and executive officers, (ii) establishing new bank accounts and cash control procedures, (iii) executing an operating plan, (iv) implementing Allied operating policies and procedures (including the consolidation and rationalization of routes and pricing), (v) converting the acquired company to common accounting, data processing and management reporting systems and (vi) beginning to divert waste previously disposed at third-party landfills to Company-owned and/or operated landfills. In the typical new market entry Allied retains the principals and management of the companies it acquires in order to benefit from the local operating knowledge and goodwill that have been developed.

     Allied acquired 12 businesses in 1992, 21 businesses in 1993, 21 businesses in 1994, 18 businesses in 1995 and 14 businesses subsequent to 1995. Allied seeks to acquire companies consistent with its business strategy. Included in the 86 acquisition transactions are 78 collection operations, 12 landfills and 20 transfer stations and/or material recycling facilities located in 12 states. Eight of the acquisitions represent new market entries whereas the remaining acquisitions represent tuck-ins to markets in which Allied was present.

     Allied also seeks to develop and expand its permitted landfill capacity. Allied's goal is to maintain at least ten years of permitted air space capacity in its landfills. Currently, Allied's landfills have a combined permitted capacity of approximately 582 million gate yards with estimated remaining lives, based on current waste flows, that range from 3 to over 75 years, and an estimated average remaining life of greater than 25 years. Allied's landfills and recent landfill expansion projects are located near large concentrations of waste generation or waste collection operations owned by Allied.

WASTE COLLECTION, TRANSFER AND RECYCLING SERVICES

     Allied provides waste collection services to approximately 265,000 residential and 130,000 commercial customers in Arizona, Colorado, Georgia, Illinois, Indiana, Missouri, Nebraska, New Mexico, North Carolina, South Carolina, Texas and Wyoming. Allied's waste collection operations involve collecting and transporting non-hazardous waste from the point of generation to the site of disposal. Allied's in-service waste collection fleet includes approximately 660 trucks, with an average age estimated by Allied to be approximately seven years. Vehicles are replaced, on average, every 9 to 12 years. In addition, Allied generally supplies each customer containers that it uses to provide collection services.

     The following table provides the percentage that each service line contributes to total collection, transfer and recycling revenues:

                                                     YEAR ENDED DECEMBER 31,       SIX MONTHS
                                                    -------------------------         ENDED
                                                    1993      1994      1995      JUNE 30, 1996
                                                    -----     -----     -----     -------------
     Residential services.........................   11.6%     13.8%     18.0%         18.2%
     Commercial services..........................   80.8      70.9      63.7          66.9
     Transfer services............................    5.0      12.9      13.7           8.8
     Recycling services...........................    2.6       2.4       4.6           6.1
                                                    -----     -----     -----         -----
               Total..............................  100.0%    100.0%    100.0%        100.0%
                                                    =====     =====     =====         =====

     Residential Services. Allied's residential operations involve curbside collection and transportation of refuse to a landfill or transfer station. Allied provides service to residential households pursuant to individual monthly subscriptions or long-term contracts with municipal governments. Residential subscription customers, which provided approximately 70% of Allied's residential collection services revenues for the six months ended June 30, 1996 and municipal contracts, which provided approximately 30% of Allied's residential collection services revenues for the same period, provide Allied with a reliable source of revenues. Allied generally seeks to obtain municipal contracts which enhance the efficiency and profitability of Allied's operations as a result of the density of collection customers within a given area.

     Commercial Services. Allied provides commercial containers, ranging in size from one to eight cubic yards, or "roll-off" containers, ranging in size from 20 to 40 cubic yards, to commercial customers. Contracts for commercial containers typically have terms of up to five years, generally may not be terminated by the customer prior to the end of the term and commonly have automatic renewal options. Fees relating to these contracts are determined by such factors as collection frequency, type of equipment furnished and the type and volume or weight of the waste collected. Contracts for roll-off containers are negotiated on an individual contract basis and may provide for temporary (such as the removal of waste from a construction site) or ongoing services. Fees relating to Allied's roll-off containers are based on frequency of collection, size or weight of the waste collected and the distance traveled to the disposal site.

     Transfer Services. Allied operates 23 transfer stations, of which 17 are owned and the remaining 6 are leased or operated under long-term agreements. Transfer stations are frequently used where landfills are located a long-distance from collection routes. At transfer stations, solid waste collected from customers by Allied and third parties is compacted and transferred to larger vehicles and transported primarily to Allied-owned and/or operated landfills. This procedure reduces collection costs by improving the efficiency of collection personnel and equipment and increases the market area that Allied's landfills can serve. It also substantially reduces the travel time incurred by collection vehicles between the collection route to the landfill. Fees are generally based on the type, volume or weight of the waste transferred and the transport distance involved. Allied believes that as regulations result in the closure of many landfills, transfer stations will increasingly be used as an efficient means to transport waste over longer distances to available landfills. Transfer stations are also used in providing waste reduction and recycling services, which are being increasingly mandated by government regulation.

     Recycling Services. Allied provides curbside commercial collection of recyclable material to customers and operates material recovery and waste reduction facilities located in many states in which it conducts business. Such operations have not constituted in the past, and do not presently constitute, a material portion of Allied's business. Charges for such services are generally made on the basis of the service provided and are generally not dependent on the price, nature or content of the material to be recycled.

LANDFILLS

     Operating Landfill Properties. Allied operates 20 non-hazardous solid waste landfills, 13 of which it owns and seven of which it operates for municipalities. Nineteen of these landfills accept municipal solid waste; one landfill accepts construction and demolition materials only. Certain of the landfills also accept lesser amounts of other non-hazardous special waste, including utility ash, asbestos and non-hazardous contaminated soils.

     Based on current waste volumes, and assuming no expansion of permitted airspace, the Upper Rock Island, Brickyard, Taylor County, Pen-Rob, Butler County, Show-Me and Northeast Nebraska Solid Waste Coalition landfills have a permitted capacity that Allied estimates will allow them to remain in operation for at least 30 years. The County Line, Archuleta County, Newton County, Streator Area, RCS, Illinois Landfills, Inc. and Lemons landfills have permitted capacity allowing them to remain in operation for approximately 10 to 30 years. These 14 landfills and the Buckeye facility (which is currently under development and is expected to begin accepting waste in 1997) comprise most of Allied's permitted capacity of approximately 582 million gate yards. The remaining Allied-owned landfill, Apache Junction, has a relatively small permitted capacity (assuming no expansion) of approximately 3 years. The remaining landfills are operated under agreement with the owner, usually a municipality, and have either specific terms which in some cases include renewal options. Based on current waste flows, Allied estimates that the average remaining life of its landfills is greater than 25 years.

     Other Landfill Properties. In addition to the landfills Allied owns and currently operates, Allied is pursuing the development of landfills on four sites. In April 1993, Allied entered into a lease agreement with Wayne County, Missouri to lease landfill property owned by the county. The lease expires in 2023 and pertains to a 94 acre landfill site previously operated by the county. Although no waste is currently delivered to the site, Allied is seeking a significant modification permit from the Missouri Department of Natural Resources in order to increase the efficiency of this facility. In December 1994, Allied entered into a lease agreement with the Buckeye Pollution Control Corporation (a municipal corporation) to lease landfill property in Buckeye, Arizona. The lease expires in 2054 with an option to renew for another 60 years and pertains to a 305 acre landfill site. Allied has begun construction and expects to begin accepting waste in 1997. In June 1995, Allied entered into an option to acquire a landfill property owned by a private party on a 225 acre site located in Lee County, Illinois. Allied has received a siting permit from the county and is seeking a permit from the Illinois Environmental Protection Agency. In June 1996, Allied entered into an option agreement with a group of private parties to acquire a fully permitted landfill property located on 854 acres in Brunswick County, Virginia. The option can be exercised by Allied once the landfill commences operations by accepting waste.

     In October 1993, Allied closed two of its facilities located in Milford and Donovan, Illinois. Each of the landfills reached permitted capacity, and Allied instituted closure procedures prior to the implementation of Subtitle D. Allied also stopped receiving waste at its Fremont and Norfolk, Nebraska landfills in October 1993 and 1995, respectively, and instituted closure procedures.

MARKETING AND SALES

     Each of Allied's ten districts has a staff responsible for sales and marketing. Allied's policy is to visit each commercial account at least once, and up to twelve times, each year depending upon its size. In addition to calling on existing customers, each salesperson calls upon potential customers within a specified territory in each service area.

     In addition to its sales efforts directed at commercial and industrial customers, Allied has or intends to hire a municipal marketing coordinator in each service area in which it has municipal contracts. The municipal marketing coordinators are responsible for interfacing with each municipality or community to which Allied provides residential service to assure customer satisfaction. In addition, the municipal coordinators organize and handle bids for new municipal contracts in their service area.

COMPETITION

     The non-hazardous waste collection and disposal industry is highly competitive and requires substantial capital and human resources. The industry is led by five national waste companies, WMX Technologies, Inc. ("Waste Management"), Browning-Ferris Industries, Inc., Laidlaw Inc., Republic Industries, Inc., and USA Waste Services, Inc. and includes numerous local and regional companies of varying sizes and competitive resources such as United Waste Systems, Inc., Superior Services, Inc. and Mid-American Waste Systems. The national waste management companies and several large regional waste management companies have significantly greater resources than Allied. Allied also competes with those counties and municipalities that maintain their own waste collection or disposal operations. These municipalities may have financial advantages through their access to tax revenues and tax-exempt financing and their ability to mandate the disposal of waste collected within the jurisdiction at the municipal facility. Allied may also experience competition from companies using alternative methods of managing solid waste streams, such as incineration.

     Allied competes for collection accounts primarily by charging a competitive price and offering quality service. Allied also believes that its tipping fees and the location of its landfills provide competitive alternatives for solid waste disposal.

     The industry is undergoing significant consolidation, and Allied encounters competition in its efforts to acquire independent collection operations, landfills and transfer stations and to develop landfills. Accordingly, it may become uneconomical for Allied to make further acquisitions, or Allied may be unable to locate suitable acquisition candidates, particularly in markets Allied does not already serve.

LIABILITY INSURANCE AND BONDING

     Allied carries general liability, comprehensive property damage, workers' compensation, employer's liability, directors' and officers' liability and other coverages it believes is customary to the industry. Allied also has environmental impairment liability insurance for all of its landfills except one owned and four operated sites. The environmental impairment insurance for all but one landfill is in the amount of $5 million in excess of a $1 million retention per claim made for the policy term. The remaining landfill coverage is in the amount of $2 million in excess of $1 million. An uninsured or underinsured claim could have a material adverse effect on Allied's financial condition.

     Allied is required to provide financial assurance to governmental agencies under applicable environmental regulations relating to its landfill and collection operations. These financial assurances include performance bonds, letters-of-credit, insurance contracts and trust deposits required principally to secure Allied's estimated landfill closure and post-closure obligations and collection contracts. At June 30, 1996 Allied had outstanding approximately $1.6 million in captive insurance contracts, $24 million of performance bonds, $20.3 million in letters-of-credit and $0.2 million of trust deposits. Allied expects that financial assurances will increase in the future as it acquires and expands its activities and that a greater percentage of the financial assurances will be comprised of letters-of-credit.

ENVIRONMENTAL AND OTHER REGULATIONS

     Allied is subject to extensive and evolving environmental laws and regulations. These regulations are administered by the EPA and various other federal, state and local environmental, zoning, health and safety agencies, many of which periodically examine Allied's operations to monitor compliance with such laws and regulations. Allied believes that there will be increased regulation and legislation related to the waste management industry and attempts to anticipate such future regulatory requirements to ensure compliance.

     Allied's operation of landfills subjects it to certain operational, monitoring, site maintenance, closure, postclosure and other obligations which could give rise to increased costs for monitoring and corrective measures. In connection with Allied's acquisition of existing landfills, it is often necessary to expend considerable time, effort and money to obtain permits required to increase the capacity of these landfills. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose civil or criminal penalties in case of violations. During the ordinary course of its landfill operations, Allied has from time to time received citations or notices from such authorities that its operations are not in compliance with applicable environmental regulations. Upon receipt of these citations or notices, Allied works with the authorities to resolve the issues raised by these citations or notices. Failure to correct the problems to the satisfaction of the authorities could lead to curtailed operations or closure of a landfill. Historically, Allied has satisfactorily addressed any issues or violations raised by these citations or notices and no such citations or notices have had a material adverse effect on Allied.

     Allied's operations are subject to regulation, principally under the following federal statutes:

     The Resource Conservation and Recovery Act of 1976, as amended. RCRA regulates the handling, transportation and disposal of hazardous and non-hazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes. On October 9, 1991, the EPA promulgated Solid Waste Disposal Facility Criteria for nonhazardous solid waste landfills under Subtitle D. Subtitle D includes location standards, facility design and operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring as well as corrective action standards, many of which had not commonly been in place or enforced previously at landfills. Subtitle D applies to all solid waste landfill cells that received waste after October 9, 1991, and, with limited exceptions, all landfills were required to meet these requirements by October 9, 1993. Landfills that were not in compliance with the requirements of Subtitle D on the applicable date of implementation were required to close. In addition, landfills that stopped receiving waste before October 9, 1993 were not required to comply with the final cover provisions of Subtitle D. Each state must comply with Subtitle D and was required to submit a permit program designed to implement Subtitle D to the EPA for approval by April 9, 1993. States may impose requirements for landfill units that are more stringent than the requirements of Subtitle D. Once a state has an approved program, it must review all existing landfill permits to ensure that they comply with Subtitle D. Allied believes that all of its operating facilities comply with the requirements of Subtitle D as implemented and enforced in the states in which such facilities are located.

     The Federal Water Pollution Control Act of 1972 (the "Clean Water Act"), as amended. This act establishes rules regulating the discharge of pollutants into streams and other waters of the United States (as defined in the Clean Water
Act) from a variety of sources, including solid waste disposal sites. If runoff from Allied's landfills or transfer stations may be discharged into surface waters, the Clean Water Act requires Allied to apply for and obtain discharge permits, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges. The permit program has been expanded to include stormwater discharges from landfills that receive, or in the past received, industrial waste. Allied has applied for the required permits. In addition, if development may alter or affect "wetlands," a permit may have to be obtained and certain mitigation measures may need to be undertaken before such development may be commenced. This requirement is likely to affect the construction or expansion of many solid waste disposal sites, including some owned or being developed by Allied. The Clean Water Act provides civil, criminal and administrative penalties for violations of its provisions.

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. CERCLA addresses problems created by the release or threatened release of hazardous substances into the environment. As interpreted by the courts, CERCLA's primary mechanism for remediating such problems is to impose strict, joint and several liability for cleanup of disposal sites on current owners and operators of the site, former site owners and operators at the time of disposal, and waste generators and parties who arranged for disposal at the facility. The costs of a CERCLA cleanup can be substantial. Liability under CERCLA is not dependent on the existence or disposal of "hazardous wastes," but can also be founded on the existence of even minute amounts of the more than 700 "hazardous substances" listed by the EPA.

     The Clean Air Act, as amended. The Clean Air Act provides for increased federal, state and local regulation of the emission of air pollutants. The EPA has construed the Clean Air Act to apply to landfills. On May 30, 1991, the EPA proposed a New Source Performance Standard and Emission Guidelines (the "Emission Guidelines") for solid waste landfills. If promulgated, these regulations would impose limits on air emissions from solid waste landfills. The Emission Guidelines propose two sets of emissions standards, one of which is applicable to all solid waste landfills that commence construction, reconstruction or modification after the date of proposal, and another which is applicable to all solid waste landfills that received waste or had the capacity to receive waste after November 8, 1987. If the proposed Emission Guidelines are adopted by the EPA, they must be implemented by the states. These guidelines, combined with the new permitting programs established under the recent Clean Air Act amendments, will likely subject solid waste landfills to new permitting requirements and, in some instances, require installation of methane gas recovery systems.

     The Occupational Safety and Health Act of 1970 ("OSHA"), as amended. OSHA establishes employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration, and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work, and the handling of asbestos, may apply to Allied's operations.

     Proposed Federal Legislation. In the future, Allied's collection, transfer and landfill operations may also be affected by legislation currently pending before Congress that would authorize the states to enact legislation governing interstate shipments of waste. Proposed federal legislation (passed by the U.S. Senate in May 1995 but still pending in the U.S. House of Representatives) would allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states, under certain circumstances, to reduce the amounts of waste exported to other states. If this or similar legislation is enacted, states in which Allied operates landfills could act to limit or prohibit the importation of out-of-state waste. Such state actions could adversely affect landfills within these states that receive a significant portion of waste originating from out-of-state.

     State Regulation. Each state in which Allied operates has laws and regulations governing solid waste disposal and water and air pollution and, in most cases, regulations governing the design, operation, maintenance and closure of landfills and transfer stations. Allied believes that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in their landfills. Many states have adopted, and Congress and the EPA are considering, legislative and regulatory measures to mandate or encourage waste reduction at the source and waste recycling.

     Allied's collection and landfill operations may be affected by the current trend toward laws requiring the development of waste reduction and recycling programs. For example, California, Florida, Georgia, Illinois, Indiana, Kentucky, Missouri, New Jersey, Pennsylvania, Ohio, South Carolina and West Virginia have recently enacted laws that will require counties to adopt comprehensive plans to reduce, through waste planning, composting and recycling or other programs, the volume of solid waste deposited in landfills within the next few years. A number of states have taken or propose to take steps to ban or otherwise limit the disposal of certain wastes, such as yard wastes, beverage containers, newspapers, unshredded tires, lead-acid batteries and household appliances into landfills.

     Allied has implemented its own environmental safeguards which respond to these governmental requirements. Additionally, Allied's policy is to obtain an environmental assessment prepared by an independent environmental consultant for all real estate acquired. There have been no significant fines levied against Allied for non-compliance with regulatory requirements, although two landfills, which were obtained as part of acquired businesses, have been identified by the EPA as potentially contaminated sites. Even though the EPA has not initiated procedures to have the sites placed on the National Priorities List, the EPA or the applicable state may require remedial action or seek recovery for remedial or response work conducted at these potentially contaminated sites.

EMPLOYEES

     Allied employs approximately 1,975 persons, 196 of whom are local managers or corporate executives, 1,481 of whom are operational employees and 298 of whom are clerical, data processing or other administrative employees. Certain employees of Allied's Illinois and Indiana operations are covered by collective bargaining agreements with the International Brotherhood of Teamsters and International Union of Operating Engineers. Allied believes relations with its employees are satisfactory.

FACILITIES AND OTHER PROPERTIES

     Allied's executive offices are located at 7201 E. Camelback Road, Suite 375, Scottsdale, Arizona 85251, where it leases 9,400 square feet of office space. Allied also maintains administrative offices in Arizona, Colorado, Georgia, Indiana, Illinois, Missouri, Nebraska, New Mexico, North Carolina, South Carolina, Texas and Wyoming. Allied owns or operates approximately 4,792 acres of landfill facilities, of which 1,835 acres have permits for use. Allied owns 12 transfer facilities and 5 transfer/recycling facilities in Georgia, Illinois, Indiana, Missouri, Nebraska and New Mexico. Allied also operates three recycling processing facilities in Illinois, Indiana and New Mexico, and 6 transfer facilities in Georgia and Missouri.

LEGAL PROCEEDINGS

     Allied is currently involved in certain routine litigation. Management believes that all such litigation arose in the ordinary course of business and that costs of settlements or judgments arising from such suits will not have a material adverse effect on Allied's consolidated financial position or results of operations.

     In the normal course of its business and as a result of the extensive governmental regulation of the nonhazardous waste industry, Allied may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on Allied or to revoke, or to deny renewal of, an operating permit held by Allied. From time to time, Allied also may be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of its landfills or transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which Allied operates.

     Prior to Allied's acquisition of CRX, an investigation of an unrelated manufacturing facility led to allegations that hazardous wastes were transported to and disposed of in CRX's Norfolk, Nebraska landfill. In January 1992, NDEQ, as agent for the EPA, published a preliminary assessment of the Norfolk landfill. The NDEQ recommended that the Norfolk landfill be referred to the NDEQ's Waste Recovery Section for groundwater monitoring and assessment. Subsequently, Allied, in cooperation with the NDEQ, agreed on a groundwater monitoring program. The initial tests indicated organic levels sufficient to warrant continued investigation to define the groundwater contamination, the area impacted and the action needed, and such investigation is ongoing. Allied has closed the Norfolk landfill, has proposed interim measures to mitigate and/or control further dispersal of the organics and is awaiting NDEQ approval of its proposal. A provision of $2,100,000, in excess of the closure and post-closure reserves recorded in the normal course of business, was made in Allied's 1994 Consolidated Financial Statements to recognize the estimated costs of additional closure, post-closure and remedial measures. Allied does not believe that the ultimate outcome of such action will require a material increase in the provision recorded in 1994 or materially affect Allied's consolidated financial position or results of operations.

     A site investigation, including groundwater testing, of CRX's Fremont, Nebraska landfill was performed in 1987 and 1988 by CRX and the NDEQ. At the conclusion of the investigation and evaluation, the NDEQ determined that groundwater was not sufficiently impacted to warrant further investigation. In December 1989, the landfill resumed its preinvestigation groundwater monitoring schedule, and, in addition, was required annually to sample and to analyze groundwater to test for the presence of volatile organic compounds. Tests for volatile organic compounds in December 1990 and quarterly groundwater sampling to date have shown no parameters exceeding regulatory limits. Allied, in cooperation with the NDEQ, closed the Fremont landfill in October 1993 and is conducting post-closure monitoring. Allied cannot, at this time, anticipate further actions of the NDEQ and, as a result, cannot determine if the NDEQ will require Allied to perform any additional actions.

     At this time, none of Allied's sites have been listed or proposed for listing on the National Priorities List, and Allied is not aware of any action or investigation by the EPA that would subject Allied to cleanup liability. Sites listed on the National Priorities List are subject to priority remedial action under the Superfund Program created by Congress as part of CERCLA. As a consequence of prior investigations, the Fremont and Norfolk landfills have been identified by the EPA as potentially contaminated sites. Before the EPA can place any such sites on the National Priorities List, which is a list created pursuant to CERCLA of sites needing long-term study and remedial action due to their potential effect on public health or the environment, notice to the public in the Federal Register and opportunity for public comment is required. The EPA has not published such notice with the Federal Register and opportunity for public comment is required. The EPA has not published such notice with respect to either site, and Allied has no reason to believe, at this time, that such a notice will be published. However, even absent listing on the National Priorities List, the EPA or the applicable state agency may require remedial action or seek cost recovery for remedial or response work conducted at a contaminated site.

                 ACQUIRED SUBSIDIARIES' SELECTED FINANCIAL DATA

     The selected historical financial data presented below as of August 31, 1995 and 1996 and for the three years ended August 31, 1996 are derived from the Acquired Subsidiaries' Financial Statements, which have been audited by Coopers & Lybrand, independent auditors. These selected financial data should be read in conjunction with "Acquired Subsidiaries' Management's Discussion and Analysis of Financial Condition and Results of Operations," Acquired Subsidiaries' Financial Statements and the notes thereto, included elsewhere herein.

                                                               YEAR ENDED AUGUST 31,
                                                     ------------------------------------------
                                                       1994             1995             1996
                                                     --------         --------         --------
                                                                   (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues...........................................  $714,765         $753,432         $763,534
Operating expenses(1)..............................   492,570          512,418          532,327
Selling, general and administrative(1).............    56,851           59,541           50,362
Depreciation and amortization expense..............    92,286           90,215           95,440
                                                     --------         --------         --------
Income from operations.............................    73,058           91,258           85,405
Interest expense...................................      (876)            (367)            (464)
Interest, dividend and other income................        91              264              298
                                                     --------         --------         --------
Income before income taxes.........................  $ 72,273         $ 91,155         $ 85,239
                                                     ========         ========         ========

                                                                            AUGUST 31,
                                                                     -------------------------
                                                                       1995             1996
                                                                     --------         --------
                                                                          (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital deficit............................................  $(25,666)        $ (1,861)
Fixed assets, net..................................................   569,868          566,560
Total assets.......................................................   873,893          918,327
Long-term debt, net of current portion.............................     2,821            1,895
Net investment by Laidlaw Inc......................................   641,937          708,787

---------------

(1) Gives effect to the combination of the operations constituting the Acquired Subsidiaries. See Note 1 to the Acquired Subsidiaries' Financial Statements.

                 ACQUIRED SUBSIDIARIES' MANAGEMENT'S DISCUSSION
         AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Pro Forma Combined Financial Statements," "the Acquired Subsidiaries' Selected Financial Data" and the Acquired Subsidiaries' Financial Statements and Notes thereto, included elsewhere therein.

RESULTS OF OPERATIONS

     The following table sets forth the percentage relationship that the various items bear to revenues and the percentage change in dollar amounts for the periods indicated.

                                                             YEAR ENDED AUGUST 31,
                                        ---------------------------------------------------------------
                                                             1995 COMPARED                1996 COMPARED
                                                                  TO                           TO
                                                             1994 % CHANGE                1995 % CHANGE
                                        1994       1995       IN AMOUNTS        1996       IN AMOUNTS
                                        -----      -----     -------------      -----     -------------
STATEMENT OF OPERATIONS DATA:
Revenues..............................  100.0%     100.0%          5.4%         100.0%          1.3%
Operating expenses....................   68.9       68.0           4.0           69.7           3.9
Selling, general and administrative
  expenses............................    8.0        7.9           4.7            6.6        (15.4)
Depreciation and amortization.........   12.9       12.0          (2.2)          12.5           5.8
                                        ------     ------                       ------
Income from operations................   10.2       12.1          24.9           11.2          (6.4)
Interest, dividends, and other........     --         --            --             --            --
                                        ------     ------                       ------
Income before income taxes............   10.2%      12.1%         26.1%          11.2%         (6.4)%
                                        ======     ======       ======          ======       ======
OTHER DATA:
EBITDA(1).............................   23.1%      24.1%          9.8%          23.7%           --%

---------------
(1) Allied has included EBITDA data (which are not a measure of financial performance under generally accepted accounting principles) because it understands such data are used by certain investors and creditors to determine the Acquired Subsidiaries historical ability to service its indebtedness.

YEARS ENDED AUGUST 31, 1996 AND 1995

     Revenues. Revenues in 1996 were $763.5 million compared to $753.4 million in 1995, an increase of 1.3%. The increase in revenues is due primarily to acquisitions, partially offset by lower revenues from the recycling business, due to a decline in commodity prices. Acquisitions added approximately $37 million of revenue while commodity price declines accounted for the majority of the net reductions in revenues of approximately $27 million.

     Cost of Operations. Cost of operations in 1996 was $532.3 million compared to $512.4 million in 1995, an increase of 3.9%. The increase was due to increased operating costs associated with acquisitions completed in the year. As a percentage of revenues, operating expenses increased to 69.7% in 1996 from 68.0% in 1995. The increase is due primarily to a decrease in revenues as a result of the sharp decline in commodity prices.

     Selling, General, and Administrative Expenses. SG&A expenses in 1996 were $50.4 million compared to $59.5 million in 1995. The decrease in SG&A is due primarily to cost control measures that were implemented as a result of the decline in commodity prices and a lower management fee allocation from the Laidlaw Sellers. As a percentage of revenues, SG&A decreased to 6.6% in 1996 from 7.9% in 1995.

     Depreciation and Amortization. Depreciation and amortization was $95.4 million in 1996 compared to $90.2 million in 1995. The increase is related to an increase in fixed and other assets during 1995 and 1996 from both acquisitions and capital expenditures. As a percentage of revenues, depreciation and amortization increased to 12.5% in 1996 from 12.0% in 1995. This increase is due primarily to the lower revenues associated with the decline in commodity prices.

YEARS ENDED AUGUST 31, 1995 AND 1994

     Revenues. Revenues in 1995 were $753.4 million compared to $714.8 million in 1994, an increase of 5.4%. The increase in revenues is due primarily to an increase in commodity prices and recycling volumes, and secondarily to acquisitions. Increased recycling volumes and commodity prices accounted for approximately $37 million of revenues growth while acquisitions accounted for approximately $7 million. Offsetting this increase were revenue declines due to divestitures and foreign exchange.

     Cost of Operations. Cost of operations in 1995 was $512.4 million compared to $492.6 million in 1994, an increase of 4.0%. The increases is due to the increased costs associated with acquisitions and operational cost increases due to inflation. As a percentage of revenues, operating expenses decreased to 68.0% in 1995 from 68.9% in 1994. The decrease is due primarily to revenue increases related to increased recycling volumes and commodity prices along with the divestiture of certain low margin operations in 1994.

     Selling, General and Administrative Expenses. SG&A expenses in 1995 were $59.5 million compared to $56.9 million in 1994. The increase in SG&A is due primarily to an increase in expenses associated with a larger sales force, partially offset by a decrease in management fees from the Laidlaw Sellers. As a percentage of revenues, SG&A remained relatively consistent at 7.9% in 1995 and 8.0% in 1994.

     Depreciation and Amortization. Depreciation and amortization was $90.2 million in 1995 compared to $92.3 million in 1994. The decrease is due mainly to the divestiture of certain some low margin operations in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The Acquired Subsidiaries currently operate as a division of the Laidlaw Sellers. Excess cash is routinely transferred to the Laidlaw Sellers and any financing requirements are provided by the Laidlaw Sellers. Accordingly, no cash or bank indebtedness balances are reported in the financial statements of the Acquired Subsidiaries. The Acquired Subsidiaries have historically generated sufficient cash flow from operating activities to service debt and lease payments and to fund acquisitions and capital expenditures.

                                                                         YEARS ENDED AUGUST 31,
                                                                -----------------------------------------
                                                                  1994            1995            1996
                                                                ---------       ---------       ---------
                                                                             (IN THOUSANDS)
NET CASH PROVIDED BY (USED IN):
Operating activities..........................................  $ 194,048       $ 196,695       $ 152,741
Investing activities..........................................    (55,743)       (117,700)       (131,272)
Financing activities..........................................   (138,305)        (78,995)        (21,469)
                                                                ---------       ---------       ---------
                                                                $      --       $      --       $      --
                                                                =========       =========       =========
OPERATING ACTIVITIES
Income before income taxes for the year.......................  $  72,273       $  91,155       $  85,239
Items not affecting cash:
  Depreciation and amortization...............................     92,286          90,215          95,440
  Other.......................................................      9,182           8,036          (5,431)
                                                                ---------       ---------       ---------
CASH PROVIDED BY OPERATING ACTIVITIES BEFORE FINANCING WORKING
  CAPITAL.....................................................    173,741         189,406         175,248
Cash provided by (used in) financing working capital: ........     20,307           7,289         (22,507)
                                                                ---------       ---------       ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES.....................  $ 194,048       $ 196,695       $ 152,741
                                                                =========       =========       =========
INVESTING ACTIVITIES
Purchase of fixed assets......................................  $ (60,467)      $(103,257)      $ (79,572)
Proceeds from sale of fixed and other assets..................      6,779           4,587           3,893
Purchase of other assets......................................       (187)             --          (6,392)
Expended on acquisitions......................................     (2,213)        (14,255)        (49,226)
Net (increase) decrease in long-term investments..............        345          (4,775)             25
                                                                ---------       ---------       ---------
NET CASH USED IN INVESTING ACTIVITIES.........................  $ (55,743)      $(117,700)      $(131,272)
                                                                =========       =========       =========
FINANCING ACTIVITIES
Repayment of long-term debt...................................  $  (3,430)      $  (2,655)      $    (507)
Net change in investment by Laidlaw Inc.......................   (134,875)        (76,340)        (20,962)
                                                                ---------       ---------       ---------
NET CASH USED IN FINANCING ACTIVITIES.........................  $(138,305)      $ (78,995)      $ (21,469)
                                                                =========       =========       =========

     The Acquired Subsidiareis are required to provide financial assurances to governmental agencies under applicable environmental regulations relating to its landfill operations. The financial assurances include performance bonds, letters of credit and trust deposits required principally to secure the Acquired Subsidiaries' landfill estimated closure and post-closure obligations and collection contracts. At August 31, 1996, the Acquired Subsidiaries had outstanding approximately $24.3 million in outstanding letters of credit. Additionally, the Acquired Subsidiaries' parent and its affiliates have provided financial assurances, guarantees and additional letters of credit in the aggregate amount of approximately $180 million for closure and post-closure activities and bid bonds. The Acquired Subsidiaries expect that financial assurance obligations will increase in the future as they acquires and expands their activities and landfills, and that a greater percentage of financial assurances will be comprised of letters of credit and insurance.

FOREIGN CURRENCY TRANSLATION

     A significant portion of the Acquired Subsidiaries' revenues are derived from their Canadian operations and as such are collected in Canadian dollars. The Acquired Subsidiaries report their financial condition in United States dollars and therefore are subject to fluctuations in the exchange rates between Canadian and US dollars. In the past three years, the Canadian dollar exchange rate has been somewhat static changing less than 2% year over year. For assets and liabilities, the Acquired Subsidiaries use the exchange rate as of the balance sheet date. For revenues and expenses, the Acquired Subsidiaries use a weighted monthly average exchange rate for the year.

INFLATION AND PREVAILING ECONOMIC CONDITIONS

     To date, inflation has not had a significant impact on the Acquired Subsidiaries' operations. Consistent with industry practice, most of the Acquired Subsidiaries' contracts provide for a pass through of certain costs, including increases in landfill tipping fees and in some cases, fuel costs. The Acquired Subsidiaries therefore believes they should be able to implement price increases sufficient to offset most cost increases resulting from inflation.

     In 1996, the market for certain of the Acquired Subsidiaries' recycled products, principally cardboard, aluminum and used office paper, experienced dramatic declines in prices. The sharp declines were due primarily to an over supply of material relative to demand. The imbalance with supply and demand is due mainly to two factors: 1) increasing commodity prices in 1994 and 1995 encouraging many new business to enter the recycling business; 2) mandatory recycling enacted by numerous municipalities and governments as part of their solid waste management programs. The Acquired Subsidiaries have taken several steps to mitigate their exposure to fluctuations in commodities prices. The Acquired Subsidiaries have instituted a value sharing program whereby the Acquired Subsidiaries are compensated for their collection, sorting, bailing and marketing services, and share the value of the commodity with their customer.

SEASONALITY

     Adverse winter weather moderately affects all of the Acquired Subsidiaries' operations during the second quarter. The main reason for this is reduced volumes of waste being received at Acquired Subsidiaries' facilities and higher operating costs associated with operating in sub-zero degree weather and high levels of snowfall.

                     BUSINESS OF THE ACQUIRED SUBSIDIARIES

     The Acquired Subsidiaries represent substantially all of the current non-hazardous solid waste business of Laidlaw. The Acquired Subsidiaries provide solid waste collection, compaction, disposal, recycling, resource recovery, transportation, and transfer services to commercial, industrial and residential customers in North America. Solid waste services are currently conducted primarily under the name "Laidlaw Waste Systems."

COMMERCIAL AND INDUSTRIAL SERVICES

     The Acquired Subsidiaries provide solid waste collection services from 118 terminals to approximately 260,000 commercial and industrial customers and apartment buildings in 17 states and six Canadian provinces. Approximately 260 salesmen are engaged solely in the retention and solicitation of new customers in the Acquired Subsidiaries' service areas.

     Disposal Services. The Acquired Subsidiaries operate 24 solid waste landfill sites in the United States and seven in Canada, of which 20 are owned, three are leased under long-term agreements and eight are operated for local government units. These landfills presently have unused permitted capacity of approximately 170 million cubic yards. The Acquired Subsidiaries apply for additional permits and increased acreage as the need arises, and management believes that an additional capacity of approximately 73 million cubic yards could be permitted in these sites.

     Transfer Stations. The Acquired Subsidiaries operate 18 transfer stations, three of which are operated under contract. Solid waste is collected and deposited at these stations by the Acquired Subsidiaries and other private haulers for compaction and loading into larger trailers for further transport by the Acquired Subsidiaries to a sanitary landfill site. The use of a transfer station reduces the cost of transporting waste from collection points to disposal sites.

     Residential Services. The Acquired Subsidiaries have contracts with approximately 220 municipalities in 14 states and approximately 220 municipalities in six Canadian provinces providing for the collection and transportation of solid waste from approximately 4.1 million residences. A municipal contract provides the Acquired Subsidiaries with the exclusive right to service all or a portion of that jurisdiction at contractually established rates over a specified period of time. At the end of the term of most municipal contracts, the Acquired Subsidiaries attempt to renegotiate the contract, and if unable to do so, rebid the contract on a sealed bid basis.

     Recycling and Resource Recovery. Usually in connection with its residential solid waste collection services, the Acquired Subsidiaries collect recyclable products at the curbside from approximately 2.9 million residences. The Acquired Subsidiaries annually provide over 360,000 tons of consumer newsprint to Avenor Inc. under a long term contract.

     The Acquired Subsidiaries operate 36 material recovery facilities to sort and bundle recyclables for sale to consumer products manufacturers using recycled paper, metal, plastics and glass.

     At 11 sanitary landfill sites, the Acquired Subsidiaries operate facilities which collect methane gas generated by decomposing solid waste and use the gas as a fuel to generate electricity, which is generally sold under long term contracts to public utilities. At one sanitary landfill site, the Acquired Subsidiaries collect and sell methane gas to third parties.

     Medical Waste. The Acquired Subsidiaries provide medical waste collection and disposal services to customers in four states and three provinces. To provide these services, it operates four transfer stations, one incinerator and one treatment facility.

COMPETITION

     Current management believes that no customer accounts for a material portion of the total solid waste services markets. The sources of the Acquired Subsidiaries' competition vary by locality and by type of service rendered, with competition coming from the other major waste services companies and the thousands of privately owned firms in North America which offer waste services. On a smaller scale, the Acquired

Subsidiaries compete with municipalities and larger plants which provide their own waste services. In acquiring new contracts and maintaining business, the Acquired Subsidiaries experience competition primarily in the areas of pricing and service.

REGULATION

     The collection and disposal of solid and hazardous wastes and the operation of sanitary landfills and transfer stations are subject to local, state, provincial and federal requirements which regulate health, safety, the environment, zoning and land-use. Operating permits are generally required for landfills, transfer stations, treatment and storage facilities and certain collection vehicles, and these permits are subject to revocation, modification and renewal. State, provincial and local regulations vary, but generally govern disposal activities and the location and use of facilities and also impose restrictions to prohibit or minimize air and water pollution. In addition, governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose fines in the case of violations.

     The Acquired Subsidiaries' businesses, particularly its solid waste landfill businesses, are significantly affected by federal, state, provincial and local environmental laws, including RCRA, the Clean Water Act, Clean Air Act and CERCLA, and similar state laws and related regulations and enforcement practices. Safety standards under the OSHA are also applicable to the Acquired Subsidiaries' businesses.

     RCRA regulates the handling, transportation and disposal of hazardous and nonhazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes. Management believes that all of its solid waste landfills are in compliance with these regulations.

     CERCLA, among other things, imposes financial liability on persons who are responsible for the release of hazardous substances into the environment. Present and past owners and operators of sites which release hazardous substances, as well as generators and transporters of the waste material, are jointly and severally liable for remediation costs and environmental damages.

EMPLOYEES

     The Acquired Subsidiaries engage approximately 5,700 employees and 220 owner/operators to provide its solid waste services. Approximately 1,550 of the employees are executive, supervisory, clerical and sales personnel. Approximately 57% of the remaining employees are represented by various collective bargaining groups. Management believes that its relations with its employees are excellent.

PROPERTIES

     The Acquired Subsidiaries provide solid waste services from 81 facilities in the United States and 89 in Canada, of which 36 and 32, respectively, are owned and the balance are leased or operated under contract. To provide these services, the Acquired Subsidiaries utilize approximately 2,900 waste collection vehicles, 496,000 containers and 5,500 stationary compactors.

LEGAL PROCEEDINGS

     The business of the Acquired Subsidiaries is continuously regulated by federal, state, provincial and local provisions that have been enacted or adopted, regulating the discharge of materials into the environment or primarily for the purpose of protecting the environment. The nature of the Acquired Subsidiaries' business results in it frequently becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues that are involved generally relate to applications for permits and licenses by the Acquired Subsidiaries and their conformity with legal requirements and alleged technical violations of existing permits and licenses. At August 31, 1996, subsidiaries of the Acquired Subsidiaries were involved in two proceedings of the latter type relating primarily to activities at waste treatment, storage and disposal facilities where management believes sanctions involved in each instance may exceed $100,000.

     In the United States, CERCLA imposes financial liability on persons who are responsible for the release of hazardous substances into the environment. Present and past owners and operators of sites, which release hazardous substances, as well as generators and transporters of the waste material, are jointly and severally liable for remediation costs and environmental damage. At August 31, 1996, subsidiaries of the Acquired Subsidiaries had been notified that they were potentially responsible parties in connection with 14 locations under CERCLA. The Acquired Subsidiaries continually reviews its status with respect to each location, taking into account the alleged connection to the location and the extent of the contribution to the volume of waste at the location, the available evidence connecting the subsidiary to that location and the numbers and financial soundness of other potentially responsible parties at the location. Based upon presently available information, the Acquired Subsidiaries do not believe that potential liabilities arising from its involvement with these locations will be material to the Acquired Subsidiaries' operations or financial condition.

     While the financial resolution of any of the above described matters may have an impact on the Acquired Subsidiaries' consolidated financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the consolidated financial position of the Acquired Subsidiaries.

     The consolidated federal income tax returns of the Acquired Subsidiaries for the fiscal years ended August 31, 1986, 1987 and 1988 have been under audit by the Internal Revenue Service. In March 1994, the Acquired Subsidiaries received a Statutory Notice of Deficiency proposing that the Acquired Subsidiaries pay additional taxes relating to disallowed deductions in those income tax returns. The principal issue involved relates to the timing and the deductibility for tax purposes of interest attributable to loans owing to related foreign persons. The Acquired Subsidiaries have petitioned the United States Tax Court (captioned as Laidlaw Transportation, Inc. & Subsidiaries et al v. Commissioner of Internal Revenue, Docket Nos. 9361-94 and 9362-94) for a redetermination of claimed deficiencies of approximately $50.3 million (plus interest of approximately $67.6 million as of August 31, 1996). In August 1996, the Acquired Subsidiaries received Revenue Agent's reports proposing that the Acquired Subsidiaries pay additional taxes of approximately $161.3 million (plus interest of approximately $105.7 million as of May 31, 1996) relating to disallowed deductions in federal income tax returns for the fiscal years ended August 31, 1989, 1990 and 1991 based on the same issues. The Acquired Subsidiaries intend to vigorously contest these claimed deficiencies. Although the final outcome cannot be predicted with certainty, Laidlaw management, based upon a thorough review of the facts and the advice of counsel, believes that the ultimate disposition of these issues will not have a materially adverse effect upon the Acquired Subsidiaries' consolidated financial position or results of operations.

                     MARKET PRICE DATA FOR THE COMMON STOCK

     The Common Stock is listed on Nasdaq/NMS under the symbol "AWIN." The high and low prices per share for the periods indicated were as follows:

                                                                       ALLIED
                                                                    COMMON STOCK
                                                                    ------------
                                                                    HIGH     LOW
                                                                    ----     ---
               Year ended December 31, 1994
                 First Quarter....................................    6      4 3/4
                 Second Quarter...................................           3 3/8
                                                                      5 1/8
                 Third Quarter....................................           3 1/4
                                                                      4 1/8
                 Fourth Quarter...................................           3 5/8
                                                                      5 1/2
               Year ended December 31, 1995
                 First Quarter....................................    5      3 3/4
                 Second Quarter...................................           4 3/4
                                                                      7 1/4
                 Third Quarter....................................   10      6 7/8
                 Fourth Quarter...................................           6 3/8
                                                                      9 5/8
               Year ended December 31, 1996
                 First Quarter....................................           6 1/2
                                                                      9 1/8
                 Second Quarter...................................           8 1/8
                                                                     10 1/8
                 Third Quarter....................................           6 13/16
                                                                      9 1/2
                 Fourth Quarter (through             , 1996)......

     All of the foregoing prices reflect interdealer quotations, without retail markups, markdowns or commissions.

     On October   , 1996, the last reported sales price for the Common Stock, as
quoted by Nasdaq/NMS was $          per share. As of October   , 1996, there
were approximately           record holders of the Common Stock.

                                DIVIDEND POLICY

     Allied has never paid dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends on the Common Stock is presently prohibited under the terms of certain of Allied's long-term indebtedness.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock at September 30, 1996 by: (i) each person who in known by Allied to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each of the director's names, (iii) each of Allied's executive officers not included in the information regarding the Board of Directors, and (iv) all Allied directors and executive officers as a group.

             NAME OF PERSON OR IDENTITY OF GROUP(1)                  NUMBER       PERCENT OF CLASS
-----------------------------------------------------------------  ----------     ----------------
Roger A. Ramsey..................................................     998,667(2)         1.7%
Thomas H. Van Weelden............................................   1,309,013(3)         2.2%
TPG Partners, L.P................................................  11,776,765           20.0%
TPG Parallel I, L.P.
  201 Main Street, Suite 2420
  Fort Worth, Texas 76102
J.P. Morgan & Company............................................   3,607,390            6.1%
  8 West 67th Street
  New York, New York 10018
Nolan Lehmann....................................................   1,545,889(4)         2.6%
Brian A. O'Leary.................................................   5,898,561           10.0%
Daniel J. Ivan...................................................      99,836(5)           *
Larry D. Henk....................................................     224,687(6)           *
H. Steven Uthoff.................................................     139,000(7)           *
Robert G. Reedy..................................................      70,326(8)           *
Alan B. Shepard..................................................      71,462(9)           *
William K. Reilly................................................      35,000(10)          *
John M. Lewis....................................................      35,000(10)          *
James G. Coulter.................................................  11,821,765(11)       20.0%
Jeffrey A. Shaw..................................................      35,000(10)          *
All directors and executive officers as a group
  (16 persons)(2)-(11)...........................................  17,745,353           29.1%

---------------
   * Does not exceed one percent.

 (1) Unless otherwise indicated, the address of each person or group listed above is 7201 East Camelback Road, Suite 375, Scottsdale, Arizona 85251.

 (2) Includes (i) 75,694 shares of Common Stock that are beneficially owned by an affiliate of Mr. Ramsey, and (ii) 640,188 shares of Common Stock that may be acquired on the exercise of options.

 (3) Includes 440,119 shares of Common Stock that may be acquired on the exercise of options and warrants.

 (4) Includes (i) 1,491,449 shares of Common Stock that are beneficially owned by an affiliate of Mr. Lehmann, and (ii) 45,000 shares of Common Stock that may be acquired on the exercise of options.

 (5) Includes 96,500 shares of Common Stock that may be acquired on the exercise of options.

 (6) Includes 179,800 shares of Common Stock that may be acquired on the exercise of options.

 (7) Includes 137,500 shares of Common Stock that may be acquired on the exercise of options and warrants.

 (8) Includes 45,000 shares of Common Stock that may be acquired on the exercise of options.

 (9) Includes 45,000 shares of Common Stock that may be acquired on the exercise of options.

(10) Represents shares of Common Stock that may be acquired on the exercise of options.

(11) Includes (i) 35,000 shares of Common Stock that may be acquired on the exercise of options and (ii) 11,776,765 shares of Common Stock which are beneficially owned by TPG Partners, L.P.

                          DESCRIPTION OF CAPITAL STOCK

     Pursuant to the Certificate of Incorporation, as amended, the authorized capital stock of Allied consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.10 per share. If the Amendment is approved, the authorized Common Stock will be increased to 200,000,000 shares. The following description of certain of Allied's securities is a summary, does not purport to be complete or to give effect to applicable statutory or common law and is subject in all respects to the applicable provisions of the Certificate of Incorporation and the information herein is qualified in its entirety by this reference.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share in the election of directors and on all other matters on which the stockholders are entitled or permitted to vote. Holders of Common Stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by Allied's Board of Directors out of funds legally available therefor. On liquidation or dissolution, holders of Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of Preferred Stock. Holders of Common Stock have no redemption, conversion or preemptive rights.

PREFERRED STOCK

     9% Preferred Stock. At September 30, 1996, 5,029 shares of 9% Cumulative Convertible Preferred Stock ("9% Preferred Stock") were outstanding, of 30,000 shares authorized. The remaining 9% Preferred Stock has been called for redemption as of November 4, 1996. Pursuant to the 9% Preferred Certificate of Designation, Preferences, Rights and Limitations (the "9% Certificate of Designation") the 9% Preferred Stock has a liquidation preference of $1,000 per share, subject to adjustment. In the event that dividends on the 9% Preferred Stock are six or more quarters in arrears, the holders of the 9% Preferred Stock may elect up to two directors to Allied's Board of Directors until dividends are paid. Dividends on the 9% Preferred Stock are $90.00 per annum and are cumulative and payable quarterly. On September 1, 1998 the dividends payable will increase from $90 to $140 per annum and will continue to increase at a rate of $2.50 per quarter thereafter. The 9% Preferred Stock is currently convertible into shares of Common Stock at the conversion price of $4.77 per share of Common Stock (209.644 shares of Common Stock per share of 9% Preferred Stock), subject to adjustment in the event of stock splits, dividends and recapitalizations involving the Common Stock.

     In accordance with the 9% Certificate of Designation, Allied has the right to redeem the 9% Preferred Stock on or after September 1, 1996, in whole or in part, at $1,000 per share together with accrued but unpaid dividends. Between September 1, 1996 and August 31, 1998 redemption may occur only if for 20 of the 30 consecutive trading days preceding Allied's notice of redemption, the closing price of the Common Stock equaled or exceeded 125% of the conversion price which is currently equal to $4.77.

     7% Preferred Stock. In April 1994, Allied authorized 100,000 shares of 7% Cumulative Convertible Preferred Stock ("7% Preferred Stock"), of which 9,914 shares were outstanding as of September 30, 1996. The shares of 7% Preferred Stock were issued in connection with the acquisition of Southern States. Pursuant to the 7% Preferred Certificate of Designation, Preferences, Rights and Limitations (the "7% Certificate of Designation"), the 7% Preferred Stock has no voting rights and ranks junior to the 9% Preferred Stock as to dividends and liquidation preference. The 7% Preferred Stock has a liquidation preference of $1,000 per share, subject to adjustment. Dividends on the 7% Preferred Stock are $70.00 per annum and are cumulative and payable quarterly. The first 9,963 shares of 7% Preferred Stock are currently convertible into shares of the Common Stock at the rate of $7.00 (142.857 shares of Common Stock per share of 7% Preferred Stock) per share of Common Stock, subject to adjustment in the event of stock splits, dividends and recapitalizations involving the Common Stock. The unissued shares of 7% Preferred Stock will be convertible into shares of Common Stock at 130% of the market price, as defined in the 7% Certificate of Designation.

     Under the 7% Certificate of Designation, Allied may redeem any part, on a pro rata basis, of the 7% Preferred Stock at any time after (i) April 27, 1997, or (ii) the market price for the Common Stock for 22 of the 30 immediately preceding trading days shall equal or exceed 200% of the conversion price.

SPECIAL PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND DELAWARE LAW

     The provisions of the Certificate of Incorporation and Allied's Bylaws summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by a stockholder.

     Pursuant to the Certificate, the Board of Directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Allied.

     The Bylaws provide that stockholders' nominations for the Board of Directors and proposals for other business to be transacted at stockholders' meetings must be timely received by Allied and must comply with specified form and content requirements. The Bylaws also provide that special meetings of stockholders may be called only by the Board of Directors or by a specifically authorized committee of the Board of Directors. The Certificate and the Bylaws provide that the Bylaws may be altered, amended or repealed only by the Board of Directors.

     Limitation of Director Liability. Section 102(b)(7) of the DGCL ("Section 102(b)") authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate limits the liability of directors to Allied or its stockholders to the fullest extent permitted by Section 102(b). Specifically, directors of Allied will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Allied or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     Indemnification. To the maximum extent permitted by law, the Certificate and the Bylaws provide for mandatory indemnification of directors, officers, employees and agents of Allied against all expenses, liabilities and losses to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of Allied. In addition, Allied must advance or reimburse directors and officers and may advance or reimburse employees and agents for expenses incurred by them in connection with indemnifiable claims.

     Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling person of Allied pursuant to the foregoing provisions, Allied has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Delaware Anti-Takeover Law. Section 203 of the Delaware ("Section 203") generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) with the corporation for a period of three years after the date on which the stockholder became an Interested Stockholder unless (i) prior to such date, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announce-ment or notification of one of certain extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the corporation's board of directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to such person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

     Section 203 defines the term Business Combination to encompass a wide variety of transactions with or caused by an Interested Stockholder, including transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, such as mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

     The provisions of Section 203, coupled with the Board of Director's authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of Allied. The provisions also could discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders. Allied's stockholders, by adopting an amendment to the Certificate, may elect not to be governed by Section 203 effective 12 months after such adoption. Neither the Certificate nor the Bylaws exclude Allied from the restrictions imposed by Section 203.

                               PROPOSED AMENDMENT

     The Board of Directors has adopted, and proposes that the stockholders of Allied approve, the Amendment, which would increase the authorized number of
shares of Common Stock from 100,000,000 to 200,000,000. On             , 1996,
there were           shares of Common Stock issued and outstanding, and
          shares reserved for future issuance on the exercise of Allied's
outstanding warrants and options and           shares issuable on conversion of
Allied's outstanding convertible debt and preferred stock. The Transactions involve the issuance or potential issuance of at least 35,000,000 shares of Common Stock. Thus, after completion of the Transactions, Allied will have no uncommitted shares of Common Stock available for future issuance. The Board of Directors believes that it is in the best interests of Allied to have additional shares of Common Stock available for issuance at its discretion for future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes. Except with respect to the shares of Common Stock issuable on the exercise of outstanding options and warrants or issuable upon the exercise of the Exercise Shares, Allied has no present plans for issuance of any of the additional shares of Common Stock to be authorized by the Amendment.

     The additional shares of Common Stock authorized by the Amendment will be available for issuance at any time in the future without further stockholder approval, unless such approval were required by law, as in the case of consolidations and certain statutory mergers, or by the rules of any securities exchanges on which the Common Stock were to be then listed. In the absence of additional authorization of Common Stock, significant future issuances could not be effected without the expense and delay associated with further action by stockholders. Holders of Common Stock have no preemptive right to purchase or otherwise acquire any shares of Common Stock that may be issued in the future. The DGCL does not vest the stockholders of a Delaware corporation with dissenter's rights with respect to the Transactions contemplated by the Amendment.

     If the Amendment is approved by the requisite vote, Allied will file a certificate of amendment to its Certificate of Incorporation with the Delaware Secretary of State promptly following the conclusion of the Special Meeting. The proposed Amendment will fix the number of shares of authorized Common Stock at 200,000,000 and will become effective on the date of filing with the Delaware Secretary of State.

APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Amendment.

BOARD OF DIRECTORS' RECOMMENDATIONS

     The Board of Directors believes that the proposal to approve an amendment to the Certificate of Incorporation is in the best interests of Allied stockholders and unanimously recommends that Allied stockholders vote "FOR" the Amendment.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to Allied's 1997 annual meeting of stockholders is required to submit such proposals to Allied on or before January 2, 1997.

                                 OTHER MATTERS

     The cost of soliciting proxies in the accompanying form will be borne by Allied. In addition to solicitations by mail, a number of regular employees of Allied may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. Allied will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock. Allied has retained Corporate Investor Communications, Inc. ("CIC") to perform solicitation services in connection with this Proxy Statement. For such services, CIC will receive a fee of up to $10,000 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this solicitation.

     The persons designated to vote shares covered by Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Special Meeting. Management does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the Special Meeting.

                                          By Order of the Board of Directors

                                          ROGER A. RAMSEY
                                          Chairman of the Board and Chief
                                          Executive Officer

                         INDEX TO FINANCIAL STATEMENTS

                                                                                         PAGE
                                                                                         -----
    I.  Allied Waste Industries, Inc.
             Report of Independent Public Accountants..................................    F-3
             Consolidated Balance Sheet -- December 31, 1994, 1995 and June 30,
               1996(unaudited).........................................................    F-4
             Consolidated Statements of Operations for the Three Years Ended December
               31, 1995 and the Six Months Ended June 30, 1995 and 1996 (unaudited)....    F-5
             Consolidated Statements of Stockholders' Equity for the Three Years Ended
               December 31, 1995 and the Six Months Ended June 30, 1995 and 1996
               (unaudited).............................................................    F-6
             Consolidated Statements of Cash Flows for the Three Years Ended December
               31, 1995 and Six Months Ended June 30, 1995 and 1996 (unaudited)........    F-7
             Notes to Consolidated Financial Statements................................    F-8
   II.  Pro Forma Combined Financial Statements
             Pro Forma Combined Balance Sheet -- June 30, 1996.........................   F-27
             Pro Forma Combined Statement of Operations for the Six Months Ended June
               30, 1996................................................................   F-28
             Pro Forma Combined Statement of Operations for the Year Ended December 31,
               1995....................................................................   F-29
             Notes to Pro Forma Combined Financial Statements..........................   F-30
  III.  Laidlaw Solid Waste Management Group
             Auditors' Report to the Directors of Laidlaw Inc..........................   F-33
             Balance Sheets as at August 31, 1996 and 1995.............................   F-34
             Statements of Operations for the Years Ended August 31, 1996, 1995 and
               1994....................................................................   F-35
             Statements of Cash Flows for the Years Ended August 31, 1996, 1995 and
               1994....................................................................   F-36
             Notes to Financial Statements.............................................   F-37
   IV.  Financial Statements of Pen-Rob, Inc.
             Report of Independent Public Accountants..................................   F-43
             Balance Sheet -- December 31, 1994........................................   F-44
             Statements of Operations for the Year Ended December 31, 1994.............   F-45
             Statement of Stockholders' Equity for the Year Ended December 31, 1994....   F-46
             Statement of Cash Flows for the Year Ended December 31, 1994..............   F-47
             Notes to Financial Statements.............................................   F-48
    V.  Financial Statements of Illinois Development Corporation
             Report of Independent Public Accountants..................................   F-51
             Balance Sheets -- December 31, 1994 and May 31, 1995 (unaudited)..........   F-52
             Statements of Operations for the Period From Inception (September 26,
               1994) to December 31, 1994 and the Five Months Ended May 31, 1995
               (unaudited).............................................................   F-53
             Statements of Stockholders' Equity for the Period From Inception
               (September 26, 1994) to December 31, 1994 and the Five Months Ended May
               31, 1995 (unaudited)....................................................   F-54
             Statements of Cash Flows for the Period From Inception (September 26,
               1994) to December 31, 1994 and the Five Months Ended May 31, 1995
               (unaudited).............................................................   F-55
             Notes to Financial Statements.............................................   F-56
   VI.  Financial Statements of Duckett Disposal, Inc.
             Report of Independent Public Accountants..................................   F-58
             Statements of Net Assets to be Sold -- December 31, 1994 and June 30, 1995
               (unaudited).............................................................   F-59
             Statements of Operating Revenues and Expenses for the Year Ended December
               31, 1994 and the Six Months Ended June 30, 1995 (unaudited).............   F-60
             Notes to Financial Statements.............................................   F-61

                                                                                         PAGE
                                                                                         -----
  VII.  Financial Statements of Brickyard Disposal and Recycling, Inc.
             Report of Independent Public Accountants..................................   F-64
             Balance Sheets -- September 30, 1993, 1994 and June 30, 1995
               (unaudited).............................................................   F-65
             Statements of Operations for the Year Ended September 30, 1993, 1994 and
               the Nine Months Ended June 30, 1995 (unaudited).........................   F-66
             Statements of Shareholder's Equity for the Year Ended September 30, 1993,
               1994 and the Nine Months Ended June 30, 1995 (unaudited)................   F-67
             Statements of Cash Flows for the Year Ended September 30, 1993, 1994 and
               the Nine Months Ended June 30, 1995 (unaudited).........................   F-68
             Notes to Financial Statements.............................................   F-69
 VIII.  Financial Statements of L and M Disposal, Inc.
             Report of Independent Public Accountants..................................   F-73
             Balance Sheets -- December 31, 1994 and March 31, 1995 (unaudited)........   F-74
             Statements of Operations for the Year Ended December 31, 1994 and the
               Three Months Ended March 31, 1995 (unaudited)...........................   F-75
             Statements of Shareholders' Equity for the Year Ended December 31, 1994
               and the Three Months Ended March 31, 1995 (unaudited)...................   F-76
             Statements of Cash Flows for the Year Ended December 31, 1994 and the
               Three Months Ended March 31, 1995 (unaudited)...........................   F-77
             Notes to Financial Statements.............................................   F-78
   IX.  Financial Statements of Service Waste, Inc.
             Report of Independent Public Accountants..................................   F-81
             Balance Sheet -- December 31, 1995........................................   F-82
             Statement of Operations for the Year Ended December 31, 1995..............   F-83
             Statement of Shareholders' Equity for the Year Ended December 31, 1995....   F-84
             Statement of Cash Flows for the Year Ended December 31, 1995..............   F-85
             Notes to Financial Statements.............................................   F-86
    X.  Financial Statements of Clayco Sanitation Company, Inc.
             Report of Independent Public Accountants..................................   F-88
             Balance Sheets -- June 30, 1995 and December 31, 1995 (unaudited).........   F-89
             Statements of Operations for the Year Ended June 30, 1995 and the Six
               Months Ended December 31, 1995 (unaudited)..............................   F-90
             Statements of Shareholders' Equity for the Year Ended June 30, 1995 and
               the Six Months Ended December 31, 1 995 (unaudited).....................   F-91
             Statements of Cash Flows for the Year Ended June 30, 1995 and the Six
               Months Ended December 31, 1995 (unaudited)..............................   F-92
             Notes to Financial Statements.............................................   F-93

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Allied Waste Industries, Inc.:

We have audited the accompanying consolidated balance sheets of Allied Waste Industries, Inc., (a Delaware Corporation) and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allied Waste Industries, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona
  February 26, 1996,
  (except with respect to matters discussed in Note 2 as to which the date is June 30, 1996).

                         ALLIED WASTE INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                   DECEMBER 31,
                                                                -------------------    JUNE 30,
                                                                  1994       1995        1996
                                                                --------   --------   -----------
                                                                                      (UNAUDITED)
ASSETS
Current Assets --
  Cash and cash equivalents...................................  $  5,223   $  4,016    $   2,435
  Accounts receivable, net of allowance of $2,326, $2,502 and
     $2,464 (unaudited).......................................    27,613     32,172       36,367
  Prepaid and other current assets............................     4,242      5,369        5,073
  Current portion of landfills................................     5,213      7,103        7,103
  Inventories.................................................     1,531      1,960        2,107
  Deferred income taxes.......................................     5,086      2,669        1,680
                                                                --------   --------     --------
          Total current assets................................    48,908     53,289       54,765
Property and equipment, net...................................   216,271    302,352      330,112
Goodwill, net.................................................    78,165     88,429       88,535
Other assets..................................................    13,531     14,636       28,674
                                                                --------   --------     --------
          Total assets........................................  $356,875   $458,706    $ 502,086
                                                                ========   ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities --
  Current portion of long-term debt to related parties........  $     --   $    121    $     121
  Current portion of long-term debt to unrelated parties......    21,718     37,460       28,625
  Accounts payable............................................    18,842     23,750       20,419
  Accrued interest............................................     4,945      5,995        5,879
  Other accrued liabilities...................................     9,423     14,028       13,900
  Unearned income.............................................     7,471      9,273       10,309
                                                                --------   --------     --------
          Total current liabilities...........................    62,399     90,627       79,253
Long-term debt to related parties, less current portion.......     1,000      1,862        1,804
Long-term debt to unrelated parties, less current portion.....   150,649    176,732      171,337
Convertible subordinated debt, net of discount, less current
  portion.....................................................    14,604      7,779        3,862
Deferred income taxes.........................................    22,440     25,649       23,769
Accrued closure and post-closure costs........................     6,902     10,530       10,280
Deferred royalties and other long-term obligations............     8,911      9,222       11,262
Commitments and contingencies
Stockholders' Equity --
  Preferred stock, aggregate liquidation preference of
     $63,501, $15,052 and $14,943 (unaudited).................        44          2            2
  Common stock................................................       252        474          585
  Additional paid-in capital..................................    92,735    134,326      194,380
  Retained earnings (deficit).................................    (3,059)     1,503        5,552
                                                                --------   --------     --------
          Total stockholders' equity..........................    89,972    136,305      200,519
                                                                --------   --------     --------
          Total liabilities and stockholders' equity..........  $356,875   $458,706    $ 502,086
                                                                ========   ========     ========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these balance sheets.

                         ALLIED WASTE INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
        (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)

                                                                                 SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 JUNE 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Revenues.............................  $  108,948   $  158,354   $  217,544   $  104,670   $  118,958
Cost of operations...................      68,374      100,186      119,238       58,585       65,699
Selling, general and administrative
  expenses...........................      18,278       32,564       36,708       16,607       18,464
Depreciation and amortization........      10,637       16,931       27,279       12,783       15,408
                                       -----------  -----------  -----------  -----------  -----------
  Operating income before
     pooling costs...................      11,659        8,673       34,319       16,695       19,387
Pooling costs........................          --           --        1,531           --        6,690
                                       -----------  -----------  -----------  -----------  -----------
  Operating income...................      11,659        8,673       32,788       16,695       12,697
Interest income......................        (310)      (1,073)        (716)        (474)        (142)
Interest expense.....................       7,633       13,441       11,316        5,974        4,567
Conversion fee on debt securities
  converted..........................          --           --           56           --           --
                                       -----------  -----------  -----------  -----------  -----------
  Income (loss) before income
     taxes...........................       4,336       (3,695)      22,132       11,195        8,272
Income tax expense (benefit).........       1,694         (689)       9,751        4,642        4,035
                                       -----------  -----------  -----------  -----------  -----------
  Income (loss) before extraordinary
     item............................       2,642       (3,006)      12,381        6,553        4,237
Extraordinary loss due to early
  extinguishment of debt, net of
  income tax benefit.................          --       (3,029)          --           --           --
                                       -----------  -----------  -----------  -----------  -----------
Net income (loss)....................       2,642       (6,035)      12,381        6,553        4,237
Dividends on preferred stock.........        (927)      (3,773)      (4,070)      (2,127)        (575)
Conversion fee on equity securities
  converted..........................          --           --       (2,151)          --           --
                                       -----------  -----------  -----------  -----------  -----------
Net income (loss) to common
  shareholders.......................  $    1,715   $   (9,808)  $    6,160   $    4,426   $    3,662
                                       ===========  ===========  ===========  ===========  ===========
Income (loss) per share:
  Income (loss) before extraordinary
     item............................  $     0.08   $    (0.27)  $     0.15   $     0.11   $     0.06
  Extraordinary item.................          --        (0.12)          --           --           --
                                       -----------  -----------  -----------  -----------  -----------
  Income (loss)......................  $     0.08   $    (0.39)  $     0.15   $     0.11   $     0.06
                                       ===========  ===========  ===========  ===========  ===========
Weighted average common and common
  equivalent shares..................  22,572,468   25,028,107   40,046,459   41,507,957   58,873,215
                                       ===========  ===========  ===========  ===========  ===========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                         ALLIED WASTE INDUSTRIES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                             PREFERRED
                  ---------------------------------------------------------------
                                        9%          $90           7%                         ADDITIONAL   RETAINED      TOTAL
                  SERIES   SERIES   CUMULATIVE   CUMULATIVE   CUMULATIVE   SERIES   COMMON    PAID-IN     EARNINGS   STOCKHOLDERS'
                    C        D      CONVERTIBLE  CONVERTIBLE  CONVERTIBLE    E      STOCK     CAPITAL     (DEFICIT)     EQUITY
                  ------   ------   ----------   ----------   ----------   ------   ------   ----------   --------   ------------
Balance,
  December 31,
  1992..........   $ 29     $ 26        $--          $--          $--        $--     $201     $ 36,480    $ 7,682      $ 44,418
  Common stock
    issued,
    net.........     --       --        --           --           --         --        12        2,872         --         2,884
  Stock options
    exercised...     --       --        --           --           --         --         1          196         --           197
  9% cumulative
    convertible
    preferred
    stock
    issued,
    net.........     --       --         3           --           --         --        --       24,435         --        24,438
  Preferred
    stock
    converted...     (6)      (6)       --           --           --         --         4            8         --            --
  Convertible
    notes
    converted...     --       --        --           --           --         --        --           40         --            40
  Dividends
    declared on
    preferred
    stock.......     --       --        --           --           --         --        --           --       (927 )        (927)
  Equity
    transactions
    of pooled
    companies...     --       --        --           --           --         --        --          (12)    (3,403 )      (3,415)
  Net income....     --       --        --           --           --         --        --           --      2,642         2,642
                   ----     ----       ---          ---          ---        ---      ----     --------    -------      --------
Balance,
  December 31,
  1993..........     23       20         3           --           --         --       218       64,019      5,994        70,277
  Common stock
    issued,
    net.........     --       --        --           --           --         --        33        8,123         --         8,156
  Stock options
    exercised...     --       --        --           --           --         --        --           87         --            87
  Cumulative
    convertible
    preferred
    stock
    issued,
    net.........     --       --        --           --            1         --        --        3,490         --         3,491
  Series E
    cumulative
    convertible
    preferred
    stock
    issued,
    net.........     --       --        --           --           --         --        --       15,000         --        15,000
  Preferred
    stock and
    convertible
    notes
    converted...     --       (4)       --            1           --         --         1        5,930         --         5,928
  Dividends
    declared on
    preferred
    stock.......     --       --        --           --           --         --        --       (3,773)        --        (3,773)
  Equity
    transactions
    pooled
    companies...     --       --        --           --           --         --        --         (141)    (3,019 )      (3,160)
  Net loss......     --       --        --           --           --         --        --           --     (6,035 )      (6,035)
                   ----     ----       ---          ---          ---        ---      ----     --------    -------      --------
Balance December
  31, 1994......     23       16         3            1            1         --       252       92,735     (3,059 )      89,972
  Common stock
    issued,
    net.........     --       --        --           --           --         --        90       33,006         --        33,096
  Stock options
    and warrants
    exercised...     --       --        --           --           --         --         8        2,048         --         2,056
  Preferred
    stock and
    convertible
    notes
    converted...    (23)     (16)       (2)          (1)          --         --       124        6,523         --         6,605
  Dividends
    declared on
    preferred
    stock.......     --       --        --           --           --         --        --           --     (4,070 )      (4,070)
  Conversion fee
    on equity
    securities
    converted...     --       --        --           --           --         --        --           --     (2,151 )      (2,151)
  Equity
    transactions
    of pooled
    companies...     --       --        --           --           --         --        --           14     (1,598 )      (1,584)
  Net income....     --       --        --           --           --         --        --           --     12,381        12,381
                   ----     ----       ---          ---          ---        ---      ----     --------    -------      --------
Balance December
  31, 1995......     --       --         1           --            1         --       474      134,326      1,503       136,305
  Common stock
    issued,
    net.........     --       --        --           --           --         --        96       54,739         --        54,835
  Stock options
    and warrants
    exercised...     --       --        --           --           --         --         8        1,727         --         1,735
  Convertible
    notes
    converted...     --       --        --           --           --         --         7        3,588         --         3,595
  Dividends
    declared on
    preferred
    stock.......     --       --        --           --           --         --        --           --       (575 )        (575)
  Equity
    transactions
    of pooled
    companies...     --       --        --           --           --         --        --           --        387           387
  Net income....     --       --        --           --           --         --        --           --      4,237         4,237
                   ----     ----       ---          ---          ---        ---      ----     --------    -------      --------
Balance June 30,
  1996
  (unaudited)...   $ --     $ --        $1           $--          $1         $--     $585     $194,380    $ 5,552      $200,519
                   ====     ====       ===          ===          ===        ===      ====     ========    =======      ========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                         ALLIED WASTE INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                          SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,            JUNE 30,
                                                        ------------------------------   -------------------
                                                          1993       1994       1995       1995       1996
                                                        --------   --------   --------   --------   --------
                                                                                             (UNAUDITED)
Operating Activities --
  Net income (loss)...................................  $  2,642   $ (6,035)  $ 12,381   $  6,553   $  4,237
  Adjustments to reconcile net income (loss) to cash
     provided by operating activities --
  Extraordinary loss on early extinguishment of debt,
     net of income tax benefit........................        --      3,029         --         --         --
  Provisions for:
     Depreciation and amortization....................    10,637     16,931     27,280     12,783     15,408
     Closure and post-closure costs...................       443      2,950        711        900        522
     Doubtful accounts................................       912      1,768      1,994        640      1,175
     Deferred income taxes............................     1,282       (779)     5,683      3,878       (637)
     (Gain) loss on sale of fixed assets..............        74        762        291        (64)     1,972
     Write off intangible assets......................        --         --        237         --         --
  Change in operating assets and liabilities,
     excluding the effects of purchase acquisitions --
     Accounts receivable, prepaid expenses,
       inventories and other..........................    (2,680)   (20,029)    (9,226)    (5,981)   (11,710)
     Accounts payable, accrued liabilities, unearned
       income, closure and post-closure costs and
       other..........................................    (2,158)    18,305     (2,017)    (6,546)   (10,491)
                                                        --------   --------   --------   --------   --------
Cash provided by operating activities.................    11,152     16,902     37,334     12,163        476
                                                        --------   --------   --------   --------   --------
Investing Activities --
  Cost of acquisitions, net of cash acquired..........   (15,696)   (49,160)   (18,715)    (9,860)    (3,852)
  Capital expenditures................................   (16,068)   (46,560)   (55,633)   (23,421)   (21,998)
  Proceeds from sale of fixed assets..................       547      1,386      1,057        643        243
  Increase in cash value of life insurance policies...      (303)      (243)      (272)        --         --
  Change in deferred acquisition costs and notes
     receivable.......................................    (3,230)     2,150        (85)      (715)       695
                                                        --------   --------   --------   --------   --------
Cash used for investing activities....................   (34,750)   (92,427)   (73,648)   (33,353)   (24,912)
                                                        --------   --------   --------   --------   --------
Financing activities --
  Net proceeds from sale and redemption of preferred
     stock............................................    24,439     14,926       (316)        --         --
  Net proceeds from sale of common stock, stock
     options and warrants.............................       197         83     30,911     29,300     48,330
  Proceeds from long-term debt, net of issuance
     costs............................................    49,883    126,260     66,573     21,303     25,431
  Payments of long-term debt..........................   (47,835)   (59,472)   (55,839)   (23,976)   (51,165)
  Other long-term obligations.........................      (879)     1,390     (1,040)      (477)       486
  Dividends paid......................................      (535)    (3,091)    (3,598)    (1,639)      (614)
  Equity transactions of pooled companies.............    (3,415)    (3,160)    (1,584)    (1,398)       387
                                                        --------   --------   --------   --------   --------
Cash provided by financing activities.................    21,855     76,936     35,107     23,113     22,855
                                                        --------   --------   --------   --------   --------
Increase (decrease) in cash and cash equivalents......    (1,743)     1,411     (1,207)     1,923     (1,581)
Cash and cash equivalents, beginning of period........     5,555      3,812      5,223      5,223      4,016
                                                        --------   --------   --------   --------   --------
Cash and cash equivalents, end of period..............  $  3,812   $  5,223   $  4,016   $  7,146   $  2,435
                                                        ========   ========   ========   ========   ========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                         ALLIED WASTE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Allied Waste Industries, Inc. ("Allied" or the "Company") is incorporated under the laws of the State of Delaware. Allied is a solid waste management company providing non-hazardous waste collection, transfer, recycling and disposal services in selected markets.

  Principles of consolidation and presentation

     The consolidated financial statements include the accounts of Allied and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. The consolidated financial statements as of June 30, 1996 and for the 6 months ended June 30, 1995 and 1996 reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for such periods. The consolidated financial statements and accompanying notes have also been restated to reflect acquisitions accounted for as poolings-of-interests (See Note 2).

     Certain reclassifications have been made in prior period financial statements to conform to the current presentation.

  Cash and cash equivalents

     Cash equivalents are investments with original maturities less than ninety days. Such instruments are stated at quoted market prices.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and trade receivables. The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure to any one financial institution.

     The Company provides services to commercial and residential customers primarily in the midwestern, southeastern and southwestern regions of the United States. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer receivables. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

  Inventory

     Inventory is stated at the lower of cost (first-in, first-out method) or market and consists principally of equipment parts, materials and supplies.

  Property and equipment

     Property and equipment are recorded at cost, which includes interest to finance the acquisition and construction of major capital additions during the development phase, primarily landfills and transfer stations. Management periodically reviews the realizability of its investment in operating landfills. Interest capitalized in the three years ended December 31, 1995 was $1,058,000, $3,517,000 and $11,088,000, respectively. Depreciation is provided on the straight-line method over the estimated useful lives of buildings (30-40 years), vehicles and equipment (3-15 years), containers and compactors (5-10 years) and furniture and office equipment (3-8 years). The cost of landfill airspace, including original acquisition cost and incurred and projected landfill preparation costs, is amortized based on tonnage as landfill airspace is consumed. Other current assets include the current portion of landfill amortization costs of $5,213,000 and $7,103,000 at December 31, 1994 and 1995, respectively.

                         ALLIED WASTE INDUSTRIES, INC.

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs which do not improve assets or extend their useful lives are charged to expense as incurred. For the three years ended December 31, 1995, maintenance and repair expenses charged to cost of operations were $9,442,000, $12,917,000 and $14,741,000, respectively. When property is retired, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

  Goodwill

     Goodwill is the cost in excess of fair value of identifiable assets of acquired businesses and has been amortized on a straight-line basis along with certain miscellaneous intangible assets over a blended life of twenty-five years. Miscellaneous intangible assets previously classified with goodwill have been reclassified as Other Assets. These miscellaneous intangible assets continue to be amortized in accordance with the terms of the respective agreements and contracts ranging from 3 years to 10 years, while goodwill continues to be amortized on a straight-line basis over forty years.

     The Company continually evaluates whether events and circumstances have occurred subsequent to its acquisition, that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business segment's discounted future cash flows over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

     Goodwill amortization of $1,453,000, $2,203,000 and $3,679,000 is included in depreciation and amortization for the three years in the period ended December 31, 1995, respectively. Accumulated goodwill amortization was $5,952,000 and $9,631,000 at December 31, 1994 and 1995, respectively.

  Other assets

     Other assets includes notes receivable, landfill closure deposits, deferred charges and miscellaneous non-current assets. Deferred charges include costs incurred to acquire businesses and to obtain equity and debt financing. Upon consummation of an acquisition, deferred costs relating to acquired businesses accounted for as purchases are allocated to goodwill or landfill airspace while costs relating to acquired businesses accounted for as poolings-of-interests are expensed. Direct costs related to acquisitions under evaluation are capitalized and reviewed for realization on a periodic basis. These costs are expensed when management determines that the capitalized costs provide no future benefit. Upon funding of equity and debt offerings, deferred costs are charged to additional paid-in capital or are capitalized as debt issuance costs and amortized using the interest method over the life of the related debt. Miscellaneous assets include consulting agreements which are being amortized in accordance with the terms of the respective agreements and contracts.

  Accrued closure and post-closure costs

     Accrued closure and post-closure costs represent an estimate of the current value of the future obligation associated with closure and post-closure monitoring of non-hazardous solid waste landfills currently owned and/or operated. Site specific closure and post-closure engineering cost estimates are prepared and updated annually for landfills owned and/or operated by the Company for which it is responsible for closure and post-closure monitoring. Estimated costs are accrued based on accepted tonnage as landfill airspace is consumed. Effective January 1, 1994, the Company changed its accounting policy to discount its future closure and post-closure obligations where the Company believes that both the amounts and timing of related payments are reliably determinable. The cumulative effect of this change in accounting policy, net of the effects relating to purchase accounting, did not have a material effect on the Company's 1994 results of operations. The impact of changes that are determined to be changes in estimates are accounted for on a prospective basis.

                         ALLIED WASTE INDUSTRIES, INC.

     The net present value of the closure and post-closure commitment is calculated assuming inflation of 3.5% and a risk-free capital rate of 7.0%. Discounted amounts previously recorded are accreted to reflect the effects of the passage of time. The Company's current estimate of total future payments for closure and post-closure is $165 million, as shown below, while the present value of such estimate is $55 million. At December 31, 1994 and 1995, respectively, accruals for landfill closure and post-closure costs (including costs assumed through acquisitions) were approximately $6.9 million and $10.5 million. The accruals reflect relatively young landfills whose estimated remaining lives, based on current waste flows, range from 3 to over 75 years, with an estimated average remaining life of greater than 25 years.

     The Company's estimate of total future payments for closure and post-closure liabilities for currently owned and operated landfills (in thousands) is as follows:

        1996..............................................................  $  3,868
        1997..............................................................     2,052
        1998..............................................................     2,501
        1999..............................................................     1,144
        2000..............................................................     2,165
        Thereafter........................................................   153,484
                                                                            --------
                                                                            $165,214
                                                                            ========

     During 1994, the Company's landfills became subject to the closure and post-closure requirements of Subtitle D. Previously, the Company's landfills were subject to local requirements. The principle changes under Subtitle D are an extension of the post-closure monitoring period to 30 years and a requirement to use clay or synthetic liners as capping materials. The Company updated its estimates of future closure and post-closure costs in accordance with its interpretations of Subtitle D.

     During 1994, in cooperation with the Nebraska Department of Environmental Quality, the Company proposed interim groundwater monitoring measures for its Norfolk landfill to define groundwater contamination, the area impacted and the possible action needed. A provision of $2.1 million, in excess of the closure and post-closure reserves recorded in the normal course of business, was made in the Company's 1994 consolidated financial statements to recognize the estimated costs of additional closure, post-closure and remedial measures.

  Deferred royalties and other long-term obligations

     Other long-term obligations include non-competition agreements with former owners of acquired companies and deferred royalty obligations. Guaranteed minimum royalty obligations are recorded upon acquisition of the related asset whereas royalty obligations dependent upon future waste accepted at landfills are expensed as earned.

  Revenue

     Advance billings are recorded as unearned income, and revenue is recognized as income when services are provided.

  Extraordinary loss

     In connection with the Securities Purchase Agreement between the Company and TPG dated October 27, 1994, as amended, the Company solicited and obtained consents from a majority of the holders of its 10.75% Senior Subordinated Notes causing modifications to the indenture agreement and the execution of a supplemental indenture (the "Supplemental Indenture"). Among other things the Supplemental Indenture increased the Company's restricted borrowing capacity (with certain limitations) under current and future

                         ALLIED WASTE INDUSTRIES, INC.

revolving credit agreements and lease lines from a total of $35 million to $120 million, deleted certain borrowing restrictions, changed certain financial ratio covenants and increased the per annum rate of interest from 10.75% to 12.0%. The execution of the Supplemental Indenture, which was effective January 30, 1995, was accounted for as an early extinguishment of debt. Accordingly, capitalized deferred debt issuance costs related to the original indenture were written of as of December 31, 1994 and an extraordinary charge of $4,595,000, ($2,823,000 net of income tax benefit), was recorded. Additionally, in the first quarter of 1994, an extraordinary charge of $334,000, ($206,000 net of income for tax benefit) was recognized as a result of the early extinguishment of various debt instruments using the proceeds from the $100 million Senior Subordinated Notes.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liability, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Final settlement amounts could differ from those estimates.

  Fair Value of Financial Instruments

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments". The Company's Financial Instruments as defined by SFAS No. 107 include cash, money market funds, accounts receivable, accounts payable, long-term debt and convertible subordinated debt. The estimated fair value amounts have been determined by the Company at December 31, 1995 using available market information and valuation methodologies described below. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates may not be indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or valuation methodologies could have a material effect on the estimated fair value amounts.

     The carrying value of cash, money market funds, accounts receivable and accounts payable approximate fair values due to the short-term maturities of these instruments.

     The Company's Senior Subordinated Notes have a fair value of $108.3 million at December 31, 1995 based upon quoted market prices. The convertible subordinated debt has a fair value of approximately $15.7 million based upon the conversion features of the related instruments and market price of the Company's common stock at December 31, 1995. Management believes the carrying value of all remaining long-term debt approximates fair value.

  Accounting Pronouncements Not Yet Required to be Adopted

     Management does not expect the adoption of Statement of Financial Accounting Standards ("SFAS") No. 121 to have a material effect on the Company's financial position or results of operations. In 1996 the Company is required to adopt SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", issued by the Financial Accounting Standards Board. SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) from an asset to be held and used in operations is less than the carrying value of the asset, an impairment loss must be recognized in the amount of the difference between the carrying value and the fair value.

                         ALLIED WASTE INDUSTRIES, INC.

     In fiscal 1996 the Company is also required to adopt SFAS No. 123, "Accounting for Stock Based Compensation". As permitted by SFAS No. 123, the Company will continue to account for transactions with its directors and employees pursuant to Accounting Board Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123 requires companies which do not choose to account for the effects of stock based compensation in the financial statements to disclose the pro forma effects on earnings and earnings per share as if such accounting had occurred. Management has not yet calculated the impact of these pro forma adjustments, since it is not required to do so.

  Statements of cash flows

     The supplemental cash flow disclosures and non-cash transactions for the three years ended December 31, 1995 are as follows (in thousands):

                                                                              SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,         JUNE 30,
                                                ---------------------------   ----------------
                                                 1993      1994      1995      1995     1996
                                                -------   -------   -------   ------   -------
                                                                                (UNAUDITED)
    Supplemental Disclosures --
      Interest paid...........................  $ 7,957   $12,229   $20,922   $9,129   $10,599
      Income taxes paid.......................      290       980     2,942    1,088     5,641
    Non-Cash Transactions --
      Common or preferred stock issued in
         acquisitions.........................  $ 2,871   $11,231   $   754   $  380   $ 5,497
      Common stock contributed to 401(k)
         plan.................................       --       195        --       --       219
      Capital leases..........................    5,257    12,077    20,480    8,645     8,020
      Debt obligations for the purchase of
         property and equipment...............    1,020     1,234     1,179       --        --
      Debt and liabilities incurred or assumed
         in purchase acquisitions.............   13,245    23,344    14,434    4,203     4,659
      Debt converted to preferred stock.......       --     5,928        --       --        --
      Debt converted to common stock..........       --        --     6,802      385     3,595
      Capitalized interest....................    1,058     3,517    11,088    4,444     6,893
      Dividends and interest paid in common
         stock................................       --        --     1,283       --        --
      Conversion fee on debt and equity
         securities converted paid in common
         stock................................       --        --     2,207       --        --

2. BUSINESS COMBINATIONS

     Acquisitions accounted for as purchases are reflected in the results of operations since the date of purchase in Allied's consolidated financial statements. The results of operations for acquisitions accounted for as poolings-of-interests are included in Allied's consolidated financial statements for all periods presented. Often the final determination of the cost of certain of the Company's acquisitions is subject to resolution of certain contingencies. Once such contingencies are achieved, the purchase price is adjusted. Shares issued in connection with business acquisitions have been valued taking into consideration certain restrictions placed on the stock.

                         ALLIED WASTE INDUSTRIES, INC.

     The following table summarizes acquisitions for the three years ended December 31, 1995 and the six months ended June 30, 1995 and 1996:

                                                                              SIX MONTHS ENDED
                                                                                  JUNE 30,
                                                                             -------------------
                                        1993       1994          1995         1995       1996
                                       -------   ---------     ---------     -------   ---------
                                                                                 (UNAUDITED)
    Number of businesses acquired
      accounted for as:
      Poolings-of-interests..........       --          --             5           1           5
      Purchases......................       21          21            13           9           9
    Total consideration (in
      millions)......................    $22.1       $99.5(1)      $45.3(2)     $6.5      $101.3
    Shares of stock issued:
      Common stock...................  873,337   2,897,858     4,000,040     146,539   8,805,278(3)
      Preferred stock................       --       9,982            --          --          --

---------------
(1) Includes $11.7 million paid for two landfills under development.

(2) Includes $9.9 million paid for the acquisition of an operating landfill.

(3) Includes 779,005 shares of contingently issuable Common Stock.

     The following table shows the effect on reported revenue and net income of using the pooling-of-interests method of accounting for business combinations during the six months ended June 30, 1996. Revenues and net income as previously reported have been restated as presented in the following table (in thousands):

                                                          BEFORE       EFFECT       AFTER
                                                         POOLING         OF        POOLING
                                                         EFFECTS      POOLINGS     EFFECTS
                                                         --------     --------     --------
    Three months ended June 30, 1996 (unaudited)
      Revenues.........................................  $ 48,914     $ 13,107     $ 62,021
      Net income.......................................     3,715       (2,284)       1,431
    Six months ended June 30, 1996 (unaudited)
      Revenues.........................................    93,544       25,414      118,958
      Net income.......................................     6,532       (2,295)       4,237
    Three months ended June 30, 1995 (unaudited)
      Revenues.........................................    39,109       16,190       55,299
      Net income.......................................     3,418          856        4,274
    Six months ended June 30, 1995 (unaudited)
      Revenues.........................................    72,855       31,815      104,670
      Net income.......................................     5,124        1,429        6,553
    Year ended December 31, 1995
      Revenues.........................................   169,865       47,679      217,544
      Net income.......................................    11,584          797       12,381
    Year ended December 31, 1994
      Revenues.........................................   114,814       43,540      158,354
      Net loss.........................................    (6,731)         696       (6,035)
    Year ended December 31, 1993
      Revenues.........................................    69,206       39,742      108,948
      Net income.......................................     2,319          323        2,642

                         ALLIED WASTE INDUSTRIES, INC.

     Pooling costs of $1.5 million and $6.7 million related to acquisitions accounted for under the pooling-of-interests method for business combinations were charged to expense during the year ended December 31, 1995 and the six months ended June 30, 1996, respectively. The after-tax impact of these expenses on earnings per share was ($0.02) on the year ended December 31, 1995 and ($0.07) on the six months ended June 30, 1996. Pooling costs include legal, accounting and consulting fees, stock registration costs, and integration and other costs of business combination.

  Unaudited pro forma statement of operations data

     The following unaudited pro forma consolidated data for the year ended December 31, 1995 and the six months ended June 30, 1996 presents the results of operations of Allied as if the companies acquired using the purchase method of accounting for business combinations in 1995 and through June 30, 1996, had all occured as of January 1, 1995 (in thousands, except per share data). This data does not purport to be indicative of the results of operations of Allied that might have occurred nor which might occur in the future.

                                                                   DECEMBER 31,     JUNE 30,
                                                                       1995           1996
                                                                   ------------     --------
                                                                          (UNAUDITED)
    Revenues.....................................................    $228,998       $119,242
    Operating income.............................................      34,269         12,724
    Net income...................................................      12,897          4,481
    Net income to common shareholders............................       6,676          3,906
    Net income per common share..................................        0.16           0.07

3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1994 and 1995 and June 30, 1996 was as follows (in thousands):

                                                                                     1996
                                                          1994         1995       -----------
                                                        --------     --------     (UNAUDITED)
    Land and improvements.............................  $ 19,686     $ 16,449      $  16,914
    Land held for permitting as landfills(1)..........    10,321        5,640          6,686
    Landfills.........................................   105,913      179,463        199,354
    Buildings and improvements........................    17,671       24,525         29,049
    Vehicles and equipment............................    68,889       88,410         96,572
    Containers and compactors.........................    34,984       46,412         51,681
    Furniture and office equipment....................     3,912        5,735          6,921
                                                        --------     --------       --------
                                                         261,376      366,634        407,177
    Accumulated depreciation and amortization.........   (45,105)     (64,282)       (77,065)
                                                        --------     --------       --------
                                                        $216,271     $302,352      $ 330,112
                                                        ========     ========       ========

---------------
(1) These properties have been approved for use as landfills, and the Company is currently in the process of obtaining the necessary permits.

                         ALLIED WASTE INDUSTRIES, INC.

4. LONG-TERM DEBT

     Long-term debt at December 31, 1994 and 1995 consists of the following (in thousands):

  To related parties

                                                                          1994       1995
                                                                         ------     ------
    Unsecured notes payable to stockholders, interest at 12%...........  $   --     $1,983
    Unsecured notes payable to stockholder, interest at 9%, paid June
      30, 1995.........................................................   1,000         --
                                                                         ------     ------
                                                                          1,000      1,983
      Current portion..................................................      --       (121)
                                                                         ------     ------
                                                                         $1,000     $1,862
                                                                         ======     ======

     The $2.0 million notes payable to related parties were issued in April 1995 in accordance with an agreement to acquire certain real estate. This agreement was executed by one of the Company's subsidiaries prior to the Company's acquisition of the subsidiary. The agreement required the payment of an aggregate of $5.6 million to the previous owners upon issuance of a permit to operate a landfill. Subsequent to execution of this agreement, the previous owners became stockholders of the Company. These notes bear interest at 12% per annum with monthly principal and interest payments through maturity in May 1999 and are guaranteed by the Company.

  To unrelated parties

                                                                       1994         1995
                                                                     --------     --------
    Revolving Line of Credit, interest at prime, (8.5% at December
      31, 1994), payable monthly, repaid in April 1995.............  $ 10,250     $     --
    Credit Agreement, interest at 9.25% at December 31, 1995
      principal payable March 1998.................................        --       37,401
    Notes payable to banks, finance companies and individuals, interest (weighted average rate of 8.6%, and 8.0% at December
      31, 1994, and 1995, respectively) and principal payable
      through 2007, secured by vehicles, equipment, real estate,
      accounts receivable or stock of certain subsidiaries.........    35,410       33,083
    Notes payable to individuals, interest at 7%-14%, principal and
      interest payable through 2003, unsecured.....................    10,302       10,382
    Note payable to a commercial company, interest at 8.5% payable
      monthly through June 1999, unsecured.........................       606          657
    Senior Subordinated Notes, interest at 10.75% and 12% at
      December 31, 1994 and 1995, respectively, unsecured..........   100,000      100,000
    Obligations under capital leases of vehicles and equipment,
      (weighted average interest at 9.6% and 9.9% at December 31,
      1994, and 1995, respectively), payable monthly...............    15,799       32,656
                                                                     --------     --------
                                                                      172,367      214,179
      Current portion..............................................   (21,718)     (37,447)
                                                                     --------     --------
                                                                     $150,649     $176,732
                                                                     ========     ========

     In March 1995, an $80 million credit agreement was executed between the Company and NatWest Bank N.A., as agent, (the "Credit Agreement") and initial funding occurred on April 24, 1995. The Credit Agreement, subject to certain limitations, allows the Company to borrow funds under a stand-by revolving credit facility up to $50 million based on certain financial ratios of the Company. Additionally, the Credit

                         ALLIED WASTE INDUSTRIES, INC.

Agreement allows the Company to request the issuance of up to approximately $30 million in stand-by-letters-of-credit under a letter-of-credit facility. The revolving credit facility may be used to repay existing debt, make acquisitions of solid waste companies and for general corporate purposes. The letter-of-credit facility may be used to post surety bonds to secure performance under landfill closure and post-closure obligations. All amounts outstanding under the revolving credit facility are payable in March 1998, whereas letters-of-credit will expire no later than five years from the date of issuance. Interest is charged annually pursuant to the revolving credit facility based upon either the prime rate published by NatWest or the London Interbank Offer Rate plus a margin ranging from 0% to 2.75% which is dependent upon certain financial ratios. Under the letter-of-credit facility, the Company pays from 2.25% to 2.75% on outstanding letters-of-credit. The Company used the revolving credit facility to refinance the Revolving Line of Credit on April 24, 1995 and intends to use the remainder to make strategic acquisitions and for general corporate purposes. As of December 31 1995, the Company had $5.6 million of additional borrowings available under the revolving credit facility and $7.4 million of additional borrowings available under the letter-of-credit facility.

     The Senior Subordinated Notes were originally issued in January 1994. The Senior Subordinated Notes are redeemable on or after February 1, 1999, in whole or in part, at the option of the Company. As described in Note 1, the interest rate was increased to 12% and certain other terms were modified in January 1995. Principal is due at maturity on February 1, 2004 and interest is payable semi-annually.

  Convertible subordinated debt

                                                                         1994        1995
                                                                        -------     ------
    Convertible Subordinated Debentures, unsecured....................  $ 5,000     $   --
    Senior Convertible Subordinated Debentures, unsecured.............    5,200      5,000
    Convertible Subordinated Notes, unsecured.........................    3,604      1,992
    Convertible note payable to an individual, unsecured..............      800        800
                                                                        -------     ------
                                                                         14,604      7,792
      Current portion.................................................       --        (13)
                                                                        -------     ------
                                                                        $14,604     $7,779
                                                                        =======     ======

     During the fourth quarter of 1995 the $5.0 million Convertible Subordinated Debentures were converted into 1,483,680 shares of Allied common shares.

     The $5.0 million Senior Convertible Subordinated Debentures bear interest at 8.5% per annum payable semi-annually, with principal payable in 2002. The debentures are convertible into Allied common shares at $6.00 per share. Warrants to purchase 195,000 common shares at $6.00 per share were issued in connection with the sale of the debentures.

     The 6% Convertible Subordinated Notes were issued at a discount of 20% from the principal amount payable at maturity. The stated rate of interest and original issue discount represent an annual yield to maturity of 9.09%. Principal is due March 2003 and interest is payable semi-annually. The notes are convertible into Allied common stock at $6.56 per share and are redeemable at the option of the Company on or after February 1996. In January 1994, approximately $6.5 million of the notes were converted into $90 Cumulative Convertible Preferred Stock.

     The 8% Convertible Note payable to an individual is payable quarterly through September 1996. Beginning October 1996, principal and interest is payable in equal monthly installments through October 2006. The note is convertible into Allied common stock at $10.00 per share during the period of January 1997 to December 1998.

                         ALLIED WASTE INDUSTRIES, INC.

  Debt covenants

     The Company's Credit Agreement, the indenture relating to the Senior Subordinated Notes and certain subordinated convertible debt, contain warranties and covenants, requiring the maintenance of certain tangible net worth, debt to equity, and cash flow to debt ratios. Additionally, these covenants limit among other things, the ability of the Company to incur additional secured indebtedness, make acquisitions and purchase fixed assets above certain amounts, transfer or sell assets, pay dividends except on certain preferred stock, make optional payments on certain subordinated indebtedness including the Senior Subordinated Notes or make certain other restricted payments, create liens, enter into certain transactions with affiliates or consummate a merger, consolidation or sale of all or substantially all of its assets. At December 31, 1995, Allied was in compliance with all applicable covenants, except for the Credit Agreement. Subsequent to December 31, 1995, the Credit Agreement was amended to eliminate the event of non-compliance existing at year-end.

     Substantially all subsidiaries of the Company are jointly and severally liable for the obligations under the Senior Subordinated Notes and the Credit Agreement through unconditional guarantees issued by the subsidiaries which are all, except in one minor case, wholly-owned by the Company. No significant restrictions exist regarding the ability of the subsidiary companies to pay dividends or make loans or advances to Allied.

  Future maturities of long-term debt

     Aggregate future maturities of long-term debt outstanding at December 31, 1995 (in thousands):

                                     MATURITY                                     1995
    --------------------------------------------------------------------------  --------
    1996......................................................................  $ 37,580
    1997......................................................................    12,879
    1998......................................................................    48,058
    1999......................................................................     9,646
    2000......................................................................     4,253
    Thereafter................................................................  $111,538
                                                                                --------
                                                                                $223,954
                                                                                ========

     Future payments under capital leases, the principal amounts of which are included above in future maturities of long-term debt, are as follows at December 31, 1995 (in thousands):

                                                                              1995
                                                                 ------------------------------
                             MATURITY                            PRINCIPAL   INTEREST    TOTAL
    -----------------------------------------------------------  ---------   --------   -------
    1996.......................................................   $  8,927    $ 2,711   $11,638
    1997.......................................................      7,380      1,914     9,294
    1998.......................................................      5,932      1,262     7,194
    1999.......................................................      4,530        712     5,242
    2000.......................................................      3,173        358     3,531
    Thereafter.................................................      2,714        208     2,922
                                                                   -------     ------   -------
                                                                  $ 32,656    $ 7,165   $39,821
                                                                   =======     ======   =======

                         ALLIED WASTE INDUSTRIES, INC.

5. STOCKHOLDERS' EQUITY

     The authorized, issued and outstanding shares of the Company's classes of capital stock were as follows:

                                                                          ISSUED AND OUTSTANDING
                                              LIQUIDATION                     AT DECEMBER 31,
                                              PREFERENCE    AUTHORIZED    -----------------------
                                               PER SHARE      SHARES         1994         1995
                                              -----------   -----------   ----------   ----------
    Preferred stock, $.10 par --
      Series C Convertible..................    $    10         800,000      236,000           --
      Series D Convertible..................         15         267,000      156,517        4,000
      9% Cumulative Convertible.............      1,000          30,000       27,457        5,029
      $90 Cumulative Convertible............      1,000          20,000        6,354           --
      7% Cumulative Convertible.............      1,000         100,000        9,982        9,963
      Series E Cumulative Convertible.......      5,000           3,000        3,000           --
    Common stock, $.01 par, net of 570,048
      treasury shares.......................         --     100,000,000   25,805,179   48,031,528

     Dividends declared and accrued on the Company's classes of preferred stock were as follows:

                                                   DIVIDENDS DECLARED FOR          ACCRUED
                                                  THE YEARS ENDED DECEMBER      DIVIDENDS AT
                                                            31,                 DECEMBER 31,
                                                 --------------------------     -------------
                                                 1993      1994       1995      1994     1995
                                                 ----     ------     ------     ----     ----
    Series D Convertible.......................  $285     $  202     $  184     $ 47     $ 41
    9% Cumulative Convertible..................   642      2,464      2,466      409       75
    $90 Cumulative Convertible.................    --        526        560       93       --
    7% Cumulative Convertible..................    --        472        698      320      145
    Series E Cumulative Convertible............    --        109        162      109       --
                                                 ----     ------     ------     ----     ----
                                                 $927     $3,773     $4,070     $978     $261
                                                 ====     ======     ======     ====     ====

     On January 30, 1995, all Series E preferred was converted into common stock. In December 1995, all of the Series C preferred stock and $90 preferred stock was converted into common stock.

  Series D preferred stock

     Series D preferred stock has voting rights and is redeemable at the Company's option for $15.00 per share plus accrued dividends. The stock is convertible into five shares of common stock, subject to anti-dilution provisions, at the option of the holder. Dividends are $1.20 per share per annum, cumulative and payable quarterly. In December 1995, all but 4,000 shares of Series D preferred stock was converted into common stock.

  9% cumulative convertible preferred stock

     In September 1993, Allied sold 27,300 shares of 9% cumulative convertible preferred stock ("9% preferred") for net proceeds of $24,360,000. The stock has no voting rights and is redeemable at the option of the Company under certain conditions. The stock is convertible into common shares at an adjusted rate equal to $4.77 per common share subject to anti-dilution provisions. Dividends are $90.00 per share per annum, cumulative and payable quarterly. In connection with the sale of the 9% preferred, warrants were issued to the Company's placement agent to purchase 1,750 shares of the Company's 9% preferred stock at a price of $1,000 per share, convertible into 363,071 common shares. In December 1995, all but 5,029 shares of 9% preferred was converted into common stock, and all of the warrants issued in connection with the sale of the 9% preferred were exercised and converted into common stock.

                         ALLIED WASTE INDUSTRIES, INC.

  7% cumulative convertible preferred stock

     In April 1994, Allied issued 9,982 shares of 7% cumulative convertible stock ("7% preferred") in connection with the acquisition of Southern States Environmental Services. The stock has no voting rights and is redeemable at the option of the Company under certain conditions. The stock is convertible into common stock at a rate equal to $7.00 per common share subject to anti-dilution provisions. Dividends are $70.00 per share per annum, cumulative and payable quarterly in common stock through April 15, 1995 and in cash thereafter.

  Warrants to purchase common stock

     Warrants to purchase common shares at December 31, 1994 and 1995 are summarized as follows:

                                                               1994               1995
                                                          --------------     --------------
    Number of shares....................................    4,216,573          3,488,010
    Purchase price per share............................  $3.00 - $13.50     $3.00 - $13.50
    Expiration dates....................................   1995 - 2003        1996 - 2005

6. STOCK OPTION PLANS

     The 1991 Incentive Stock Plan ("1991 Plan"), the 1993 Incentive Stock Plan ("1993 Plan") and the 1994 Incentive Stock Plan ("1994 Plan") provide for the grant of non-qualified stock options, incentive stock options, shares of restricted stock, shares of phantom stock and stock bonuses. The maximum number of shares which may be granted under the 1991 Plan may not exceed the greater of 750,000 common shares or 7.5% of the number of common shares outstanding at the end of a preceding fiscal quarter, 2,302,149 shares at December 31, 1995. An additional 500,000 and 1,000,000 common shares may be granted under the 1993 Plan and the 1994 Plan, respectively. The exercise price, term and other conditions applicable to each option granted are generally determined by the Compensation Committee of the Board of Directors.

     The 1994 Amended and Restated Non-Employee Director Stock Option Plan provides for the grant of non-qualified options to each member of the Board of Directors, who is not also an employee of the Company, at a price equal to the fair market value of a common share on the date of grant. The maximum number of shares which may be granted under the plan is 750,000 common shares. All options granted under the plan are fully vested and exercisable on the date of grant and expire ten years from the grant date.

                         ALLIED WASTE INDUSTRIES, INC.

     Option transactions under these plans are summarized as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                                  1994             1995
                                                              ------------     ------------
    Options outstanding, beginning of period................     1,074,339        1,575,739
      Options granted.......................................       528,700        1,493,469
      Options exercised.....................................       (15,000)        (183,606)
      Options terminated....................................       (12,300)         (36,034)
                                                              --------------   --------------
    Options outstanding, end of period......................     1,575,739        2,849,568
                                                              ==============   ==============
    Options exercisable, end of period......................       902,152        1,774,456
    Options available for future grants, end of period......     1,671,120        1,324,199
    Total option price of options outstanding, end of
      period................................................  $  8,110,440     $ 14,252,669
    Option price range --
      Options granted.......................................  $3.75-$ 5.25     $4.27-$ 8.38
      Options exercised.....................................  $4.50-$ 4.88     $3.00-$ 5.25
      Options terminated....................................  $4.50-$ 8.50     $4.27-$ 5.25
      Options outstanding, end of period....................  $3.00-$11.50     $3.00-$11.50

7. INCOME (LOSS) PER COMMON SHARE

     Income (loss) per common share is calculated by dividing net income (loss), less dividend requirements on preferred stock by the weighted average number of common shares and common share equivalents outstanding during each period, as restated, to reflect acquisitions accounted for as poolings-of-interests. The computation of weighted average common and common equivalent shares used in the calculation of income (loss) per common share is as follows:

                                                                             SIX MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                 JUNE 30,
                                  -------------------------------------   -----------------------
                                     1993         1994         1995          1995         1996
                                  ----------   ----------   -----------   ----------   ----------
    Common shares outstanding...  22,410,184   25,805,179    48,031,528   38,397,373   58,466,227
    Effect of using weighted
      average common shares
      outstanding during the
      period....................    (181,813)    (876,091)  (10,428,172)  (1,942,126)  (2,554,392)
    Effect of stock options and
      warrants, assumed
      exercisable...............          --           --     1,989,556    4,811,965    2,166,106
    Effect of Series C preferred
      stock, assumed
      converted.................     234,820           --       233,533      234,820           --
    Effect of shares assumed
      issued pursuant to
      earn-out..................      86,323       99,019       220,014        5,925      795,274
                                  ----------   ----------    ----------   ----------   ----------
                                  22,549,514   25,028,107    40,046,459   41,507,957   58,873,215
                                  ==========   ==========    ==========   ==========   ==========

     Conversion has not been assumed for Series D preferred stock, 9% preferred stock, 7% preferred stock and convertible subordinated notes for the years ended December 31, 1993, 1994 or 1995 or the six months ended June 30, 1995 or 1996, as the effect would not be dilutive. Additionally, conversion has not been assumed for stock options and warrants and $90 preferred stock for the years ended December 31, 1993 or 1994, conversion has not been assumed for Series C preferred stock and Series E preferred stock for the years ended December 31, 1994, nor has conversion been assumed for Series E preferred stock and $90 preferred

                         ALLIED WASTE INDUSTRIES, INC.

stock for the six months ended June 30, 1995, as the effects would not be dilutive. Fully diluted earnings per common share have not been presented for 1993 and 1994, as the effect would not be dilutive.

8. INCOME TAXES

     The Company accounts for income taxes using a balance sheet approach whereby deferred tax assets and liabilities are determined based on the differences in financial reporting and income tax basis of assets, other than goodwill, and liabilities, and the differences are measured using the income tax rate in effect in the year of measurement.

     The Company and its subsidiaries file a consolidated federal income tax return. As of December 31, 1995, Allied had a net operating loss carryforward ("NOLC") for federal income tax purposes and state income tax purposes of approximately $7.2 and $2.3 million, respectively. The NOLCs, which expire beginning in 2007, are available to offset future taxable income subject to potential limitations. Included in the NOLCs are losses of acquired companies which the Company believes are realizable after application of change of ownership and separate return loss year limitation rules. The Company has placed a valuation reserve on "other" NOLCs to reflect limitations from separate Company filing rules. These "other" NOLCs are not included in the amounts above.

     The components of the income tax provision (benefit) consist of the following (in thousands):

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1993       1994        1995
                                                              ------     -------     ------
    Current tax provision...................................  $  411     $ 1,011     $4,724
    Deferred provision (benefit)............................   1,283      (1,700)     5,027
                                                              ------     -------     ------
              Total.........................................  $1,694     $  (689)    $9,751
                                                              ======     =======     ======

     Reconciliation of the federal statutory tax rate to the Company's effective rate is as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                                   ------------------------
                                                                   1993      1994      1995
                                                                   -----     -----     ----
    Federal statutory tax rate...................................   34.0%    (34.0)%   35.0%
    Consolidated state taxes, net of federal benefit.............    4.5       4.6      5.0
    Taxes of pooled companies....................................  (16.6)     (4.1)    (2.2)
    Amortization of goodwill.....................................   17.1       9.3      3.8
    Other permanent differences..................................     --       5.7      2.4
                                                                   -----     -----     ----
    Effective tax rate...........................................   39.0%    (18.5)%   44.0%
                                                                   =====     =====     ====

     Tax benefits on the extraordinary item in 1994 were based on the Company's then ordinary combined federal and state rate of 38.5%.

     The net current deferred tax asset of $5.1 million and $2.7 million, as of December 31, 1994 and 1995, respectively, consists of the current benefit expected to be obtained from the utilization of the Company's NOLCs. These amounts include a valuation allowance of $1.2 million, as of December 31, 1994 and 1995, to reflect possible limitations on the ability to use NOLCs for separate company federal and state filing purposes. The decrease in the net current deferred tax asset is due to a partial utilization of NOLCs in 1995.

                         ALLIED WASTE INDUSTRIES, INC.

     The components of the net long-term deferred tax liability are as follows (in thousands):

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ---------------------
                                                                      1994          1995
                                                                     -------       -------
    Deferred tax liability relating to property basis differences
      primarily consisting of landfill assets......................  $24,463       $28,606
                                                                     -------       -------
    Deferred tax assets relating to:
      Closure and post-closure reserves............................      187            99
      Other reserves and estimated expenses........................    1,786         2,858
      Alternative minimum tax credit...............................       50            --
                                                                     -------       -------
      Deferred tax assets, net.....................................    2,023         2,957
                                                                     -------       -------
    Net long-term deferred tax liability...........................  $22,440       $25,649
                                                                     =======       =======

     The increase in the long-term deferred tax liability includes deferred taxes related to 1995 acquisitions where the financial basis of assets acquired exceeded the tax basis of those assets.

9. COMMITMENTS AND CONTINGENCIES

     The Company is subject to extensive and evolving laws and regulations and has implemented its own environmental safeguards to respond to regulatory requirements. In the normal course of business, the Company provides for closure and post-closure accruals to comply with applicable governmental regulations.

     In the normal course of conducting its operations, Allied may become involved in certain legal and administrative proceedings. Some of these actions may result in fines, penalties or judgements against the Company which may have an impact on earnings for a particular period. Management expects that such matters in process at December 31, 1995 will not have a material adverse effect on the Company's consolidated financial position, including its liquidity, or its results from operations.

     Prior to the Company's acquisition of CRX, an investigation of an unrelated manufacturing facility led to allegations that hazardous wastes were transported to and disposed of in CRX's Norfolk, Nebraska landfill. In January 1992, the Nebraska Department of Environmental Quality ("NDEQ"), as agent for EPA, published a preliminary assessment of the Norfolk landfill. The NDEQ recommended that the Norfolk landfill be referred to the NDEQ's Waste Recovery Section for groundwater monitoring and assessment. Subsequently, the Company in cooperation with the NDEQ agreed on a groundwater monitoring program. The initial tests indicated organic levels sufficient to warrant continued investigation to define the groundwater contamination, the area impacted and the action needed, and such investigation is ongoing. The Company has proposed interim measures to mitigate and/or control further dispersal of the organics and is awaiting NDEQ approval of its proposal. A provision of $2.1 million, in excess of the closure and post-closure reserves recorded in the normal course of business, was made in the Company's 1994 consolidated financial statements to recognize the estimated costs of additional closure, post-closure and remedial measures. The Company does not believes that the ultimate outcome of such action will require a material increase in the provision recorded in 1994.

     A site investigation, including groundwater testing, of the Company's Fremont, Nebraska landfill was performed in 1987 and 1988 by CRX and NDEQ. At the conclusion of the investigation and evaluation, the NDEQ determined that groundwater was not sufficiently impacted to warrant further investigation. In December 1989, the pre-investigation groundwater monitoring schedule was resumed. The schedule required annual sampling and analysis of groundwater to test for the presence of volatile organic compounds. Tests for volatile organic compounds in December 1990 and quarterly groundwater sampling to date have shown no parameters exceeding regulatory limits. Although the Company does not believe additional groundwater monitoring will be required by the NDEQ, a groundwater monitoring plan has been proposed by the Company and will be implemented in 1995. The costs of implementation are accrued in the accompanying financial

                         ALLIED WASTE INDUSTRIES, INC.

statements. The Company cannot, at this time, anticipate further actions of the NDEQ and, as a result, cannot determine if the NDEQ will require the Company to perform additional actions, if any.

     At this time, none of the Company's sites have been listed or proposed for listing on the National Priorities List, and the Company is not aware of any action or investigation by the EPA that would subject the Company to cleanup liability. Sites listed on the National Priorities List are subject to priority remedial action under the Superfund Program created by Congress as part of CERCLA. As a consequence of prior investigations, the Fremont and Norfolk landfills have been identified by the Environmental Protection Agency ("EPA") as potentially contaminated sites. Before the EPA can place any such sites on the National Priorities List, pursuant to certain federal government regulations of sites needing long-term study and remedial action due to their potential effect on public health or the environment, notice to the public in the Federal Register and opportunity for public comment is required. The EPA has not published such notice with respect to either site, and the Company has no reason to believe, at this time, that such a notice will be published. However, even absent listing on the National Priorities List, the EPA or the applicable state agency, may require remedial action or seek cost recovery for remedial or response work conducted at a contaminated site.

     In connection with certain acquisitions, the Company has entered into agreements to pay royalties based on waste tonnage disposed at specified landfills. The royalties are payable quarterly and the current amounts due are included in the accompanying consolidated balance sheets. Additionally, the Company has entered into a deferred royalty agreement of which the liability may be converted into an interest bearing note or common shares.

     Allied has operating lease agreements for service facilities, office space and equipment. Future minimum payments under non-cancelable operating leases with terms in excess of one year are as follows:

                                                                       DECEMBER 31, 1995
                                                                       -----------------
        1996.........................................................       $ 2,684
        1997.........................................................         2,416
        1998.........................................................         1,937
        1999.........................................................         1,239
        2000.........................................................           381
        Thereafter...................................................           549

Rental expense under such operating leases was $1,126,000, $1,307,000 and $2,775,000 for the three years ended December 31, 1995, respectively.

     The Company has entered into employment agreements with certain of its executive officers for periods up to five years. The Company has agreed to severance pay amounts equal to a multiple of defined compensation under certain circumstances. In the event of a material change in control or termination of all executive officers under such agreements, Allied would be required to make payments of approximately $3.3 million.

     Allied carries a broad range of insurance coverage for protection of its assets and operations from certain risks including environmental impairment liability insurance for certain of its landfills.

     The Company has issued bank letters-of-credit, performance bonds and other guarantees in the aggregate amount of approximately $53.7 million. These financial instruments are issued in the normal course of business and are not reflected in the accompanying balance sheets. Such financial instruments are to be valued based on the amount of exposure under the instrument and the likelihood of performance being required. Management does not expect any material losses to result from these off balance sheet instruments based on historical results, and therefore, is of the opinion that the fair value of these instruments is zero.

                         ALLIED WASTE INDUSTRIES, INC.

10. RELATED PARTY TRANSACTIONS

     Transactions with related parties are entered into only upon approval by a majority of the independent directors of the Company and only upon terms comparable to or better than those that would be available from unaffiliated parties.

     Allied has previously engaged Sunbelt Capital Management ("Sunbelt"), an affiliate of a major stockholder, to assist the Company in obtaining sources of investment capital. Allied paid Sunbelt $90,000 of transaction fees during the year ended December 31, 1993.

     The Company leases certain properties and equipment in Illinois from related parties resulting from prior year acquisitions. In connection with these leases, payments of $84,000, $89,000 and $69,000 for the three years ended December 31, 1995, respectively, were made to officers of the Company.

     In connection with certain acquisitions, previous owners are paid an agreed upon amount not to compete with the Company. Payments of $113,000, $88,000 and $88,000 were made to officers of the Company for the three years ended December 31, 1995, respectively, related to these non-compete agreements.

     In connection with certain acquisitions, previous owners agreed to continue their existing personal guarantees on assumed indebtedness for a fee. Payments of $139,000 and $20,000 were made to an officer of the Company for the years ended December 31, 1993 and 1994, respectively.

     A director is a partner in the firm which serves as the Company's principal legal counsel.

     During 1994, the Company purchased real property from an officer for approximately $1 million. The real property was subsequently exchanged for a transfer station and a materials recovery facility in the Chicago area previously owned by an unrelated party. No gain or loss was recognized on the exchange.

     The Company made payments of $191,000 and $254,000 in 1994 and 1995, respectively, on a life insurance policy for a related party assumed in a 1994 acquisition. A trust of the related party is the beneficiary of the policy.

     In connection with the receipt in April 1995 of all permits necessary to develop a landfill on certain real estate acquired in July 1992, the Company was obligated to pay $5.6 million to the previous owners of the real estate, including current stockholders of the Company. In settlement of this obligation, during the year ended December 31, 1995, the Company paid $924,000 to these stockholders and has $2.0 million in promissory notes payable to stockholders outstanding at December 31, 1995.

11. SUBSEQUENT EVENTS

     Subsequent to December 31, 1995, an aggregate of 258,644 shares of common stock were issued upon exercise of warrants for approximately $0.5 million.

     Subsequent to December 31, 1995, the Company completed a public offering of
6.5 million shares of common stock at $6.875 per share (the "Public Offering"). In connection therewith, the underwriters exercised, in full, their option to purchase an additional 1,106,282 shares of common stock to cover over allotments, bringing the net proceeds after commissions, underwriters costs and other costs of the Public Offering to approximately $48 million. The net proceeds from the Public Offering have been used to repay outstanding indebtedness and for general corporate purposes.

     Subsequent to December 31, 1995, the Company purchased eight operating solid waste businesses for a total of approximately $15.5 million of which approximately $9.5 million was paid for with approximately 1.3 million shares of the Company's common stock.

     Subsequent to December 31, 1995, the Company paid off approximately $7 million in convertible debt related to acquisitions completed in 1995, releasing approximately $7 million in related letters-of-credit.

     On July 31, 1996, the Company completed a tender offer (the "Tender Offer") and purchased substantially all of its $100 Million 12% Senior Subordinated Notes due 2004 (the "Notes") at the redemption price of $1,157.50 per $1,000 note. An extraordinary change to earnings related to the Tender

                         ALLIED WASTE INDUSTRIES, INC.

Offer of approximately $11 million ($18 million before income tax effect) will be charged to earnings in the third quarter of 1996. The Company also received a consent from a majority of the holders of the Notes to eliminate all substantive financial covenants associated with the remaining Notes.

     Simultaneous with the redemption and consent, the Company closed a new $300 million revolving credit facility (the "Credit Facility") agented by Credit Suisse which added 11 new banks to its existing six-bank, $80 million Credit Agreement. The Credit Facility, subject to certain limitations, provides for revolving loans up to $300 million based on certain financial ratios of the Company and for standby letters-of-credit of up to $50 million. The revolving credit facility may be used to repay existing debt, make acquisitions of solid waste companies and for general corporate purposes. The letter-of-credit facility may be used to provide financial assurances of landfill closure and post-closure obligations. Loans outstanding under the revolving credit facility are payable in July 1999, whereas letters-of-credit may expire no later than one year after the maturity date, subject to certain provisions. The Credit Facility contains a number of covenants that, among other things, require the Company to maintain certain financial ratios, and limit the Company's ability to make acquisitions and purchase fixed assets above certain amounts, incur additional secured indebtedness, transfer or sell assets, create liens, pay dividends except on certain preferred stock, make optional payments on certain subordinated indebtedness (including the Senior Subordinated Notes), enter into certain transactions with affiliates or enter into a merger, consolidation or sale of substantially all its assets. The Credit Facility is secured by a pledge of the stock of substantially all of the Company's subsidiaries and a lien on substantially all of the Company's personal property. Upon execution of the Credit Facility, the Company had approximately $125 million of additional borrowings available under the Credit Facility.

     In September 1996, Allied entered into a definitive agreement to acquire the non-hazardous solid waste management business conducted by Laidlaw in the United States and Canada for consideration to be paid to the Laidlaw Sellers on the Closing Date comprised of (i) $1,200,000,000 cash, (ii) 14,600,000 shares of Common Stock, (iii) a 7% Debenture of Allied in the principal amount of $150,000,000, (iv) a Zero Coupon Debenture of Allied in the principal amount of $168,300,000, and (v) a Warrant for the purchase of 20,400,000 shares of Common Stock at an initial exercise price of $8.25 per share.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     The accompanying unaudited pro forma combined balance sheet gives effect to the Transactions as if each had occurred on June 30, 1996. The unaudited pro forma combined statements of operations for the six months ended June 30, 1996 and the year ended December 31, 1995 give effect to (i) the acquisition of companies accounted for using the purchase method for business combinations completed in 1995 and 1996, which are considered to be significant, (ii) the increase in the interest rate on the Notes from 10.75% to 12%, (iii) the completion of the Transactions contemplated herein, (iv) the issuances of 11.7 million shares of Common Stock in a private placement and the application of the net proceeds therefrom, (v) the conversion and exercise of certain convertible securities and warrants into an aggregate of approximately 9.8 million shares of Common Stock, and (vi) completion of a public offering of 7.6 million shares of common stock, and the application of the net proceeds therefrom, as if each had occurred on January 1, 1995.

     The pro forma adjustments related to the purchase allocation of the Transactions are preliminary and do not give effect to an appraisal of the assets of the Acquired Subsidiaries which Allied intends to obtain at or near the closing date of the Transactions. The pro forma combined financial statements do not reflect adjustments for certain cost and expense synergies and other economic benefits and non-recurring items which are included in Supplemental Financial Information. These statements do not purport to be indicative of the combined financial position or combined results of operations of Allied and the Acquired Subsidiaries that might have occurred, nor are they indicative of future financial position or results of operations.

     The pro forma combined financial statements should be read in conjunction with the Notes to Pro Forma Combined Financial Statements, the historical consolidated financial statements of Allied and the notes thereto and the historical financial statements of the Acquired Subsidiaries and the notes thereto. See "Allied Management's Discussion and Analysis of Financial Condition and Results of Operations -- Disclosure Regarding Forward Looking Statements."

                         ALLIED WASTE INDUSTRIES, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                            PRO FORMA
                                                                           ADJUSTMENTS
                                                            ACQUIRED       RELATED TO
                                           HISTORICAL     SUBSIDIARIES     ACQUISITIONS
                                            (NOTE 1)        (NOTE 2)        (NOTE 3)         PRO FORMA
                                           ----------     ------------     -----------       ----------
ASSETS
Cash and cash equivalents................   $   2,435       $     --       $ 1,431,500(a)    $    2,435
                                                                            (1,231,500)(b)
                                                                              (200,000)(c)
Other current assets.....................      52,330        124,000                --          176,330
                                             --------       --------       -----------       ----------
          Total current assets...........      54,765        124,000                --          178,765
Property and equipment, net..............     330,112        566,560           100,000(d)       996,672
Goodwill, net............................      88,535        204,877           948,156(e)     1,036,691
                                                                              (204,877)(f)
Other assets.............................      28,674         22,890            33,500(g)        85,064
                                             --------       --------       -----------       ----------
          Total assets...................   $ 502,086       $918,327       $   876,779       $2,297,192
                                             ========       ========       ===========       ==========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities......................   $  50,507       $123,186       $    50,000(h)    $  223,693
Current portion of long-term debt........      28,746          2,675                --           31,421
Long-term debt, net of current portion...     177,003          1,895         1,465,000(a)     1,554,645
                                                                               110,747(i)
                                                                              (200,000)(c)
Other long-term liabilities..............      45,311         81,784            10,000(j)       137,095
Stockholders' equity.....................     200,519        708,787           783,279(k)       350,338
                                                                               149,819(l)
                                                                            (1,492,066)(m)
                                             --------       --------       -----------       ----------
          Total liabilities and equity...   $ 502,086       $918,327       $   876,779       $2,297,192
                                             ========       ========       ===========       ==========

 The accompanying notes are an integral part of this pro forma combined balance sheet.

                         ALLIED WASTE INDUSTRIES, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
        (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)

                                                                             PRO FORMA
                                                                            ADJUSTMENTS
                                             COMPLETED       ACQUIRED        RELATED TO         FINANCING
                               HISTORICAL   ACQUISITIONS   SUBSIDIARIES     ACQUISITIONS       TRANSACTIONS
                                (NOTE 1)      (NOTE 2)       (NOTE 2)         (NOTE 3)           (NOTE 4)       PRO FORMA
                               ----------   ------------   ------------     ------------       ------------     ----------
Revenues.....................  $  118,958      $1,212        $395,786         $     --           $     --       $  515,956
Cost of operations...........      65,699         618         273,924             (526)(b)             --          338,788
                                                                                  (927)(c)
Selling, general and
  administrative expenses....      18,464         332          23,602           (2,149)(d)             --           21,625
                                                                                (6,208)(b)
                                                                               (12,416)(c)
Depreciation and amortization
  expense....................      15,408         101          48,960            9,496(e)              --           73,965
                               ----------      ------        --------          -------           --------       ----------
Operating income before
  pooling costs..............      19,387         161          49,300           12,730                 --           81,578
Pooling costs................       6,690          --              --               --                 --            6,690
                               ----------      ------        --------          -------           --------       ----------
  Operating income...........      12,697         161          49,300           12,730                 --           74,888
Interest income..............        (142)         --            (149)              --                 --             (291)
Interest expense.............       4,567          --             232           (3,107)(f)          2,189(c)        73,256
                                                                                                     (409)(d)
                                                                                                   (7,010)(f)
                                                                                                   76,794(g)
                               ----------      ------        --------          -------           --------       ----------
  Income from continuing
     operations before income
     taxes...................       8,272         161          49,217           15,837            (71,564)           1,923
Income taxes.................       4,035          65          19,687            6,335            (28,626)           1,496
                               ----------      ------        --------          -------           --------       ----------
  Net income.................       4,237          96          29,530            9,502            (42,938)             427
Preferred dividends..........        (575)         --              --               --                                (575)
Interest savings on assumed
  conversions................          --          --              --               --                 --            2,122
                               ----------      ------        --------          -------           --------       ----------
  Net income to common
     shareholders............  $    3,662      $   96        $ 29,530         $  9,502           $(42,938)      $    1,974
                               ==========      ======        ========          =======           ========       ==========
Net income per common
  share......................  $     0.06                                                                       $     0.02
                               ==========                                                                       ==========
Weighted average common and
  common equivalent shares...  58,873,215                                                                       84,264,973
                               ==========                                                                       ==========

The accompanying notes are an integral part of this pro forma combined financial statement.

                         ALLIED WASTE INDUSTRIES, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
        (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)

                                                                        PRO FORMA
                                                                       ADJUSTMENTS
                                          COMPLETED       ACQUIRED     RELATED TO       FINANCING
                            HISTORICAL   ACQUISITIONS   SUBSIDIARIES   ACQUISITIONS    TRANSACTIONS
                             (NOTE 1)      (NOTE 2)       (NOTE 2)      (NOTE 3)         (NOTE 4)       PRO FORMA
                            ----------   ------------   ------------   -----------     ------------     ----------
Revenues..................  $  217,544      $9,019        $756,215      $    (207)(a)   $       --      $  982,571
Cost of operations........     119,238       4,317         522,561           (207)(a)           --         643,003
                                                                           (1,051)(b)
                                                                           (1,855)(c)
Selling, general and
  administrative
  expenses................      36,708       1,918          57,572         (4,627)(d)           --          54,942
                                                                          (11,800)(b)
                                                                          (24,829)(c)
Depreciation and
  amortization expense....      27,279       1,116          91,720         19,189(e)            --         139,304
                            -----------     ------        --------        -------        ---------        --------
Operating income before
  pooling costs...........      34,319       1,668          84,362         24,973               --         145,322
Pooling costs.............       1,531          --              --             --               --           1,531
                            -----------     ------        --------        -------        ---------        --------
  Operating income........      32,788       1,668          84,362         24,973               --         143,791
Interest income...........        (716)         --            (281)            --               --            (997)
Interest expense..........      11,316          13             416         (8,912)(f)         (125)(a)     144,244
                                                                              393(g)           103(b)
                                                                                             4,379(c)
                                                                                            (4,927)(d)
                                                                                           (12,000)(f)
                                                                                           153,588(g)
Conversion fee on debt
  securities converted....          56          --              --             --               --              56
                            -----------     ------        --------        -------        ---------        --------
  Income before taxes.....      22,132       1,655          84,227         33,492         (141,018)            488
Income taxes..............       9,751         662          33,691         13,397          (56,408)          1,093
                            -----------     ------        --------        -------        ---------        --------
  Net income..............      12,381         993          50,536         20,095          (84,610)           (605)
Dividends.................      (4,070)         --              --             --            2,743(e)       (1,327)
Conversion fee on equity
  securities converted....      (2,151)         --              --             --               --          (2,151)
Interest savings on
  assumed conversions.....          --          --              --             --               --           6,583
                            -----------     ------        --------        -------        ---------        --------
  Net income to common
     shareholders.........  $    6,160      $  993        $ 50,536      $  20,095       $  (81,867)     $    2,500
                            ===========     ======        ========        =======        =========        ========
Net income per common
  share...................  $     0.15                                                                  $     0.03
                            ===========                                                                   ========
Weighted average common
  and common equivalent
  shares..................  40,046,459                                                                  84,581,680
                            ===========                                                                   ========

The accompanying notes are an integral part of this pro forma combined financial statement.

                         ALLIED WASTE INDUSTRIES, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. HISTORICAL

     The historical balances represent the financial position and results of operations of Allied for each of the indicated dates and periods as reported in the historical consolidated financial statements of Allied included elsewhere in this Proxy Statement. The historical consolidated financial statements have been restated to reflect acquisitions accounted for as poolings-of-interests.

2. HISTORICAL AMOUNTS RELATED TO ACQUISITIONS

     The amounts related to the Acquired Subsidiaries in the June 30, 1996 pro forma combined balance sheet represent the historical combined balance sheet of the Acquired Subsidiaries. The amounts in the pro forma combined statements of operations represent the results of operations of the companies purchased in 1995 and 1996 ("Completed Acquisitions") and the results of operations of the Acquired Subsidiaries contemplated in the Transactions, for the period prior to acquisition date, for each period presented.

     The following represents acquisitions included in these pro forma combined financial statements (collectively referred to as the "Acquisitions").

     January 1995 -- Allied acquired Pen-Rob, Inc. ("Pen-Rob") for total consideration of approximately $1.5 million.

     June 1995 -- Allied acquired Illinois Development Corporation ("IDC") for total consideration of approximately $4.2 million.

     September 1995 -- Allied acquired Duckett Disposal, Inc. and Brickyard Disposal and Recycling, Inc. for total consideration of approximately $14.4 million.

     January 1996 -- Allied acquired Service Waste, Inc. for total consideration of approximately $6.2 million, including approximately 778,000 shares of Common Stock.

     February 1996 -- Allied acquired Clayco Sanitation Company, Inc. for total consideration of approximately $2.9 million.

     September 1996 -- Allied entered into a Stock Purchase Agreement with the Laidlaw Sellers for total consideration of approximately $1.5 billion. (the "Acquired Subsidiaries")

3. PRO FORMA ADJUSTMENTS

     The pro forma adjustments reflected in the pro forma combined financial statements give effect to the following:

     PRO FORMA COMBINED BALANCE SHEET

        (a) To reflect the completion of a $475 million private placement or public offering of Senior Subordinated Notes and the funding of $990 million of Senior Financing.

        (b) To reflect cash paid in connection with the Acquired Subsidiaries.

        (c) To reflect repayment of debt in connection with the refinancings contemplated in the Transactions.

        (d) To reflect the allocation of purchase price to the property and equipment of the Acquired Subsidiaries to reflect the estimated fair value of such assets.

        (e) To reflect goodwill recorded in connection with the Acquired Subsidiaries.

        (f) To remove goodwill recorded on the books of the Acquired
            Subsidiaries.

        (g) To reflect commitment fees paid in connection with the Senior Financing and Senior Subordinated Notes contemplated in the Transactions.

        (h) To accrue for liabilities incurred related to the Acquired Subsidiaries.

                         ALLIED WASTE INDUSTRIES, INC.

                                  (UNAUDITED)

        (i) To reflect the issuances of the 7% Debenture and the Zero Coupon Debenture in connection with the Transactions.

        (j) To reflect deferred taxes related to the Acquired Subsidiaries.

        (k) To reflect investment in subsidiary in connection with the Acquired Subsidiaries.

        (l) To reflect issuances of 14.6 million shares of Common Stock and the Warrant in connection with the Acquired Subsidiaries.

        (m) To reflect elimination of investment in subsidiary in connection with the Acquired Subsidiaries.

     PRO FORMA COMBINED STATEMENTS OF OPERATIONS

        (a) To eliminate rent expense and rental revenue between Allied and IDC.

        (b) To eliminate insurance costs charged to the Acquired Subsidiaries by the Laidlaw Sellers and reflect insurance charges consistant with market rates.

        (c) To reflect the elimination of certain corporate and division operating, administrative and sales costs.

        (d) To reflect the elimination of a management fee charged to the Acquired Subsidiaries by the Laidlaw Sellers.

        (e) To reflect amortization on the goodwill recorded in connection with the Acquisitions.

        (f) To reflect a reduction of interest expense as a result of capitalizing interest on landfill development costs in accordance with the application of SFAS No. 34 to the Acquired Subsidiaries.

        (g) To reflect interest expense on debt issued or assumed in connection with the Acquisitions.

4. FINANCING TRANSACTIONS

     In January 1994, the Company sold $100 million of the Notes due February 1, 2004 bearing interest at a rate of 10.75%. Proceeds were used to retire indebtedness, fund proposed acquisitions, make capital expenditures and provide working capital. In January 1995, the interest rate on the Notes increased from 10.75% to 12.0%. The pro forma combined financial statements assume that Allied issued 11.7 million shares of Common Stock on January 1, 1995 in connection with a private placement of equity which closed on January 31, 1995.

     In 1995 and 1996, certain holders of preferred stock, convertible debt and warrants converted their preferred stock or convertible debt into or exercised their warrants for, an aggregate of approximately 9.8 million shares of Common Stock. In addition, Allied completed a public offering of 6.5 million shares of Common Stock in January 1996.

     The adjustments related to the financing transactions reflected in the pro forma combined financial statements give effect to the following:

        (a) To reflect reduction of interest expense resulting from the repayment of certain indebtedness of Allied from the proceeds of the private placement of equity completed in 1996.

        (b) To reflect the adjustment of interest expense on the Notes from 10.75% to 12%.

        (c) To reflect amortization of commitment fees related to the Senior Subordinated Notes and the Senior Financing contemplated in connection with the Transactions.

        (d) To reflect reduction of interest expense resulting from the conversion of certain convertible subordinated debt into common stock and the repayment of certain indebtedness from the

                         ALLIED WASTE INDUSTRIES, INC.

                                  (UNAUDITED)

            proceeds of the sale of 7.6 million shares of Common Stock in a public offering completed in 1996.

        (e) To reflect reduction of dividends resulting from the conversion of certain shares of preferred stock into Common Stock.

        (f) To reflect the reduction of interest expense resulting from the repayment of certain indebtedness with the proceeds from the Senior Financing contemplated in connection with the Transactions.

        (g) To reflect interest expense related to the Senior Financing, the Senior Subordinated Debt, the 7% Debenture and the Zero Coupon Debentures.

5. INCOME PER SHARE

     Pro forma net income per common share is calculated by dividing pro forma net income to common shareholders less requirements on Series D preferred stock, 7% preferred stock, and 9% preferred stock by the pro forma weighted average common and common equivalent shares outstanding during the periods. Pro forma weighted average common and common equivalent shares have been computed as follows:

                                                                         YEAR         SIX MONTHS
                                                                        ENDED           ENDED
                                                                     DECEMBER 31,      JUNE 30,
                                                                         1995            1996
                                                                     ------------     ----------
Historical weighted average common shares..........................   37,823,370      56,707,109
Common stock equivalents --
  Stock options and warrants.......................................    1,989,556       2,166,106
Warrants to be issued in connection with the Transactions..........   11,184,173       9,429,600
Pro forma effect of issuing common shares for --
  Service Waste acquired and accounted for as a purchase...........      889,445         151,499
  The Acquired Subsidiaries contemplated to be acquired and
     accounted for as a purchase...................................   14,600,000      14,600,000
  Common shares issued pursuant to a private placement.............      962,433              --
  Common shares issued in connection with the public offering......    7,606,282         961,234
  Conversion of convertible subordinated debt into common shares...    1,827,639         260,275
  Conversion of Series C Preferred into common shares..............      233,533              --
  Conversion of Series D Preferred into common shares..............      731,255              --
  Conversion of 9% Preferred into common shares and issuances of
     inducement conversion shares..................................    4,859,991              --
  Conversion of $90 Preferred into common shares and issuances of
     inducement conversion shares..................................    1,343,374              --
  To remove the impact of contingently issuable shares.............      (23,244)        (23,244)
  Exercise of warrants.............................................      553,873          12,394
                                                                      ----------      ----------
                                                                      84,581,680      84,264,973
                                                                      ==========      ==========

               AUDITORS' REPORT TO THE DIRECTORS OF LAIDLAW INC.

September 30, 1996

     We have audited the balance sheet of the Laidlaw Solid Waste Management Group (as defined in Note 1) as at August 31, 1996 and 1995 and the statements of operations and cash flows for the years ended August 31, 1996, 1995 and 1994. These financial statements are the responsibility of the management of Laidlaw Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Laidlaw Solid Waste Management Group as at August 31, 1996 and 1995 and the results of its operations and cash flows for the years ended August 31, 1996, 1995 and 1994 in accordance with United States generally accepted accounting principles.

Chartered Accountants
Hamilton, Canada

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP

                 BALANCE SHEETS AS AT AUGUST 31, 1996 AND 1995
                                 (U.S. $000'S)

                                                                         1996           1995
                                                                      ----------     ----------
                                            ASSETS
Current Assets
Trade and other accounts receivable (net of allowance for doubtful
  accounts of $1,224; August 31, 1995 -- $1,182)....................  $  102,966     $   95,124
Inventories.........................................................       8,008          7,592
Other current assets................................................      13,026         14,382
                                                                      ----------     ----------
                                                                         124,000        117,098
                                                                      ----------     ----------
Fixed Assets
Land, landfill sites and improvements...............................     460,051        443,721
Buildings...........................................................      73,261         64,414
Vehicles and other..................................................     624,172        589,335
                                                                      ----------     ----------
                                                                       1,157,484      1,097,470
Less: Accumulated depreciation and amortization.....................     590,924        527,602
                                                                      ----------     ----------
                                                                         566,560        569,868
                                                                      ----------     ----------
Other Assets
Goodwill (net of accumulated amortization of $42,549; August 31,
  1995 -- $37,825)..................................................     204,877        176,239
Deferred charges....................................................      15,407          3,180
Other...............................................................       7,483          7,508
                                                                      ----------     ----------
                                                                         227,767        186,927
                                                                      ----------     ----------
                                                                      $  918,327     $  873,893
                                                                      ==========     ==========
                                          LIABILITIES
Current Liabilities
Accounts payable....................................................  $   66,407     $   78,212
Accrued liabilities.................................................      56,779         62,296
Current portion of long-term debt (Note 3)..........................       2,675          2,256
                                                                      ----------     ----------
                                                                         125,861        142,764
Long-Term Debt (Note 3).............................................       1,895          2,821
Environmental and Other Long-Term Liabilities (Note 4)..............      81,784         86,371
                                                                      ----------     ----------
                                                                         209,540        231,956
                                                                      ----------     ----------
Commitments and Contingencies (Note 5)
Net Investment by Laidlaw Inc. .....................................     708,787        641,937
                                                                      ----------     ----------
                                                                      $  918,327     $  873,893
                                                                      ==========     ==========

        The accompanying notes are an integral part of these statements

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP

                            STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED AUGUST 31, 1996, 1995 AND 1994
                                 (U.S. $000'S)

                                                               1996         1995         1994
                                                             --------     --------     --------
Revenue....................................................  $763,534     $753,432     $714,765
                                                             --------     --------     --------
Operating expenses (Note 6)................................   532,327      512,418      492,570
Selling, general and administrative expenses (Note 6)......    50,362       59,541       56,851
Depreciation and amortization..............................    95,440       90,215       92,286
                                                             --------     --------     --------
Income From Operations.....................................    85,405       91,258       73,058
Interest expense...........................................      (464)        (367)        (876)
Interest, dividend and other income........................       298          264           91
                                                             --------     --------     --------
Income Before Income Taxes (Note 1)........................  $ 85,239     $ 91,155     $ 72,273
                                                             ========     ========     ========

        The accompanying notes are an integral part of these statements

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED AUGUST 31, 1996, 1995 AND 1994
                                 (U.S. $000'S)

                                                            1996          1995          1994
                                                          ---------     ---------     ---------
Net Cash Provided By (Used In):
  Operating activities..................................  $ 152,741     $ 196,695     $ 194,048
  Investing activities..................................   (131,272)     (117,700)      (55,743)
  Financing activities..................................    (21,469)      (78,995)     (138,305)
                                                           --------     ---------     ---------
                                                          $      --     $      --     $      --
                                                           ========     =========     =========
Operating Activities
Income before income taxes for the year.................  $  85,239     $  91,155     $  72,273
Items not affecting cash:
  Depreciation and amortization.........................     95,440        90,215        92,286
  Other.................................................     (5,431)        8,036         9,182
                                                           --------     ---------     ---------
Cash Provided By Operating Activities Before Financing
  Working Capital.......................................    175,248       189,406       173,741
Cash provided by (used in) financing working capital:
  Trade and other accounts receivable...................     (7,842)       (3,958)       (1,825)
  Inventories...........................................       (416)         (500)         (279)
  Other current assets..................................      1,356        (4,042)        4,445
  Accounts payable and accrued liabilities..............    (15,605)       15,789        17,966
                                                           --------     ---------     ---------
Net Cash Provided By Operating Activities...............  $ 152,741     $ 196,695     $ 194,048
                                                           ========     =========     =========
Investing Activities
Purchase of fixed assets................................  $ (79,572)    $(103,257)    $ (60,467)
Proceeds from sale of fixed and other assets............      3,893         4,587         6,779
Purchase of other assets................................     (6,392)           --          (187)
Expended on acquisitions (Note 7).......................    (49,226)      (14,255)       (2,213)
Net (increase) decrease in long-term investments........         25        (4,775)          345
                                                           --------     ---------     ---------
Net Cash Used in Investing Activities...................  $(131,272)    $(117,700)    $ (55,743)
                                                           ========     =========     =========
Financing Activities
Repayment of long-term debt.............................  $    (507)    $  (2,655)    $  (3,430)
Net change in investment by Laidlaw Inc. ...............    (20,962)      (76,340)     (134,875)
                                                           --------     ---------     ---------
Net Cash Used in Financing Activities...................  $ (21,469)    $ (78,995)    $(138,305)
                                                           ========     =========     =========

        The accompanying notes are an integral part of these statements

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP

                         NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED AUGUST 31, 1996, 1995 AND 1994
                                 (U.S. $000'S)

1. BASIS OF PRESENTATION OF FINANCIAL STATEMENTS

     Under the terms of a Stock Purchase Agreement dated September 17, 1996 (the "Agreement") among Allied Waste Industries, Inc. ("Allied") and certain affiliates of Allied, and Laidlaw Inc. ("Laidlaw") and certain affiliates of Laidlaw, Allied has offered to purchase the solid waste management business of Laidlaw (the "Laidlaw Solid Waste Management Group" or the "Group"). The Group provides solid waste collection, compaction, disposal, recycling, resource recovery, transportation and transfer services to commercial, industrial and residential customers in the United States and Canada. Laidlaw conducts this solid waste management business directly or indirectly through its subsidiaries, Laidlaw Waste Systems, Inc., Laidlaw Waste Systems (Canada) Ltd. and Laidlaw Medical Services Ltd.

     The Agreement provides that all assets and liabilities associated with Laidlaw's solid waste management business are being sold with the exception of income tax assets and liabilities arising prior to the date of sale and any intercompany investments, advances and loans. The Agreement specifies that any income tax liabilities and any income tax assets arising prior to the date of sale are the responsibility or benefit of Laidlaw. All intercompany investments are to be transferred to Laidlaw prior to closing, and all intercompany advances and loans are to be repaid to Laidlaw and its affiliates prior to closing.

     These special purpose financial statements give effect to the combination of the operations constituting the Laidlaw Solid Waste Management Group, and the exclusion of those assets and liabilities that will not be transferred from Laidlaw to Allied under the terms of the Agreement. Accordingly, income tax provisions and interest on intercompany loans and advances have been excluded from the Group's statements of operations. Current and deferred income taxes receivable and payable, and intercompany loans and advances have been excluded from the balance sheets.

     The surplus funds of the Group are regularly transferred to Laidlaw, and any financing requirements are provided by Laidlaw. Accordingly, no cash or bank indebtedness balances are reported in these financial statements.

     A statement of stockholders' equity has not been provided as it would be inconsistent with the basis of presentation described above.

     Except for the exclusions described in the preceding paragraphs, these financial statements have been prepared in accordance with United States generally accepted accounting principles.

     As these financial statements have not been prepared for general purposes, users may require additional information.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, income and expenses, and disclosure of contingencies. Future events could alter such estimates in the near term.

     A summary of significant accounting policies followed in the preparation of these financial statements is as follows:

  (a) Inventories

     Inventories are valued at the lower of cost, determined on a first-in, first-out basis, and replacement cost.

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP

  (b) Fixed assets

     Landfill sites, preparation costs, and improvements are recorded at cost and amortized on the basis of landfill capacity utilized during the year.

     Depreciation and amortization of other property and equipment is provided substantially on a straight-line basis over their estimated useful lives which are as follows:

        Buildings.....................................................   20 to 40 years
        Vehicles and other............................................    5 to 15 years

     Management periodically reviews the carrying values of its fixed assets to determine whether such values are recoverable. Any resulting write downs are charged against income.

  (c) Other assets

     Goodwill is amortized on a straight-line basis over forty years. The Group reviews the value assigned to goodwill to determine if its recoverability has been impaired by conditions affecting the Group. The amount of any impairment is charged against income.

     Deferred charges are amortized on a straight-line basis over a two to nine year period depending on the nature of the deferred costs.

  (d) Environmental liabilities

     Environmental liabilities include accruals for costs associated with closure and post-closure monitoring and maintenance of the Group's landfills, remediation at certain of the Group's facilities and corrective actions at Superfund sites. The Group accrues for closure and post-closure costs over the life of the landfill site as airspace is consumed.

  (e) Foreign currency translation

     The Group's Canadian operations are all of a self-sustaining nature. The accounts are translated to U.S. dollars on the following basis:

          Assets and liabilities at the exchange rate in effect at the balance sheet date and revenue and expenses at weighted monthly average exchange rates for the year.

  (f) Financial instruments

     The Group's accounts receivable, accounts payable and long-term debt constitute financial instruments. Based on available market information, the carrying value of these instruments approximates their fair value as at August 31, 1996 and 1995. Concentrations of credit risk in accounts receivable are limited, due to the large number of customers comprising the Group's customer base throughout North America. The Group performs ongoing credit evaluations of its customers, but does not require collateral to support customer accounts receivable. Management establishes an allowance for doubtful accounts based on the credit risk applicable to particular customers, historical trends and other relevant information.

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP

3. LONG-TERM DEBT

                                                                            1996     1995
                                                                           ------   ------
    Notes due at various dates from 1997 to 2002 with interest rates from
      5% to 10%..........................................................  $4,531   $4,961
    Capital leases payable, due in 1997 with interest rates of 10%.......      39      116
                                                                           ------   ------
                                                                            4,570    5,077
    Less: Current portion................................................   2,675    2,256
                                                                           ------   ------
                                                                           $1,895   $2,821
                                                                           ======   ======

     The aggregate amount of minimum payments required on long-term debt in each of the years indicated is as follows:

    Year ending August 31, 1997..........................................           $2,675
                              1998.......................................              846
                              1999.......................................              293
                              2000.......................................              111
                              2001.......................................              569
                              Thereafter.................................               76
                                                                                    ------
                                                                                    $4,570
                                                                                    ======

4. ENVIRONMENTAL LIABILITIES

     The Group has recorded liabilities for closure and post-closure monitoring and environmental remediation costs as follows:

                                                                       1996         1995
                                                                      -------     --------
    Current portion of environmental liabilities, included in
      accrued liabilities...........................................  $22,461     $ 23,530
    Non-current portion of environmental liabilities................   76,240       79,888
                                                                      -------     --------
                                                                      $98,701     $103,418
                                                                      =======     ========

     The Group, in the normal course of its business, expends funds for environmental protection and remediation, but does not expect these expenditures to have a materially adverse effect on its financial condition or results of operations, since its business is based upon compliance with environmental laws and regulations and its services are priced accordingly.

     Closure and post-closure monitoring and maintenance costs for U.S. landfills are estimated based on the technical requirements of the Subtitle D Regulations of the U.S. Environmental Protection Agency or the applicable state requirements, whichever are stricter, and the air emissions standards under the Clean Air Act, and include such items as final capping of the site, methane gas and leachate management, groundwater monitoring, and operation and maintenance costs to be incurred during the period after the facility closes and ceases to accept waste. Closure and post-closure costs for the Group's landfills in Canada are based upon the local landfill regulations governing the facility.

     The Group has also established procedures to routinely evaluate potential remedial liabilities at sites which it owns or operated, or to which it transported waste, including 14 sites listed on the Superfund National Priority List (NPL). In the majority of situations, the Group's connection with NPL sites relates to allegations that its companies (or their predecessors) transported waste to the facilities in question, often prior to the acquisition of such companies by the Group. The Group routinely reviews and evaluates sites requiring

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP
remediation, including NPL sites, giving consideration to the nature (i.e. owner, operator, transporter or generator), and the extent (i.e. amount and nature of waste hauled to the location, number of years of site operation by the Group, or other relevant factors) of the Group's alleged connection with the site, the accuracy and strength of evidence connecting the Group to the location, the number, connection and financial ability of other named and unnamed potentially responsible parties and the nature and estimated cost of the likely remedy. Where the Group concludes that it is probable that a liability has been incurred, provision is made in the financial statements, based upon management's judgement and prior experience, for the Group's best estimate of the liability. Such estimates are subsequently revised as deemed necessary as additional information becomes available.

     Estimates of the extent of the Group's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult. The ultimate outcome of these items may differ from current estimates. Management believes that its extensive experience in the environmental services business provides a reasonable basis for making its estimates. However, these estimates may include a range of possible outcomes. In such cases, management provides for the amount within the range that constitutes its best estimate. It is less than likely but more than remotely possible that the Group's potential liability could be at the high end of such ranges, which would be approximately $15 million in the aggregate higher than the estimates that have been recorded in these financial statements. While the Group does not currently anticipate that any adjustment to its estimates would be material to its financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies or other factors could necessitate the recording of additional liabilities that could be material. The impact of such future events cannot be estimated at the current time.

     Where the Group believes that both the amount of a particular environmental liability and the timing of the payments are reliably determinable, the cost in current dollars is discounted to present value at 5%. Had the Group not discounted any portion of its liability, the amount recorded would have been increased by approximately $107 million at August 31, 1996 (1995 -- $99 million).

     The majority of the Group's active landfill sites have estimated remaining lives ranging from 2 to approximately 88 years based upon current site plans and anticipated annual volumes of waste. As at August 31, 1996, the Group estimates that during this remaining site life, it will provide for an additional $254 million (1995 -- $247 million) of closure and post-closure costs, including accretion for the discount recognized to date. The change in the expected aggregate undiscounted amount from 1995 to 1996 results primarily from changes in available airspace.

     Anticipated payments of environmental liabilities for each of the next five years and thereafter are as follows:

    Year ending August 31, 1997...............................................  $ 22,461
                              1998............................................    11,396
                              1999............................................    14,320
                              2000............................................    12,049
                              2001............................................    12,276
                              Thereafter......................................   280,286
                                                                                --------
                                                                                $352,788
                                                                                ========

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP

5. COMMITMENTS AND CONTINGENCIES

  (a) Lease commitments

     Rental expense incurred under operating leases amounted to $8,968, $7,609 and $9,778 in the years ended August 31, 1996, 1995, and 1994 respectively.

     Rentals payable under operating leases for premises and equipment are as follows:

        Year ending August 31, 1997........................................  $ 8,365
                                  1998.....................................    4,896
                                  1999.....................................    4,524
                                  2000.....................................    4,009
                                  2001.....................................    3,329
                                  Thereafter...............................   20,063
                                                                             -------
                                                                             $45,186
                                                                             =======

  (b) Legal proceedings

     The Group is subject to extensive and evolving laws and regulations and has implemented its own environmental safeguards to respond to regulatory requirements. In the normal course of business, the Group provides for closure and post-closure accruals to comply with all governmental regulations.

     In the normal course of conducting its operations, the Group may become involved in certain legal and administrative proceedings. Some of these actions may result in fines, penalties or judgments against the Group which may have an impact on the financial results for a particular period. Management expects that such matters in process at August 31, 1996 will not have a materially adverse effect on this Group's financial position or its results from operations.

  (c) Letters of credit and guarantees

     At August 31, 1996, the Group had $24,341 (1995 -- $41,101) in outstanding letters of credit, of which the most significant are in support of the Group's undertakings in respect of landfill closure and post-closure activities required in obtaining regulatory operating permits. In addition, Laidlaw and its affiliates have provided financial assurances, guarantees and additional letters of credit in the aggregate amount of approximately $180 million for closure and post-closure activities and bid bonds.

6. RELATED PARTY TRANSACTIONS

     Included in operating expenses and selling, general and administrative expenses are management fees, insurance premiums and rental charges paid to affiliated companies as follows:

                                                         1996        1995        1994
                                                        -------     -------     -------
        Management fees...............................  $ 4,297     $ 4,957     $ 6,862
                                                         ======      ======      ======
        Insurance premiums............................  $18,335     $17,098     $19,127
                                                         ======      ======      ======
        Rental charges................................  $   198     $   196     $   199
                                                         ======      ======      ======

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP

7. ACQUISITIONS

     A summary of the Group's acquisitions of solid waste management companies in the periods indicated is as follows:

                                                              1996        1995        1994
                                                             -------     -------     ------
    Assets acquired -- at fair value:
      Fixed assets.........................................  $11,906     $ 8,271     $  715
      Goodwill.............................................   37,056       6,960      1,553
      Long-term investments and other assets...............    6,606          --         --
                                                              ------      ------     ------
                                                              55,568      15,231      2,268
    Long-term liabilities assumed..........................    8,155         794         55
    Working capital........................................    1,813        (182)        --
                                                              ------      ------     ------
    Expended on acquisitions...............................  $49,226     $14,255     $2,213
                                                              ======      ======     ======
    Number of businesses acquired..........................        9          11          7
                                                              ======      ======     ======
    Annualized revenue acquired............................  $41,000     $15,000     $4,000
                                                              ======      ======     ======

  Pro forma data (unaudited)

     Condensed pro forma statements of operations data, as if acquisitions each year had occurred at the beginning of the previous year, are as follows:

                                                           1996         1995         1994
                                                         --------     --------     --------
    Statements of Operations Data:
      Revenue..........................................  $776,658     $805,202     $731,357
      Income from operations...........................  $ 87,019     $ 97,833     $ 74,794

8. SEGMENTED GEOGRAPHIC INFORMATION

                                                           1996         1995         1994
                                                         --------     --------     --------
    United States:
      Revenue..........................................  $493,681     $484,858     $452,644
      Income from operations...........................  $ 60,420     $ 50,334     $ 34,514
      Total identifiable assets........................  $578,542     $575,826     $554,498
    Canada:
      Revenue..........................................  $269,853     $268,574     $262,121
      Income from operations...........................  $ 24,985     $ 40,924     $ 38,544
      Total identifiable assets........................  $339,785     $298,067     $280,177

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Allied Waste Industries, Inc.:

We have audited the accompanying balance sheet of PEN-ROB, INC. (an Arizona corporation) as of December 31, 1994, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Pen-Rob, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  August 7, 1995.

                                 PEN-ROB, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1994

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (Note 2)..............................................  $148,088
  Certificate of deposit..........................................................     9,960
  Accounts receivable, net of allowance for doubtful accounts of $83,000..........   341,794
  Employee advances and other.....................................................    37,902
                                                                                    --------
          Total current assets....................................................   537,744
                                                                                    --------
PROPERTY AND EQUIPMENT, at cost (Note 2):
  Landfill........................................................................   794,178
  Machinery and equipment.........................................................   333,738
  Furniture and fixtures..........................................................    17,606
                                                                                    --------
                                                                                    1,145,522
  Less: Accumulated depreciation..................................................  (853,314)
                                                                                    --------
                                                                                     292,208
                                                                                    --------
                                                                                    $829,952
                                                                                    ========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................................................  $ 23,635
  Accrued liabilities and other...................................................    87,885
  Current portion of notes payable (Note 3).......................................    25,152
  Current portion of note payable to related party (Note 3).......................    10,399
                                                                                    --------
          Total current liabilities...............................................   147,071
                                                                                    --------
NOTES PAYABLE, less current portion (Note 3)......................................    48,546
                                                                                    --------
NOTE PAYABLE TO RELATED PARTY, less current portion (Note 3)......................    12,388
ACCRUED CLOSURE AND POST-CLOSURE COSTS (Note 2)...................................   185,000
                                                                                    --------
          Total liabilities.......................................................   393,005
                                                                                    --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 1,000,000 shares authorized, 300 shares issued and
     outstanding..................................................................     9,200
  Retained earnings...............................................................   427,747
                                                                                    --------
          Total stockholders' equity..............................................   436,947
                                                                                    --------
                                                                                    $829,952
                                                                                    ========

       The accompanying notes are an integral part of this balance sheet.

                                 PEN-ROB, INC.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

REVENUES.........................................................................  $1,399,387
COST OF OPERATIONS...............................................................     572,975
                                                                                   ------------
          Gross profit...........................................................     826,412
GENERAL AND ADMINISTRATIVE EXPENSES..............................................     446,011
                                                                                   ------------
          Income from operations.................................................     380,401
OTHER INCOME (EXPENSE):
  Interest income................................................................       2,764
  Interest expense...............................................................      (8,782)
                                                                                   ------------
NET INCOME.......................................................................  $  374,383
                                                                                   ============

         The accompanying notes are an integral part of this statement.

                                 PEN-ROB, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                        COMMON STOCK
                                                       ---------------     RETAINED
                                                       SHARES   AMOUNT     EARNINGS        TOTAL
                                                       ------   ------     ---------     ---------
BALANCE AT DECEMBER 31, 1993.........................    300    $9,200     $ 233,364     $ 242,564
  Net income.........................................     --        --       374,383       374,383
  Stockholder distributions..........................     --        --      (180,000)     (180,000)
                                                         ---    ------     ---------     ---------
BALANCE AT DECEMBER 31, 1994.........................    300    $9,200     $ 427,747     $ 436,947
                                                         ===    ======     =========     =========

         The accompanying notes are an integral part of this statement.

                                 PEN-ROB, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................................  $ 374,383
  Adjustments to reconcile net income to net cash used in operating activities --
     Depreciation and amortization...............................................    201,486
     Increase in accounts receivable.............................................   (193,133)
     Increase in employee advances and other.....................................    (33,756)
     Increase in accounts payable................................................     12,221
     Increase in accrued liabilities.............................................     80,741
     Increase in accrued closure and post-closure costs..........................     32,000
                                                                                   ---------
          Net cash provided by operating activities..............................    473,942
                                                                                   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...........................................................   (215,921)
                                                                                   ---------
          Net cash used in investing activities..................................   (215,921)
                                                                                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stockholder distributions......................................................   (180,000)
  Repayment of long-term debt....................................................    (29,982)
                                                                                   ---------
          Net cash used in financing activities..................................   (209,982)
                                                                                   ---------
NET INCREASE IN CASH.............................................................     48,039
CASH AND CASH EQUIVALENTS, beginning of year.....................................    100,049
                                                                                   ---------
CASH AND CASH EQUIVALENTS, end of year...........................................  $ 148,088
                                                                                   =========
SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:
  Interest paid..................................................................  $   8,782
                                                                                   =========

         The accompanying notes are an integral part of this statement.

                                 PEN-ROB, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

(1)  NATURE OF OPERATIONS:

     Pen-Rob, Inc. (the Company) was incorporated under the laws of the State of Arizona in February 1988 and owns and operates a landfill operation in Joseph City, Arizona.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     All highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments in high credit quality institutions. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the Company's customer base. The Company provides services to waste industry customers in the Southwestern region of the United States and performs initial and ongoing credit evaluations of its customer's financial condition, but does not require collateral to support customer receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

  Revenue Recognition

     The Company recognizes revenue as services are provided.

  Property and Equipment

     Property and equipment are recorded at cost, which includes the construction of major capital additions during the development phase, primarily the landfill. Management periodically reviews the realizability of its investment in the operating landfill. The cost of landfill airspace, including original acquisition cost and incurred and projected landfill preparation costs, is amortized based on accepted tonnage as landfill airspace is consumed. Depreciation on property and equipment other than the landfill is provided on the straight-line method over the estimated lives of the assets (5-7 years).

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which do not improve assets or extend their useful lives are charged to expense as incurred. For the year ended December 31, 1994, maintenance and repair expenses charged to cost of operations were approximately $38,000.

  Accrued Closure and Post-Closure Costs

     Accrued closure and post-closure costs represent an estimate of the current value of the future obligations associated with closure and post-closure monitoring of the Company's solid waste landfill. Specific closure and post-closure engineering cost estimates are prepared annually for the landfill.Estimated costs are accrued based on accepted tonnage as landfill airspace is consumed. The Company periodically updates its estimate of future closure and post-closure costs. The impact of changes determined to be charges in estimates are accounted for on a prospective basis.

     The net present value of the closure and post-closure commitment is calculated assuming inflation of 3.5% and a risk-free capital rate of 7.0%. Discounted amounts previously recorded are accreted to reflect the effects of passing time. The Company's current estimate of total future payments for closure and post-closure

                                 PEN-ROB, INC.

is $2,124,118, as described below, while the present value of such estimate is $691,851. At December 31, 1994, the accrual for landfill closure and post-closure costs was approximately $185,000. The accrual reflects the fact that the landfill is early into the expected life of approximately 90 years.

     The Company's current estimate of total future payments for closure and post-closure liabilities is as follows:

    1995.....................................................................  $  218,052
    1996.....................................................................      34,172
    1997.....................................................................      37,046
    1998.....................................................................      41,697
    1999.....................................................................      44,666
    Thereafter...............................................................   1,748,485
                                                                               ----------
                                                                               $2,124,118
                                                                               ==========

(3)  NOTES PAYABLE:

     Notes payable to unrelated parties consist of the following as of December 31, 1994:

    Obligations under capital leases of equipment, weighted average interest at
      13 percent, payable monthly through 1997.................................   73,698
    Less: Current maturities...................................................   25,152
                                                                                 -------
                                                                                 $48,546
                                                                                 =======

     Note payable to related party as of December 31, 1994:

    Penrod Partnership, interest at 12 percent, principal and interest payable monthly through 1996 and secured by land.................................  $22,787
    Less: Current maturities...................................................   10,399
                                                                                 -------
                                                                                 $12,388
                                                                                 =======

  Future Payments Under Capital Leases

     Future payments under capital leases, the principal amounts of which are included above in notes payable to unrelated parties at December 31, 1994, are as follows:

                                                            PRINCIPAL     INTEREST      TOTAL
                                                            ---------     --------     -------
    1995..................................................   $ 25,152     $  9,580     $34,732
    1996..................................................     33,181        6,310      39,491
    1997..................................................     15,365        1,997      17,362
                                                            ---------     --------     -------
                                                             $ 73,698     $ 17,887     $91,585
                                                              =======      =======     =======

(4)  INCOME TAXES:

     The Company has elected to be taxed as an S Corporation under the Internal Revenue Code. Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the individual stockholders are liable for income taxes on their respective shares of the Company's taxable income.

                                 PEN-ROB, INC.

(5)  RELATED PARTY TRANSACTIONS:

     The Company rents office space on a month-to-month basis from one of its stockholders. Rents paid to the stockholder totaled $5,803 during the year ended December 31, 1994.

(6)  SUBSEQUENT EVENT:

     Effective January 1, 1995, Pen-Rob sold all of its stock to Allied Waste Industries, Inc. for consideration of approximately $1.5 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Allied Waste Industries, Inc.:

We have audited the accompanying balance sheet of ILLINOIS DEVELOPMENT CORPORATION (an Illinois corporation) as of December 31, 1994, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (September 26, 1994) to December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Illinois Development Corporation as of December 31, 1994, and the results of its operations and its cash flows for the period from September 26, 1994 to December 31, 1994 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
  August 8, 1995.

                        ILLINOIS DEVELOPMENT CORPORATION

                                 BALANCE SHEETS
                       DECEMBER 31, 1994 AND MAY 31, 1995

                                     ASSETS

                                                                     DECEMBER 31,
                                                                         1994
                                                                     ------------       MAY 31,
                                                                                         1995
                                                                                      -----------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash.............................................................   $   47,543      $     5,923
  Accounts receivable..............................................      175,440          175,440
                                                                      ----------       ----------
          Total current assets.....................................      222,983          181,363
PROPERTY AND EQUIPMENT, at cost:
  Land.............................................................      180,000          180,000
  Buildings........................................................      320,000          320,000
  Machinery and equipment..........................................    1,918,300        1,918,300
                                                                      ----------       ----------
                                                                       2,418,300        2,418,300
  Less -- Accumulated depreciation.................................      (97,712)        (260,788)
                                                                      ----------       ----------
                                                                       2,320,588        2,157,512
OTHER ASSETS, net..................................................    1,556,700        1,515,032
                                                                      ----------       ----------
                                                                      $4,100,271      $ 3,853,907
                                                                      ==========       ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deferred revenue.................................................   $  249,913      $        --
  Accrued liabilities..............................................       20,977           20,977
                                                                      ----------       ----------
          Total liabilities........................................      270,890           20,977
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 10,000 shares authorized,
     4,000 issued and outstanding..................................    4,000,000        4,000,000
  Accumulated deficit..............................................     (170,619)        (167,070)
                                                                      ----------       ----------
          Total stockholders' equity...............................    3,829,381        3,832,930
                                                                      ----------       ----------
                                                                      $4,100,271      $ 3,853,907
                                                                      ==========       ==========

      The accompanying notes are an integral part of these balance sheets.

                        ILLINOIS DEVELOPMENT CORPORATION

                            STATEMENTS OF OPERATIONS
               FOR THE PERIOD FROM INCEPTION (SEPTEMBER 26, 1994)
                              TO DECEMBER 31, 1994
                     AND THE FIVE MONTHS ENDED MAY 31, 1995

                                                                                         MAY 31,
                                                                                          1995
                                                                      DECEMBER 31,     -----------
                                                                          1994
                                                                      ------------     (UNAUDITED)
REVENUE:
  Rental revenue....................................................    $131,444        $ 229,998
  Lease origination revenue.........................................      68,860          206,880
                                                                        --------         --------
          Total revenue.............................................     200,304          436,878
DEPRECIATION........................................................      97,712          163,076
AMORTIZATION AND OTHER EXPENSE......................................      46,244           41,775
                                                                        --------         --------
          Total expenses............................................     143,956          204,851
NET INCOME..........................................................    $ 56,348        $ 232,027
                                                                        ========         ========

        The accompanying notes are an integral part of these statements.

                        ILLINOIS DEVELOPMENT CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE PERIOD FROM INCEPTION (SEPTEMBER 26, 1994)
                              TO DECEMBER 31, 1994
                     AND THE FIVE MONTHS ENDED MAY 31, 1995

                                                   COMMON STOCK
                                               ---------------------     ACCUMULATED
                                               SHARES       AMOUNT         DEFICIT         TOTAL
                                               ------     ----------     -----------     ----------
BALANCE at September 26, 1994................   4,000     $4,000,000      $      --      $4,000,000
  Net income.................................      --             --         56,348          56,348
  Distributions..............................      --             --       (226,967)       (226,967)
                                               ------         ------     ----------       ---------
BALANCE at December 31, 1994.................   4,000     $4,000,000      $(170,619)     $3,829,381
  Net income (Unaudited).....................      --             --        232,027         232,027
  Distributions (Unaudited)..................      --             --       (228,478)       (228,478)
                                               ------         ------     ----------       ---------
BALANCE at May 31, 1995
  (Unaudited)................................   4,000     $4,000,000      $(167,070)     $3,832,930
                                               ======         ======     ==========       =========

        The accompanying notes are an integral part of these statements.

                        ILLINOIS DEVELOPMENT CORPORATION

                            STATEMENTS OF CASH FLOWS
               FOR THE PERIOD FROM INCEPTION (SEPTEMBER 26, 1994)
                              TO DECEMBER 31, 1994
                     AND THE FIVE MONTHS ENDED MAY 31, 1995

                                                                                        MAY 31,
                                                                                         1995
                                                                     DECEMBER 31,     -----------
                                                                         1994
                                                                     ------------     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................................  $     56,348      $ 232,027
  Adjustments to reconcile net income to net cash provided by (used
     in) operating activities:
     Depreciation and amortization expense.........................       122,712        204,744
     Increase (decrease) in deferred revenue.......................       249,913       (249,913)
     Increase in accounts receivable...............................      (175,440)            --
     Increase in other assets......................................    (1,581,700)            --
     Increase in accrued liabilities...............................        20,977             --
                                                                      -----------      ---------
          Net cash provided by (used in) operating activities......    (1,307,190)       186,858
                                                                      -----------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.............................................    (2,418,300)            --
                                                                      -----------      ---------
          Net cash used in investing activities....................    (2,418,300)            --
                                                                      -----------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividend distributions...........................................      (226,967)      (228,478)
  Capital contributions............................................     4,000,000             --
                                                                      -----------      ---------
          Net cash provided by (used in) financing activities......     3,773,033       (228,478)
                                                                      -----------      ---------
NET INCREASE (DECREASE) IN CASH....................................        47,543        (41,620)
CASH, September 26, 1994 (inception), beginning of year,
  respectively.....................................................            --         47,543
                                                                      -----------      ---------
CASH, end of year..................................................  $     47,543      $   5,923
                                                                      ===========      =========

        The accompanying notes are an integral part of these statements.

                        ILLINOIS DEVELOPMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

(1)  ORGANIZATION:

Illinois Development Corporation ("IDC" or the "Company") was incorporated under the laws of the State of Illinois on September 26, 1994. The Company's assets were purchased from Groen Waste Services ("Groen") upon original capitalization. Subsequent to the formation of IDC, Allied Waste Industries, Inc. ("Allied") acquired Groen and entered into an operating lease agreement with IDC to lease the property and equipment used for non-hazardous waste transfer and recycling services in the Chicago metropolitan market.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over 40 years for buildings and 5 years for machinery and equipment.

          Other Assets

Other assets includes a lifetime transfer station operating permit issued by the Illinois Environmental Protection Agency that is used to operate a transfer station facility. The facility handles general solid waste excluding special and hazardous waste. Amortization of $25,000 and $41,668 (unaudited) was recorded for the period from inception to December 31, 1994, and for the five months ended May 31, 1995, respectively. Accumulated amortization was $25,000 and $66,668 (unaudited) at December 31, 1994 and May 31, 1995, respectively.

          Revenue Recognition

Revenue is recognized from lease payments in the period in which the service is provided. Fees associated with the origination of the lease are recognized ratable over the term of the lease. Upon cancellation of the lease due to the sale of the Company to Allied (see Note 4), IDC recognized the remaining deferred origination revenue in accordance with Statement of Financial Accounting Standards No. 91 "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring loans and Initial Costs of Leases".

          Income Taxes

IDC has elected S Corporation status under the Internal Revenue Code. Therefore, the tax effects of IDC's operations will be reflected in the individual tax returns of the shareholders.

          Concentration of Credit Risk

Financial instruments which subject the Company to concentration of credit risk, consist principally of trade receivables which are concentrated with one customer, Allied. As of December 31, 1994 and May 31, 1995, the Company had uncollateralized receivables from Allied approximating $175,000. During 1994 and the five months ended May 31, 1995, 100% of the Company's revenues were generated from Allied. The Company performs initial and ongoing credit evaluations of its customer's financial condition but does not require collateral to support customer receivables. See subsequent event in Note 4 regarding the sale of the Company to Allied.

          Interim Financial Information

In management's opinion, the financial statements for the five-month period ended May 31, 1995, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows as of and for the period then ended.

                        ILLINOIS DEVELOPMENT CORPORATION

                               DECEMBER 31, 1994

(3)  COMMITMENTS AND CONTINGENCIES:

          Lease Commitment

The Company has entered into a one-year operating lease agreement with Allied for the rental of certain property and equipment.

(4)  SUBSEQUENT EVENT:

Effective June 1, 1995, IDC sold all of its net assets to Allied for approximately $4.2 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Allied Waste Industries, Inc.:

     We have audited the accompanying statement of net assets to be sold of DUCKETT DISPOSAL, INC. (an Illinois corporation) as of December 31, 1994, and the related statement of operating revenues and expenses for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statements have been prepared pursuant to the letter of intent as described in Note 1 between Duckett Disposal, Inc. and Allied Waste Industries, Inc. dated July 31, 1995, and are not intended to be a complete presentation of the entity's financial position or results of operations in conformity with generally accepted accounting principles.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of Duckett Disposal, Inc. as of December 31, 1994, and the operating revenues and expenses for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
August 10, 1995.

                             DUCKETT DISPOSAL, INC.

                      STATEMENTS OF NET ASSETS TO BE SOLD
                      DECEMBER 31, 1994 AND JUNE 30, 1995

                                                                                       1995
                                                                        1994        -----------
                                                                     ----------     (UNAUDITED)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 2)...............................  $   28,654     $    48,788
  Accounts receivable, less allowance for doubtful accounts of
     $29,900.......................................................     207,761         247,666
  Prepaid expenses and other.......................................       4,654          28,712
                                                                     ----------      ----------
          Total current assets.....................................     241,069         325,166
                                                                     ----------      ----------
PROPERTY AND EQUIPMENT, at cost (Note 3)...........................   1,891,599       1,915,232
  Less -- Accumulated depreciation.................................    (925,441)     (1,009,597)
                                                                     ----------      ----------
                                                                        966,158         905,635
                                                                     ----------      ----------
          Total Assets.............................................   1,207,227       1,230,801
                                                                     ----------      ----------
                                          LIABILITIES
CURRENT LIABILITIES:
  Accounts payable.................................................      45,486         117,184
  Accrued expenses.................................................      39,981          23,084
  Current portion of notes payable (Note 4)........................     130,000          40,073
  Notes payable to stockholder (Note 5)............................      49,335          47,650
  Unearned revenue.................................................       7,823           7,823
                                                                     ----------      ----------
          Total current liabilities................................     272,625         235,814
                                                                     ----------      ----------
NET ASSETS.........................................................  $  934,602     $   994,987
                                                                     ==========      ==========

        The accompanying notes are an integral part of these statements.

                             DUCKETT DISPOSAL, INC.

                 STATEMENTS OF OPERATING REVENUES AND EXPENSES
    FOR THE YEARS ENDED DECEMBER 31, 1994 AND SIX MONTHS ENDED JUNE 30, 1995

                                                                                        1995
                                                                         1994        ----------
                                                                      ----------     (UNAUDITED)
REVENUES (Note 2)...................................................  $1,938,784     $1,211,545
                                                                      ----------     ----------
COST OF OPERATIONS
  Unrelated parties.................................................     554,176        536,099
  Related parties (Note 6)..........................................     242,000        126,000
                                                                      ----------     ----------
          Gross profit..............................................   1,142,608        549,446
GENERAL AND ADMINISTRATIVE EXPENSES.................................     773,385        273,910
                                                                      ----------     ----------
EXCESS OF REVENUES OVER EXPENSES....................................  $  369,223     $  275,536
                                                                      ==========     ==========

        The accompanying notes are an integral part of these statements.

                             DUCKETT DISPOSAL, INC.

                         NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1994 AND JUNE 30, 1995

(1)  ORGANIZATION AND BASIS OF PRESENTATION:

     NATURE OF BUSINESS

     Duckett Disposal, Inc. ("Duckett" or the "Company"), is incorporated under the laws of the State of Illinois. Duckett primarily provides solid waste management services, consisting of collection, disposal and recycling services to municipal, commercial, industrial and residential customers. The Company also operates a farm.

     SUBSEQUENT EVENT

     The Company has signed a letter of intent with Allied Waste Industries, Inc. ("AWI") effective July 31, 1995 for the sale of its nonhazardous solid waste operations.

     BASIS OF PRESENTATION

     The accompanying financial statements represent the nonhazardous solid waste operations of the Company. The operations of the farm and assets not involved in the waste disposal operations have been excluded. All significant intercompany accounts and transactions have been eliminated.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     CASH AND CASH EQUIVALENTS

     All highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents.

     REVENUE RECOGNITION

     The Company recognizes revenues as services are provided.

     INCOME TAXES

     The Company has elected to be taxed as an S Corporation under the Internal Revenue Code. Under these provisions, the Company does not pay corporate income taxes on its taxable income. The shareholder of the Company is liable for income taxes on the earnings of the Company.

     CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments in high credit quality institutions. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the Company's customer base. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

     INTERIM UNAUDITED FINANCIAL INFORMATION

     In management's opinion, the financial statements for the six-month period ended June 30, 1995, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations as of and for the period then ended for nonhazardous solid waste operations. Operating results for the six-month period ending June 30, 1995, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1995.

                             DUCKETT DISPOSAL, INC.

(3)  PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the following estimated useful lives:

            Buildings and improvements...............................  7-39 years
            Vehicles and equipment...................................  3-10 years
            Containers...............................................  5-7 years
            Furniture and fixtures...................................  5-10 years

     Maintenance, repairs and minor renewals are charged directly to expense as incurred. Additions and betterments to property and equipment are capitalized. For the year ended December 31, 1994, and the six months ended June 30, 1995, maintenance and repair expenses charges to cost of operations were approximately $81,000 and $37,000, respectively. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in operations.

     Property and equipment consists of the following:

                                                                               JUNE 30,
                                                                                 1995
                                                            DECEMBER 31,     ------------
                                                                1994
                                                            ------------     (UNAUDITED)
        Land..............................................   $   18,000      $     18,000
        Buildings and improvements........................      492,477           492,478
        Vehicles and equipment............................      978,224           996,614
        Containers........................................      374,918           380,160
        Furniture and fixtures............................       27,980            27,980
                                                             ----------        ----------
                                                              1,891,599         1,915,232
        Less -- Accumulated depreciation..................     (925,441)       (1,009,597)
                                                             ----------        ----------
                                                             $  966,158      $    905,635
                                                             ==========        ==========

(4)  NOTES PAYABLE:

     Notes payable consist of notes to a bank with interest at 8.5% and principal and interest due in December 1995. The notes are guaranteed by the Company's Stockholder.

     Future principal payments of notes payable are as follows:

                                  YEAR ENDING
                                  DECEMBER 31,
            --------------------------------------------------------
              1995..................................................    $131,906
              1996..................................................      26,036
                                                                        --------
                                                                        $157,942
                                                                        ========

                             DUCKETT DISPOSAL, INC.

(5)  NOTES PAYABLE TO STOCKHOLDER:

     Notes payable to stockholder consist of the following:

                                                                               JUNE 30,
                                                                                 1995
                                                            DECEMBER 31,     ------------
                                                                1994
                                                            ------------     (UNAUDITED)
        Unsecured note payable, interest at 7.25%,
          principal and interest paid in January 1995.....    $  1,685         $     --
        Unsecured note payable, interest at 6%, principal
          and interest due December 1995..................      47,650           47,650
                                                              --------          -------
                                                              $ 49,335         $ 47,650
                                                              ========          =======

(6)  RELATED PARTY TRANSACTIONS:

     In 1994 and for the six months ended June 30, 1995, the Company paid approximately $242,000 and $126,000, respectively to a landfill owned in part by the stockholder of the Company for disposal fees.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Allied Waste Industries, Inc.:

     We have audited the accompanying balance sheets of BRICKYARD DISPOSAL AND RECYCLING, INC. (an Illinois corporation) as of September 30, 1993 and 1994, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brickyard Disposal and Recycling, Inc. as of September 30, 1993 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona
August 11, 1995

                     BRICKYARD DISPOSAL AND RECYCLING, INC.

                                 BALANCE SHEETS

                                                               SEPTEMBER 30,
                                                         -------------------------      JUNE 30,
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
                                                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................  $  282,954     $  248,300     $   23,692
  Investments..........................................     116,095        111,789        111,789
  Accounts receivable, net of allowance of $-0-, 25,000
     and 25,000 in 1993, 1994 and 1995, respectively...     481,192        386,232        380,808
  Other accounts receivable -- related parties.........     436,709         50,875         52,280
  Prepaid expenses.....................................      34,130         15,816         25,850
                                                         ----------     ----------     ----------
          Total current assets.........................   1,351,080        813,012        594,419
                                                         ----------     ----------     ----------
PROPERTY AND EQUIPMENT:
  Land.................................................      17,020         17,020         17,020
  Landfills............................................     947,710      2,386,831      3,710,104
  Buildings and improvements...........................      98,566         98,566         98,566
  Machinery and equipment..............................   1,111,237      1,415,848      1,317,053
  Office equipment.....................................      24,771         24,771         17,510
                                                         ----------     ----------     ----------
                                                          2,199,304      3,943,036      5,160,253
  Less: Accumulated depreciation and amortization......    (622,462)      (930,007)    (1,229,918)
                                                         ----------     ----------     ----------
                                                          1,576,842      3,013,029      3,930,335
OTHER ASSETS...........................................     103,952        111,996        113,905
                                                         ----------     ----------     ----------
                                                         $3,031,874     $3,938,037     $4,638,659
                                                         ==========     ==========     ==========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES:
  Line of credit.......................................  $       --     $       --     $  264,000
  Accounts payable.....................................     214,423        602,047        178,157
  Accounts payable -- related parties..................      11,480         57,394        180,406
  Accrued waste fees...................................      86,117         61,327         58,710
  Other current liabilities............................      41,714         15,499         29,457
                                                         ----------     ----------     ----------
          Total current liabilities....................     353,734        736,267        710,730
ACCRUED CLOSURE AND POST-CLOSURE COSTS.................   3,458,759      3,730,101      3,796,329
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 250,000 shares
     authorized, 20,000 shares issued and 15,000 shares
     outstanding.......................................      20,000         20,000         20,000
  Retained earnings (deficit)..........................    (735,619)      (483,331)       176,600
                                                         ----------     ----------     ----------
                                                           (715,619)      (463,331)       196,600
  Treasury stock: 5,000 shares at cost.................     (65,000)       (65,000)       (65,000)
                                                         ----------     ----------     ----------
          Total shareholders' equity (deficit).........    (780,619)      (528,331)       131,600
                                                         ----------     ----------     ----------
                                                         $3,031,874     $3,938,037     $4,638,659
                                                         ==========     ==========     ==========

      The accompanying notes are an integral part of these balance sheets.

                     BRICKYARD DISPOSAL AND RECYCLING, INC.

                            STATEMENTS OF OPERATIONS

                                                            FOR THE YEARS ENDED          FOR THE
                                                               SEPTEMBER 30,           NINE MONTHS
                                                         -------------------------        ENDED
                                                            1993           1994         JUNE 30,
                                                         ----------     ----------        1995
                                                                                       -----------
                                                                                       (UNAUDITED)
REVENUES:
  Third party disposal service income..................  $2,487,778     $2,638,569     $1,783,362
  Related party disposal service income................     378,090        431,196        420,446
                                                         ----------     ----------     ----------
                                                          2,865,868      3,069,765      2,203,808
COST OF OPERATIONS.....................................   1,706,142      2,095,475      1,172,876
                                                         ----------     ----------     ----------
     Gross profit......................................   1,159,726        974,290      1,030,932
GENERAL AND ADMINISTRATIVE EXPENSES:
  Consulting fees......................................     140,677        205,021         49,377
  Legal and accounting.................................     127,841        120,393        114,603
  Office salaries......................................      96,537        140,036         77,473
  Clerical and administrative services.................      97,585        109,367         81,866
  Other................................................      73,813         84,065         36,401
                                                         ----------     ----------     ----------
                                                            536,453        658,882        359,720
OTHER INCOME (EXPENSE), net............................      25,368         11,880        (11,281 )
                                                         ----------     ----------     ----------
NET INCOME.............................................  $  648,641     $  327,288     $  659,931
                                                         ==========     ==========     ==========

        The accompanying notes are an integral part of these statements.

                     BRICKYARD DISPOSAL AND RECYCLING, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                       COMMON STOCK
                                   ---------------------    TREASURY STOCK      RETAINED
                                               SHARES      -----------------    EARNINGS
                                   AMOUNT    OUTSTANDING    AMOUNT    SHARES    (DEFICIT)       TOTAL
                                   -------   -----------   --------   ------   -----------   -----------
BALANCE, September 30, 1992......  $20,000      15,000     $(65,000)  5,000    $(1,129,260)  $(1,174,260)
  Dividends......................       --          --           --      --       (255,000)     (255,000)
  Net income.....................       --          --           --      --        648,641       648,641
                                   -------      ------     --------   -----    -----------   -----------
BALANCE, September 30, 1993......   20,000      15,000      (65,000)  5,000       (735,619)     (780,619)
  Dividends......................       --          --           --      --        (75,000)      (75,000)
  Net income.....................       --          --           --      --        327,288       327,288
                                   -------      ------     --------   -----    -----------   -----------
BALANCE, September 30, 1994......   20,000      15,000      (65,000)  5,000       (483,331)     (528,331)
  Net income (unaudited).........       --          --           --      --        659,931       659,931
                                   -------      ------     --------   -----    -----------   -----------
BALANCE, June 30, 1995
  (Unaudited)....................  $20,000      15,000     $(65,000)  5,000    $   176,600   $   131,600
                                   =======      ======     ========   =====    ===========   ===========

        The accompanying notes are an integral part of these statements.

                     BRICKYARD DISPOSAL AND RECYCLING, INC.

                            STATEMENTS OF CASH FLOWS

                                                             FOR THE YEAR ENDED        FOR THE
                                                                SEPTEMBER 30,        NINE MONTHS
                                                           -----------------------      ENDED
                                                             1993         1994         JUNE 30,
                                                           ---------   -----------       1995
                                                                                     ------------
                                                                                     (UNAUDITED)
OPERATING ACTIVITIES:
  Net income.............................................  $ 648,641   $   327,288   $   659,931
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization.......................    117,289       306,971       404,119
     Bad debt expense....................................         --        25,565            --
     Change in assets and liabilities --
       Accounts receivable...............................    (78,826)      455,229         4,019
       Prepaid expenses..................................     14,656        18,314       (10,034 )
       Accounts payable..................................      7,714       433,538      (242,168 )
       Other current liabilities and accrued waste
          fees...........................................      7,847       (51,005)      (47,369 )
       Accrued closure and post-closure costs............    264,013       263,298        64,319
                                                           ---------   -----------   -----------
          Net cash provided by operating activities......    981,334     1,779,198       832,817
                                                           ---------   -----------   -----------
INVESTING ACTIVITIES:
  Capital expenditures...................................   (952,378)   (1,743,158)   (1,360,660 )
  Disposals of property and equipment....................         --            --        39,235
  Investment purchases...................................     (6,095)       (3,852)           --
  Investment redemptions.................................         --         8,158            --
                                                           ---------   -----------   -----------
          Net cash used in investing activities..........   (958,473)   (1,738,852)   (1,321,425 )
                                                           ---------   -----------   -----------
FINANCING ACTIVITIES:
  Net proceeds from line of credit.......................         --            --       264,000
  Dividends paid.........................................   (255,000)      (75,000)           --
                                                           ---------   -----------   -----------
          Net cash provided by (used in) financing
            activities...................................   (255,000)      (75,000)      264,000
                                                           ---------   -----------   -----------
DECREASE IN CASH AND CASH EQUIVALENTS....................   (232,139)      (34,654)     (224,608 )
CASH AND CASH EQUIVALENTS, beginning of period...........    515,093       282,954       248,300
                                                           ---------   -----------   -----------
CASH AND CASH EQUIVALENTS, end of period.................  $ 282,954   $   248,300   $    23,692
                                                           =========   ===========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid during the period for interest...............  $      --   $        --   $    21,806
                                                           =========   ===========   ===========

        The accompanying notes are an integral part of these statements.

                     BRICKYARD DISPOSAL AND RECYCLING, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Brickyard Disposal and Recycling, Inc. (the Company) was incorporated under the laws of the State of Illinois as H/L Disposal Company, Inc. on August 20, 1971. Effective July 2, 1991, the Company formally changed its name to Brickyard Disposal and Recycling, Inc. The Company operates a landfill in the Danville, Illinois area.

     REVENUE

     Revenue is recognized as disposal services are provided.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents represent all cash on hand, in the bank, and in investments with original maturities of less than 90 days.

     INVESTMENTS

     Investments consist primarily of marketable nonequity securities carried at market which approximates cost at September 30, 1993 and 1994 and June 30, 1995.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, which includes construction of major capital additions during the development phase, primarily landfills. Management periodically reviews the realizability of its investment in operating landfills. The cost of landfill airspace, including original acquisition costs and incurred and projected landfill preparation costs, is amortized based on accepted tonnage as landfill airspace is consumed. Depreciation is provided on the straight-line method over the estimated useful lives of buildings and improvements (10-30 years), machinery and equipment (3-10 years) and office equipment (5 years).

     Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs which do not improve assets or extend their useful lives are charged to expense as incurred. For the two years ended September 30, 1994, and the nine months ended June 30, 1995, maintenance and repair expenses charged to cost of operations were $324,350, $344,076 and $257,037, respectively. When property is retired, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

     OTHER ASSETS

     Other assets consist of a closure contingency trust fund held for financial assurance purposes in connection with Illinois Environmental Protection Agency requirements. The amount is stated at cost, which approximates market value.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and trade receivable. The Company places its cash and cash equivalents with high quality financial institutions.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer receivables. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

                     BRICKYARD DISPOSAL AND RECYCLING, INC.

(2) INCOME TAXES:

     The Company with the consent of its shareholders, has elected to be taxed as an S Corporation under the Internal Revenue code and a similar section of state income tax law. These provide that, in lieu of corporate income taxes, the shareholders are taxed on the Company's taxable income. Therefore, the financial statements do not include any provision for corporate income taxes.

(3) PENSION PLAN:

     The Company has a non-contributory defined benefit pension plan for all employees over 21 years of age having one year of service, who are not covered by a separate collective bargaining agreement. The plan is funded by the purchase of insurance contracts and investments in a separate investment fund administered by the Massachusetts Mutual Life Insurance Company. Upon retirement, such investments shall provide for level monthly premium payments to each participant for the remainder of their life, with 120 payments guaranteed. Premium payments are calculated as one-twelfth of 20% of average annual compensation plus 20% of average annual compensation in excess of amounts defined in the plan agreement. Company contributions to the plan were $18,988, $23,957 and $6,381 in fiscal years 1993, 1994 and the nine months ended June 30, 1995, respectively.

     The following table sets forth the plan's funded status and amounts recognized in the balance sheet at September 30, 1993 and 1994:

                                                                   1993         1994
                                                                 --------     --------
        Actuarial present value of benefit obligations:
          Accumulated benefit obligation.......................  $ 57,930     $ 51,323
                                                                 ========     ========
          Vested benefit obligation............................  $ 54,516     $ 48,298
                                                                 ========     ========
        Projected benefit obligation for service rendered to
          date.................................................  $(75,373)    $(58,508)
        Plan assets at fair value..............................    51,943       69,368
                                                                 --------     --------
        Projected benefit obligation (greater)/less than plan
          assets...............................................   (23,430)      10,860
        Additional liability resulting from minimum liability
          provisions...........................................    (2,010)          --
        Unrecognized (gain)/loss...............................    16,612       (5,970)
        Unrecognized transition obligation.....................     2,841        2,724
                                                                 --------     --------
        (Accrued)/prepaid pension cost.........................  $ (5,987)    $  7,614
                                                                 ========     ========

     Net pension expense included the following components:

                                                                   1993         1994
                                                                 --------     --------
        Service cost -- benefits earned for the year...........  $ 12,679     $ 12,113
        Interest cost on projected benefit obligation..........     4,374        3,097
        Actual return on plan assets...........................     1,824        6,532
        Net amortization and deferral..........................    (4,831)     (11,386)
                                                                 --------     --------
        Net pension expense....................................  $ 14,046     $ 10,356
                                                                 ========     ========

     The weighted average discount rate and rate of increase in future compensation used in determining the actuarial present value of the projected benefit obligation was 7.5% and 5.0%, for September 30, 1993 and 1994. The expected long-term rate of return on assets was 7.5% for each year.

                     BRICKYARD DISPOSAL AND RECYCLING, INC.

(4) ACCRUED CLOSURE AND POST-CLOSURE COSTS:

     Accrued closure and post-closure costs represent an estimate of the current value of the future obligation associated with closure and post-closure monitoring of solid waste landfills. Site specific closure and post-closure engineering cost estimates are prepared and updated annually for landfills owned or operated by the Company for which it is responsible for closure and post-closure monitoring. Estimated costs are accrued based on accepted tonnage as landfill airspace is consumed. The Company discounts its future closure and post-closure costs where the Company believes that both the amounts and timing of related payments are reliably determinable. The impact of changes determined to be charges in estimates are accounted for on a prospective basis.

     The net present value of the closure and post-closure commitment is calculated assuming inflation of 3.5% and a risk-free capital rate of 7.0%. Discounted amounts previously recorded are accreted to reflect the effects of passing time. The Company's current estimate of total future payments for closure and post-closure is approximately $17.6 million, as described below, while the present value of such estimate is $9.7 million. At September 30, 1993 and 1994 and June 30, 1995, the accrual for landfill closure and post-closure costs was approximately $3,459,000, $3,730,000 and $3,783,000, respectively.

     The Company's current estimate of total future payments for closure and post-closure liabilities for currently owned and operated landfills is as follows:

            1995....................................................  $ 1,518,000
            1996....................................................      381,000
            1997....................................................      336,000
            1998....................................................      311,000
            1999....................................................      316,000
            Thereafter..............................................   14,701,000
                                                                      -----------
                                                                      $17,563,000
                                                                      ===========

(5) LINE OF CREDIT:

     On October 28, 1994, the Company established a $1,000,000 line of credit agreement with a bank secured by virtually all business assets. The agreement expires on October 28, 1995. As of June 30, 1995, the Company had $736,000 available and $264,000 outstanding on the line of credit.

(6) RELATED PARTY TRANSACTIONS:

     The Company provided services to certain entities which have related ownership interests. Additionally, clerical and administrative services have been provided by an entity controlled by one of the shareholders. Payments of approximately $97,000, $109,000 and $82,000 for the years ended September 30, 1993 and 1994, and the nine months ended June 30, 1995, were made related to these services.

     The Company pays royalties to a related party based on volume accepted at the landfill. Payments of $154,000, $140,000 and $108,000 for the years ended September 30, 1993 and 1994 and the nine months ended June 30, 1995, were made related to this agreement. Additionally, the company pays insurance premiums to an entity controlled by a shareholder. Payments of $30,000, $136,000 and $73,000 for the years ended September 30, 1993, 1994 and the nine months ended June 30, 1995, were made to the related party.

                     BRICKYARD DISPOSAL AND RECYCLING, INC.

(7) COMMITMENTS AND CONTINGENCIES:

     The Company is subject to extensive and evolving laws and regulations and has implemented its own environmental safeguards to respond to regulatory requirements. In the normal course of business, the Company provides for closure and post-closure accruals to comply with applicable governmental regulations.

     In the normal course of conducting its operations, the Company may become involved in certain legal and administrative proceedings. Some of these actions may result in fines, penalties or judgments against the Company which may have an impact on earnings for a particular period. Management expects that such matters in process at June 30, 1995, will not have a material adverse effect on the Company's financial position, including its liquidity, or its result from operations.

     The Company has issued bank letters-of-credit in the amount of approximately $2.2 million. These financial instruments are issued in the normal course of business and are not reflected in the accompanying balance sheets. Such financial instruments are to be valued based on the amount of exposure under the instrument and the likelihood of performance being required. Management does not expect any material losses to result from these off balance sheet instruments based on historical results and, therefore, is of the opinion that the fair value of these instruments is zero.

(8) UNAUDITED INTERIM FINANCIAL INFORMATION:

     In management's opinion, the consolidated financial statements for the nine-month period ended June 30, 1995, includes all adjustments, consisting of normal recurring adjustments, necessary to present fairly, the Company's financial position, results of operations and cash flows as of and for the periods then ended. Operating results for the nine-month period ending June 30, 1995, are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 1995.

(9) SUBSEQUENT EVENT:

     In July 1995, the Company entered into a letter of intent with Allied Waste Industries, Inc. (Allied) to exchange all outstanding shares of the Company's common shares for Allied shares of common stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Allied Waste Industries, Inc.:

     We have audited the accompanying balance sheet of L AND M DISPOSAL, INC. (a Colorado corporation) as of December 31, 1994, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L and M Disposal, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                 /s/  ARTHUR ANDERSEN LLP

                                          --------------------------------------
                                                   Arthur Andersen LLP

Phoenix, Arizona
March 6, 1996

                             L AND M DISPOSAL, INC.

                                 BALANCE SHEETS

                                                                                        MARCH 31,
                                                                                          1995
                                                                      DECEMBER 31,     -----------
                                                                          1994
                                                                      ------------     (UNAUDITED)
                                              ASSETS
CURRENT ASSETS:
  Cash..............................................................   $   44,982       $  32,388
  Accounts receivable...............................................       21,034           8,109
                                                                        ---------       ---------
          Total current assets......................................       66,016          40,497
                                                                        ---------       ---------
PROPERTY AND EQUIPMENT, AT COST:
  Land..............................................................       13,000          13,000
  Buildings.........................................................       37,685          37,685
  Office equipment..................................................        4,095           4,095
  Containers........................................................       80,123          81,203
  Vehicles and equipment............................................       93,276          94,326
                                                                        ---------       ---------
                                                                          228,179         230,309
  Less: Accumulated depreciation....................................     (111,221)       (120,514)
                                                                        ---------       ---------
                                                                          116,958         109,795
                                                                        ---------       ---------
OTHER ASSETS........................................................       23,119          23,531
                                                                        ---------       ---------
INTANGIBLE ASSETS, net..............................................        8,944           3,579
                                                                        ---------       ---------
                                                                       $  215,037       $ 177,402
                                                                        =========       =========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................................................   $    8,439       $   7,223
  Accrued liabilities...............................................       19,513           3,111
  Current portion of long-term debt.................................       27,896          21,146
                                                                        ---------       ---------
          Total current liabilities.................................       55,848          31,480
                                                                        ---------       ---------
LONG-TERM DEBT, net of current portion..............................       31,718          26,962
                                                                        ---------       ---------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 100,000 shares authorized;
     1,000 shares issued and outstanding............................       83,333          83,333
  Retained earnings.................................................       44,138          35,627
                                                                        ---------       ---------
          Total shareholders' equity................................      127,471         118,960
                                                                        ---------       ---------
                                                                       $  215,037       $ 177,402
                                                                        =========       =========

      The accompanying notes are an integral part of these balance sheets.

                             L AND M DISPOSAL, INC.

                            STATEMENTS OF OPERATIONS

                                                                                    FOR THE THREE
                                                                                    MONTHS ENDED
                                                                     FOR THE          MARCH 31,
                                                                    YEAR ENDED          1995
                                                                   DECEMBER 31,     -------------
                                                                       1994
                                                                   ------------      (UNAUDITED)
REVENUE..........................................................    $497,941         $ 140,744
COST OF OPERATIONS...............................................     230,601            65,105
                                                                     --------          --------
          Gross profit...........................................     267,340            75,639
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.....................     154,507            61,419
                                                                     --------          --------
          Income from operations.................................     112,833            14,220
OTHER INCOME (EXPENSE):
  Other income (expense).........................................      (2,873)              402
  Interest expense...............................................     (10,468)           (1,633)
                                                                     --------          --------
                                                                      (13,341)           (1,231)
                                                                     --------          --------
NET INCOME.......................................................    $ 99,492         $  12,989
                                                                     ========          ========

        The accompanying notes are an integral part of these statements.

                             L AND M DISPOSAL, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                          RETAINED
                                                              COMMON      EARNINGS
                                                               STOCK      (DEFICIT)      TOTAL
                                                              -------     ---------     --------
BALANCE AT DECEMBER 31, 1993................................  $83,333     $ (29,062)    $ 54,271
  Net income................................................       --        99,492       99,492
  Distributions to shareholders.............................       --       (26,292)     (26,292)
                                                              -------     ---------     --------
BALANCE AT DECEMBER 31, 1994................................   83,333        44,138      127,471
  Net income (unaudited)....................................       --        12,989       12,989
  Distributions to shareholders (unaudited).................       --       (21,500)     (21,500)
                                                              -------     ---------     --------
BALANCE AT MARCH 31, 1995 (unaudited).......................  $83,333     $  35,627     $118,960
                                                              =======      ========     ========

        The accompanying notes are an integral part of these statements.

                             L AND M DISPOSAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                       FOR THE
                                                                                        THREE
                                                                      FOR THE        MONTHS ENDED
                                                                     YEAR ENDED       MARCH 31,
                                                                    DECEMBER 31,         1995
                                                                        1994         ------------
                                                                    ------------     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................    $ 99,492         $ 12,989
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization................................      51,602           14,658
  Change in assets and liabilities --
     Accounts receivable..........................................      (9,701)          12,925
     Other assets.................................................     (23,119)            (412)
     Accounts payable.............................................         822           (1,216)
     Accrued liabilities..........................................       7,663          (16,402)
     Loss on disposal of property and equipment...................       6,672               --
                                                                      --------         --------
          Net cash provided by operating activities...............     133,431           22,542
                                                                      --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.............................     (38,706)          (2,130)
  Proceeds from sale of property and equipment....................       2,000               --
                                                                      --------         --------
          Net cash used in investing activities...................     (36,706)          (2,130)
                                                                      --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders...................................     (26,292)         (21,500)
  Repayment of long-term debt.....................................     (71,517)         (11,506)
                                                                      --------         --------
          Net cash used in financing activities...................     (97,809)         (33,006)
                                                                      --------         --------
NET DECREASE IN CASH..............................................      (1,084)         (12,594)
CASH, beginning of period.........................................      46,066           44,982
                                                                      --------         --------
CASH, end of period...............................................    $ 44,982         $ 32,388
                                                                      ========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for --
     Interest.....................................................    $ 10,468         $  1,633
                                                                      ========         ========

        The accompanying notes are an integral part of these statements.

                             L AND M DISPOSAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1994 AND MARCH 31, 1995 (UNAUDITED)

(1)  ORGANIZATION AND DESCRIPTION OF BUSINESS:

     L and M Disposal, Inc. ("L&M" or "the Company") is engaged in the nonhazardous solid waste management business consisting of collection, transfer, disposal and recycling services to municipal, commercial, industrial and residential customers in Archuletta County, Colorado.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets as follows:

        Building.........................................................     30 years
        Office equipment.................................................      5 years
        Containers.......................................................   5-10 years
        Vehicles and equipment...........................................      5 years

     Expenditures of major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred.

     For the year ended December 31, 1994, and the three-months ended March 31, 1995, maintenance and repair expense was approximately $30,471 and $6,786, respectively. When property is retired, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

  Intangible Assets

     Intangible assets consists of noncompete agreements and customer lists that are amortized on a straight-line basis over their estimated useful lives. Accumulated amortization was $98,363 and $103,728 at December 31, 1994 and May 31, 1995, respectively.

  Income Taxes

     The Company has elected S Corporation status under the Internal Revenue Code. Therefore, the tax effects of the Company's operations will be reflected in the individual tax returns of the shareholders.

  Revenue Recognition

     The Company recognizes revenues as services are provided.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Final settlement amounts could differ from those estimates.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and accounts receivable. The Company places its cash with high quality financial institutions.

                             L AND M DISPOSAL, INC.

     Concentration of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer receivables.

(3)  LONG-TERM DEBT:

     Long-term debt balances consisted of the following at:

                                                                  DECEMBER 31,
                                                                      1994
                                                                  ------------      MARCH 31,
                                                                                      1995
                                                                                   -----------
                                                                                   (UNAUDITED)
    Note payable to a bank, interest at 9.5%, payable monthly
      through June 1997, secured by vehicles, equipment, real
      estate and accounts receivable and guaranteed by a
      shareholder of the Company................................    $ 52,864         $48,108
    Note payable to a bank, interest at 10%, payable monthly
      through May 1995, secured by vehicles, equipment, real
      estate and accounts receivable and guaranteed by a
      shareholder of the Company................................       6,750              --
                                                                     -------         -------
                                                                      59,614          48,108
    Current portion.............................................      27,896          21,146
                                                                     -------         -------
                                                                    $ 31,718         $26,962
                                                                     =======         =======

  Future Maturities of Long-term Debt

     Aggregate future maturities of long-term debt outstanding at December 31, 1994, are as follows:

                                   YEAR ENDING:
            -----------------------------------------------------------
            1995.......................................................  $27,896
            1996.......................................................   21,146
            1997.......................................................   10,572
                                                                         -------
                                                                         $59,614
                                                                         =======

(4)  COMMITMENTS AND CONTINGENCIES:

     The Company has an agreement with Archuletta County to operate the County's landfill for approximately $7,500 per month, plus reimbursement of operating expenses. This agreement expires in June 1998 but is renewable for three year terms at the County's option.

(5)  RELATED PARTY TRANSACTIONS:

     The Company leases equipment from an officer of the Company on a month-to-month basis for approximately $2,300 per month.

(6)  UNAUDITED INTERIM FINANCIAL INFORMATION:

     In management's opinion, the financial statements for the three-month period ended March 31, 1995, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows as of and for the period then ended. Operating results for the three-month period ended March 31, 1995, are not necessarily indicative of the results that may be expected for the year ending December 31, 1995.

                             L AND M DISPOSAL, INC.

(7)  SUBSEQUENT EVENT:

     On May 31, 1995, all of the outstanding stock of L&M was sold to Allied Waste Industries, Inc. ("Allied") for consideration aggregating approximately $518,000, including 8,333 shares of Allied common stock in a transaction accounted for as a purchase.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Allied Waste Industries, Inc.:

     We have audited the accompanying balance sheet of SERVICE WASTE, INC. (an Indiana corporation) as of December 31, 1995, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Service Waste, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                 /s/  ARTHUR ANDERSEN LLP

                                          --------------------------------------
                                                   Arthur Andersen LLP

Phoenix, Arizona
March 11, 1996

                              SERVICE WASTE, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1995

ASSETS
CURRENT ASSETS:
  Cash..........................................................................  $    46,651
  Accounts receivable, less allowance for doubtful accounts of $10,000..........      535,195
  Prepaid expenses and other current assets.....................................      114,437
                                                                                  -----------
          Total current assets..................................................      696,283
                                                                                  -----------
PROPERTY AND EQUIPMENT, AT COST:
  Automotive equipment..........................................................    1,309,841
  Containers and compactors.....................................................    1,121,621
  Other fixed assets............................................................      137,668
  Leasehold improvements........................................................       75,666
  Buildings.....................................................................       64,714
                                                                                  -----------
                                                                                    2,709,510
  Less: Accumulated depreciation................................................   (1,969,199)
                                                                                  -----------
                                                                                      740,311
                                                                                  -----------
OTHER ASSETS, net of $199,000 accumulated amortization..........................        2,274
                                                                                  -----------
                                                                                  $ 1,438,868
                                                                                  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..............................................................  $    31,623
  Accrued liabilities...........................................................      137,560
  Unearned revenue..............................................................       30,541
                                                                                  -----------
          Total current liabilities.............................................      199,724
                                                                                  -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 1,000 shares authorized;
     1,000 shares issued and 520 shares outstanding.............................        1,000
  Retained earnings.............................................................    1,281,102
  Treasury stock................................................................      (42,958)
                                                                                  -----------
          Total shareholders' equity............................................    1,239,144
                                                                                  -----------
                                                                                  $ 1,438,868
                                                                                  ===========

       The accompanying notes are an integral part of this balance sheet.

                              SERVICE WASTE, INC.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

REVENUE..........................................................................  $2,862,713
COST OF OPERATIONS...............................................................   1,523,138
                                                                                   ----------
  Gross profit...................................................................   1,339,575
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.....................................   1,052,218
                                                                                   ----------
  Income from operations.........................................................     287,357
OTHER INCOME (EXPENSE)...........................................................      59,046
                                                                                   ----------
NET INCOME.......................................................................  $  346,403
                                                                                   ==========

         The accompanying notes are an integral part of this statement.

                              SERVICE WASTE, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                COMMON      RETAINED      TREASURY
                                                STOCK       EARNINGS       STOCK         TOTAL
                                                ------     ----------     --------     ----------
BALANCE AT DECEMBER 31, 1994..................  $1,000     $1,379,945     $(42,958)    $1,337,987
  Net income..................................                346,403                     346,403
  Distributions to shareholders...............               (445,246)                   (445,246)
                                                ------     ----------     --------     ----------
BALANCE AT DECEMBER 31, 1995..................  $1,000     $1,281,102     $(42,958)    $1,239,144
                                                ======     ==========     ========     ==========

         The accompanying notes are an integral part of this statement.

                              SERVICE WASTE, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................................  $ 346,403
  Adjustments to reconcile net income to net cash provided by operating activities --
     Depreciation and amortization...............................................    224,628
     Gain on sale of assets......................................................    (53,000)
  Change in assets and liabilities --
     Accounts receivable.........................................................     73,888
     Prepaid expenses and other current assets...................................     35,907
     Accounts payable............................................................    (30,783)
     Accrued liabilities.........................................................     50,452
     Unearned revenue............................................................     (1,229)
                                                                                   ---------
          Net cash provided by operating activities..............................    646,266
                                                                                   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............................................   (256,088)
  Proceeds from sale of property and equipment...................................     53,000
                                                                                   ---------
          Net cash used in investing activities..................................   (203,088)
                                                                                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders..................................................   (445,246)
  Repayment of debt..............................................................     (2,738)
                                                                                   ---------
          Net cash used in financing activities..................................   (447,984)
                                                                                   ---------
NET DECREASE IN CASH.............................................................     (4,806)
CASH, beginning of period........................................................     51,457
                                                                                   ---------
CASH, end of period..............................................................  $  46,651
                                                                                   =========

         The accompanying notes are an integral part of this statement.

                              SERVICE WASTE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

(1)  ORGANIZATION AND DESCRIPTION OF BUSINESS:

     Service Waste, Inc. (the Company) was incorporated under the laws of the state of Indiana in August 1982. The Company operates a waste transfer station and provides waste removal service for residential and commercial properties.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets as follows:

        Automotive equipment............................................     3-5 years
        Containers and compactors.......................................       5 years
        Other fixed assets..............................................     3-7 years
        Leasehold improvements..........................................   10-13 years
        Buildings.......................................................      30 years

     Expenditures of major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred.

     For the year ended December 31, 1995, maintenance and repair expense was approximately $353,000. When property is retired, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

  Income Taxes

     The Company has elected S Corporation status under the Internal Revenue Code. Therefore, the tax effects of the Company's operations will be reflected in the individual tax returns of the shareholders.

  Revenue Recognition

     The Company recognizes revenues as services are provided.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Final settlement amounts could differ from those estimates.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company places its cash with high quality financial institutions.

     Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer receivables. The Company established an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

                              SERVICE WASTE, INC.

(3)  COMMITMENTS AND CONTINGENCIES:

     The Company has received a notice from the Indiana Department of Environmental Management that it may be required to share in the cost of cleanup of the Four County Landfill which is separately owned by a third party. Based on the Company's proportional liability and current estimates of the total remediation and administrative costs, approximately $18,000 has been reserved in the Company's financial statements to cover these related costs.

     The Company has a month-to-month lease with a related party for their office building.

     The Company also has an operating lease agreement for certain equipment. Future minimum payments under this noncancelable operating lease are as follows:

                                                                      DECEMBER 31,
                                                                      ------------
            1996....................................................    $  6,843
            1997....................................................       5,703
                                                                         -------
                                                                        $ 12,546
                                                                         =======

     Rental expense under such operating leases was approximately $71,000 for the office building and approximately $6,000 for the equipment for the year ended December 31, 1995.

(4)  EMPLOYEE BENEFIT PLAN:

     The Company has a qualified noncontributory profit sharing plan that covers substantially all employees who have completed one year of employment. The plan provides for discretionary contributions, payable in cash, at an amount determined by the Board of Directors. For the year ended December 31, 1995, the Company made contributions of $12,000.

(5)  SUBSEQUENT EVENT:

     Effective January 1996, the Company was acquired by Allied Waste Industries, Inc. (Allied) for 819,000 shares of Allied common stock, of which approximately 41,000 shares are held pending resolution of certain contingencies, in a transaction accounted for as a purchase.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Allied Waste Industries, Inc.:

     We have audited the accompanying balance sheet of CLAYCO SANITATION COMPANY, INC. (a Georgia corporation) as of June 30, 1995, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clayco Sanitation Company, Inc. as of June 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                 /s/  ARTHUR ANDERSEN LLP

                                          --------------------------------------
                                                   Arthur Andersen LLP

Phoenix, Arizona
March 1, 1996

                        CLAYCO SANITATION COMPANY, INC.

                                 BALANCE SHEETS

                                                                                    DECEMBER 31,
                                                                                        1995
                                                                      JUNE 30,      ------------
                                                                        1995
                                                                     ----------     (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................  $  349,953      $  315,267
  Accounts receivable, less allowance for doubtful accounts of
     $11,280.......................................................      28,940          30,767
  Notes receivable.................................................      31,266          88,403
  Other current assets.............................................      20,387          20,387
  Deferred tax asset, net..........................................      80,583          75,689
                                                                     ----------      ----------
          Total current assets.....................................     511,129         530,513
                                                                     ----------      ----------
PROPERTY AND EQUIPMENT, AT COST:
  Land and improvements............................................     196,085              --
  Buildings and improvements.......................................      77,617              --
  Office equipment.................................................      15,904          15,904
  Vehicles and equipment...........................................   1,102,589       1,246,231
                                                                     ----------      ----------
                                                                      1,392,195       1,262,135
  Less: Accumulated depreciation...................................    (635,229)       (660,383)
                                                                     ----------      ----------
                                                                        756,966         601,752
                                                                     ----------      ----------
NOTE RECEIVABLE....................................................      44,250          22,125
                                                                     ----------      ----------
                                                                     $1,312,345      $1,154,390
                                                                     ==========      ==========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................................  $   99,041      $   24,656
  Accrued liabilities..............................................      19,287          20,775
  Income tax payable...............................................      10,224          28,539
  Deferred revenue.................................................     211,848         225,180
                                                                     ----------      ----------
          Total current liabilities................................     340,400         299,150
                                                                     ----------      ----------
DEFERRED TAX LIABILITY, net........................................      69,784          47,048
                                                                     ----------      ----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 1,000 shares authorized;
     500 shares issued and outstanding.............................         500             500
  Retained earnings................................................     901,661         807,692
                                                                     ----------      ----------
          Total shareholders' equity...............................     902,161         808,192
                                                                     ----------      ----------
                                                                     $1,312,345      $1,154,390
                                                                     ==========      ==========

      The accompanying notes are an integral part of these balance sheets.

                        CLAYCO SANITATION COMPANY, INC.

                            STATEMENTS OF OPERATIONS

                                                                                   FOR THE SIX
                                                                                   MONTHS ENDED
                                                                     FOR THE       DECEMBER 31,
                                                                    YEAR ENDED         1995
                                                                     JUNE 30,      ------------
                                                                       1995
                                                                    ----------     (UNAUDITED)
REVENUE...........................................................  $1,841,963       $992,299
COST OF OPERATIONS................................................   1,313,556        674,680
                                                                    ----------       --------
     Gross profit.................................................     528,407        317,619
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES......................     407,353        179,358
                                                                    ----------       --------
     Income from operations.......................................     121,054        138,261
OTHER INCOME, net.................................................      47,179         12,483
                                                                    ----------       --------
     Income before taxes..........................................     168,233        150,744
INCOME TAX EXPENSE................................................      62,759         35,324
                                                                    ----------       --------
NET INCOME........................................................  $  105,474       $115,420
                                                                    ==========       ========

        The accompanying notes are an integral part of these statements.

                        CLAYCO SANITATION COMPANY, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                             COMMON     RETAINED
                                                             STOCK      EARNINGS        TOTAL
                                                             ------     ---------     ---------
BALANCE AT JUNE 30, 1994...................................   $500      $ 796,187     $ 796,687
  Net income...............................................   --          105,474       105,474
                                                              ----      ---------     ---------
BALANCE AT JUNE 30, 1995...................................    500        901,661       902,161
  Net income (unaudited)...................................   --          115,420       115,420
  Distributions to shareholders (unaudited)................   --         (209,389)     (209,389)
                                                              ----      ---------     ---------
BALANCE AT DECEMBER 31, 1995 (unaudited)...................   $500      $ 807,692     $ 808,192
                                                              ====      =========     =========

        The accompanying notes are an integral part of these statements.

                        CLAYCO SANITATION COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                      FOR THE       FOR THE SIX
                                                                     YEAR ENDED     MONTHS ENDED
                                                                      JUNE 30,      DECEMBER 31,
                                                                        1995            1995
                                                                     ----------     ------------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................................  $  105,474      $  115,420
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation..................................................     153,024          89,467
     Provision for doubtful accounts...............................       5,640              --
  Change in assets and liabilities --
     Accounts receivable...........................................       7,098          (1,827)
     Other assets..................................................      15,257              --
     Notes receivable..............................................      (9,141)        (35,012)
     Deferred taxes, net...........................................     (10,799)        (17,842)
     Income taxes payable..........................................       9,986          18,315
     Deferred revenue..............................................      57,217          13,332
     Accounts payable..............................................      12,277         (74,385)
     Accrued liabilities...........................................      13,831           1,488
                                                                      ---------       ---------
          Net cash provided by operating activities................     359,864         108,956
                                                                      ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..............................    (208,298)       (143,642)
                                                                      ---------       ---------
          Net cash used in investing activities....................    (208,298)       (143,642)
                                                                      ---------       ---------
NET INCREASE (DECREASE) IN CASH....................................     151,566         (34,686)
CASH, beginning of period..........................................     198,387         349,953
                                                                      ---------       ---------
CASH, end of period................................................  $  349,953      $  315,267
                                                                      =========       =========
CASH PAID FOR:
  Income taxes.....................................................  $   52,773      $   17,009
                                                                      =========       =========

        The accompanying notes are an integral part of these statements.

================================================================================

                            STOCK PURCHASE AGREEMENT

                                     among

      Allied Waste Industries, Inc., Allied Holdings (United States), Inc.
                            and 3294862 Canada Inc.


                                      and


                  Laidlaw Inc., Laidlaw Transportation, Inc.,
                          Laidlaw Waste Systems, Inc.,
                    Laidlaw Waste Systems (Canada) Ltd., and
                         Laidlaw Medical Services Ltd.


                                  dated as of
                               September 17, 1996

================================================================================

                               TABLE OF CONTENTS


                                                                         Page
ARTICLE  I

                       DEFINITIONS AND INTERPRETATION . . . . . . . . .    2

         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . .    2
         1.2     Interpretation . . . . . . . . . . . . . . . . . . . .   16
         1.3     Knowledge  . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE II

                              THE ACQUISITIONS  . . . . . . . . . . . .   17

         2.1     Sales and Purchases of Shares  . . . . . . . . . . . .   17
         2.2     Consideration for LWSI Shares  . . . . . . . . . . . .   17
         2.3     Consideration for LWSC and LMS Shares  . . . . . . . .   17
         2.4     Post-Closing Adjustment of Working Capital . . . . . .   18

ARTICLE III

                      THE CLOSING AND RELATED MATTERS   . . . . . . . .   19

         3.1     The Closing  . . . . . . . . . . . . . . . . . . . . .   19
         3.2     Actions in Contemplation of Closing  . . . . . . . . .   19
         3.3     Other Actions at the Closing . . . . . . . . . . . . .   21

ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF LAIDLAW SELLERS  . . . .   22

         4.1     Organization of Laidlaw Sellers  . . . . . . . . . . .   22
         4.2     Authority Relative to this Agreement . . . . . . . . .   22
         4.3     No Violations  . . . . . . . . . . . . . . . . . . . .   22
         4.4     Consents and Approvals . . . . . . . . . . . . . . . .   23
         4.5     Acquired Subsidiaries  . . . . . . . . . . . . . . . .   23
         4.6     No Other Subsidiaries  . . . . . . . . . . . . . . . .   24
         4.7     Conduct of Solid Waste Business  . . . . . . . . . . .   24
         4.8     Financial Statements . . . . . . . . . . . . . . . . .   25

         4.9     Absence of Certain Changes . . . . . . . . . . . . . .   26
         4.10    No Undisclosed Liabilities . . . . . . . . . . . . . .   26
         4.11    Acquired Subsidiary Properties . . . . . . . . . . . .   26
         4.12    Landfills  . . . . . . . . . . . . . . . . . . . . . .   26
         4.13    Taxes and Tax Returns  . . . . . . . . . . . . . . . .   27
         4.14    Litigation . . . . . . . . . . . . . . . . . . . . . .   28
         4.15    Environmental Matters  . . . . . . . . . . . . . . . .   28
         4.16    Governmental Licenses and Permits; Compliance
                          with Laws . . . . . . . . . . . . . . . . . .   29
         4.17    Labor Matters  . . . . . . . . . . . . . . . . . . . .   30
         4.18    Employee Benefit Plans . . . . . . . . . . . . . . . .   30
         4.19    Material Contracts . . . . . . . . . . . . . . . . . .   32
         4.20    Bank Accounts  . . . . . . . . . . . . . . . . . . . .   34
         4.21    Officers and Directors . . . . . . . . . . . . . . . .   34
         4.22    Brokers  . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF ALLIED PARTIES  . . . .   34

         5.1     Organization of Allied Parties . . . . . . . . . . . .   34
         5.2     Authority Relative to this Agreement . . . . . . . . .   34
         5.3     Status of Allied Common Shares . . . . . . . . . . . .   35
         5.4     No Violations  . . . . . . . . . . . . . . . . . . . .   35
         5.5     Consents and Approval  . . . . . . . . . . . . . . . .   36
         5.6     Allied Capitalization  . . . . . . . . . . . . . . . .   36
         5.7     Allied Subsidiaries  . . . . . . . . . . . . . . . . .   37
         5.8     SEC Filings  . . . . . . . . . . . . . . . . . . . . .   37
         5.9     Allied Financial Statements  . . . . . . . . . . . . .   38
         5.10    Absence of Certain Changes . . . . . . . . . . . . . .   38
         5.11    No Undisclosed Liabilities . . . . . . . . . . . . . .   38
         5.12    Allied Properties  . . . . . . . . . . . . . . . . . .   38
         5.13    Taxes and Tax Returns  . . . . . . . . . . . . . . . .   39
         5.14    Litigation . . . . . . . . . . . . . . . . . . . . . .   39
         5.15    Environmental Matters  . . . . . . . . . . . . . . . .   40
         5.16    Governmental Licenses and Permits; Compliance
                          with Laws . . . . . . . . . . . . . . . . . .   41
         5.17    Labor Matters  . . . . . . . . . . . . . . . . . . . .   41
         5.18    Opinion of Financial Advisor . . . . . . . . . . . . .   41
         5.19    Financing  . . . . . . . . . . . . . . . . . . . . . .   42
         5.20    Letter from Stockholders . . . . . . . . . . . . . . .   42
         5.21    Brokers  . . . . . . . . . . . . . . . . . . . . . . .   42
         5.22    Aggregation  . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE VI

                     LAIDLAW AGREEMENTS PENDING CLOSING . . . . . . . .   42

         6.1     Conduct of Business  . . . . . . . . . . . . . . . . .   42
         6.2     Forbearance by the Acquired Subsidiaries . . . . . . .   44
         6.3     Access and Information . . . . . . . . . . . . . . . .   45
         6.4     Supplemental Information . . . . . . . . . . . . . . .   45
         6.5     Audit of Financial Statements  . . . . . . . . . . . .   46
         6.6     Access for Environmental Report  . . . . . . . . . . .   46
         6.7     Confidentiality  . . . . . . . . . . . . . . . . . . .   47
         6.8     Consummation of Acquisitions . . . . . . . . . . . . .   47

ARTICLE VII

                      ALLIED COVENANTS PENDING CLOSING  . . . . . . . .   47

         7.1     Conduct of Allied's Business . . . . . . . . . . . . .   47
         7.2     Forbearance by Allied  . . . . . . . . . . . . . . . .   48
         7.3     Access and Information . . . . . . . . . . . . . . . .   49
         7.4     Supplemental Information . . . . . . . . . . . . . . .   49
         7.5     Allied Stockholders' Meeting . . . . . . . . . . . . .   49
         7.6     Emcon Environmental Report . . . . . . . . . . . . . .   50
         7.7     Confidentiality  . . . . . . . . . . . . . . . . . . .   50
         7.8     Consummation of Acquisitions . . . . . . . . . . . . .   50

ARTICLE VIII

                             MUTUAL CONDITIONS  . . . . . . . . . . . .   50

         8.1     No Adverse Proceedings . . . . . . . . . . . . . . . .   50
         8.2     HSR Waiting Period . . . . . . . . . . . . . . . . . .   50
         8.3     Allied Stockholder Approval  . . . . . . . . . . . . .   51
         8.4     Competition Act Matters  . . . . . . . . . . . . . . .   51

ARTICLE IX

                CONDITIONS TO OBLIGATIONS OF ALLIED PARTIES   . . . . .   51

         9.1     Representations True at Closing  . . . . . . . . . . .   51
         9.2     No Adverse Changes . . . . . . . . . . . . . . . . . .   52
         9.3     Opinion of Laidlaw U.S. Counsel  . . . . . . . . . . .   52
         9.4     Opinion of Laidlaw Canadian Counsel  . . . . . . . . .   52
         9.5     Investment Canada Act  . . . . . . . . . . . . . . . .   52
         9.6     Competition Act Matters  . . . . . . . . . . . . . . .   52

         9.7     Audited Financial Statements . . . . . . . . . . . . .   53
         9.8     Emcon Environmental Report . . . . . . . . . . . . . .   53
         9.9     Acquisitions Financing . . . . . . . . . . . . . . . .   53
         9.10    Outstanding Indebtedness . . . . . . . . . . . . . . .   53

ARTICLE X

                    CONDITIONS TO LAIDLAW'S OBLIGATIONS   . . . . . . .   53

         10.1    Representations True at Closing  . . . . . . . . . . .   53
         10.2    No Adverse Changes . . . . . . . . . . . . . . . . . .   54
         10.3    Opinion of Allied's U.S. Counsel . . . . . . . . . . .   54
         10.4    Opinion of Allied's Canadian Counsel . . . . . . . . .   54

ARTICLE XI

                           ADDITIONAL AGREEMENTS  . . . . . . . . . . .   54

         11.1    HSR Act Filings  . . . . . . . . . . . . . . . . . . .   54
         11.2    Competition Act Filings  . . . . . . . . . . . . . . .   54
         11.3    Investment Canada Act Filings  . . . . . . . . . . . .   55
         11.4    Other Consents and Approvals . . . . . . . . . . . . .   55
         11.5    Publicity  . . . . . . . . . . . . . . . . . . . . . .   55
         11.6    Expenses . . . . . . . . . . . . . . . . . . . . . . .   55
         11.7    Securities Law Matters . . . . . . . . . . . . . . . .   55
         11.8    Rule 144 Reports . . . . . . . . . . . . . . . . . . .   57
         11.9    Use of Laidlaw Name  . . . . . . . . . . . . . . . . .   57
         11.10   Environmental Remediation  . . . . . . . . . . . . . .   58
         11.11   Laidlaw Guaranties . . . . . . . . . . . . . . . . . .   58
         11.12   Laidlaw Board Representation . . . . . . . . . . . . .   60
         11.13   Attendance at Stockholder Meetings . . . . . . . . . .   60
         11.14   Laidlaw Standstill . . . . . . . . . . . . . . . . . .   60
         11.15   Transition Agreement . . . . . . . . . . . . . . . . .   62

ARTICLE XII

                                TAX MATTERS   . . . . . . . . . . . . .   63

         12.1    Section 338 Election . . . . . . . . . . . . . . . . .   63
         12.2    Future Tax Returns . . . . . . . . . . . . . . . . . .   64
         12.3    Tax Covenants  . . . . . . . . . . . . . . . . . . . .   66
         12.4    Other Tax Matters, Post-Closing Cooperation  . . . . .   67

         12.5    Tax Controversies  . . . . . . . . . . . . . . . . . .   67
         12.6    Certain Pending Tax Controversies  . . . . . . . . . .   69

ARTICLE XIII

           NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES  . . .   69

         13.1    Nature of Statements . . . . . . . . . . . . . . . . .   69
         13.2    Survival of Representations and Warranties . . . . . .   69

ARTICLE XIV

                              INDEMNIFICATION   . . . . . . . . . . . .   70

         14.1    Indemnification by the Laidlaw Sellers . . . . . . . .   70
         14.2    Indemnification by Allied  . . . . . . . . . . . . . .   73
         14.3    Third Party Claims . . . . . . . . . . . . . . . . . .   74

ARTICLE XV

                         AMENDMENT AND TERMINATION  . . . . . . . . . .   77

         15.1    Amendment  . . . . . . . . . . . . . . . . . . . . . .   77
         15.2    Waiver . . . . . . . . . . . . . . . . . . . . . . . .   77
         15.3    Termination  . . . . . . . . . . . . . . . . . . . . .   77
         15.4    Substitute Financing . . . . . . . . . . . . . . . . .   78
         15.5    Consequences of Termination  . . . . . . . . . . . . .   79

ARTICLE XVI

                             GENERAL PROVISIONS . . . . . . . . . . . .   79

         16.1    Non-Business Days  . . . . . . . . . . . . . . . . . .   79
         16.2    Notices  . . . . . . . . . . . . . . . . . . . . . . .   79
         16.3    Entire Agreement . . . . . . . . . . . . . . . . . . .   80
         16.4    Assignment; Binding Effect . . . . . . . . . . . . . .   80
         16.5    Counterparts.  . . . . . . . . . . . . . . . . . . . .   80
         16.6    Governing Law; Jurisdiction. . . . . . . . . . . . . .   80
         16.7    Severability of Provisions . . . . . . . . . . . . . .   81
         16.8    Specific Performance . . . . . . . . . . . . . . . . .   81
         16.9    Joint Drafting.  . . . . . . . . . . . . . . . . . . .   81
         16.10   Captions . . . . . . . . . . . . . . . . . . . . . . .   81
         16.11   No Third-Party Beneficiaries.  . . . . . . . . . . . .   81

                              List of Exhibits

Exhibit A-1           Form of Allied Canada 7% Debenture

Exhibit A-2           Form of Allied Canada Zero Coupon Debenture

Exhibit B-1           Form of Allied Finance 7% Debenture

Exhibit B-2           Form of Allied Finance Zero Coupon Debenture

Exhibit C             Form of Allied Warrant

Exhibit D             Form of Laidlaw Subscription Agreement

Exhibit E             Form of Stock Registration Agreement

Exhibit F             Form of Waste Services Management Agreement

Exhibit G             Form of Release Agreement

Exhibit H-1           Form of Guaranty [Allied Finance 7% Debenture]

Exhibit H-2           Form of Guaranty [Allied Finance Zero Coupon Debenture]

Exhibit I             Form of Opinion of Laidlaw's Counsel

Exhibit J             Form of Opinion of Laidlaw's Canadian Counsel

Exhibit K             Form of Opinion of Allied's Counsel

Exhibit L             Form of Opinion of Allied's Canadian Counsel

Exhibit M             Form of Debenture Exchange Agreement

Exhibit N             Form of Offset Letter Agreement

                               List of Schedules


                          Acquired Subsidiaries -- Schedule I
                          Retained Subsidiaries -- Schedule II
                          Intercompany Waste Agreements -- Schedule III Retained Land -- Schedule IV
                          Leased Assets  -- Schedule V

                          Allied Disclosure Schedule
                          Laidlaw Disclosure Schedule

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement"), dated as of September 17, 1996, among Allied Waste Industries, Inc., a Delaware corporation ("Allied"), Allied Holdings (United States), Inc., a Delaware corporation and a wholly owned subsidiary of Allied ("Allied U.S.") and 3294862 Canada Inc., a Canadian corporation and a wholly owned subsidiary of Allied U.S. ("Allied Canada"), all of which are collectively referred to in this Agreement as the "Allied Parties," and Laidlaw Inc., a Canadian corporation ("Laidlaw"), Laidlaw Transportation, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Laidlaw ("LTI"), Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly owned subsidiary of LTI ("LWSI"), Laidlaw Waste Systems (Canada) Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LWSC"), and Laidlaw Medical Services Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LMS"), all of which are collectively referred to in this Agreement as the "Laidlaw Parties."

                              W I T N E S S E T H:

         WHEREAS, Laidlaw, exclusively through LWSI, LWSC, LMS and their respective direct and indirect subsidiaries, is engaged in the solid waste management business in the United States and Canada; and

         WHEREAS, Laidlaw wishes to sell all of its United States and Canadian solid waste management operations; and

         WHEREAS, Allied, through the acquisition by Allied U.S. of all of the issued and outstanding capital stock of LWSI and the acquisition by Allied Canada of all of the issued and outstanding shares of the share capital of each of LWSC and LMS, wishes to purchase, all of the United States and Canadian solid waste management operations of Laidlaw;

         NOW, THEREFORE, the Allied Parties and the Laidlaw Parties (collectively, the "Parties") agree as follows:

                                   ARTICLE  I

                         DEFINITIONS AND INTERPRETATION

         1.1     Definitions.  In this Agreement:

                 "Acquired Canadian Subsidiaries" means those Acquired Subsidiaries which are incorporated under the laws of Canada or a Canadian province.

                 "Acquired Subsidiaries" means (i) LWSI, (ii) the direct and indirect wholly owned Subsidiaries of LWSI listed and identified on the attached Schedule I, (iii) LWSC, (iv) the direct and indirect wholly owned Subsidiaries of LWSC listed and identified on the attached Schedule I, (v) LMS, and (vi) the 55% owned Subsidiary of LMS identified on the attached Schedule I, collectively.

                 "Acquired U.S. Subsidiaries" means those Acquired Subsidiaries which are incorporated under the laws of a state of the United States.

                 "Acquisitions" mean the U.S. Acquisition and the Canadian Acquisitions, collectively.

                 "Additional Allied Common Shares" means shares of Allied Common Stock which may be issued after the Closing (i) in payment of interest on, or in redemption of, Allied Finance Debentures pursuant to the Laidlaw Subscription Agreement or (ii) pursuant to the Allied Warrant.

                 "Advance Ruling Certificate" means an advance ruling certificate issued by the Competition Act Director under Section 102 of the Competition Act.

                 "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person with the terms "control" and "controlled" meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

                 "Allied Canada Debentures" means the Allied Canada 7% Debenture and the Allied Canada Zero Coupon Debenture.

                 "Allied Canada 7% Debenture" means the 7% Junior Subordinated Debenture Due [twelve years after the Closing Date] of Allied Canada, in substantially the form of Exhibit A-1 attached to this Agreement which, is to be issued by Allied Canada to Laidlaw under Section 2.3.

                 "Allied Canada Zero Coupon Debenture" means the Zero Coupon Junior Subordinated Debenture Due [twelve years after the Closing Date] of Allied Canada, in substantially the form of Exhibit A-2 attached to this Agreement, which is to be issued by Allied Canada to Laidlaw under Section 2.3.

                 "Allied Common Shares" means the shares of Allied Common Stock issuable to Laidlaw and LTI under Sections 2.2 and 2.3 as partial consideration for the LWSC Shares and the LWSI Shares.

                 "Allied Common Stock" means the Common Stock, $.01 par value per share, of Allied.

                 "Allied Disclosure Schedule" means the Disclosure Schedule signed for identification purposes only by the respective Presidents, Chief Executive Officers or Chief Financial Officers of the respective Allied Parties, which the Allied Parties have delivered to the Laidlaw Sellers on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the Allied Parties in Article V.

                 "Allied Fairness Opinion" means the opinion of Goldman, Sachs & Co. referred to in Section 5.18.

                 "Allied Finance" means 3294854 Canada, Inc., a Canadian corporation and a wholly owned subsidiary of Allied.

                 "Allied Finance Debentures" means the Allied Finance 7% Debenture and the Allied Finance Zero Coupon Debenture.

                 "Allied Finance 7% Debenture" means the 7% Junior Subordinated Debenture Due [twelve years after the Closing Date] of Allied Finance, in substantially the form of Exhibit B-1 attached to this Agreement, which is to be issued by Allied Finance to Laidlaw pursuant to the Debenture Exchange Agreement.

                 "Allied Finance Zero Coupon Debenture" means the Zero Coupon Junior Subordinated Debenture Due [twelve years after the Closing Date] of Allied Finance, in substantially the form of Exhibit B-2 attached to this Agreement, which is to be issued by Allied Finance to Laidlaw pursuant to the Debenture Exchange Agreement.

                 "Allied Proxy Statement" has the meaning specified in Section 7.5.

                 "Allied Reorganization Transaction" means: (i) any merger, consolidation, recapitalization, liquidation or other business combination transaction involving Allied; (ii) any tender offer or exchange offer for any securities of Allied; or (iii) any sale or other disposition of assets of Allied or any of its Subsidiaries in a single transaction or in a series of related transactions.

                 "Allied Securities" means, collectively, the Allied Common Shares, the Allied Canada Debentures, the Allied Finance Debentures, the Allied Warrant, the Allied Warrant Shares and the Additional Allied Common Shares.

                 "Allied SEC Filings" has the meaning specified in Section 5.8.

                 "Allied Stockholders' Meeting" means the meeting of Allied's stockholders referred to in Section 7.5, as it may be continued following any temporary adjournment or adjournments thereof.

                 "Allied Warrant" means the warrant for the purchase of shares of Allied Common Stock, to be issued by Allied to Laidlaw under
         Section 2.3 which shall be in substantially the form of Exhibit C attached to this Agreement.

                 "Allied Warrant Shares" means the shares of Allied Common Stock which may be issued upon any exercise of the Allied Warrant.

                 "Ancillary Agreements" means, collectively, the Stock Registration Agreement, the Allied Canada Debentures, the Allied Finance Debentures, the Waste Services Management Agreement, the Release, the Guaranties, the Laidlaw Subscription Agreement, the Debenture Exchange Agreement and the Offset Letter Agreement.

                 "Antitrust Division" means the Antitrust Division of the United States Department of Justice.

                 "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

                 "Canadian Acquisitions" means the respective acquisitions by Allied Canada of the LWSC Shares and the LMS Shares from Laidlaw as contemplated in Section 2.1.

                 "C$" or "Canadian dollars" refers to lawful currency of Canada.

                 "Canadian GAAP" means Canadian generally accepted accounting principles consistently applied throughout the specified period and, if applicable, the immediately preceding comparable period.

                 "Closing" has the meaning specified in Section 3.1.

                 "Closing Date" means (a) the fifth Business Day immediately following the earliest date upon or by which (i) the waiting period under the HSR Act shall have expired or otherwise been terminated,
         (ii) the Competition Act Director shall have issued and not subsequently withdrawn or threatened to withdraw, an Advance Ruling Certificate relating to the Acquisitions, (iii) the Allied Parties shall have received the advice from the Competition Act Director specified in Section 9.7, (iv) the ICA Minister shall have made the determination, or shall have been deemed to have made the determination, specified in Section 9.6, and (iv) all other conditions to the respective obligations of the Parties set forth in Articles VIII, IX and X shall have been satisfied or waived, or (b) such other date as Allied and Laidlaw may agree.

                 "Closing Date Working Capital" means the positive or negative amount obtained by subtracting (i) the amount which would be reflected as current liabilities on a combined balance sheet of the Acquired Subsidiaries dated as of the Closing Date and prepared in accordance with U.S. GAAP on a consistent basis with the SWM Group May 31 Combined Financial Statement from (ii) the amount which would be reflected on such a balance sheet as current assets.

                 "Code" means the United States Internal Revenue Code of 1986, as amended.

                 "Commitment Letter" means the letter dated September 17, 1996, addressed to Allied, relating to senior credit facilities in an aggregate principal amount of $1,225,000,000 to be provided by Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, in connection with, and conditioned upon consummation of, the Acquisitions, subject to the satisfaction of other conditions and upon the terms set forth therein including attachments thereto.

                 "Competition Act" means the Canadian federal Competition Act, R.S.C. 1985, c. C-34, as amended.

                 "Competition Act Director" means the Canadian Director of Investigation and Research appointed under the Competition Act.

                 "Confidentiality Agreement" means the confidentiality agreement dated as of July 3, 1996, as amended, between Allied and Laidlaw.

                 "Current Market Price" per share of Allied Common Stock on any specified date means the average daily market prices (determined as set forth below in this definition), of the Allied Common Stock for the 20 consecutive Trading Days ending on the third Trading Day before that date. The market price for each such Trading Day shall be the average of the last sale prices on such Trading Day on all stock exchanges and the Nasdaq Stock Market on which the Allied Common Stock may then be listed or admitted for quotation, respectively; provided, that if no sale takes place on any such Trading Day on any such exchange or the Nasdaq Stock Market, the average of the closing bid and asked prices on such day as officially quoted thereon shall be used, or, if Allied Common Stock is not then listed or admitted for quotation on any stock exchange or the Nasdaq Stock Market, the market price for each Trading Day shall be the average of the reported bid and asked prices on such day on the over-the-counter market, or, if Allied Common Stock is not quoted on the over-the- counter market, the market price for each Trading Day shall be the average of the bid and asked prices furnished by any member of the National Association of Securities Dealers selected by Allied.

                 "Damages" means all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses (including, but not limited to, reasonable costs and expenses incurred in connection with the performance of obligations, interest, bonding and court costs and attorneys', accountants', engineers', consultants' and investigators' fees and disbursements) and disbursements incurred in connection with any investigation or defense of any of the foregoing.

                 "Debenture Exchange Agreement" means the Debenture Exchange Agreement entered into by Laidlaw and Allied Finance in substantially the form of Exhibit M to this Agreement.

                 "Emcon Environmental Report" has the meaning specified in
         Section 6.6.

                 "Environmental Claim" means any claim by a Person alleging or imposing actual or potential liability (including potential liability for any investigatory cost, containment or oversight cost, control cost, prevention cost, remediation cost, cleanup cost, governmental response cost, natural resources damage, toxic tort claim, property damage, personal injury, or penalty) arising out of, based on, resulting from or relating to (i) the presence, storage, transport, disposal, use, discharge, release or threatened release of any Hazardous Substance at any location, whether or not owned by the Person against which the claim is made, or (ii) circumstances forming the basis for any liability under, or any violation or alleged violation of, any Environmental Law.

                 "Environmental Laws" means all applicable U.S. or Canadian federal, state, provincial, local and other foreign Laws, including common Laws and administrative or judicial interpretations of those Laws by any Governmental Entity, and published non-legally binding policies and guidelines of any Canadian Governmental Entity, relating to the preservation of natural resources, pollution or the protection of human health and safety from the effects of pollution or the environment (which includes its ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, recycling, reporting or handling of Hazardous Substances, but not including zoning and land use Laws.

                 "Environmental Permits" means all permits, licenses, registrations, certifications, exemptions, approvals and other authorizations of or by any Governmental Entity required under any Environmental Law for any Acquired Subsidiary, or Allied or any of its Subsidiaries, as the case may be, to conduct its or their operations as presently conducted.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA Affiliate" means, with respect to any Person, any trade or business, whether or not incorporated, which together with that Person would be deemed a single employer within the meaning of Section 4001 of ERISA or Section 414 of the Code.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under such Act.

                 "FTC" means the United States Federal Trade Commission.

                 "Governmental Entity" means any U.S., Canadian, state, territorial, federal, provincial, local or foreign court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

                 "Guaranties" means the guaranties of the Allied Finance Debentures which are to be entered into by Allied in substantially the form of Exhibits H-1 and H-2, respectively, attached to this Agreement.

                 "Hazardous Substances" means chemicals, pollutants, contaminants, wastes (including ambient wastes, hazardous wastes and liquid industrial wastes), or other substances (including toxic, deleterious or hazardous substances), as defined, listed or regulated pursuant to Environmental Laws, including, asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, and petroleum and petroleum products (as those exemplary terms are defined in or regulated under the United States National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Sections 300.1 et seq. and other Environmental Laws).

                 "High Yield Event Notice" has the meaning specified in Section 15.4.

                 "Highly Confident Letter" means the letter dated September 17, 1996, from Goldman, Sachs & Co. and Citicorp Securities, Inc. to Allied, in which Goldman, Sachs & Co. and Citicorp Securities, Inc. represent that they are highly confident of their ability to complete the sale in a private placement or public offering of unsecured subordinated promissory notes of Allied U.S. in an aggregate principal amount of at least $475,000,000 in connection with, and conditioned upon consummation of, the Acquisitions, subject to the satisfaction of the other conditions and upon the terms set forth therein.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "ICA Minister" means the Minister responsible for administering the Investment Canada Act.

                 "Income Tax Act" means the Canadian federal Income Tax Act, R.S.C. 1985 c. 1, as amended.

                 "Indebtedness" means with respect to any Person at any date,
         (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to guarantees, (d) all obligations of such Person under leases of property which are required to be capitalized under U.S. GAAP, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business),
         (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                 "Intercompany Agreements" means all contracts, agreements, policies, practices and understandings, whether written or oral, between any one or more of the Acquired Subsidiaries, on the one hand, and any one or more members of the Laidlaw Group other than the Acquired Subsidiaries, on the other hand, relating to any sharing or allocation of expenses, personnel, services or facilities, including the Tax Allocation Agreements but specifically excluding the Intercompany Waste Agreements.

                 "Intercompany Indebtedness" means, at any date, all amounts owed on that date by an Acquired Subsidiary, or any obligation of an Acquired Subsidiary, contingent or otherwise on that date, to Laidlaw or any other member of the Laidlaw Group other than the Acquired Subsidiaries, including under any Tax Allocation Agreement or other Intercompany Agreement, but excluding all amounts owed by any Acquired Subsidiary to any member of the Laidlaw Group under any Intercompany Waste Agreement.

                 "Intercompany Investment" means, at any date, any equity interests in any Acquired Subsidiary, except the LWSI Shares, the LWSC Shares, the LMS Shares and the common or ordinary shares of each other Acquired Subsidiary.

                 "Intercompany Receivable" means, at any date, all amounts owed on that date to an Acquired Subsidiary by Laidlaw or any other member of the Laidlaw Group other than the Acquired Subsidiaries, including under any Tax Allocation Agreement or other Intercompany Agreement.

                 "Intercompany Waste Agreements" means those certain agreements relating to the handling of waste by certain of the Acquired Subsidiaries as described on Schedule III attached to this Agreement.

                 "Investment Canada Act" means the Investment Canada Act, R.S.C. 1985, c. C-28, as amended.

                 "Laidlaw Disclosure Schedule" means the Disclosure Schedule signed for identification purposes only by the respective Presidents, Chief Executive Officers or Senior Vice Presidents of each of the Laidlaw Sellers, which the Laidlaw Sellers have delivered to the Allied Parties on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the Laidlaw Sellers in Article IV.

                 "Laidlaw Group" means, at any date, Laidlaw and all of its Affiliates at that date (but excluding after the Closing, the Acquired Subsidiaries), and "member of the Laidlaw Group" refers to Laidlaw or any such Affiliates.

                 "Laidlaw Guaranty" means any guaranty, performance guaranty, bond, performance bond, suretyship arrangement, surety bond, credit, letter of credit, reimbursement agreement or other undertaking, deposit commitment or arrangement by which any member of the Laidlaw Group is or may be primarily, secondarily, contingently or conditionally liable for or in respect of (or which creates, constitutes or evidences a Lien on any of the assets or properties of any member of the Laidlaw Group which secures the payment or performance of) any present or future liability or obligation of any Acquired Subsidiary as set forth on in Section 4.19 (viii) of the Laidlaw Disclosure Schedule.

                 "Laidlaw Issuer Bank" means any bank or other financial institution which is the issuer of a letter of credit which is a Laidlaw Reclamation Guaranty.

                 "Laidlaw Sellers" means Laidlaw and LTI, together.

                 "Laidlaw Subscription Agreement" means the agreement among Allied, Allied Finance, Laidlaw and LTI pursuant to which LTI has agreed to subscribe for shares of the Allied Common Stock upon certain conditions therein set forth, which shall be in substantially the form of Exhibit D.

                 "Latest Allied Balance Sheet" has the meaning specified in
         Section 5.9.

                 "Law" means a law, statute, ordinance, rule, code or regulation enacted or promulgated, or order, directive, instruction or other legally binding guideline or policy issued or rendered by, any Governmental Entity.

                 "Leased Assets" means those assets described on Schedule V to this Agreement which are owned by Laidlaw or another member of the Laidlaw Group (other than the Acquired Subsidiaries) and leased to the Acquired Subsidiaries.

                 "LESL" means Laidlaw Environmental Services Ltd., an Ontario corporation, a wholly owned subsidiary of Laidlaw and a Retained Subsidiary.

                 "Lien" means a lien, mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, lease, sublease, charge, claim, adverse claim, levy, interest of other Persons, or other encumbrance of any kind (including any conditional sale or other title retention agreement having the same economic effect as any of the foregoing).

                 "LMS Shares" means all of the common or ordinary shares in the issued and outstanding share capital of LMS which are 100% owned by Laidlaw.

                 "LMT" means Laidlaw Med Trade Medical Services Inc., a British Columbia corporation, an Acquired Canadian Subsidiary, and a 55% owned Subsidiary of LMS.

                 "LTI U.S. Consolidated Tax Group" means the affiliated group of corporations within the meaning of Section 1504(c) of the Code, of which LTI is the common parent corporation, which files a consolidated Tax Return for U.S. federal income Tax purposes, and which includes LTI, the Acquired U.S. Subsidiaries, and certain of the Retained Subsidiaries.

                 "LWSC Group Subsidiaries" means LWSC and all of its Subsidiaries which are Acquired Subsidiaries.

                 "LWSC Shares" means all of the common or other shares, C$1.00 par value, in the issued and outstanding share capital of LWSC.

                 "LWSI Group Subsidiaries" means LWSI and all of its Subsidiaries which are Acquired Subsidiaries.

                 "LWSI Shares" means all of the issued and outstanding shares of Common Stock, $1.00 par value per share, of LWSI, which are all owned by LTI.

                 "Mailing Date" has the meaning specified in Section 7.5.

                 "Material Adverse Effect" means (i) when used with reference to the Acquired Subsidiaries, a material adverse effect on the financial condition, business, assets, prospects or results of operations of the Acquired Subsidiaries taken as a whole, (ii) when used with reference to the Laidlaw Sellers, a material adverse effect on their ability to perform their obligations under this Agreement or any Ancillary Agreement to which any of them is a party, (iii) when used with reference to Allied and its Subsidiaries, a material adverse effect on the financial condition, business, assets, prospects or results of operations of Allied and its Subsidiaries (including from and after the Closing, the Acquired Subsidiaries) taken as a whole, and (iv) when used with reference to the Allied Parties, a material adverse effect on their ability to perform their obligations under this Agreement or any Ancillary Agreement to which any of them is a party.

                 "Medical Waste" means waste generated by health care or health care related facilities that is or may be contaminated with a potentially infectious agent or other potentially hazardous material.

                 "Offset Letter Agreement" means the letter agreement dated the Closing Date among Allied, Allied Finance, Laidlaw and LTI, in substantially the form of Exhibit N attached to this Agreement, to be executed and delivered pursuant to Section 3.3.

                 "Ontario Securities Act" means the Securities Act (Ontario), R.S.O. 1990, c.S.5, as amended.

                 "Option Assets" means those assets which are the subject of the letter agreement relating to the option to purchase certain assets granted to Allied by Laidlaw referred to in Section 16. 3 of this Agreement.

                 "Permitted Liens" means (i) those Liens set forth in Section
         4.11 of the Laidlaw Disclosure Schedule or Section 5.12 of the Allied Disclosure Schedule, as applicable, (ii) those Liens reflected in the Allied SEC Filings, in the case of the Allied Parties and their assets or properties, (iii) any Lien that is set forth in the title reports or title insurance binders that have been made available to the Allied Parties by the Laidlaw Sellers relating to any interest in real property owned by an Acquired Subsidiary, (iv) Liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, and (v) other Liens (including, mechanics', couriers', workers', repairers', materialmen's, warehousemen's and other similar Liens) arising in the ordinary course of business as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto.

                 "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

                 "Post-Closing Tax Period" means any Tax period (or portion thereof) beginning after the close of business on the Closing Date.

                 "Pre-Closing Laidlaw Insurance Claims" means any U.S. liability, personal injury, property damage, workers compensation or other similar claim (other than health and welfare insurance claims) made against any Acquired Subsidiary by any Person with respect to a loss, damage, claim, incident or occurrence which occurred before the time of Closing, including any such matter which was incurred but not reported on or before the time of Closing.

                 "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

                 "Release" means the Release Agreement required to be delivered to the Acquired Subsidiaries as provided in Section 3.3 (iv).

                 "Remainder High Yield Securities" has the meaning specified in Section 15.4.

                 "Retained Land" means the real property owned by LWSC, more specifically identified on Schedule IV attached to this Agreement.

                 "Retained Subsidiaries" means (i) Laidlaw Chem-Waste, Inc., a Delaware corporation and a wholly owned Subsidiary of LWSI, (ii) all of the direct and indirect Subsidiaries of Laidlaw Chem-Waste, Inc. (all of which are specifically listed and identified on the attached
         Schedule II), (iii) LESL, and (iv) all of the direct and indirect Subsidiaries of LESL (all of which are specifically listed and identified on the attached Schedule II).

                 "Revenue Canada" means Revenue Canada, Customs, Excise and Taxation, the Canadian federal Taxing Authority.

                 "SEC" means the United States Securities and Exchange Commission or any successor agency.

                 "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Senior Subordinated Debentures" means the senior subordinated debentures to be issued by Allied U.S. in connection with the financing contemplated by the Highly Confident Letter.

                 "SFAS 109" means the United States standard on accounting for income taxes effective September 1, 1993 promulgated by the Financial Accounting Standards Board.

                 "Solid Waste" means any waste which can be lawfully disposed of in a landfill regulated under Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA").

                 "Solid Waste Business" means (i) the collection, compaction, transportation, resource recovery, storage, recycling or disposal of Solid Waste and Medical Waste, and (ii) the methane gas collection and electricity generation and distribution operations related to the disposal of Solid Waste.

                 "Stock Registration Agreement" means the Stock Registration Agreement to be entered into at the Closing among Allied, Laidlaw and LTI as provided in Section 3.3.

                 "Subsidiary" of a Party means an Affiliate of that Party more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Party directly or indirectly through one or more other Persons.

                 "Substitute Financing Election" has the meaning specified in
         Section 15.4.

                 "Substitute Financing Notice" has the meaning specified in
         Section 15.4.

                 "Substitute Financing Purchase Price" has the meaning specified in Section 15.4.

                 "SWM Group Financial Statements" means all financial statements of the Acquired Subsidiaries or specified groups of Acquired Subsidiaries delivered to the Allied Parties under Sections
         4.8 and 6.4, the terms "SWM Group Consolidated Financial Statements," "SWM Group Combined Financial Statements," "SWM Group May 31 Combined Financial Statements," and "SWM Group Separate Company Financial Statements" have the meanings specified in Sections 4.8 and 6.4 and the term "SWM Group Audited Combined Financial Statements" is defined in Section 6.5.

                 "SWM Group Income Taxes" means all Taxes, including United States and Canadian federal, state, provincial and local Taxes for which any Acquired Subsidiary is or may be directly or indirectly liable (and including interest and penalties thereon), based on or measured by the income or profits of any Acquired Subsidiary or the LTI U.S. Consolidated Tax Group.

                 "SWM Group Landfill" means any landfill owned, occupied, leased or operated by, or under the management or control of, an Acquired Subsidiary as set forth in Schedule 4.12 of the Laidlaw Disclosure Schedule.

                 "Tax" means any tax of any kind, however denominated, including any interest, penalties, fines or other additions to tax that may become payable in respect thereof or in respect of a failure to comply with any requirement relating to any Tax Return, imposed by any United States or Canadian federal, territorial, state, provincial, local or non-United States or non- Canadian Governmental Entity, including all income, gross income, gross receipts, profits, goods and services, social security, health, old age security, Canadian Pension Plan, Quebec Pension Plan, sales and use, ad valorem, excise, custom, franchise, business license, property, occupation, real property gains, payroll and employee withholding, unemployment or employment insurance, real and personal property, stamp, environmental, transfer, workers' compensation, payroll, severance, alternative minimum, windfall, and capital taxes, premiums, surtaxes, charges, levies, assessments, reassessments, and other obligations of the same or a similar nature to any of the foregoing.

                 "Tax Allocation Agreements" means all contracts, agreements, policies, practices, intercompany procedures and understandings, whether written or oral, between any Acquired Subsidiary and any other Person (including another Acquired Subsidiary) by which all or any portion of any U.S. or Canadian federal, state, provincial or local income Tax is allocated to or shared or required to be paid by any Acquired Subsidiary.

                 "Tax Returns" means all tax returns, declarations, reports, estimates, information returns and statements required to be filed with any Taxing Authority, or provided to any partner, shareholder, joint venturer or member under U.S. or Canadian federal, state, provincial, local or foreign Laws (including reports with respect to backup withholding and payments to Persons other than Taxing Authorities), and annual tax returns or information returns on behalf of employee benefit plans sponsored by Laidlaw or Allied, as the case may be, or any of their respective ERISA Affiliates.

                 "Taxing Authority" means any Governmental Entity responsible for the imposition, assessment, enforcement or collection of any Tax.

                 "Trading Day" means any day during the course of which the principal securities exchange (or the Nasdaq Stock Market), as the case may be, on which the Allied Common Stock is listed or admitted for quotation is open for the exchange of securities.

                 "Unadjusted LMS Consideration" has the meaning specified in
         Section 2.3.

                 "Unadjusted LWSC Consideration" has the meaning specified in
         Section 2.3.

                 "Unadjusted LWSI Consideration" has the meaning specified in
         Section 2.2.

                 "U.S. Acquisition" means the acquisition by Allied U.S. of the LWSI Shares from LTI as contemplated in Section 2.1.

                 "$" or "U.S. dollars" refers to lawful currency of the United States.

                 "U.S. GAAP" means United States generally accepted accounting principles consistently applied throughout the specified period and the immediately preceding comparable period.

                 "Wages" has the meaning given such term by Section 3401(a) of the Code.

                 "WARN Act" means the United States Worker Adjustment and Retraining Notification Act of 1988.

                 "Waste Services Management Agreement" means the Waste Services Management Agreement, substantially in the form attached hereto as Exhibit F, to be entered into at the Closing between Laidlaw, Laidlaw Environmental Services, Inc., LESL and Allied as provided in Section 3.3(iii).

         1.2 Interpretation. Capitalized terms defined in this Agreement are equally applicable to both their singular and plural forms. References to a designated "Article" or "Section" refer to an Article or Section of this Agreement, unless otherwise specifically indicated. In this Agreement, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

         1.3 Knowledge. When a representation and warranty in Article IV or Article V is made to the "knowledge" of a Party, it means receipt of notice by, or actual knowledge, of any of the following officers of that Party: the Chief Executive Officer, Chief Financial Officer, and General Counsel (or Vice-President-Legal in the case of Allied). The "knowledge" of any Laidlaw Party shall also be deemed to include such "knowledge" of the Chief Executive Officer and Chief Financial Officer of each of LTI, LWSI, LWSC, LMT and LMS, and the Chief Compliance Officer for environmental matters and the Director of Human Resources of Laidlaw. The "knowledge" of any Allied Party shall also be deemed to include such "knowledge" of the Chief Compliance Officer for environmental matters and the Director of Human Resources of Allied. No representation or warranty made by a Party may be qualified or limited by reference to the "knowledge" of such Party unless due inquiry has actually been made by the above referenced officers of such Party.

                                   ARTICLE II

                                THE ACQUISITIONS

         2.1 Sales and Purchases of Shares. On the terms and subject to the conditions of this Agreement:

                 (i) LTI agrees to sell, free of all Liens, and Allied U.S. agrees to purchase, the LWSI Shares; and

                 (ii) Laidlaw agrees to sell, free of all Liens, and Allied Canada agrees to purchase, the LWSC Shares and the LMS Shares.

         2.2 Consideration for LWSI Shares. Subject to adjustment after the Closing as provided in Section 2.4, the consideration payable by Allied U.S. for the LWSI Shares (the "Unadjusted LWSI Consideration") shall be:

                 (i)      $1,200,000,000 payable in cash at the Closing; and

                 (ii) 7,225,000 shares of Allied Common Stock to be issued and delivered by Allied to LTI at the Closing.

         2.3 Consideration for LWSC and LMS Shares. Subject to adjustment after the Closing as provided in Section 2.4:

                 (i) the consideration payable by Allied Canada for the LWSC Shares (the "Unadjusted LWSC Consideration") shall be (x) the Allied Canada Debentures, (y) the Allied Warrant, and (z) 5,500,000 shares of Allied Common Stock; and

                 (ii) the consideration payable by Allied Canada for the LMS Shares (the "Unadjusted LMS Consideration") shall be 1,875,000 shares of Allied Common Stock.

Pursuant to the Debenture Exchange Agreement, immediately following the delivery by Allied Canada of the Unadjusted LWSC Consideration, Allied Finance will purchase from Laidlaw, and Laidlaw will sell and transfer to Allied Finance, the Allied Canada Debentures in exchange for the Allied Finance Debentures.

         2.4 Post-Closing Adjustment of Working Capital. The consideration payable pursuant to Sections 2.2 and 2.3 shall be subject to adjustment after the Closing as provided in this Section 2.4. On or before 20 Business Days following the Closing, the

Laidlaw Parties shall calculate and deliver to the Allied Parties a written statement (the "Laidlaw Settlement Statement") setting forth the amount of the Closing Date Working Capital.

         The Laidlaw Settlement Statement shall be calculated by Laidlaw and certified in writing by the Chief Financial Officer of Laidlaw. In preparing the Laidlaw Settlement Statement, Laidlaw shall use U.S. GAAP, consistent with the SWM Group May 31 Combined Financial Statements and the SWM Group Audited Combined Financial Statements in all respects. Allied will grant to Laidlaw reasonable access to the books and records of the Acquired Subsidiaries after the Closing for the purpose of determining the Laidlaw Settlement Statement.

         The Laidlaw Settlement Statement shall be final and binding on the Allied Parties unless, within 30 Business Days following the date of delivery to them of the Laidlaw Settlement Statement, Allied notifies Laidlaw in writing (a "Notice of Objection") that Allied does not accept as correct the amount of any calculation reflected in the Laidlaw Settlement Statement. If Allied timely delivers a Notice of Objection to Laidlaw, then Allied and Laidlaw shall respectively instruct Arthur Andersen L.L.P. and Coopers & Lybrand to attempt to reach mutual agreement as to each disputed calculation made in the Laidlaw Settlement Statement. If within ten Business Days after the matter has been referred to such accounting firms, they have not reached agreement as to all disputed calculations, then Arthur Andersen L.L.P. and Coopers & Lybrand shall be promptly instructed by Allied and Laidlaw, respectively, to designate a third accounting firm of internationally recognized standing, which (acting as experts and not as arbitrators) shall be instructed to make, as soon as practicable after the matter is referred to such firm, all calculations which are in dispute, and the determination of such third accounting firm in the matter shall be final and binding on all Parties.

         Once all amounts required to be calculated under the preceding provisions of this Section 2.4 have been finally determined under this Section 2.4, and if the Closing Date Working Capital is a deficit, then the Laidlaw Parties shall pay to Allied in the manner described below the amount of such deficit, which payment shall be accounted for, as a reduction of the Unadjusted LWSI Consideration, the Unadjusted LWSC Consideration, the Unadjusted LMS Consideration or a combination thereof, as the case may be. The payments required by this Section 2.4 shall be made in cash, within two Business Days after the amount or amounts of the adjustment or adjustments have been finally determined as provided in this Section 2.4, by wire transfers to Allied (to accounts designated by it in writing at least one Business Day before the day on which the transfer is required to be made), of U.S. dollar immediately available funds. The fees of all accounting firms engaged to make any calculations under this Section 2.4 shall be paid by (i) Laidlaw if the effect of all disputed calculations made by such accounting firms results in adjustments in favor of Allied by $250,000 or more in comparison to the adjustments which would have been made had Allied accepted the Laidlaw Settlement Statement or (ii) Allied in all other cases.


                                  ARTICLE III

                        THE CLOSING AND RELATED MATTERS

         3.1 The Closing. The respective sales and purchases of the LWSI Shares, the LWSC Shares and the LMS Shares (the "Closing") shall take place concurrently at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York at 10:00 a.m. local time on the Closing Date. At the Closing:

                 (i) LTI shall deliver to Allied U.S. the certificates evidencing the LWSI Shares, duly endorsed in blank or accompanied by duly executed stock powers, and in proper form for registration in the name of Allied U.S., against delivery by Allied U.S. of the Unadjusted LWSI Consideration;

                 (ii) Laidlaw shall deliver to Allied Canada the certificates evidencing the LWSC Shares, duly endorsed in blank or accompanied by duly executed stock powers, and in proper form for registration in the name of Allied Canada, against payment by Allied Canada of the Unadjusted LWSC Consideration; and

                 (iii) Laidlaw shall deliver to Allied Canada the certificates evidencing the LMS Shares, duly endorsed in blank or accompanied by duly executed stock powers, and in proper form for registration in the name of Allied Canada, against payment by Allied Canada of the LMS Consideration.

         All cash amounts payable by Allied U.S. at the Closing shall be payable by wire transfers, to accounts designated in writing by Laidlaw at least two Business Days before the Closing Date, of U.S. dollar funds immediately available in Toronto.

         3.2 Actions in Contemplation of Closing. On or before the Closing Date, and in any event not later than immediately before the Closing:

                 (i) LWSI shall transfer to LTI, as a dividend on the LWSI Shares, all of the issued and outstanding capital stock of Laidlaw Chem-Waste, Inc., a Retained Subsidiary;

                 (ii) LWSC shall transfer to Laidlaw, by means of a purchase, all of the issued and outstanding capital stock of LESL;

                 (iii) the Acquired Subsidiaries which own the Retained Land and the Option Assets shall transfer to Laidlaw, by means of a purchase, the Retained Land and the Option Assets;

                 (iv) Laidlaw or LTI will contribute to the capital of each of the Acquired Subsidiaries any and all Intercompany Indebtedness of each of the Acquired Subsidiaries (net of any Intercompany Receivables of each of the Acquired Subsidiaries) as of the Closing Date;

                 (v) all Tax Allocation Agreements shall be terminated as to all Acquired Subsidiaries without any further liability thereunder on the part of any Acquired Subsidiaries;

                 (vi) all Intercompany Agreements shall be terminated as to all Acquired Subsidiaries without any further liability thereunder on the part of any Acquired Subsidiary;

                 (vii) the Liens in favor of Laidlaw International Finance Corporation described in Section 4.11 of the Laidlaw Disclosure Schedule shall be terminated and released of record to the satisfaction of the Allied Parties and title to the related assets will be transferred to the Acquired Subsidiary which owns the equitable title to such assets;

                 (viii) Laidlaw will transfer to an Acquired Canadian Subsidiary designated at the Closing, the Leased Assets, at no cost to Allied;

                 (ix) all remaining Intercompany Investments shall be eliminated except as specifically agreed to by Allied; and

                 (x) Laidlaw shall cause to be delivered to Allied the resignation of Kenneth L. Lyons as sole director and President of the Acquired Subsidiaries, and shall assume and perform in full all obligations, agreements and commitments of any type relating to the resignation or the employment of Mr. Lyons arising before the Closing.

         3.3 Other Actions at the Closing. In addition to the consummation of the Acquisitions, the following actions shall take place at the Closing:

                 (i) Allied, Allied Finance, Laidlaw and LTI shall enter into the Laidlaw Subscription Agreement in substantially the form attached as Exhibit D to this Agreement;

                 (ii) Allied, Laidlaw and LTI shall enter into a Stock Registration Agreement in substantially the form of Exhibit E attached to this Agreement, pertaining to the registration of the Allied Common Shares, the Additional Allied Common Shares, the Allied Warrant and the Allied Warrant Shares;

                 (iii) Allied and Laidlaw shall enter into a Waste Services Management Agreement in substantially the form of Exhibit F attached to this Agreement;

                 (iv) the Laidlaw Sellers, the Retained Subsidiaries, the Allied Group and the Acquired Subsidiaries shall enter into a Release in substantially the form of Exhibit G attached to this Agreement, by which the Laidlaw Sellers will release each Acquired Subsidiary from all claims and causes of action other than those specified in Exhibit G;

                 (v) Laidlaw and Allied Finance shall enter into the Debenture Exchange Agreement in substantially the form of Exhibit M attached to this Agreement;

                 (vi) Allied shall execute and deliver to Laidlaw the Guaranties, which shall be in substantially the form of Exhibits H-1 and H-2 attached to this Agreement, by which Allied will guaranty the payment of the Allied Finance Debentures; and

                 (vii) Allied, Allied Finance, Laidlaw and LTI shall execute and deliver the Offset Letter Agreement in substantially the form of Exhibit N attached to this Agreement, by which Laidlaw will agree to certain offsets against the Allied Finance Debentures.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                                LAIDLAW SELLERS

         The Laidlaw Sellers jointly and severally represent and warrant to the Allied Parties that:

         4.1 Organization of Laidlaw Sellers. Each Laidlaw Seller is a corporation duly organized and validly existing under the Laws of Canada, in the case of Laidlaw, or duly organized, validly existing and in good standing under the Laws of the State of Delaware, in the case of LTI.

         4.2 Authority Relative to this Agreement. Each Laidlaw Party has the requisite corporate power to enter into and perform its obligations under this Agreement and each Ancillary Agreement to which it will be a party. The execution and delivery of this Agreement and each Ancillary Agreement to which the respective Laidlaw Parties will be parties, the consummation of the Acquisitions, in the case of the Laidlaw Sellers, and the other transactions contemplated in Articles II and III, in the case of all Laidlaw Parties, have been duly authorized by the respective Boards of Directors of the Laidlaw Parties, and no other corporate proceedings on the part of any Laidlaw Party, including any approval by the stockholders of Laidlaw, are necessary to authorize this Agreement, any Ancillary Agreement to which any Laidlaw Party will be a party, the consummation of the Acquisitions, or the other transactions contemplated in Articles II and III. This Agreement has been duly executed and delivered by each Laidlaw Party. Each Ancillary Agreement required to be executed and delivered by a Laidlaw Party at the Closing will be, upon its execution and delivery as provided in Section 3.3 or elsewhere in this Agreement, duly executed and delivered by such Laidlaw Party. Assuming the valid authorization, execution and delivery of this Agreement (and each Ancillary Agreement to which an Allied Party will be a party) by each Allied Party, this Agreement is, and each Ancillary Agreement to which a Laidlaw Party is a party will be, upon its execution and delivery at the Closing as provided in Section 3.3 or elsewhere in this Agreement, a valid and binding obligation of such Laidlaw Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by equitable principles.

         4.3 No Violations. The execution, delivery and performance of this Agreement and the applicable Ancillary Agreements by the respective Laidlaw Sellers and the consummation of the Acquisitions and the other transactions contemplated in Articles II and III will not:

                 (i) constitute a breach or violation of or default under the charter or bylaws (or similar organizational documents) or internal rules or regulations governing the conduct of corporate actions of any Laidlaw Party or any Acquired Subsidiary or any Law applicable to any Laidlaw Party or any Acquired Subsidiary; or

                 (ii) except as accurately reflected in Section 4.3 of the Laidlaw Disclosure Schedule, violate or conflict with, or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination under, or result in the creation of any Lien upon the LWSI Shares, the LWSC Shares, the LMS Shares or any of the assets or properties of any Acquired Subsidiary under, any contract, indenture, loan document, license, permit, order, decree or instrument to which any Laidlaw Seller or any Acquired Subsidiary is a party or by any of them or their assets or properties are bound.

         4.4 Consents and Approvals. No consent, order, approval, waiver or authorization of, or registration, application, declaration or filing with, any Governmental Entity or other Person is required with respect to any Laidlaw Party or any Acquired Subsidiary in connection with the execution and delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisitions, or the other transactions contemplated in Articles II and III, except for:

                 (i) the HSR Act, Competition Act and Investment Canada Act filings and approvals contemplated in this Agreement;

                 (ii) the consents and approvals described on Schedule 4.4 of the Laidlaw Disclosure Schedule; and

                 (iii) other cases, considered individually and in the aggregate, in which any failure to make any such registration, application, declaration or filing or obtain any such consent, order, approval, waiver or other authorization could not have a Material Adverse Effect on the Acquired Subsidiaries or the Laidlaw Sellers.

         4.5 Acquired Subsidiaries. Section 4.5 of the Laidlaw Disclosure Schedule sets forth with respect to each Acquired Subsidiary (i) its jurisdiction of incorporation, (ii) each jurisdiction in which it is qualified to do business as a foreign corporation, (iii) its authorized, issued and outstanding shares of capital stock, and (iv) the holder or holders of all of its issued and outstanding shares of capital stock. Each Acquired Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full authority and corporate power to conduct its business as it is currently being conducted. Each Acquired Subsidiary is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification, except for failures to be so qualified which could not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Subsidiaries.

         All of the issued and outstanding shares of capital stock of each Acquired Subsidiary are validly issued, fully paid and nonassessable, and are owned of record and beneficially, and free of any Liens, by Laidlaw, LTI or another Acquired Subsidiary (as reflected in Schedule 4.5 of the Laidlaw Disclosure Schedule), except as otherwise noted in Section 4.5 of the Laidlaw Disclosure Schedule with respect to LMT (as to which all other stockholders, and their percentage share of ownership, are identified in Section 4.5 of the Laidlaw Disclosure Schedule). There are no preemptive rights or outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, voting trust arrangements, shareholders' agreements (other than as noted in Section 4.5 of the Laidlaw Disclosure Schedule with respect to LMT) or other agreements, commitments or understandings relating to the capital stock of any Acquired Subsidiary.

         The Laidlaw Sellers will deliver to the Allied Parties prior to Closing true and correct copies of the charter and bylaws (or similar organizational documents) of each Acquired Subsidiary. Each Acquired Canadian Subsidiary is a "private company" within the meaning of Ontario Securities Act.

         4.6 No Other Subsidiaries. No Acquired Subsidiary has any Subsidiary which is not another Acquired Subsidiary or a Retained Subsidiary. Except as described in Section 4.6 of the Laidlaw Disclosure Schedule, and except for other Acquired Subsidiaries and Retained Subsidiaries, no Acquired Subsidiary owns or is obligated to acquire any investment in any other corporation, partnership, joint venture or other business entity.

         4.7 Conduct of Solid Waste Business. The Laidlaw Group is engaged in the Solid Waste Business only through the Acquired Subsidiaries, and neither Laidlaw, any Retained Subsidiary, nor any other member of the Laidlaw Group conducts any operations associated with, or owns any assets or properties used in, or holds any permits or licenses used in, the Solid Waste Business, except for operations which after the Closing Date will be conducted only as permitted under the Waste Management Services Agreement. None of the Acquired Subsidiaries is or has been engaged in any business other than the Solid Waste Business or owns or has owned any assets or properties which are used in any business other than the Solid Waste Business.

         4.8 Financial Statements. The Laidlaw Sellers have delivered to the Allied Parties:

                 (i) unaudited consolidated balance sheets of the LWSI Group Subsidiaries (prepared for the LWSI Group Subsidiaries as a separate consolidated group of corporations for financial reporting purposes) at August 31, 1995 and May 31, 1996, and the related unaudited consolidated statements of operations, stockholder's equity and cash flows for the LWSI Group Subsidiaries (similarly prepared) for the respective years ended August 31, 1994 and 1995 and the nine months ended May 31, 1996;

                 (ii) unaudited combined balance sheets of the LWSC Group Subsidiaries and LMS and its Subsidiary (prepared for the LWSC Group Subsidiaries and LMS and its Subsidiary as a separate combined group of corporations for financial reporting purposes) at August 31, 1995 and May 31, 1996, and the related unaudited combined statements of operations, stockholder's equity and cash flows for the LWSC Group Subsidiaries and LMS and its Subsidiary (similarly prepared) for the respective years ended August 31, 1994 and 1995 and the nine months ended May 31, 1996; and

                 (iii) unaudited combined balance sheets of the LWSI Group Subsidiaries, the LWSC Subsidiaries and LMS and its Subsidiary at August 31, 1994, August 31, 1995 and May 31, 1996, and the related unaudited combined statements of operations, stockholder's equity and cash flows of the LWSI Group Subsidiaries, the LWSC Group Subsidiaries and LMS and its Subsidiary for the respective years ended August 31, 1994 and 1995 and the nine months ended May 31, 1996, together with the related notes thereto.

         The SWM Group Financial Statements described in clauses (i) and (ii) above are collectively referred to in this Agreement as the "SWM Group Consolidated Financial Statements," the SWM Group Financial Statements described in clause (iii) above are referred to in this Agreement as the "SWM Group Combined Financial Statements" and the SWM Group Combined Financial Statements at May 31, 1996 and for the nine months then ended are referred to in this Agreement as the "SWM Group May 31 Combined Financial Statements." All SWM Group Financial Statements are stated in U.S. dollars.

         The SWM Group Consolidated Financial Statements have been prepared in accordance with U.S. GAAP, except for compliance with SFAS 109 and the omission of explanatory footnote disclosures. The SWM Group Combined Financial Statements and the SWM Group May 31 Combined Financial Statements have been prepared by combining the relevant SWM Group Consolidated Financial Statements in accordance with U.S. GAAP applicable to the preparation of combined financial statements.

         All SWM Group Financial Statements fairly present in all material respects the separate company, consolidated or combined, as the case may be, financial position of the respective Acquired Subsidiaries or groups of Acquired Subsidiaries covered thereby at the respective dates thereof, and the results of their separate company or consolidated or combined, as the case may be, operations, stockholder's equity and (except as to the SWM Group Separate Company Financial Statements) cash flows for the respective Acquired Subsidiaries or groups of Acquired Subsidiaries covered thereby for the respective periods indicated, in accordance with U.S. GAAP except for compliance with SFAS 109 and the omission of explanatory footnote disclosures as noted above.

         4.9     Absence of Certain Changes.  Except as set forth in Section
4.9 of the Laidlaw Disclosure Schedule, since May 31, 1996, the Acquired Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, and there has not occurred a Material Adverse Effect with respect to the Acquired

Subsidiaries or any event that could result in a Material Adverse Effect with respect to the Acquired Subsidiaries.

         4.10 No Undisclosed Liabilities. Except as disclosed in the SWM Group Financial Statements or as set forth in Sections 4.10 and 4.14 of the Laidlaw Disclosure Schedule, no Acquired Subsidiary has any liabilities or obligations, known or unknown, fixed or contingent, other than (i) those liabilities and obligations (other than for borrowed money) arising since May 31, 1996 in the ordinary course of its business and consistent with its past practice, (ii) liabilities and obligations other than for borrowed money arising after the date of this Agreement without violation of Sections 6.1 and 6.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not result in a Material Adverse Effect on the Acquired Subsidiaries.

         4.11 Acquired Subsidiary Properties. The Acquired Subsidiaries have good and marketable title to their respective properties and assets, including those reflected in the SWM Group May 31 Combined Financial Statements (other than properties and assets disposed of in the ordinary course of business since May 31, 1996, which in the aggregate are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 4.11 of the Laidlaw Disclosure Schedule.

         4.12 Landfills. Section 4.12 of the Laidlaw Disclosure Schedule lists each SWM Group Landfill and accurately describes each such landfill by its city or county and state or province of location, total acreage, permitted acreage, estimated remaining permitted capacity in tons, estimated or mandated closure date, and estimated closure, post-closure and reclamation liability at its projected or mandated closure date (computed at the closure date with and without discount to present value) and any other recorded or unrecorded accruals, contingent or otherwise, or reserves related to landfill liabilities of any type. Section 4.12 of the Laidlaw Disclosure Schedule also lists each landfill not owned or operated by an Acquired Subsidiary, but to which any Acquired Subsidiary hauls solid waste.

         4.13 Taxes and Tax Returns. Except as described in Section 4.13 of the Laidlaw Disclosure Schedule:

                 (i) all Tax Returns required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Acquired Subsidiaries (including the U.S. consolidated income Tax Returns of LTI) have been duly filed on a timely basis in accordance with all applicable Laws, or will be timely filed in accordance with Section 12.2;

                 (ii) at the time of their filings all such Tax Returns were or will be complete and correct;

                 (iii) there are no Liens for Taxes upon any assets of any Acquired Subsidiary, except Liens for Taxes not yet due for current Tax periods ending on or after the Closing Date;

                 (iv) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against any Acquired Subsidiary, or for which any Acquired Subsidiary could be directly or indirectly liable and there is no basis for any additional assessment or reassessment for any Taxes for which adequate provision has not been made in the books and records of the Acquired Subsidiaries;

                 (v) no extension of the statute of limitations or waiver of normal reassessment periods on the assessment of any Taxes has been granted to or on behalf of any Acquired Subsidiary;

                 (vi) no LWSC Group Subsidiary is or has ever been a controlled foreign corporation as defined by Code Section 957;

                 (vii) each Acquired U.S. Subsidiary will be a member of the LTI U.S. Consolidated Tax Group on the Closing Date;

                 (viii) Laidlaw and its Affiliates have never owned and do not now own any shares of Allied, any of its Affiliates or any predecessor thereof;

                 (ix) no Acquired Canadian Subsidiary has had a permanent establishment or income effectively connected with the conduct of a trade or business in the United States, and no Acquired U.S. Subsidiary has had a permanent establishment or income effectively connected with the conduct of a trade or business in Canada; and

                 (x) no Acquired Subsidiary is a member of any unitary or combined group for state or provincial tax purposes.

         4.14 Litigation. Except as disclosed in Section 4.14 of the Laidlaw Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Laidlaw Sellers, threatened against any of the Acquired Subsidiaries at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on the Acquired Subsidiaries, and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator or mediator to which any Acquired Subsidiary (or any of its assets or properties) is subject that could have a Material Adverse Effect on the Acquired Subsidiaries. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Laidlaw Sellers, threatened against either Laidlaw Seller at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on the Laidlaw Sellers, and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator or mediator to which either Laidlaw Seller is subject that could have a Material Adverse Effect on the Laidlaw Sellers. Neither Laidlaw Seller has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 4.14 might be commenced with any reasonable likelihood of success.

         4.15 Environmental Matters. Except as described in Section 4.15 of the Laidlaw Disclosure Schedule (as may be updated on or before 5 Business Days before the Closing), and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, could not have a Material Adverse Effect on the Acquired Subsidiaries:

                 (i) the Acquired Subsidiaries hold, and are in compliance with and have been in compliance with, all Environmental Permits, and are otherwise in compliance and have been in compliance with, all applicable Environmental Laws, and there is no condition that could prevent or interfere with compliance by the Acquired Subsidiaries with all Environmental Laws;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other Person of any Environmental Permit is required in connection with the execution or delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisitions, or the operation of the business of the Acquired Subsidiaries immediately after the Closing;

                 (iii) no Acquired Subsidiary has received any Environmental Claim, nor has any Environmental Claim been threatened against any Acquired Subsidiary;

                 (iv) no Acquired Subsidiary has entered into, agreed to or is subject to any outstanding judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental Law or to the investigation, cleanup, remediation or removal of Hazardous Substances;

                 (v) to the knowledge of the Laidlaw Sellers, there are no circumstances that could give rise to liability under any agreement with any Person or by operation of law by or under which any Acquired Subsidiary would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law;

                 (vi) to the knowledge of the Laidlaw Sellers, there are no other circumstances or conditions that could give rise to liability or obligation of any Acquired Subsidiary under any Environmental Law; and

                 (vii) the liabilities and reserves reflected on the SWM Group May 31 Combined Financial Statements adequately provide for, in accordance with U.S. GAAP (x) all future claims and costs for closure, intermediate capping, post-closure monitoring, investigation and maintenance, reclamation, remediation, restoration and cleanup of all SWM Group Landfills (or any landfill or other facility previously owned, occupied, leased or operated by, or previously under the management or control of, any Acquired Subsidiary or any landfill to which an Acquired Subsidiary has transported waste), and (y) all Environmental Claims against the respective groups of Acquired Subsidiaries covered by the SWM Group May 31 Combined Financial Statements.

         4.16 Governmental Licenses and Permits; Compliance with Laws. Except as described in Section 4.16 of the Laidlaw Disclosure Schedule, no Acquired Subsidiary has received any notice of any revocation or modification or any license, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which has had or is reasonably likely to have a Material Adverse Effect on the Acquired Subsidiaries. The business of each Acquired Subsidiary complies and has been conducted in compliance with all applicable Laws, except for violations or failure to comply, if any, that, individually or in the aggregate, could not have a Material Adverse Effect on the Acquired Subsidiaries.

         4.17 Labor Matters. Section 4.17 of the Laidlaw Disclosure Schedule lists and describes each collective bargaining agreement covering employees of any Acquired Subsidiary. Except as disclosed in Section 4.17 of the Laidlaw Disclosure Schedule, (i) no Acquired Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to employees of any Acquired Subsidiary, (ii) there is no labor strike, dispute, slowdown, work stoppage, unresolved material labor union grievance or labor arbitration proceedings pending or, to the knowledge of the Laidlaw Sellers, threatened against any Acquired Subsidiary, and (iii) to the knowledge of the Laidlaw Sellers, there are no current union organizing activities among employees of any Acquired Subsidiary.

         Since the enactment of the WARN Act, no Acquired Subsidiary has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of any employment or facility of an Acquired Subsidiary. No Acquired Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Canadian federal, state, provincial or local Law. Except as set forth in Section 4.17 of the Laidlaw Disclosure Schedule, no employees of any Acquired Subsidiary have suffered an "employment loss" (as defined in the WARN Act) since December 31, 1995.

         4.18 Employee Benefit Plans. Section 4.18 of the Laidlaw Disclosure Schedule sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by any of the Acquired Subsidiaries, any member of the Laidlaw Group or any ERISA Affiliate of Laidlaw for the benefit of employees or former employees and directors or former directors of any of the Acquired Subsidiaries and their spouses, dependents or beneficiaries (the "Laidlaw Employee Plans"). True and correct copies of each of the Laidlaw Employee Plans have been made available to the Purchaser, along with the most recent annual report for the Plan, any trust agreement relating to the Plan and the most recent summary plan description, actuarial report and determination letter for the Plan. Each of the Acquired Subsidiaries has complied, and currently is in compliance, both as to form and operation, in all material respects, with the applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the Laidlaw Employee Plans. Except as set forth in Section 4.18 of the Laidlaw Disclosure Schedule, none of the Acquired Subsidiaries has at any time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of section 3(3) of ERISA. All Laidlaw Employee Plans providing pension or retirement benefits or obligations to current or former employees or their spouses, dependents and beneficiaries are referred to collectively as "Laidlaw Pension Plan" and identified on the Laidlaw Disclosure Schedule. Except as set forth in Section 4.18 of the Laidlaw Disclosure Schedule, no provision concerning the Laidlaw Pension Plan is contained in any collective bargaining agreement affecting any current or former employees of any Acquired Subsidiary. Each Laidlaw Pension Plan that is required to be qualified under Section 401(a) and Section 501(a) of the Code has received a determination letter to such effect and no event has occurred which is reasonably likely to result in the disqualification of any such Laidlaw Pension Plan. The Laidlaw Pension Plan is registered under, and is in material compliance with, applicable Law. All contributions to, and payments from, each Laidlaw Employee Plan which may have been required to be made in accordance with the terms of any such Laidlaw Employee Plan and, where applicable, the Laws which govern such Laidlaw Employee Plan, have been made in a timely manner, and each Laidlaw Employee Plan has otherwise at all times been administered in accordance with its terms and applicable Law in all material respects. All material reports, Tax Returns and similar documents with respect to any Laidlaw Employee Plan required to be filed with any Governmental Entity or distributed to any Laidlaw Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to an Laidlaw Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Laidlaw Employee Plans), suits or proceedings against any Laidlaw Employee Plan or asserting any rights or claims to benefits under any Laidlaw Employee Plan which could give rise to a liability nor, to the knowledge of the Laidlaw Sellers, are there any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding. No notice has been received by either of the Laidlaw Sellers or any of the Acquired Subsidiaries of any complaints or other proceedings of any kind involving any of the Acquired Subsidiaries or any of the employees of any of the Acquired Subsidiaries or other potential claimants before any Governmental Entity relating to any Laidlaw Employee Plan or to any of the Acquired Subsidiaries and to the knowledge of the Laidlaw Sellers, there is no basis for any such claims. Except as set forth in Section 4.18 of the Laidlaw Disclosure Schedule, the assets of each Laidlaw Employee Plan are at least equal to the liabilities, contingent or otherwise, of such Laidlaw Employee Plan on a plan termination basis, and each Laidlaw Pension Plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial recommendations and applicable Law. Neither Laidlaw nor any of the Acquired Subsidiaries contribute to or have an obligation to contribute to, and, to the knowledge of Laidlaw, have not within 6 years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA. No event has occurred and, to the knowledge of the Laidlaw Sellers, there exists no condition or set of circumstances in connection with which Allied, any of its affiliates or the Acquired Subsidiaries could be subject to any liability under the terms of each Laidlaw Employee Plan or under any applicable law of any Governmental Entity, other than any condition or set of circumstances that could not have a Material Adverse Effect on the Acquired Subsidiaries. In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under a Laidlaw Employee Plan which, in the aggregate, would be nondeductible under Section 280G of the Code.

         The beneficiaries under all Laidlaw Employee Plans shall consist only of employees or former employees and directors or former directors of any of the acquired subsidiaries and their spouses, dependents or beneficiaries. No acquired subsidiary shall have any liability under the Laidlaw Employee Stock Option Plan. The amount to fund the Supplemental Executive Retirement Plan shall not exceed $300,000.00

         4.19 Material Contracts. Section 4.19 of the Laidlaw Disclosure Schedule lists all of the following written or oral contracts, agreements and commitments (collectively, the "SWM Group Contracts"):

                 (i) all employment, consulting or personal services agreements or contracts with any present or former officer, director or employee of any Acquired Subsidiary who has an annual salary of $125,000 or more (determined by using the currency in which they are paid;

                 (ii) all solid waste management agreements and contracts (including those relating to the receipt, transport, disposal or other management of waste) between any Acquired Subsidiary and any municipality or other Governmental Entity or Person which call for annual payments to or by any Acquired Subsidiary of $1,000,000 or more, which list includes the term of such agreements or contracts;

                 (iii) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of any Acquired Subsidiary other than in the ordinary course of business;

                 (iv) all contracts, agreements with, or commitments to, any Person containing any provision or covenant relating to the indemnification or holding harmless by any Acquired Subsidiary of any Person which could result in a liability to an Acquired Subsidiary of $500,000 or more;

                 (v) all leases or subleases of real property used in the conduct of business of any Acquired Subsidiary providing for annual rental payments to be paid by or on behalf of an Acquired Subsidiary of more than $500,000 in each case;

                 (vi) all contracts or agreements committing any Acquired Subsidiary to make a capital expenditure in excess of $500,000;

                 (vii) all guaranties or other commitments or undertakings under which any Acquired Subsidiary may be primarily, secondarily, contingently or conditionally liable for or in respect of (or which creates, constitutes or evidences a Lien on any of the assets or properties of any Acquired Subsidiary which secures the payment or performance of) any present or future liability or obligation of or to any member of the Laidlaw Group or any officer or director of the Laidlaw Group;

                 (viii)   all Laidlaw Guaranties;

                 (ix) all contracts, agreements and undertakings with any Governmental Entity or other Person which contain any provision or covenant limiting (x) the ability of any Acquired Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from any Acquired Subsidiary;

                 (x) all outstanding proxies, powers of attorney or similar delegations of authority granted by any Acquired Subsidiary to any member of the Laidlaw Group or any other Person; and

                 (xi)     all Intercompany Agreements.

         The Laidlaw Parties shall deliver to the Allied Parties within 15 days of the Closing a true and correct copy of each SWM Group Contract. Each of the SWM Group Contracts is in full force and effect and constitutes a legal, valid and binding obligation of the Acquired Subsidiary which is a party to it, and, to the knowledge of the Laidlaw Sellers, of each other Person that is a party to it. Except as set forth in Section 4.19 of the Laidlaw Disclosure Schedule, no Acquired Subsidiary is, and, to the knowledge of the Laidlaw Sellers, no other party to any SWM Group Contract is, in violation, breach or default of such SWM Group Contract or, with or without notice or lapse of time or both, would be in violation, breach or default of any such SWM Group Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on the Acquired Subsidiaries. Except as set forth in Section 4.19 of the Laidlaw Disclosure Schedule, no SWM Group Contract provides that any party thereto other than an Acquired Subsidiary may terminate such SWM Group Contract by reason of the execution of this Agreement or the consummation of the Acquisitions.

         4.20 Bank Accounts. Section 4.20 of the Laidlaw Disclosure Schedule lists each bank, trust company or similar institution with which any Acquired Subsidiary maintains an account or safe deposit box, and accurately identifies each such account or safe deposit box by its number or other identification and the names of all individuals authorized to draw thereon or have access thereto.

         4.21 Officers and Directors. Section 4.5 of the Laidlaw Disclosure Schedule accurately lists by name and title all officers and directors of each Acquired Subsidiary.

         4.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from any Allied Party or any Acquired Subsidiary in connection with this Agreement or the Acquisitions based upon arrangements made by or on behalf of any Laidlaw Party.

         4.23 Aggregation. The imperfections, defects, orders, actions, defaults, liabilities, inaccuracies and other items omitted from disclosure in connection with the representations and warranties made in Sections 4.1 through
4.22 on grounds of immateriality, lack of knowledge or failure to have a Material Adverse Effect do not and could not, taken as a whole, constitute a Material Adverse Effect on the Laidlaw Sellers or the Acquired Subsidiaries.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                                 ALLIED PARTIES

         The Allied Parties jointly and severally represent and warrant to the Laidlaw Sellers that:

         5.1 Organization of Allied Parties. Each Allied Party is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, or, in the case of Allied Canada, the Laws of Canada. Each Allied Party has full authority and corporate power to conduct its business as it is currently being conducted and as to be conducted following consummation of the Acquisitions. Each Allied Party is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification.

         5.2 Authority Relative to this Agreement. Each Allied Party has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each Ancillary Agreement to which it will be a party, and, in the case of Allied, the Allied Warrant, and in the case of Allied Canada, the Allied Canada Debentures. The execution and delivery of this Agreement and each Ancillary Agreement to which the respective Allied Parties will be parties, the consummation of the Acquisitions, the issuance or delivery of Allied Securities, and the other transactions contemplated in Articles II and III have been duly authorized by the respective Boards of Directors of the Allied Parties, and except for the approval by Allied's stockholders of the issuance by Allied of the Allied Common Shares in connection with the U.S. Acquisition, the issuance of Allied Warrant Shares upon any exercises of Allied Warrant in accordance with its terms and the issuance of the Additional Allied Common Shares, no other corporate proceedings on the part of any Allied Party are necessary to authorize this Agreement, any Ancillary Agreement to which any Allied Party will be a party, the issuance and delivery of the Allied Securities, the consummation of the Acquisitions, or the other transactions contemplated in Articles II and III. This Agreement has been duly executed and delivered by each Allied Party. The Allied Debentures, the Allied Warrant and each Ancillary Agreement required to be executed and delivered by an Allied Party at the Closing will be, upon its or their execution and delivery as provided in
Section 3.3, duly executed and delivered by such Allied Party. Assuming the valid authorization, execution and delivery of this Agreement (and each Ancillary Agreement to which a Laidlaw Party will be a party) by each Laidlaw Party, this Agreement is, and upon their issuance and delivery at the Closing, the Allied Debentures and the Allied Warrant will be, and upon its execution and delivery by an Allied Party, each Ancillary Agreement to which an Allied Party is a party will be, valid and binding obligations of each Allied Party (or Allied in the case of the Allied Warrant or Allied Canada in the case of the Allied Canada Debentures), enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other law relating to or affecting creditors' rights generally or by equitable principles.

         5.3 Status of Allied Common Shares. Upon their issuance as provided in Sections 2.2 and 2.3, the Allied Common Shares will be, and upon any issuance thereof by the Company in accordance with the Allied Warrant or the Laidlaw Subscription Agreement, the Additional Allied Common Shares will be, duly authorized, validly issued, fully paid and nonassessable.

         5.4 No Violations. The execution, delivery and performance of this Agreement and the applicable Ancillary Agreements by the respective Allied Parties, the issuance and delivery by Allied of the Allied Securities, and the consummation of the Acquisitions and the other transactions contemplated in Articles II and III will not:

                 (i) constitute a breach or violation of or default under the charter or bylaws (or similar organizational documents) or internal rules or regulations governing the conduct of corporate actions of any Allied Party or any of their respective Subsidiaries or any Law applicable to any Allied Party or any of their respective Subsidiaries; or

                 (ii) except as accurately reflected in Section 5.4 of the Allied Disclosure Schedule, violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of Allied or any of its Subsidiaries under, any contract, indenture, loan document, license, permit, order, decree or instrument to which any Allied or any of its Subsidiaries is a party or by which any of them or their assets or properties are bound.

         5.5 Consents and Approval. No consent, order, approval, waiver, authorization of, or registration, application, declaration or filing with, any Person is required with respect to any Allied Party or any Subsidiary of Allied in connection with the execution and delivery of this Agreement, the issuance of the Allied Securities, the consummation of the Acquisitions, and the other transactions contemplated in Articles II and III, except for:

                 (i) the HSR Act, Competition Act, and Investment Canada Act filings and approvals contemplated in this Agreement;

                 (ii) the consents and approvals described on Section 5.5 of the Allied Disclosure Schedule;

                 (iii) the approval by Allied's stockholders, as contemplated in Section 7.5; and

                 (iv) other cases, considered individually and in the aggregate, in which any failure to make such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization could not have a Material Adverse Effect on Allied and its Subsidiaries.

         5.6 Allied Capitalization. The authorized capital stock of Allied consists of (i) 100 million shares of Allied Common Stock, and (ii) 10 million shares of Preferred Stock, $.10 par value, of Allied ("Allied Preferred Stock"). At September 10, 1996, 58,859,811 shares of Allied Common Stock, and 14,943 shares of Allied Preferred Stock, were issued and outstanding, all of which were duly and validly issued, fully paid and nonassessable. Except as set forth in the Allied SEC Filings or Section 5.6 of the Allied Disclosure Schedule, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Allied or any of its Subsidiaries is authorized or outstanding and there is not outstanding any commitment of Allied or any of its Subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as set forth in the Allied SEC Filings, neither Allied nor any of its Subsidiaries has any contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Allied SEC Filings, Allied is not a party to any voting agreement, voting trust or similar agreement or arrangement relating to its capital stock or any agreement or arrangement relating to or providing for registration rights with respect to its capital stock.

         5.7 Allied Subsidiaries. Each Subsidiary of Allied is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full authority and corporate power to conduct its business as it is presently being conducted. Each Subsidiary of Allied is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification, except for failures to be so qualified which could not, individually or in the aggregate, have Material Adverse Effect on Allied and its Subsidiaries. Except as accurately disclosed in the Allied SEC Filings, all of the outstanding shares of capital stock of each Subsidiary of Allied are validly issued, fully paid and nonassessable and are owned of record and beneficially by Allied or a wholly owned direct or indirect Subsidiary of Allied. Except as set forth in the Allied SEC Filings, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligation to make capital contributions or advances, voting trust arrangements, shareholder's agreements or other agreements, commitments or understandings relating to the issued and outstanding capital stock of any Subsidiary of Allied. Except as described in Section 5.7 of the Allied Disclosure Schedule, Allied does not, directly or indirectly, have any equity investment in any corporation, partnership or joint venture or other business entity.

         5.8 SEC Filings. Allied has filed all forms, reports and documents required to be filed with the SEC since May 15, 1996, the date on which Allied's registration statement on Form S-4 (No. 333-5585) (the "Allied Registration Statement") became effective, and Allied has made available to the Laidlaw Sellers true and complete copies of (i) the Allied Registration Statement, (ii) Allied's Annual Report on Form 10-K for the year ended December 31, 1995, and (iii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by Allied with the SEC since December 31, 1995 (collectively, the "Allied SEC Filings"). The Allied SEC Filings (including all financial statements or schedules included in them) (i) were prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.9 Allied Financial Statements. The consolidated balance sheets and consolidated statements of operations, stockholder's equity and cash flows of Allied and its Subsidiaries included in the Allied SEC Filings fairly present in all material respects the consolidated financial position of Allied and its Subsidiaries at their respective dates and the consolidated results of operations of Allied and its Subsidiaries for the respective periods then ended, in accordance with U.S. GAAP, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of explanatory footnote disclosures required by U.S.

GAAP. Allied's unaudited consolidated balance sheet at June 30, 1996 included in the Allied SEC Filings is herein called the "Latest Allied Balance Sheet."

         5.10    Absence of Certain Changes.  Except as set forth in Section
5.10 of the Allied Disclosure Schedule, since June 30, 1996, Allied and its Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, and there has not occurred a Material Adverse Effect with respect to Allied and its Subsidiaries or any event that could result in a Material Adverse Effect on Allied and its Subsidiaries.

         5.11 No Undisclosed Liabilities. Except as disclosed in the Latest Allied Balance Sheet or in Sections 5.11 and 5.14 of the Allied Disclosure Schedule, Allied and its Subsidiaries have no liabilities or obligations, known or unknown, fixed or contingent, other than (i) those arising since June 30, 1996 in the ordinary course of business and consistent with past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of Sections 7.1 and 7.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not result in a Material Adverse Effect on Allied and its Subsidiaries.

         5.12 Allied Properties. Allied and its Subsidiaries have good and marketable title to the properties and assets used in the conduct of their business including those reflected in the Latest Allied Balance Sheet (other than properties and assets disposed of in the ordinary course of business since June 30, 1996, which, in the aggregate, are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 5.12 of the Allied Disclosure Schedule. Section 5.12 of the Allied Disclosure Schedule lists each landfill owned or operated by Allied and its Subsidiaries and accurately describes each such landfill by its city or county and state or province of location, total acreage, permitted acreage, estimated remaining permitted capacity in tons, estimated or mandated closure date, and estimated closure, post-closure and reclamation liability at its projected or mandated closure date (computed at the closure date with and without discount to present value).
Section 5.12 of the Allied Disclosure Schedule also lists each solid waste landfill not owned or operated by Allied and its Subsidiaries, but to which Allied and its Subsidiaries hauls solid waste.

         5.13 Taxes and Tax Returns. Except as described in Section 5.13 of the Allied Disclosure Schedule:

                 (i) all Tax Returns required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of Allied and its Subsidiaries have been or will be duly filed on a timely basis in accordance with all applicable laws;

                 (ii) at the time of their filings all such Tax Returns were or will be complete and correct;

                 (iii) the reserves for Taxes reflected in the Latest Allied Balance Sheet are adequate to cover all Taxes that have not been paid, but which under U.S. GAAP were accruable, through the date of the Latest Allied Balance Sheet.

                 (iv) there are no Liens for Taxes upon any assets of Allied or any of its Subsidiaries, except Liens for Taxes not yet due for current Tax periods ending with or after the Closing Date;

                 (v) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against Allied or any Subsidiary of Allied and there is no basis for any additional assessments or reassessments for any Taxes for which adequate provision has not been made in the books and records of Allied or its Subsidiaries, as the case may be; and

                 (vi) no extension of the statute of limitations or waiver of normal reassessment periods on the assessment of any Taxes has been granted to Allied or any Subsidiary of Allied.

         5.14 Litigation. Except as disclosed in the Allied SEC Filings or in Section 5.14 of the Allied Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Allied Parties, threatened against Allied or any of its Subsidiaries at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on Allied and its Subsidiaries, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which Allied or any Allied Subsidiary is subject that could have a Material Adverse Effect on Allied and its Subsidiaries. No Allied Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section
5.14 might be commenced with any reasonable likelihood of success.

         5.15 Environmental Matters. Except as reflected in the Allied SEC Filings or as described in Section 5.15 of the Allied Disclosure Schedule (as may be updated on or before 5 Business Days before the Closing), and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, could not have a Material Adverse Effect on Allied and its
Subsidiaries:

                 (i) Allied and its Subsidiaries hold, and are in compliance with and have been in compliance, all Environmental Permits, and are otherwise in compliance and have been in compliance with, all applicable Environmental

         Laws, and there is no condition that could prevent or interfere with compliance by the Allied or any of its Subsidiaries with any Environmental Law;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisitions or the operation of the business of Allied and its Subsidiaries on the Closing Date;

                 (iii) neither Allied nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against Allied or any of its Subsidiaries;

                 (iv) neither Allied nor any of its Subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental Law or to the investigation, cleanup, remediation or removal of Hazardous Substances;

                 (v) to the knowledge of the Allied Parties, there are no circumstances that could give rise to liability under any agreements with any Person under which Allied or any of its Subsidiaries would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law;

                 (vi) to the knowledge of the Allied Parties, there are no other circumstances or conditions that could give rise to liability or obligation of Allied or any of its Subsidiaries under any Environmental Law; and

                 (vii) the liabilities and reserves for closure, post-closure monitoring and maintenance and environmental remediation reflected on the Latest Allied Balance Sheet adequately provide for, in accordance with U.S. GAAP, all future claims and costs for closure, post-closure monitoring, investigation and maintenance, reclamation, remediation, restoration and cleanup of all landfills now or previously owned, occupied or leased or operated by Allied or any of its Subsidiaries (or now or previously under the management or control of Allied or any of its Subsidiaries) and all Environmental Claims against Allied or any of its Subsidiaries.

         5.16 Governmental Licenses and Permits; Compliance with Laws. Except as described in the Allied SEC Filings or Section 5.16 of the Allied Disclosure Schedule, neither Allied nor any of its Subsidiaries has received notice of any revocation or modification of any license, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which could have a Material Adverse Effect on Allied and its Subsidiaries. The conduct of the business of Allied and its Subsidiaries complies and has been conducted in compliance with all applicable Laws, except for violations or failures to comply, if any, that, individually or aggregate, could not have a Material Adverse Effect on Allied and its Subsidiaries.

         5.17 Labor Matters. There is no labor strike, dispute, slowdown, work stoppage, unresolved material labor union grievance or labor arbitration proceedings pending or, to the knowledge of Allied, threatened against Allied or any of its Subsidiaries, and no material current union organizing activities among employees of Allied or its Subsidiaries. Since the enactment of the WARN Act, neither Allied nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of any employment facility or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Allied or any of its Subsidiaries. Neither Allied nor any of its Subsidiaries has been affected by any transaction or engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state, provincial or local law. No employees of Allied or any of its Subsidiaries have suffered an "employment loss" (as defined in the WARN Act) since December 1, 1995.

         5.18 Opinion of Financial Advisor. On the date of this Agreement, Allied has received the opinion of Goldman, Sachs & Co. to the effect that on the basis of the assumptions referred to therein, the consideration payable by the Allied Parties in connection with the Acquisitions, taken as a whole, is fair to Allied.

         5.19 Financing. The Allied Parties have delivered to the Laidlaw Sellers copies of the Commitment Letter and the Highly Confident Letter. The Commitment Letter and the Highly Confident Letter remain in effect at the date of this Agreement. The funds committed to be made available to the Allied Parties under the Commitment Letter and the funds to be sought by Allied through the sale of the securities described in the Highly Confident Letter, together with Allied's funds and funds otherwise available to Allied, are sufficient to consummate the Acquisitions.

         5.20 Letter from Stockholders. On or before the date of this Agreement, Allied has received, and has delivered to the Laidlaw Parties copies of, a letter from Roger A. Ramsey and Thomas H. Van Weelden, expressing their agreement to vote all shares of Allied Common Stock held by them for approval of the matters to be submitted to Allied's stockholders for approval pursuant to Section 7.5 of this Agreement.

         5.21 Brokers. Except for Goldman, Sachs & Co., which has acted as financial advisor to Allied in connection with the Acquisitions, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Acquisitions based upon arrangements made by or on behalf of any Allied Party.

         5.22 Aggregation. The imperfections, defects, orders, actions, defaults, liabilities, inaccuracies and other items omitted from disclosure in connection with the representations and warranties made in Sections 5.1 through
5.21 on grounds of immateriality, lack of knowledge or failure to have a Material Adverse Effect do not and could not, taken as a whole, constitute a Material Adverse Effect on the Allied Parties.


                                   ARTICLE VI

                       LAIDLAW AGREEMENTS PENDING CLOSING

         The Laidlaw Sellers jointly and severally agree that pending the Closing, without the prior written consent of Allied:

         6.1 Conduct of Business. Each Acquired Subsidiary shall conduct its operations according to its ordinary and usual course of business, comply with applicable Laws, comply with the terms of Laidlaw Employee Plans (including by making all contributions required by the terms of the Laidlaw Pension Plan, applicable actuarial recommendations and applicable Law), and use its best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain normal business relationships with customers, suppliers and others having business relationships with it. The Laidlaw Parties shall confer on a regular and frequent basis with one or more designated representatives of Allied to report on operational matters of materiality and to report the general status of on-going operations of the Acquired Subsidiaries. The Laidlaw Parties shall notify Allied of:

                 (i) any unexpected material emergency or other material change in the normal course of business or in the operation of the properties of the Acquired Subsidiaries;

                 (ii) the instigation of or any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communications indicating that any may be contemplated) involving either

         Laidlaw Seller, or any Acquired Subsidiary, which instigation or development could have a Material Adverse Effect on the Acquired Subsidiaries or the Laidlaw Sellers;

                 (iii) proposed budgets, capital expenditures, acquisitions and dispositions of assets and other decisions involving material properties of the Acquired Subsidiaries; and

                 (iv) any matter or event which comes to the knowledge of the Laidlaw Sellers and which makes or could make any representation and warranty made by the Laidlaw Sellers in Article IV untrue or inaccurate.

         The Laidlaw Parties shall keep Allied fully informed of such events and permit Allied's representatives access to all materials prepared in connection with such events.

         The Laidlaw Sellers agree to advance to the Acquired Subsidiaries during the period from the date of this Agreement through the Closing Date funds sufficient to allow the Acquired Subsidiaries to maintain their working capital at levels sufficient to support their continued operations in the ordinary course of their business and consistent with past practices. The Laidlaw Sellers further agree, without limiting the generality of the preceding sentence, to (i) maintain and continue their customer billing, receivable collection and payables payment practices in a manner consistent with past practices and in the ordinary course of business, and (ii) make the capital expenditures at the times and in the amounts included in the schedule of capital expenditures included in Section 6.2 to the Laidlaw Disclosure Schedule.

         6.2 Forbearance by the Acquired Subsidiaries. The Laidlaw Parties shall not cause or permit any Acquired Subsidiary to, and no Laidlaw Party which is an Acquired Subsidiary shall:

                 (i) amend its charter or bylaws (or other similar organizational documents);

                 (ii) issue, sell, pledge, dispose of or encumber any shares of its capital stock or securities convertible into any such shares, or enter into any agreement or commitment with respect to the issuance or purchase of any such shares or securities;

                 (iii) in the case of LWSI, LWSC and LMS only, pay any dividend or other distribution in respect of the LWSI Shares, the LWSC Shares or the LMS Shares, or redeem purchase or acquire any LWSI Shares, the LWSC Shares or the LMS Shares, except that LWSI and LWSC may make the distributions required to be made by them under Section 3.2;

                 (iv) incur any indebtedness for borrowed money other than Intercompany Indebtedness;

                 (v) make or commit to make any capital investment, capital expenditure, capital addition or capital improvement, except to the extent that any single capital expenditure made or committed to be made by any Acquired Subsidiary and all capital expenditures made or committed to be made by all Acquired Subsidiaries do not exceed the amounts set forth in the budget of capital expenditures included in
         Section 6.2 of the Laidlaw Disclosure Schedule.

                 (vi) except in the ordinary course of business, and except for settlements made by insurers, enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to such Acquired Subsidiary or its respective properties which requires such Acquired Subsidiary to make a payment in excess of $1.5 million or which would result in the imposition of any restriction upon the operations of such Acquired Subsidiary, or the disposition of any of its properties, except for restrictions or dispositions which could have a Material Adverse Effect on the Acquired Subsidiaries;

                 (vii) sell real property or any interest in or improvement upon real property (other than the real property, interests in and improvements upon real property described in Section 6.2 of the Laidlaw Disclosure Schedule) or any other capital asset the book value or sales price of which is more than $500,000;

                 (viii) amend the Laidlaw Pension Plan or Laidlaw Employee Plans or make any statement relating to any anticipated or proposed increase in benefits under the Laidlaw Pension Plan or Laidlaw Employee Plans for current, future or former employees of any of the Acquired Subsidiaries other than strictly in accordance with the terms of the Laidlaw Pension Plan or Laidlaw Employee Plans as currently constituted;

                 (ix) transfer, license, lease, sell, dispose, mortgage or encumber any assets or properties other than in the ordinary course of business; or

                 (x) increase compensation, benefits or severance for employees of any Acquired Subsidiary except as required by any collective bargaining agreements entered into by the Acquired Subsidiaries as in effect on the date of this Agreement, and except as set forth in Section 6.2 of the Laidlaw Disclosure Schedule.

         6.3 Access and Information. The Laidlaw Parties shall give to Allied and its representatives (including its lenders and their representatives) full access during normal business hours to all the properties, books, contracts, commitments, records, Tax

Returns, personnel and advisors of Laidlaw and the Acquired Subsidiaries so that Allied may have full opportunity to make such investigation of the Acquired Subsidiaries as it shall reasonably request in advance. The Laidlaw Parties will cause Coopers & Lybrand to permit Arthur Andersen L.L.P. to review and examine the work papers of Coopers & Lybrand relating to Laidlaw and the Acquired Subsidiaries. The Laidlaw Parties will promptly furnish to Allied all information with respect to the Acquired Subsidiaries which Allied may reasonably request. Additionally, the Laidlaw Parties will furnish Allied all information concerning the Acquired Subsidiaries required for inclusion in any application, filing statement or notice to be made by any Allied Party to, or filed or joined in by any Allied Party with, any Governmental Entity in connection with this Agreement or the Acquisitions, including the Allied Proxy Statement, and none of such information shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Laidlaw Parties shall prior to the Mailing Date promptly inform Allied on becoming aware that any information concerning any of the Acquired Subsidiaries furnished to Allied pursuant to this Section 6.3 contains any such material misstatement or omission.

         6.4 Supplemental Information. (a) As soon as practicable after the date of this Agreement and in no event later than October 1, 1996, the Laidlaw Sellers shall furnish to Allied an unaudited separate balance sheet (prepared on a company only basis) of each Acquired Subsidiary at August 31, 1995, and the related unaudited separate statements of operations and stockholder's equity (similarly prepared) for each Acquired Subsidiary for the year then ended (the "SWM Group Separate Company Financial Statements"). The SWM Group Separate Company Financial Statements will be prepared in accordance with U.S. GAAP, except for compliance with SFAS 109 and the omission of explanatory footnote disclosures.

         (b) The Laidlaw Parties shall furnish to Allied copies of interim monthly financial statements for the Acquired Subsidiaries (prepared using the format customarily used by Laidlaw for such internal reports and, no less frequently than each fiscal quarter, prepared for the Acquired Subsidiaries for such fiscal quarter on a combined basis) as soon as practicable but in any event within 35 days after the end of each month or quarter, as the case may be, together with any information ordinarily prepared in connection with such financial statements. All such interim financial statements shall fairly present in all material respects in accordance with such accounting principles the separate company, combined or consolidated, as the case may be, financial position of the respective Acquired Subsidiaries or groups of Acquired Subsidiaries covered thereby at the respective dates thereof, and the results of their separate company or consolidated, as the case may be, operations, stockholders' equity and cash flows for the respective Acquired Subsidiaries or groups of Acquired Subsidiaries covered thereby for the respective periods covered thereby, subject to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by U.S. GAAP and Canadian GAAP.

         6.5 Audit of Financial Statements. The Laidlaw Parties shall cause Coopers & Lybrand to conduct an audit of the Acquired Subsidiaries on a combined basis and to issue their unqualified report thereon, which audit will include combined balance sheets at August 31, 1995 and August 31, 1996, and the related combined statements of operations, stockholder's equity and cash flows for the years ended August 31, 1994, 1995 and 1996 ("SWM Group Audited Combined Financial Statements"). The Laidlaw Parties shall deliver the SWM Group Audited Combined Financial Statements, together with the unqualified report thereon by Coopers & Lybrand, to the Allied Parties as soon as practicable after the date of this Agreement and in no event later than October 1, 1996. The SWM Group Audited Combined Financial Statements shall be prepared in accordance with U.S. GAAP and the rules of the SEC relating to the preparation of financial statements. The Laidlaw Parties shall cause Coopers & Lybrand to consent to the inclusion of the SWM Group udited Combined Financial statements in any proxy statement, registration statement or other SEC filings of Allied or any subsidiary of Allied.

         6.6 Access for Environmental Report. The Laidlaw Parties shall cause the Acquired Subsidiaries to give to Emcon Environmental Services, Inc. ("Emcon"), independent environmental consultants engaged by and at the expense of the Allied Parties, full access to the facilities, personnel and records of the Acquired Subsidiaries as such consultants shall reasonably request (including for physical inspection of sites and the drilling of wells and the conducting of soil borings and other Phase II investigatory techniques) in order to conduct Phase I and II environmental assessments of each parcel of real property owned, or under the management or control of, or operated, leased or occupied by, an Acquired Subsidiary, and to prepare a report reflecting the findings and recommendations of such consultants concerning such Phase I and Phase II environmental assessments (the "Emcon Environmental Report"). The Laidlaw Parties shall use their best efforts to ensure that all information provided to Emcon in the course of its conduct of such environmental assessments is accurate, complete and not misleading (including by omissions). The Laidlaw Parties will provide, and will cause the Acquired Subsidiaries to provide, upon written request therefor, all consents, approvals and directions (and waivers of privacy, freedom of information and similar Laws) so as to permit such consultants to have prompt and unrestricted access to all relevant information in the possession or under the control of Governmental Entities.

         6.7 Confidentiality. All information and data furnished by the Allied Parties to the Laidlaw Sellers under Section 7.3 or any other provision of this Agreement shall be received, held, treated and, if applicable, returned to the Allied Parties, in accordance and compliance with the Confidentiality Agreement.

         6.8 Consummation of Acquisitions. The Laidlaw Parties shall use their best efforts to perform and fulfill, and shall use their best efforts to cause the Laidlaw Sellers and the Acquired Subsidiaries to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this agreement, to the end that the Acquisitions shall be consummated.


                                  ARTICLE VII

                        ALLIED COVENANTS PENDING CLOSING

         The Allied Parties agree that pending the Closing, without the prior written consent of Laidlaw:

         7.1 Conduct of Allied's Business. Allied and its Subsidiaries shall conduct their operations according to their ordinary and usual course of business, and shall use their best efforts to preserve intact their business organization, keep available the services of their officers and employees and maintain normal business relationships with customers, suppliers and others having business relationships with it. The Allied Parties shall confer on a regular and frequent basis with one or more designated representatives of Laidlaw to report on operational matters of materiality and to report the general status of on-going operations of Allied. The Allied Parties shall notify Laidlaw of:

                 (i) any unexpected material emergency or other material change in the normal course of business or in the operation of the properties of Allied and its Subsidiaries;

                 (ii) the instigation of or any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communication indicating that any may be contemplated) involving Allied and its Subsidiaries, which instigation or development could have a Material Adverse Effect on Allied and its Subsidiaries;

                 (iii)    material acquisitions and dispositions of assets; and

                 (iv) any matter or event which comes to the knowledge of the Allied Parties and which makes or could make any representation and warranty made by the Allied Parties in Article V untrue or inaccurate.

         The Allied Parties shall keep Laidlaw fully informed of such events and permit Laidlaw's representatives access to all materials prepared in connection with such events.

         7.2     Forbearance by Allied.  Allied shall not:

                 (i) amend or propose to amend its Certificate of Incorporation (except to increase the number of shares of Allied Common Stock it is authorized to issue) or bylaws;

                 (ii) issue any shares of Allied Common Stock or securities convertible into or exchangeable for shares of Allied Common Stock, or enter into any agreement or commitment with respect to the issuance or purchase of any such shares or securities, except that Allied may (x) issue shares of Allied Common Stock upon any exercise of any presently outstanding warrants or any conversion of any presently outstanding shares of convertible Allied Preferred Stock or any presently outstanding convertible indebtedness of Allied which are, in each such case, described in the Allied SEC Filings, (y) issue employee and director stock options under presently existing director and employee stock option plans and shares of Allied Common Stock issuable upon any exercise of any options granted under any such plan, and (z) issuances of not more than an aggregate of five million shares of Allied Common Stock in connection with future acquisitions of other business enterprises inclusive of those acquisitions set forth on Section 5.10 of the Allied Disclosure Schedule;

                 (iii) split, combine or reclassify any outstanding shares of Allied Common Stock; or

                 (iv) declare, pay or set aside for payment any dividend or other distribution in respect of any outstanding shares of Allied Common Stock.

         7.3 Access and Information. Allied shall give the Laidlaw Sellers and their representatives full access during normal business hours to all the properties, books, contracts, commitments and records of Allied and its Subsidiaries so that the Laidlaw Sellers may have full opportunity to make such investigation of Allied and its Subsidiaries as they shall reasonably request in advance. Allied will furnish each Laidlaw Seller all information concerning Allied and its Subsidiaries required for inclusion in any application, filing, statement or notice made by any Laidlaw Party to, or filed or joined in by any Laidlaw Party with, any Governmental Entity in connection with this Agreement or the Acquisitions, and none of such information shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         7.4 Supplemental Information. Allied shall, within five days following each such filing, furnish Laidlaw with a copy of each Current Report on Form 8-K, each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K filed by Allied with the SEC. Allied shall also furnish Laidlaw copies of Allied's interim monthly consolidated financial statements as soon as practicable but in any event within 35 days after the end of each month, together with any information ordinarily prepared in connection with such financial statements. All financial statements included in each such Quarterly Report on Form 10-Q and Annual Report on Form 10-K shall be prepared in conformity with U.S. GAAP, shall present fairly in all material respects, in accordance with U.S. GAAP, the consolidated financial position of Allied and its Subsidiaries at the end of the periods covered thereby and the results of their consolidated operations for the periods covered thereby, subject, in the case of unaudited interim financial statements, to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by U.S. GAAP.

         7.5 Allied Stockholders' Meeting. Allied shall call a special meeting of the holders of Allied Common Stock to be held to vote to approve the issuance of the Allied Common Shares, the Additional Allied Common Shares, the Allied Warrant, and the Warrant Shares, and to approve the authorization of additional shares of authorized Allied Common Stock. Allied will use its best efforts to hold the Allied Stockholders' Meeting no later than 40 days following the date of mailing of the definitive proxy statement to be furnished to its stockholders in connection with such meeting (the "Allied Proxy Statement"). Subject to fiduciary duties under applicable Law, Allied will recommend approval of the matters referred to above, and agrees to use its best efforts to obtain a favorable vote thereon. In connection with the Allied Stockholders' Meeting, Allied shall prepare and file with the SEC, as soon as practicable following the delivery to Allied of the SWM Group Audited Consolidated Financial Statements, a preliminary copy of the Allied Proxy Statement. As soon as practicable thereafter, Allied will cause to be mailed to each holder of Allied Common Stock a copy of the Allied Proxy Statement complying in all material respects with the Exchange Act. All information concerning Allied or any of its Subsidiaries included in the Allied Proxy Statement will be, on the date of commencement of the mailing of the Allied Proxy Statement (the "Mailing Date"), true and correct in all material respects without omission of any material fact required to be stated to make the information set forth therein not misleading.

         7.6 Emcon Environmental Report. The Allied Parties shall use their best efforts to cause the Emcon Environmental Report to be prepared as soon as practicable after the date of this Agreement, and the Allied Parties, promptly upon their receipt of such Report, shall deliver a copy of the Report to the Laidlaw Parties.

         7.7 Confidentiality. All information and data furnished by the Laidlaw Sellers to the Allied Parties under Section 6.3 or any other provision of this Agreement shall be received, held, treated and, if applicable, returned to the Laidlaw Sellers, in accordance and compliance with the Confidentiality Agreement.

         7.8 Consummation of Acquisitions. The Allied Parties shall use their best efforts to perform and fulfill, and shall use its best efforts to cause the Allied Parties to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Acquisitions shall be consummated.


                                  ARTICLE VIII

                               MUTUAL CONDITIONS

         The respective obligations of all Parties to consummate the Acquisitions and to take the other actions called for under Articles II and III are subject to the fulfillment of each of the following conditions on or before the Closing Date:

         8.1 No Adverse Proceedings. No order entered or Law promulgated or enacted by any Governmental Entity shall be in effect which would prevent consummation of the Acquisitions, and no proceeding brought by a Governmental Entity or any other Person shall have been commenced and be pending which seeks to restrain, enjoin, prevent or materially delay or restructure any Acquisition.

         8.2 HSR Waiting Period. The waiting period under the HSR Act shall have expired or otherwise been terminated.

         8.3 Allied Stockholder Approval. The matters to be submitted to the stockholders as set forth in Section 7.5 of this Agreement shall have been approved by the requisite vote of the holders of Allied Common Stock.

         8.4 Competition Act Matters. Either (i) the Competition Act Director shall have issued an Advance Ruling Certificate in respect of the Acquisitions and shall not have subsequently withdrawn the Advance Ruling Certificate or indicated that he has obtained new information as result of which the Competition Act Director is no longer satisfied that he would not have sufficient grounds on which to make an application under Section 92 of the Competition Act with respect to the Acquisitions, or (ii) the applicable time period under Section 123 of the Competition Act shall have expired.


                                   ARTICLE IX

                  CONDITIONS TO OBLIGATIONS OF ALLIED PARTIES

         The respective obligations of the Allied Parties to consummate the Acquisitions and to take the other actions called for under Articles II and III are subject to the fulfillment of each of the following conditions on or before the Closing Date:

         9.1 Representations True at Closing. (a) The Laidlaw Parties shall have performed and complied in all material respects with all obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing, and the representations and warranties of the Laidlaw Sellers contained in this Agreement (other than those set forth in Section 4.15) shall be true and correct when made and at and as of the Closing as if made at and as of such date and time, except to the extent that any breaches of such representations and warranties (such breaches being determined individually or in the aggregate and as if references to "Material Adverse Effect", "in all material respects" and "knowledge of the Laidlaw Sellers" were deleted in their entirety and the effect of any such references were eliminated altogether) could not result in Damages in excess of $25,000,000; and the Allied Parties shall have received certificates, each dated the Closing Date, of the President or a Vice President of each of the Laidlaw Sellers, to the effect set forth in this Section 9.1(a).

                 (b) The representations and warranties of the Laidlaw Sellers contained in Section 4.15 hereof shall be true and correct as of the Closing, except to the extent that any breaches of such representations and warranties (such breaches being determined individually or in the aggregate and as if references to "Material Adverse Effect", "in all material respects", and "Knowledge of the Laidlaw Sellers" were deleted in their entirety and the effect of any such references were eliminated altogether), in the judgment of the Allied Parties, acting reasonably in accordance with Section 11.10, could not result in Damages (y) in the aggregate in excess of $6,000,000 or (z) during the first two years following the Closing Date in excess of the amounts to be expended during those years as calculated in determining the liabilities and reserves referred to in Section 4.15(vii); and the Allied Parties shall have received certificates, each dated the Closing Date, of the President or a Vice President of each of the Laidlaw Sellers, to the effect of this Section 9.1(b); provided, however, that if the Laidlaw Sellers shall have timely made the election to pay or provide an acceptable undertaking as provided for in
Section 11.10 and performed their obligations in compliance with Section 11.10, then the condition stated in this Section 9.1(b) shall be deemed to be satisfied. For the purposes of this Section 9.1(b), calculation of Damages with respect to periods after the first two years after the Closing Date shall be made on a discounted basis calculated on the same basis as amounts are discounted in connection with the calculation of the liabilities and reserves referred to in Section 4.15(vii).

         9.2 No Adverse Changes. Since the date of this Agreement, no event or series of events taken in the aggregate shall have occurred which could have a Material Adverse Effect on the Acquired Subsidiaries or the Laidlaw Sellers.

         9.3 Opinion of Laidlaw U.S. Counsel. The Allied Parties shall have received an opinion, dated the Closing Date, of Katten Muchin & Zavis, U.S. counsel to the Laidlaw Sellers, in the form attached as Exhibit I to this Agreement.

         9.4 Opinion of Laidlaw Canadian Counsel. The Allied Parties shall have received an opinion, dated the Closing Date, of Ivan Cairns, Senior Vice President and General Counsel of Laidlaw, to the effect set forth in Exhibit J attached to this Agreement.

         9.5 Investment Canada Act. The Allied Parties shall have received from the ICA Minister a notice, satisfactory in form and substance to the Allied Parties, under subsection 21(1) of the Investment Canada Act, stating that the Acquisitions are likely to be of net benefit to Canada, or the ICA Minister shall have been deemed, under Section 21(2) of the Investment Canada Act, to be satisfied that the Acquisitions are likely to be of net benefit to Canada and the Allied Parties shall have received a notice from the ICA Minister to that effect.

         9.6 Competition Act Matters. Either (i) the Competition Act Director shall have issued an Advance Ruling Certificate in respect of the Acquisitions and shall not have subsequently withdrawn the Advance Ruling Certificate or indicated that he has obtained new information as a result of which the Competition Act Director is no longer satisfied that he would not have sufficient grounds on which to make an application under Section 92 of the Competition Act in respect of the Acquisitions, or (ii) the Competition Act Director or his representative shall have advised the Allied Parties (on terms and in form satisfactory to them) that the Competition Act Director does not currently intend to make an application under Section 92 of the Competition Act in respect of the Acquisitions, and such advice shall not have been amended or rescinded.

         9.7 Audited Financial Statements. The Allied Parties shall have received the SWM Group Audited Combined Financial Statements (and related footnotes) and the report thereon by Coopers & Lybrand, which report shall have been unqualified.

         9.8 Emcon Environmental Report. The Allied Parties shall have received the Emcon Environmental Report.

         9.9 Acquisitions Financing. The Allied Parties shall have received the proceeds of the financings contemplated in the Commitment Letter and the Highly Confident Letter, or proceeds from other financing with respect to the Acquisitions which are satisfactory to the Allied Parties, in an aggregate amount of at least $1,700,000,000.

         9.10 Outstanding Indebtedness. The Indebtedness of the Acquired Subsidiaries, in the aggregate, will not exceed $4,900,000, excluding the Laidlaw Guaranties and guaranties of purchase money indebtedness of owner operators not to exceed C$8,600,000.

                                   ARTICLE X

                      CONDITIONS TO LAIDLAW'S OBLIGATIONS

         The respective obligations of the Laidlaw Parties to consummate the Acquisitions and to take the other actions called for under Articles II and III are subject to the fulfillment of each of the following conditions on or before the Closing Date:

         10.1 Representations True at Closing. The Allied Parties shall have performed and complied in all material respects with all obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing and the representations and warranties of the Allied Parties contained in this Agreement shall be true and correct when made and at and as of the Closing as if made at and as of such date and time, except to the extent that any breaches of such representations and warranties (such breaches being determined individually or in the aggregate, and as if references to "Material Adverse Effect", and "knowledge of the Allied Parties" were deleted in their entirety and the effect of any such references were eliminated altogether) could not result in Damages in excess of $25,000,000 and the Laidlaw Sellers shall have received certificates, each dated the Closing Date, of the President or Vice President of each of the Allied Parties, to the effects set forth in this Section 10.1.

         10.2 No Adverse Changes. Since the date of this Agreement, no event or series of events taken in the aggregate shall have occurred which could have a Material Adverse Effect on Allied and its Subsidiaries.

         10.3 Opinion of Allied's U.S. Counsel. The Laidlaw Sellers shall have received an opinion, dated the Closing Date, of Porter & Hedges, L.L.P., U.S. counsel to the Allied Parties, in the form attached as Exhibit K to this Agreement.

         10.4 Opinion of Allied's Canadian Counsel. The Laidlaw Parties shall have received an opinion, dated the Closing Date, of Davies, Ward & Beck, Canadian solicitors for the Allied Parties, to the effects set forth in Exhibit L attached to this Agreement.


                                   ARTICLE XI

                             ADDITIONAL AGREEMENTS

         11.1 HSR Act Filings. Within 10 Business Days after the date of this Agreement, Laidlaw and Allied shall file notification and report forms under the HSR Act with the FTC and the Antitrust Division, and shall use their best efforts to respond as promptly as practicable to all requests received from the FTC or the Antitrust Division for additional information or documentation.

         11.2 Competition Act Filings. The Allied Parties and the Laidlaw Sellers agree to file with the Competition Act Director, within 10 Business Days after the date of this Agreement, the information set out in Section 121 of the Competition Act, certified in accordance with Section 118 of the Competition Act. If the Competition Act Director, before the expiration of seven days after the date of filing of such information, requires the information set out in Section 122 of the Competition Act, the Allied Parties and the Laidlaw Sellers shall file the required information with the Competition Act Director within 10 Business Days after the date the information is required by him. The Allied Parties shall prepare and file with the Competition Act Director, and the Laidlaw Sellers shall cooperate with the Allied Parties in their preparation and filing of, an Advance Ruling Certificate in respect to the Acquisitions, and all Parties will provide to the Competition Act Director all information requested by him in connection with the Advance Ruling Certificate application.

         11.3 Investment Canada Act Filings. The Allied Parties agree to prepare and file with the ICA Minister, within 10 Business Days after the date of this Agreement, an application for review under the Investment Canada Act in connection with the Acquisitions, and the Laidlaw Sellers agree to cooperate with the Allied Parties in connection with such application.

         11.4 Other Consents and Approvals. All Parties shall use their best efforts to obtain before the Closing, in addition to the approvals and consents referred to in Section 8.2, 8.3, 8.4, 9.5, and 9.6, and all other consents and approvals listed and disclosed in Section 4.4 of the Laidlaw Disclosure Schedule, Section 4.19 of the Laidlaw Disclosure Schedule or Section
5.5 of the Allied Disclosure Schedule; provided, however, that nothing in this
Section 11.4 or Sections 11.1, 11.2, or 11.3 shall require any Allied Party or any Acquired Subsidiary to (i) dispose of or to hold separately all or any material portion of the assets, properties or businesses of the Acquired Subsidiaries or the assets, properties or business of Allied and its Subsidiaries or agree to the imposition of any material limitation on the ability of Allied and its Subsidiaries after the Closing (including the Acquired Subsidiaries) to conduct their business and own their assets and properties after the Closing in substantially the same manner as before the Closing, or (ii) in the case of Section 11.3 and the application referred to therein, make any undertaking relating to any Acquired Canadian Subsidiary or its assets, properties, business, operations, employees or practices, which in the reasonable judgment of the Allied Parties, would or could have, after the Closing, a Material Adverse Effect on the Acquired Subsidiaries.

         11.5 Publicity. No Party other than Allied or Laidlaw shall issue any press release or public announcement pertaining to the Acquisitions. Allied and Laidlaw shall

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consult with each other concerning any such press release or public announcement and shall use their best efforts to agree on its text before its public dissemination and before making any filings with any Governmental Entity or national securities exchange with respect to any such press release or public announcement. In cases where Allied and Laidlaw are unable to agree on a press release or public announcement, the Party proposing it will not issue or make it unless the proposing Party is required to do so by Law, in which case the Party so obligated shall use its reasonable efforts to provide a copy of the press release or public announcement to the other Party before its filing or public dissemination.

         11.6    Expenses.  Except as otherwise provided in Section 2.4 or
Article XII, each Party shall pay its own costs and expenses incurred in connection with the Acquisitions, whether or not the Acquisitions are consummated. No such costs or expenses shall be paid by or charged to any Acquired Subsidiary.

         11.7 Securities Law Matters. The Laidlaw Parties represent and warrant to the Allied Parties that the Allied Securities to be issued to the Laidlaw Parties under this Agreement are being acquired, and any Allied Warrant Shares issued upon any exercise of the Allied Warrant, Allied Common Stock issued pursuant to the Laidlaw Subscription Agreement or Additional Allied Common Shares will be acquired, by the Laidlaw Parties for investment, for their own account and not with a view to, or for resale in connection with, any distribution of Allied Securities within the meaning of the Securities Act. No Allied Securities may be sold, transferred, or otherwise disposed of without registration under the Securities Act and any applicable state or provincial securities laws, rules, regulations or policies. Notwithstanding such representations, and subject to the provisions of this Agreement and the terms of such securities, the Allied Parties agree to permit a sale or transfer of such securities if Allied obtains satisfactory assurances that the sale or transfer may be made without registration under the Securities Act and related rules and regulations (and all applicable state or provincial securities laws, rules, regulations or policies) including, without limitation receipt by the Allied of an opinion to such effect from counsel reasonably satisfactory to Allied, or compliance by the Laidlaw Parties with the requirements Rule 144(k) or Rule 144A under the Securities Act.

         Laidlaw agrees that all Allied Canada Debentures and all Allied Finance Debentures may be inscribed with the respective legends set forth on the respective forms thereof attached as Exhibits to this Agreement, that the Allied Warrant may be inscribed with the legend set forth on the form of Allied Warrant attached as an Exhibit to this Agreement, and that all certificates evidencing Additional Allied Common Shares, Allied Common Shares and all Allied Warrant Shares, but only if required under the Securities Act and applicable state or provincial securities laws at the time of their issuance, will be inscribed with the following restrictive legend:

                            "The shares represented by this certificate have not been registered (or qualified by prospectus) under the United States Securities Act of 1933, as amended, or the securities laws of any state of the United States or any province of
                            Canada.   Such shares  may not  be offered, sold,
                            transferred, pledged, hypothecated or otherwise disposed of in the absence of such a registration thereunder other than pursuant to an exemption from such registration or prospectus requirements and delivery to Allied Waste Industries, Inc. of an opinion of counsel reasonably satisfactory to it to the effect that such transfer is exempt from registration under those laws."

         11.8 Rule 144 Reports. For as long as the Laidlaw Parties or any Affiliate of Laidlaw owns shares of Allied Common Stock or the Allied Warrant representing at least 10% of total number of shares of Allied Common Stock issued and outstanding from time to time, Allied will

                 (i) make and keep "current public information" "available" (as both those terms are defined in Rule 144) at all times;

                 (ii) timely file with the SEC in accordance with all applicable rules and regulations, all reports and other documents (x) required of Allied for Rule 144, as it may be amended from time to time (or any rule, regulation, or statute replacing Rule 144) to be available and (y) required to be filed under Section 15d of the Exchange Act even if Allied's duty to file those reports or documents is suspended or otherwise terminated under the terms of Section 15d; and

                 (iii) furnish the Laidlaw Parties a written statement by Allied that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual or quarterly report of Allied and such reports and documents filed by Allied with the SEC as may reasonably be requested by the Laidlaw Parties.

         11.9 Use of Laidlaw Name. As soon as practicable, and in any event within 90 days after the Closing Date, the Allied Parties shall cause to be amended the Articles or Certificate of Incorporation or Organization (or comparable document) of each Acquired Subsidiary which has the name "Laidlaw" in its corporate name, to remove the name "Laidlaw" from its corporate name.
As soon as practicable, and in any event within two years after the Closing Date, the Allied Parties shall cause the name

"Laidlaw" to be removed from (i) all advertising and marketing materials used by the Acquired Subsidiaries, (ii) all stationery, purchase orders and other business forms used by the Acquired Subsidiaries, (iii) all motor vehicles owned or operated by the Acquired Subsidiaries, (iv) all signs at any location owned or operated by any Acquired Subsidiary, and (iv) all bank accounts maintained by any Acquired Subsidiary. From and after the second anniversary of the Closing Date, no Allied Party will, or will cause or permit any Acquired Subsidiary or any other Subsidiary or Affiliate of any Allied Party to, use or employ any name, trade name, assumed name, slogan, logo, trademark or advertising or marketing materials which contain the name "Laidlaw;" provided however, that nothing in this Section 11.09 shall require any amendment to or reissuance of any contract or agreement to which any Acquired Subsidiary is a party or any permit, license, franchise or other authorization issued to any Acquired Subsidiary, before the expiration of its current term. For as long during the respective 90-day and two-year periods specified above in this
Section 11.09 as the Allied Parties are diligently pursuing their obligations under this Section 11.09, the Laidlaw Parties grant (i) to those Acquired Subsidiaries which now have in their corporate names the "Laidlaw" the right to continue using their corporate names, logos and trademarks, and (ii) to all Acquired Subsidiaries the right to use the name "Laidlaw" in all of the other applications described above in this Section 11.09.

         11.10 Environmental Remediation. Within twenty Business Days after their receipt of the Emcon Environmental Report, the Allied Parties shall deliver to the Laidlaw Parties a written notice (the "Environmental Notice") stating whether in the judgment of the Allied Parties, acting reasonably, one or more conditions described in the Emcon Environmental Report (each an "Environmental Defect") constitutes a breach of the representations and warranties made by the Laidlaw Parties in Section 4.15 to the extent that the condition to the obligations of Allied to close set forth in Section 9.1(b) will not be met. If the Environmental Notice states that such condition in
Section 9.1(b) will not be met, then Laidlaw may elect at the Closing pay to Allied an amount (which is based on the Emcon Environmental Report and is reasonably acceptable to Allied) sufficient to cure the Environmental Defect, or provide Allied with an undertaking satisfactory to Allied that Laidlaw will assume and pay as it becomes due all amounts relating to the Environmental Defect, in which event the condition in Section 9.1(b) will be met.

         11.11 Laidlaw Guaranties. The Allied Parties and those Acquired Subsidiaries which are Laidlaw Parties agree to use all commercially reasonable efforts, and to cause all other Acquired Subsidiaries to use all commercially reasonable efforts, to cause each member of the Laidlaw Group to be fully and finally released and discharged from all further liability or obligation in respect of all Laidlaw Guaranties in respect of which such member of the Laidlaw Group is an obligated party, within six months following the Closing Date. To that end, the Allied Parties and those Acquired Subsidiaries which are Laidlaw Parties agree to use all commercially reasonable efforts to:

                 (i) cause all liabilities and obligations of each Acquired Subsidiary which are guaranteed or secured by a Laidlaw Guaranty to be fully and faithfully performed on a timely basis and in accordance with their terms;

                 (ii) secure the surrender of and the return to each Laidlaw Issuer Bank of each letter of credit which is a Laidlaw Guaranty which is outstanding at the Closing Date, without draw thereon by any beneficiary thereof;

                 (iii) secure the cancellation and return to Laidlaw or to the issuer thereof, as appropriate, without payment thereunder, of all Laidlaw Guaranties which are performance, suretyship or other bonds; and

                 (iv) cause to be delivered to the respective members of the Laidlaw Group written releases, duly executed by all necessary releasing parties, evidencing the full and final release of each member of the Laidlaw Group liable thereon or thereunder, from all liabilities and obligations under each Laidlaw Guaranty which is a guaranty or other direct undertaking or commitment on the part of such member of the Laidlaw Group.

         For purposes of this Section 11.12, "all commercially reasonable efforts" on the part of any Allied Party includes:

                 (i) the offering of a substitution of a like guaranty of Allied for any Laidlaw Guaranty which is a guaranty of Laidlaw; and

                 (ii) the offering to the beneficiary or beneficiaries of any letter of credit which is a Laidlaw Guaranty a substitute letter of credit having an expiry date no earlier than the expiry date of such Laidlaw Guaranty and issued by a bank having credit ratings by each of Standard & Poors Rating Group and Moody's Investor Service, Inc. which are at least as high as the credit ratings given by such credit rating organizations for the Laidlaw Issuer Bank which is the issuer of such Laidlaw Guaranty.

         If at the end of six months following the Closing Date any Laidlaw Guaranty remains outstanding, then no later than the fifth Business Day following the expiration of such six-month period, the Allied Parties shall cause to be delivered to Laidlaw a letter of credit which shall:

                 (i)      name Laidlaw as the beneficiary thereof;

                 (ii) be in an amount at least equal to the aggregate outstanding and undrawn balances of all such outstanding Laidlaw Guaranties;

                 (iii) be issued by a bank having credit ratings by each of Standard & Poors Rating Group and Moody's Investor Service, Inc. which are at least as high as the credit ratings given by such credit rating organizations for the Laidlaw Issuer Banks;

                 (iv) have an expiry date no earlier than the expiry date of the last to expire of the Laidlaw Guaranties; provided, however, that if the letter of credit to be obtained by the Allied Parties for the benefit of Laidlaw pursuant hereto is to be issued with respect to more than one Laidlaw Guaranty, the amount of such letter of credit will reduce automatically and without any action by any party upon the expiring date of each Laidlaw Guaranty by the amount thereof or upon the acceptance by the beneficiary of such Laidlaw Guaranty of a substitute letter of credit provided by the Allied Parties; and

                 (v) be payable at sight to Laidlaw upon presentation of a written, sworn affidavit of an officer of Laidlaw stating that the Laidlaw Reclamation Credit issued by such Laidlaw Issuer Bank has been drawn upon by the beneficiary thereof in an amount not less than the draw being made by Laidlaw on such letter of credit.

         11.12 Laidlaw Board Representation. Promptly after the Closing, Allied shall increase the size of its Board of Directors to enable James R. Bullock and Ivan Cairns, or two other individuals who are officers of Laidlaw designated by Laidlaw and reasonably acceptable to Allied, to be appointed to Allied's Board of Directors. Until the earliest to occur of (i) the fifth anniversary of the Closing Date or (ii) the first date when the number of Allied Common Shares held by the Laidlaw Parties and all other Affiliates of Laidlaw represents less than ten percent of the number of shares of Allied voting securities then issued and outstanding, Allied shall, subject to fiduciary obligations under applicable Law, use its best efforts to cause such two designees of Laidlaw to be nominated for election to Allied's Board of Directors by the stockholders of Allied. Upon the occurrence of either event specified in clauses (i) and (ii) set forth in the preceding sentence, the designees of Laidlaw to Allied's Board of Directors shall immediately resign from the Board of Directors.

         11.13 Attendance at Stockholder Meetings. Until the earlier to occur of the fifth anniversary of the Closing Date or the date on which the Laidlaw Sellers and all of their Affiliates collectively beneficially own a number of shares of Allied voting securities which would represent less than ten percent of the then issued and outstanding voting securities of Allied voting securities, the Laidlaw Sellers agree to cause all shares of Allied voting securities from time to time owned of record or beneficially by either of them or any of their Affiliates to be present at all stockholders meetings of Allied at which the vote of Allied's stockholders is sought so that they may be counted for the purpose of determining the presence of a quorum at such meetings.

         11.14 Laidlaw Standstill. Until the earlier to occur of the fifth anniversary of the Closing Date or the date on which the Laidlaw Sellers and all of their Affiliates collectively own a number of shares of Allied Common Stock which would represent less than five percent of the then issued and outstanding voting securities of Allied, neither Laidlaw Seller will, and the Laidlaw Sellers will cause each of its Affiliates not to:

                 (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or voting rights or direct or indirect rights or options to acquire any voting securities of Allied or any of its Affiliates other than as a result of a stock split, stock dividend or similar recapitalization except the Allied Securities;

                 (ii) make or cause to be made any proposal for an Allied Reorganization Transaction, except (x) as expressly contemplated in this Agreement, or (y) proposals pursuant to customary business transactions in the ordinary course of Allied's business;

                 (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Allied or its Affiliates;

                 (iv) make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as those terms are defined in Regulation 14A under the Exchange Act) with respect to Allied or its Affiliates, or communicate with, seek to advise, encourage or influence any Person, in any manner, with respect to the voting of, securities of Allied or its Affiliates, or become a "participant" in any "election contest" (as those terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Allied or its Affiliates;

                 (v) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Allied or its Affiliates or induce or attempt to induce any other Person to initiate any stockholder proposal, or seek election to or seek to place a representative on the Board of Directors of Allied or its Affiliates or seek the removal of any member of the Board of Directors of Allied or its Affiliates;

                 (vi) in any manner, agree, attempt, seek or propose (or make any request for permission with respect thereto) to deposit any securities of Allied or its Affiliates, directly or indirectly, in any voting trust or similar arrangement or to subject any securities of Allied or its Affiliates to any other voting or proxy agreement, arrangement or understanding;

                 (vii) directly or indirectly offer, sell or transfer any Allied Common Stock or rights to receive Allied Common Stock (including without limitation the Allied Common Shares, the Allied Warrant Shares, Additional Allied Common Shares and any Allied Common Stock, or rights to receive Allied Common Stock, pursuant to the Laidlaw Subscription Agreement) except for (v) sales made in compliance with the Stock Registration Agreement, (w) sales made in compliance with Rule 144 under the Securities Act as in effect on the Closing Date, (x) distributions or dividends of Allied Common Stock to the shareholders of Laidlaw on a pro rata basis to all shares of all classes of Laidlaw's then outstanding capital stock, (y) sales to a Person in a private transaction if, following such sale, such Person and its Affiliates will beneficially own (used herein as defined in Rule 13d-3 under the Exchange Act) 9% or less of the total number of shares of Allied Common Stock then outstanding, and (z) sales to a Person who makes an Allied Reorganization Transaction on the terms and conditions of such Reorganization Transaction;

                 (viii) directly or indirectly offer, sell or transfer the Allied Warrant except in compliance with the terms of Section 3.1 of the Allied Warrant;

                 (ix) disclose any intention, plan or arrangement, or make any public announcement (or request permission to make any such announcement), or induce any other Person to take any action, inconsistent with the foregoing;

                 (x) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing;

                 (xi) advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the foregoing; or

                 (xii) otherwise act in concert with others, to seek to control or influence the management, Board of Directors or policies of Allied or its Affiliates;

provided, that this Section 11.14 shall not restrict or inhibit the rights of LTI or Laidlaw to exercise its voting rights as a stockholder of Allied (subject to Section 11.13 hereof); provided further that, the provisions of paragraphs (i) through (xii), above, shall not apply to any Allied Reorganization Transaction proposed by Laidlaw within 30 days of the proposal of an Allied Reorganization Transaction by a Person that is not cooperating or acting in collusion with or an Affiliate of Laidlaw.

         11.15 Transition Agreement. Prior to the Closing, Laidlaw and Allied agree to use their best efforts to enter into a transition agreement (the "Transition Agreement") that will provide that each of them will, on mutually agreeable terms, assist the other in providing for an orderly transition regarding the ownership and operation of the business conducted by the Acquired Subsidiaries at the Closing. The Transition Agreement will provide that each of them will make available to the other management services including information processing, billing, payroll and payables management, cash management and leases or subleases of office space, all of which will be for a term of no more than one year. The Transition Agreement will further provide that effective on the time of the Closing, Laidlaw will terminate all insurance coverage of any type relating to the Acquired Subsidiaries and Allied will obtain insurance coverage regarding the Acquired Subsidiaries effective on the time of the Closing. Allied shall have the right to amend, modify or terminate any and all Laidlaw Employee Plans (including the Laidlaw Pension Plans) to the extent allowed by law and relevant collective bargaining agreements.


                                  ARTICLE XII

                                  TAX MATTERS

         12.1    Section 338 Election.

                 (i) Allied U.S. and LTI shall join in an election to have the provisions of Section 338(h)(10) of the Code and similar provisions of federal, state, local or foreign law (where permissible) ("Section 338(h)(10)Election") apply to the acquisition of the stock of each Acquired U.S. Subsidiary described herein whereby (i) each Acquired U.S. Subsidiary will be treated as having sold all of its assets in a single transaction as of the close of business on the Closing Date while a member of the LTI U.S. Consolidated Tax Group and (ii) no gain or loss will be recognized by LTI or any Acquired U.S. Subsidiary with respect to the sale of its shares of any Acquired U.S. Subsidiary. The election will include the execution and subsequent filing of Internal Revenue Service Form 8023-A pursuant to the requirements stated therein. Allied U.S. shall, within 120 days of the Closing Date, provide to LTI an allocation of the deemed purchase price among the assets of the Acquired U.S. Subsidiaries in accordance with Code Sections 338 and 1060 and any comparable provisions of state, local or foreign law, as appropriate (including copies of detailed workpapers and proposed attachments to Form 8023-A). Such allocation shall be deemed acceptable to LTI unless it notifies Allied U.S. of any objections within 60 days of receipt of such allocation. If LTI and Allied are unable to agree on such allocation within 210 days of the Closing Date, then Arthur Andersen L.L.P. or some other independent accounting firm mutually acceptable to the parties hereto shall make a binding determination with respect to such allocation, the fees and expenses of which shall be paid equally by LTI and Allied U.S.

                 (ii) The Allied Parties may, at their election, make elections under Section 338(g) of the Code with respect to one or more of the Acquired Canadian Subsidiaries.

                 (iii) For purposes of the Section 338(h)(10) Election, value equal to 7,225,000 shares of Allied Common Stock shall be allocated to the LWSI Group Subsidiaries which are Acquired Canadian Subsidiaries, and the remainder to the Acquired U.S. Subsidiaries.

                 (iv) Within 60 days of delivery to LTI of the allocation schedule described in Section 12.1(i) above, Laidlaw and LTI shall properly execute and deliver to Allied IRS Form 8023-A (together with attachments) and other forms that are required to be submitted to any federal, state, county, or local taxing authority in connection with the Section 338(h)(10) Election for each Acquired U.S. Subsidiary, and in connection with the Section 338(g) election for each Acquired Canadian Subsidiary. In the event the parties have not yet agreed on the allocation described in Section 12.1(i), the Section 338 Forms shall still be delivered to Allied, and all Tax Returns filed on a basis consistent with the binding determination of an accounting firm described in Section 12.1(i).

                 (v) After the date of this Agreement, none of the Allied Parties, any Acquired Subsidiary, nor the Laidlaw Sellers shall take, or fail to take, any action which may cause the acquisition of the Acquired Subsidiaries to not be eligible for the Sections 338(g) and 338(h)(10) elections set forth herein.

         12.2    Future Tax Returns.

                 (i) LTI shall prepare and file in a timely fashion, its federal, state and local corporate income Tax Returns of the Acquired U.S. Subsidiaries for the periods ended August 31, 1996 and August 31, 1997 (which shall include the income of the Acquired U.S. Subsidiaries for the periods ended August 31, 1996 and the Closing Date). The Tax Return for the period ended August 31, 1997 shall include the results of operations of the Acquired U.S. Subsidiaries for the Pre-Closing Tax Period beginning September 1, 1996, and ending on the Closing Date, and all income recognized as a result of all election(s) under Code Sections 338(h)(10) and 338(g). LTI shall pay or discharge any and all U.S. Tax reflected on such Tax Returns, including the tax liability of any member or former member of the Laidlaw Sellers, however measured, for which any Acquired Subsidiary is or may be held liable. Each such payment shall be made on or before the date any such payment is due. LTI shall receive any tax refunds reflected on such returns. The Acquired Subsidiaries will promptly provide the information to LTI to prepare such returns.

                 (ii) Laidlaw shall prepare and file in a timely fashion, all corporate federal and provincial income Tax Returns of the Acquired Canadian Subsidiaries for the periods ended August 31, 1996 and the day preceding the Closing Date. Such returns shall include the results of operations of Acquired Canadian Subsidiaries for the period ending on the close of business on the day preceding the Closing Date. Laidlaw shall directly pay or discharge any and all Taxes reflected on such Tax Returns, including the tax liability of each Acquired Canadian Subsidiary and any member or former member of the Laidlaw Sellers, however measured, for which any Acquired Subsidiary is or may be held liable. Each such payment shall be made on or before the date any such payment is due. Laidlaw shall receive any tax refunds reflected on such returns. The Acquired Subsidiaries will promptly provide the information to Laidlaw to prepare such returns.

                 (iii) (A) Allied shall timely prepare and file, or cause the Acquired Subsidiaries to timely prepare and file, all other applicable Tax Returns for SWM Group Income Taxes for taxable periods ending subsequent to the Closing Date, including any such returns which relate to periods which commenced on or prior to the Closing Date.

                 (B) The Acquired Subsidiaries shall pay or cause to be paid any and all Taxes (and applicable penalties and interest, if any) due as a result of the Tax Returns required to be filed pursuant to the preceding clause (A).

                 (C)      Prior to filing the Tax Returns referred to in
         Section 12.2(iii)(A), the Laidlaw Sellers shall reimburse the Acquired Subsidiaries or the Allied Parties for any SWM Group Income Taxes to be paid in connection with Tax Returns filed pursuant to this Section 12.2(iii)(A) attributable to SWM Group Income Taxes accrued or recognized prior to or including the Closing Date, including the deemed sale of the assets of the Acquired Subsidiaries on the Closing Date pursuant to the Section 338(h)(10) Election for the Acquired U.S. Subsidiaries, any Section 338(g) election for the Acquired Canadian Subsidiaries, and any liability that arises because one or more of the Acquired Subsidiaries ceased on the Closing Date to be an Affiliate of the Laidlaw Sellers. Allied or the Acquired Subsidiaries shall reimburse LTI for any payment made in excess of Laidlaw' pro rata share of tax computed based on the income in (iv) below.

                 (D) Allied shall provide the Laidlaw Sellers or their representatives a copy of the Tax Returns prepared pursuant to this
         Section 12.2(iii), and the documentation related thereto, prior to filing such Tax Returns.

                 (E) State, provincial and local Tax Returns shall be prepared on a basis reasonably consistent with prior Tax Returns of the Acquired Subsidiaries and the Code Section 338 allocations set forth herein.

                 (iv) With respect to all taxable periods including any Pre-Closing Tax Period, the Laidlaw Sellers, Allied, and the Acquired U.S. Subsidiaries will make all computations, allocations, determinations and elections affecting the Laidlaw Sellers, the Acquired U.S. Subsidiaries and Acquired Canadian Subsidiaries in accordance with the provisions of the Treasury regulations promulgated under Section 338 and 1502 of the Code, the provisions of the Income Tax Act and state, provincial and local income tax rules.

         12.3    Tax Covenants.

                 (i) Without the prior written consent of Allied, neither of the Laidlaw Sellers nor any Affiliate of the Laidlaw Sellers shall, to the extent it may affect or relate to any of the Acquired Subsidiaries, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing any post-closing Tax liability of any Acquired Subsidiary, Allied or any Affiliate of Allied.

                 (ii) Without the prior written consent of Laidlaw, neither Allied nor its Affiliates shall, to the extent it may affect or relate to any of the Acquired Subsidiaries, make or change any tax election, file any amended Tax Return, enter into any Closing Agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would affect a Pre-Closing Tax Period.

                 (iii) Allied and the Laidlaw Sellers agree that so long as any books, records and files retained by the Laidlaw Sellers and their Affiliates relating to the business of the Acquired Subsidiaries, or the books, records and files delivered to the control of Allied pursuant to this Agreement to the extent they relate to the operations of the Acquired Subsidiaries prior to the Closing Date, remain in existence and available, each party (at its own expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. Allied and the Laidlaw Sellers and their Affiliates shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first providing 60 days' written notice of intention to destroy to the other, and allowing such other party to take possession of such records.

                 (iv) Allied will make its personnel or that of the Acquired Subsidiaries available to answer requests related to Tax Proceedings as defined in Section 12.5(ii). Allied will either provide documents needed to respond to federal, state and provincial information requests or queries for such proceedings within 30 days or allow Laidlaw to take possession of records necessary to answer such requests. Unless one of the preceding provisions requires otherwise, the Laidlaw Seller's share of income to be reported on such Acquired Subsidiaries' return will be computed as of the Closing Date.

         12.4    Other Tax Matters, Post-Closing Cooperation.

                 (i) If the Allied Parties receive any Tax Refund (including interest and penalties refunded) for a Pre-Closing Tax Period of an Acquired Subsidiary, other than any such Tax Refund arising from the application of a loss or Tax credit arising in a Post-Closing Tax Period, then such persons shall pay to the Laidlaw Sellers the actual amount of such Tax Refund as and when received, on an after-tax basis.

                 (ii) If the Allied Parties realize any Tax Benefit in a Post-Closing Tax Period arising from the application of a loss incurred or Tax credit earned by an Acquired Subsidiary in a Pre-Closing Tax Period, then such persons shall pay to the Laidlaw Sellers the actual amount of such Tax Benefit realized 183 days following the end of the particular Post-Closing Tax Period during which such Tax Benefit was realized, on an after-tax basis.

                 (iii) All transfer, documentary, sales, use, stamp, registration, goods and services, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale of the stock of LWSI, LMS, LWSC or any of their subsidiaries, or otherwise in connection with the transactions effected pursuant to this Agreement (collectively, the "Transfer Taxes") shall be borne and paid by the Laidlaw Sellers. To the extent permissible under Tax law or regulations, the Laidlaw Sellers shall undertake all actions and file such Tax Returns or other forms or instruments as may be necessary to make payment of any Transfer Taxes due prior to or on the Closing Date, and present evidence of such payment at the Closing Date to Allied.

                 (iv) Any payment to be made to any party under Section 12 shall be made within 15 days of demand (or receipt in the event of a refund of any overpayment). Payment after that time shall bear interest (y) if for the U.S. at the rate of interest prescribed by IRC Sec 6621(a)(1) and (z) if for Canada as prescribed by Income Tax Regulation 4301(b).

         12.5    Tax Controversies.

                 (i) Allied and Laidlaw shall each use reasonable efforts to keep the other advised as to the status of Tax audits and litigation involving any direct, indirect or contingent Taxes which could give rise to a liability of the Laidlaw Sellers to Allied under this Agreement for any pre-closing period (a "Tax Liability Issue"). Such efforts shall include attorney comfort letters provided to Allied's independent auditors and discussions with the Laidlaw attorneys representing the Allied Subsidiaries as requested by Allied. Laidlaw agrees to timely notify Allied regarding any proposed written communication (i.e., communications not relating to inquiries or requests for information) by Laidlaw to any such Taxing Authority with respect to a Tax Liability Issue to the extent that the issue would impact a post-closing period of Allied or the Acquired Subsidiaries. Allied shall have the right to consult with Laidlaw regarding any response to such communications.

                 (ii) Laidlaw shall have full responsibility for and discretion in handling any Tax Controversy including, without limitation, an audit, a protest to the appeals division of the IRS, or similar state or local appellate division, an objection to Revenue Canada or any provincial tax authority and litigation in the U.S. Tax Court, the Tax Court of Canada or any other court of competent jurisdiction (a "Tax Proceeding") for any pre-closing period. Allied or the Acquired Subsidiaries shall give the Laidlaw Sellers the ability to handle any Tax Controversy whether by power of attorney or as otherwise required by the Taxing Authority. Unless the Laidlaw Sellers tender payment of any tax owed, with penalty and interest, to Allied or the Tax Authority, final settlement of any Tax Controversy will require Allied approval. However, upon request by Allied and with the consent of Laidlaw, Allied at its own expense shall have full responsibility and discretion in handling any Tax Proceeding for any Pre-closing tax period.

                 (iii) In the event that any one of the Acquired Subsidiaries is required or elects to pay any Tax, file any bond or deposit any amount in connection with a Tax Proceeding (or pay any Canadian Tax it may decide to object to or otherwise contest), Laidlaw shall loan to Allied no later than three
         (3) Business Days before such payment is required to be made, without interest and until a final determination with respect to such Tax has occurred, one hundred percent of the amount to be paid or deposited by Allied. Within three (3) Business Days of the receipt by Allied of a refund of any amount loaned to it by Laidlaw (including any interest received by Allied), Allied shall pay such refunded amount to Laidlaw net of any Tax cost incurred by Allied and its Affiliates as a result of such refund.

                 (iv) If the completion or settlement of any Tax Proceeding relating to a Pre-Closing Tax Period, tax controversy or amended Tax Return gives rise to a tax benefit for any Post-Closing Tax Period to the Allied Parties, the Acquired Subsidiaries and any Affiliates, then such persons shall pay to Laidlaw the actual amount of such tax benefit realized by such persons as it relates to such Pre-Closing Tax Period as and when received on an after tax basis. No payment will be made under this paragraph for less than $50,000 per period or for a period of more than ten years.

                 (v) If the completion or settlement of any Tax Proceeding relating to a Pre-Closing Tax Period, tax controversy or amended Tax Return gives rise to a tax liability for any Post-Closing Tax Period to the Allied Parties, the Acquired Subsidiaries and any Affiliates, then Laidlaw shall pay to such persons the actual amount of such tax liability on an after-tax basis as and when paid. No payment will be made under this paragraph for less than $50,000 per period or for a period of more than ten years.

                 (vi) By written notice to Laidlaw, Allied shall have the right to instruct Laidlaw to forego proceedings with respect to one or more items for which Laidlaw may be liable to indemnify Allied. Such notice shall constitute a waiver of the right of Allied to indemnification for any Taxes arising out of such item for the period or periods involved, but shall not otherwise waive any rights of Laidlaw to any refund of a deposit under Section 12.5(iii).

         12.6    Certain Pending Tax Controversies.

                 (i) C$27,421,816 is on deposit with Revenue Canada and the Provincial tax authorities with respect to the Canlea controversy. Such deposit shall be treated as a loan from Laidlaw to PWSL made pursuant to Section 12.5(iii) and returned to Laidlaw in accordance with that provision.

                 (ii) Allied and its Subsidiaries shall not cause the debt payable by PWSL to 635952 Ontario Ltd. (a wholly owned subsidiary of PWSL, and an Acquired Canadian Subsidiary) in the amount of C$37,847,056, to be settled or extinguished by way of payment in whole or in part, canceled, settled by way of corporate reorganization, converted or exchanged for some other property, or do any such thing (or fail to do any such thing) which would cause the debt to be unenforceable in law, without the written consent of Laidlaw.


                                  ARTICLE XIII

             NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         13.1 Nature of Statements. All, but only those, statements contained in this Agreement or any Disclosure Schedule or certificate delivered or by on behalf of a Party under this Agreement shall be deemed representations and warranties made by that Party in connection with the transactions contemplated by this Agreement.

         13.2 Survival of Representations and Warranties. Regardless of any investigation made at any time by or on behalf of any Party or of any information any Party may have as a result of any such investigation, all representations and warranties made in or pursuant to this Agreement (including in any Disclosure Schedule or certificate delivered under this Agreement) shall, except as otherwise provided in this Section 13.2, survive the Closing and shall continue in effect indefinitely thereafter unless and until terminated as provided in this Section 13.2. The representations and warranties made by the Laidlaw Sellers in Article IV (other than in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15 of Article IV) and the representations and warranties made by the Allied Parties in Article V (other than in Sections 5.2, 5.3, 5.4, 5.5, the first sentence of Section 5.12, 5.13 and 5.15 of
Article V) shall terminate on the date which is 18 months following the Closing Date. The representations and warranties made by the Laidlaw Sellers in Sections 4.2, 4.3, 4.4, 4.5 and 4.11, and the representations and warranties made by Allied in Sections 5.2, 5.3, 5.4, 5.5 and the first sentence of Section
5.12 shall survive the Closing indefinitely. The representations and warranties made by the Laidlaw Sellers in Section 4.13, the representations and warranties made by the Allied Parties in Section 5.13, and the covenants, obligations and agreements set forth in Article XII shall terminate on the date the statute of limitations and times for assessment (giving effect to any waiver, mitigation or extension thereof) with respect to any Tax liability in question has run in favor of all Acquired Subsidiaries and the LTI-US Consolidated Tax Group, or Allied and its Subsidiaries, as the case may be, against the U.S. federal, Canadian federal, state provincial, or local government, as the case may be. The representations and warranties by the Laidlaw Sellers in Section 4.15 shall (i) terminate on the Closing Date as to all matters that are disclosed in writing to the Allied Parties at least 5 Business Days prior to the Closing pursuant to Section 4.15 of this Agreement or disclosed with specificity in the Emcon Environmental Report or are otherwise disclosed by Laidlaw in writing to Allied at least 5 Business Days before the Closing, and (ii) terminate on the third anniversary of the Closing Date as to all matters other than those described in the preceding clause (i) which are known to the Laidlaw Sellers on the Closing Date. The representations and warranties made by the Allied Parties in Section 5.15 shall terminate on the third anniversary of the Closing. If a bona fide claim is asserted before the expiration of the survival period of a representation or warranty, such representation, warranty, covenant, obligation or agreement shall continue in effect until the claim is settled, adjudicated or otherwise resolved. With respect to this Section 13.2, "known" means with respect to any matter referred to in clause (ii) above that (x) the matter is known to any Person who is or was an officer, director, employee or agent of, or consultant to, any member of the Laidlaw Group (including the Acquired Subsidiaries) on or before the Closing Date or (y) any such Person is aware of facts which would have led a reasonable Person to have conducted an investigation or inquiry likely to have led to discovery of such matter.


                                  ARTICLE XIV

                                INDEMNIFICATION

         The respective indemnification obligations of the Laidlaw Sellers and Allied are as follows:

         14.1 Indemnification by the Laidlaw Sellers. The Laidlaw Sellers jointly and severally agree to pay and to indemnify and hold harmless each Allied Party and each Acquired Subsidiary and their respective Affiliates (but, in the case of the Acquired Subsidiaries, only their respective Affiliates after the Closing), successors and assigns from and against any and all Damages suffered by the Allied Parties or the Acquired Subsidiaries which are caused by, arising out of or in respect of:

                 (i) any U.S. federal income Tax liability of the LTI US Consolidated Tax Group for all taxable periods ending before, on or after the Closing Date;

                 (ii) all other SWM Group Income Taxes attributable to any Pre-Closing Tax Period (including any transaction consummated in such Pre-Closing Tax Period);

                 (iii) any Tax resulting from or attributable to the distribution of the Retained Subsidiaries and the Retained Land;

                 (iv) any Tax on or attributable to the elimination, reversal, release, satisfaction, distribution, or discharge of Intercompany Indebtedness and Intercompany Investments of the Acquired Subsidiaries (including any intercompany items solely between the Acquired Subsidiaries, as well as items between Laidlaw and other Laidlaw Affiliates), and any other reorganization steps or other actions taken by Laidlaw and its Affiliates in placing the Acquired Subsidiaries in the condition required for Closing (including, without limitation, the actions set forth in Section 3.2);

                 (v) any obligation of Allied or the Acquired Subsidiaries to contribute to the payment of any SWM Group Income Taxes determined on a consolidated, combined or unitary basis allocable to any Pre-Closing Period with respect to a group of corporations that includes or included the Acquired Subsidiaries;

                 (vi) any (x) Pre-Closing Laidlaw Insurance Claims, and (y) liability (including any Environmental Claim relating to any Environmental Law) arising out of the activities, business, assets or operations of any member of the Laidlaw Group other than the Acquired Subsidiaries (excluding the Option Assets), including their predecessors, affiliates, successors and assigns;

                 (vii) any claim by any member of the Laidlaw Group against any Acquired Subsidiary based on any event occurring or condition existing on or before the Closing Date;

                 (viii) any breach or default in the performance by either Laidlaw Seller of any covenant or agreement made by such Laidlaw Seller in this Agreement or in any Ancillary Agreement to which either Laidlaw Seller is a party;

                 (ix) any breach of warranty or inaccurate or erroneous representation made by either Laidlaw Seller in Article IV of this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15 of this Agreement) or in the Laidlaw Disclosure Schedule or in any certificate delivered by or on behalf of the Laidlaw Sellers under, or concerning the representations and warranties made in Article IV of this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15);

                 (x) any breach of warranty or inaccurate or erroneous representation made by either Laidlaw Seller in Sections 4.2, 4.3, 4.4, 4.5, 4.11 and 4.13 of this Agreement or the Laidlaw Disclosure Schedule related to such representations and warranties or the certificate delivered by or on behalf of the Laidlaw Sellers under, or concerning such representations and warranties; and

                 (xi) any breach of warranty or inaccurate or erroneous representation made by either Laidlaw Seller in Section 4.15 of this Agreement or the Laidlaw Disclosure Schedule related to such representation or warranties or the certificate delivered by or on behalf of the Laidlaw Seller under, or concerning such representations and warranties, but only to the extent any such warranty or representation survives the Closing pursuant to Section
         13.2 of this Agreement.

provided, however, that the amount of any Damages in respect of which the Laidlaw Parties shall be required to indemnify the Allied Parties under clauses
(viii) and (ix) above (but not under clauses (i) through (vii), clause (viii) (to the extent such clause relates to performance by the Laidlaw Parties of the covenants and agreements contained in clause (ii) of the final paragraph of
Section 6.1) inclusive, and clauses (x) and (xi) of this Section 14.1) shall be limited to the amount by which the aggregate of all such Damages exceeds $25,000,000; and provided further that no claim for Damages against either Laidlaw Seller made under clauses (i) through (vii), inclusive, and clauses (x) and (xi) of this Section 14.1 shall be reduced, modified or impaired by virtue of the fact that any representation and warranty made by the Laidlaw Sellers in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15 shall have been breached or inaccurate or erroneous in any respect. The amount of any Damages in respect of which the Laidlaw Parties shall be required to indemnify the Allied Parties under clause (xi) above will be limited to the amount by which the aggregate of all such Damages exceeds $1,000,000. For purposes of this Section 14.1, the representations and warranties shall be read as if references therein to the materiality to the Laidlaw Sellers and the Acquired Subsidiaries or any of them of any condition, fact, statement, event or act (including all references to "Material Adverse Effects" and "in all material respects") were deleted and the effect of any such references were deleted altogether. Thus, for example: (i) any representation that a statement is true and correct in all material respects shall be read as a representation that the statement is true and correct; (ii) any representation that a condition exists except to the extent that its failure to exist would not have a Material Adverse Effect on the Laidlaw Sellers or the Acquired Subsidiaries, as the case may be, shall be read as a representation that such condition exists; and (iii) any representation that no incidents of a specific nature have occurred that would have a Material Adverse Effect on the Laidlaw Sellers or the Acquired Subsidiaries, as the case may be, shall be read as a representation that no incidents of such nature have occurred. For purposes of this Section 14.1, the representations and warranties shall be read as if references therein to the "knowledge of the Laidlaw Sellers" were deleted in their entirety.

         14.2 Indemnification by Allied. Allied agrees to pay and to indemnify and hold harmless and defend each Laidlaw Seller and its Affiliates (but not any Acquired Subsidiary after the Closing), and their respective successors and assigns from and against any and all Damages suffered by the Laidlaw Parties which are caused by or arising out of or in respect of:

                 (i) the Laidlaw Guaranties which are listed and identified in Section 4.19 of the Laidlaw Disclosure Schedule;

                 (ii) any breach or default in the performance by any Allied Party of any covenant or agreement of such Allied Party contained in this Agreement or any Ancillary Agreement to which any Allied Party is a party;

                 (iii) any breach of warranty or inaccurate or erroneous representation made by such Allied Party in Article V of this Agreement (other than the representations and warranties set forth in Sections 5.2, 5.3, 5.4, 5.5 and the first sentence of 5.12; and

                 (iv) any breach of warranty or inaccurate or erroneous representation made by such Allied Party in Sections 5.2, 5.3, 5.4,
         5.5 and the first sentence of 5.12 of this Agreement;

provided, however, that the amount of any Damages in respect of which Allied shall be required to indemnify the Laidlaw Sellers under clauses (ii) and (iii) of this Section 14.2 shall (but not clauses (i) and (iv) of this Section 14.2) be limited to the amount by which the aggregate of all such Damages exceeds $25,000,000. For purposes of this Section 14.2, the representations and warranties shall be read as if references therein to materiality to the Allied Parties or any of them of any condition, fact, statement, event or act (including all references to "Material Adverse Effects" and "in all material respects") were deleted and the effect of any such references were deleted altogether. Thus, for example: (i) any representation that a statement is true and correct in all material respects shall be read as a representation that the statement is true and correct; (ii) any representation that a condition exists except to the extent that its failure to exist would not have a Material Adverse Effect on the Allied Parties shall be read as a representation that such condition exists; and (iii) any representation that no incidents of a specific nature have occurred that would have a Material Adverse Effect on the Allied Parties shall be read as a representation that no incidents of such nature have occurred. For purposes of this Section 14.2, the representations and warranties shall be read as if references therein to the "knowledge of the Allied Parties" were deleted in their entirety.

         The obligations of Allied under this Section 14.2 (other than the obligation to indemnify and hold harmless the Laidlaw Sellers with respect to the Laidlaw Guarantees referred to in clause (i) above) shall be subordinated to the obligations of Allied and its subsidiaries under the Credit Facility (as defined in the Guaranties) and the Senior Subordinated Debentures to the same extent and with the same extent as the obligations of Allied under the Guaranties are subordinated to Senior Indebtedness (as such term is defined in the Guaranties). If so requested by Allied or by any holder of any Indebtedness incurred pursuant to the Credit Facility or by any holder of any of the Senior Subordinated Debentures, the Laidlaw Sellers shall execute such additional documents and agreements as may be requested from time to time to evidence the subordination contemplated hereby. Nothing contained in this
Section 14.2 will be
deemed to subordinate the obligation of the Allied Parties or the Acquired Subsidiaries to pay to the Laidlaw Seller any amounts received by them as a refund of taxes pursuant to Section 12.6. Allied shall not make any payments under this Section 14.2 to the Laidlaw Sellers (other than payments pursuant to the obligation to indemnify and hold harmless the Laidlaw Sellers with respect to the Laidlaw Guaranties referred to in clause (i) above) as long as the Credit Facility (as defined in the Guaranties) and the Senior Subordinated Debentures are in place and in effect, provided that any payment that would have been required to be paid pursuant to this Section 14.2 but for this paragraph will accrue interest at 7% from the date such amount would have been paid, and such amount together with accrued interest shall become due 91 days following the termination of the Credit Facility and after the Indebtedness incurred pursuant to the Credit Facility referred to in the Commitment Letter and the Indebtedness evidenced by the Senior Subordinated Debentures have been indefeasibly paid in full in cash.

         14.3 Third Party Claims. If any Party (for purposes of this Section 14.3, an "Indemnified Party") becomes aware of a fact, circumstance, claim, situation, demand or other matter for which it or any other Indemnified Party has been indemnified under this Article XIV and which has resulted or could result in a liability owed by the Indemnified Party to a third party or a claim otherwise advanced by a third party against the Indemnified Party (any such item being herein called a "Third Party Claim"), the Indemnified Party, shall give prompt written notice of the Third Party Claim to the Party obligated to provide indemnity with respect to such Third Party Claim (for purposes of this Section 14.3, the "Indemnifying Party"), requesting indemnification therefor, specifying the nature of and specific basis for the Third Party Claim and the amount or estimated amount thereof to the extent then feasible; provided, however, a failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually materially prejudiced by such failure. The Indemnifying Party shall have the right to assume the defense or investigation of such Third Party Claim and to retain counsel and other experts to represent the Indemnified Party and shall pay the fees and disbursements of such counsel and other experts. If within 30 days after receipt of the request (or five days if litigation is pending) the Indemnifying Party fails to give notice to the Indemnified Party that the Indemnifying Party assumes the defense or investigation of the Third Party Claim, an Indemnified Party may retain counsel and other experts (whose fees and disbursements shall be at the expense of the Indemnifying Party) to file any motion, answer or other pleading and take such other action which the Indemnified Party reasonably deems necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. If an Indemnifying Party assumes the defense or investigation and retains such counsel and other experts, any Indemnified Party shall have the right to retain its own counsel and other experts, but the fees and expenses of such counsel and other experts shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party mutually agree to the retention of such counsel and other experts or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would, in the opinion of counsel retained by the Indemnifying Party, be inappropriate due to actual or potential differing interests between them.

         If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party defends, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. No Third Party Claim may be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. Unless the Indemnifying Party agrees in writing that the Damages to the Indemnified Party resulting from such settlement are fully covered by the indemnities provided herein and that such Damages are fully compensable in money, no Third Party Claim may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld. Except with respect to settlements entered without the Indemnified Party's consent pursuant to the immediately preceding sentence, to the extent it is determined that the Indemnified Party has no right under this Article XIV to be indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay to the Indemnifying Party any amounts previously paid or advanced by the Indemnifying Party with respect to such matters pursuant to this Article XIV.

         After the delivery of a notice of a Third Party Claim hereunder, at the reasonable request of the Indemnifying Party the Indemnified Party shall grant the Indemnifying Party and its representatives full and complete access to the books, records and properties of the Indemnified Party to the extent reasonably related to the matters to which the notice relates. The Indemnifying Party will not disclose to any third person (except its representatives) any information obtained pursuant to the preceding sentence which is designated as confidential by the Indemnified Party and which is not otherwise generally available to the public, except as may be required by applicable law. The Indemnifying Party shall request its representatives not to disclose any such information (except as may be required by applicable law). All such access shall be subject to the normal safety regulations of the Indemnified Party, and shall be granted under conditions which will not unreasonably interfere with the business and operations of the Indemnified Party.

         14.4 Claims Between the Parties. If any Party (for purposes of this Section 14.4, an "Indemnified Party") becomes aware of a fact, circumstance, claim, situation, demand or other matter (other than an Third Party Claim) for which it or any other Indemnified Party has been indemnified under this Article XIV and which has resulted or could result in a liability (any such items being herein called a "Claim") being owed to the Indemnified Party by another Party (the "Indemnifying Party"), the Indemnified Party shall give prompt written notice to the Indemnifying Party of the Claim, stating the nature and basis of the Claim and the amount claimed thereunder, together with supporting information to the Claim, if any. If the Indemnifying Party does not notify the Indemnified Party within 30 days from the date such Claim notice is given that it disputes the Claim, the amount of the Claim shall conclusively be deemed to be a liability of the Indemnifying Party hereunder.

         14.5 Arbitration. If an Indemnified Party and an Indemnifying Party cannot reach agreement with respect to the validity or amount of any Third Party Claim or a Claim within 60 days after notice thereof is first given, the validity and amount thereof, as the case may be, shall be finally settled by arbitration in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or any organization successor thereto) then in effect (to the extent such rules do not conflict with the terms hereof), by a panel consisting of three arbitrators, each being qualified to make evaluations of the kind under dispute. Each of the two parties to such arbitration shall appoint one arbitrator and the two arbitrators so appointed shall select the third neutral arbitrator within 30 days after their appointment. If the arbitrators appointed by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Each arbitrator shall be unaffiliated with each of the parties hereto. The parties hereto agree to be bound by whatever procedural and evidentiary rules are established by the panel of arbitrators. The arbitrators shall render their written decision and award, upon the concurrence of at least two of their members, within 90 days of the appointment of the third arbitrator. The decision of the arbitrators shall be binding on the parties, final and nonappealable. Any arbitration award may be enforced in any court having jurisdiction over the party against which enforcement is sought. The party designated by the arbitrators as the unsuccessful party shall pay the fees and expenses (including attorneys' fees) incurred in connection with the arbitration by all parties thereto; provided that if the arbitrators do not designate either party as the unsuccessful party, Allied shall bear 50% and Laidlaw shall bear 50% of such fees and expenses.

         14.6 Payment. Payments of all amounts owing hereunder with respect to any Third Party Claim shall be made within 30 days after (i) the settlement of the Third Party Claim, or (ii) if arbitration has been commenced pursuant to
Section 14.5, the final resolution of such arbitration. Payments of all amounts owing hereunder with respect to any Claim shall be made within ten days after (i) the expiration of the 60-day Claim notice period without delivery of a notice of dispute, or (ii) if arbitration has been commenced pursuant to
Section 14.5, the final resolution of such arbitration.

                                   ARTICLE XV

                           AMENDMENT AND TERMINATION

         15.1 Amendment. This Agreement may be amended by the Parties, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by Allied's stockholders of the matters specified in Section 7.5, but after such approval, no amendment shall be made which materially increases the amount or materially alters terms of the Allied Securities without the further approval of Allied's stockholders. This Agreement may be amended only by a written instrument executed by all of the Parties.

         15.2 Waiver. At any time on or before the Closing Date, each of the Parties may (i) extend the time for the performance of any of the obligations or other act of any of the other Party or Parties, (ii) waive any inaccuracies in the representations and warranties made in this Agreement or in a Disclosure Schedule of a Party, (iii) waive compliance with any of the agreements or conditions of this Agreement which may be legally waived, and
(iv) grant consents under this Agreement. Any such extension, waiver or grant shall be valid only if evidenced by a written instrument executed by the Party giving it.

         15.3 Termination. This Agreement may be terminated at any time before the Closing by:

                 (i) the mutual consent of the Boards of Directors of Laidlaw and Allied;

                 (ii) by either Allied or Laidlaw if the Acquisitions have not been consummated on or before the later to occur of December 31, 1996 or the 61st day after the SEC has approved the Allied Proxy Statement (or any later date which may be agreed to by the mutual written consent of Allied and Laidlaw); provided, however, that such right to terminate this Agreement shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the failure of the Acquisitions to occur on or before such date; or

                 (iii) by either the Laidlaw Parties or the Allied Parties if the stockholders of Allied shall have failed to approve at the Allied Stockholders' Meeting the matters specified in Section 7.5.

         15.4 Substitute Financing. Between the date hereof and the Closing, the Allied Parties shall, from time to time, advise Laidlaw as to the status of the private placement or public offering of the Senior Subordinated Debentures. In the event the Allied Parties determine that all conditions contained in Articles VIII and IX to the Allied Parties obligation to consummate the Acquisitions and to take the other actions called for under Articles II and III can be satisfied at the Closing except that some or all of the Senior Subordinated Debentures cannot be sold on terms acceptable to Allied, the Allied Parties shall give notice to Laidlaw thereof (the "High Yield Event Notice"). The High Yield Event Notice shall specify the amount of such Senior Subordinated Debentures (the "Remainder Senior Subordinated Debentures") which cannot be sold to third party purchasers on terms acceptable to Allied. If the aggregate principal amount of the Remainder Senior Subordinated Debentures is $150,000,000 or less, on or before noon on the first Business Day following Laidlaw's receipt of the High Yield Event Notice, Laidlaw may give notice (the "Substitute Financing Notice") to the Allied Parties of Laidlaw's election and agreement (the "Substitute Financing Election") to purchase the Remainder Senior Subordinated Debentures on the same price and terms as are applicable to purchases of Senior Subordinated Debentures by third party purchasers (net of the discount otherwise payable to Goldman, Sachs & Co.) (the price payable pursuant to clauses (i) or (ii) above) the "Substitute Financing Purchase Price"). Upon giving the Substitute Financing Notice, Laidlaw will be obligated to purchase the Remainder Senior Subordinated Debentures on the Closing Date for the Substitute Financing Purchase Price, and upon Laidlaw's payment of the Substitute Financing Purchase Price at the Closing, the condition contained in
Section 9.9 to the effect that the Allied Parties shall have received the proceeds of the financing contemplated by the Highly Confident Letter will be deemed satisfied to the extent of the funding provided by Laidlaw. Any Senior Subordinated Debentures purchased by Laidlaw may not be sold, transferred or assigned to any Person for a period of 180 days after the purchase, unless waived by Goldman, Sachs & Co. Upon the giving of the High Yield Event Notice, the Allied Parties will be obligated to pay $10,000,000 to Laidlaw on the Closing Date or (if the Closing does not occur because the aggregate principal amount of the Remainder Senior Subordinated Debentures exceeds $150,000,000 or Laidlaw decides not to make the Substitute Financing Election) within ten Business Days after the date the High Yield Event Notice is given. Such amount will be payable even if the Acquisitions are consummated on the Closing Date as a result of Laidlaw's purchase of the Remainder Senior Subordinated Debentures.

         15.5 Consequences of Termination. If this Agreement is terminated as provided in Section 15.3, it shall forthwith become void and, except as otherwise provided in Sections 5.14 and 15.5, there shall be no liability or obligation on the part of any Party or their respective officers or directors. Notwithstanding the foregoing, the Confidentiality Agreement shall also survive such a termination. Nothing in this Section 15.5 shall, however, relieve any Party from any liability for any breach of this Agreement.

         If this Agreement is terminated solely because the stockholders of Allied fail to approve the matters referred to in Section 7.5 hereof, and the failure to receive such stockholder approval directly results from the existence of a third party offer to acquire at least 51% of Allied's stock or assets (whether in the form of a tender offer, merger proposal, asset purchase or otherwise) then Allied will pay to Laidlaw within 10 days of such termination of this Agreement an amount equal to the product obtained by multiplying 5,000,000 times the difference between (i) the price per share of the third party offer (as in effect at the time of such stockholders' meeting) and (ii) $8.25.


                                  ARTICLE XVI

                               GENERAL PROVISIONS

         16.1 Non-Business Days. If the date on which any action (including the delivery of notices) to be taken under this Agreement is to occur falls on a day which is not a Business Day, such action will be deemed timely taken if taken on the first Business Day following.

         16.2 Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a Party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

         (1)     if to any Laidlaw Party, to:

                          Laidlaw Inc.
                          3221 North Service Road
                          Burlington, Ontario
                          Canada L7R 3Y8
                          Attention:  Ivan R. Cairns
                          Telecopy No.: (905) 332-6550

         (2)     if to any Allied Party, to:

                          Allied Waste Industries, Inc.
                          7201 East Camelback Road, Suite 375
                          Scottsdale, Arizona 85251
                          Attention: Roger A. Ramsey
                          Telecopy No.: (602) 481-9347
                          with a copy to:

                          Porter & Hedges, L.L.P.
                          700 Louisiana Street, Suite 3500
                          Houston, Texas 77002
                          Attention: Robert G. Reedy
                          Telecopy No.: (713) 228-1331

         16.3 Entire Agreement. This Agreement, its Exhibits, the Disclosure Schedules, all documents delivered under this Agreement, the Confidentiality Agreement and the letter agreement dated the date hereof relating to the option to purchase the Option Assets of Laidlaw granted to Allied constitute, and together with the Ancillary Agreements upon their execution and delivery as herein provided will constitute, the entire agreement, and supersede all of the prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

         16.4 Assignment; Binding Effect. This Agreement may not be assigned by any of its Parties. Subject to the preceding sentence, this Agreement shall be binding upon the Parties and their respective successors and assigns.

         16.5 Counterparts. This Agreement may be executed in counterparts which together shall constitute a single agreement.

         16.6 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties created hereby shall be governed by the internal Laws of the State of Delaware without regard to its conflict of law rules. The Parties irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Delaware in connection with any dispute between or among them arising under this Agreement or any Ancillary Agreement.

         16.7 Severability of Provisions. If a provision of this Agreement or its application to any Person or circumstance, is held invalid or unenforceable in any jurisdiction, to the extent permitted by law, such provision or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable and in other jurisdictions, and the remaining provisions of this Agreement, shall not be affected.

         16.8 Specific Performance. Each Party agrees that one or more other Parties would be irreparably damaged if any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. Therefore, the Parties agrees that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any of its provisions and to specifically enforce this

Agreement its terms and provisions in any action instituted in any court of the United States or Canada or any state or province thereof having subject matter jurisdiction, in addition to any other remedy to which a Party may be entitled, at law or in equity.

         16.9 Joint Drafting. This Agreement and its Exhibits have been jointly drafted by the Parties and their counsel. Neither this Agreement nor any of its Exhibits shall be construed against any Party based on its authorship.

         16.10 Captions. The article and section headings in this Agreement are for convenience only, and shall not affect the meaning or interpretation of this Agreement.

         16.11 No Third-Party Beneficiaries. There are no third-party beneficiaries of this Agreement, except that the respective Affiliates of the Parties are entitled to the benefits of the respective indemnification obligations of the Parties under Section 11.10 and Article XIV.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

                                        LAIDLAW INC.



                                        By: /s/ IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Senior Vice President
                                              ---------------------------------



                                        LAIDLAW TRANSPORTATION, INC.



                                        By: IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Senior Vice President
                                              ---------------------------------



                                        LAIDLAW WASTE SYSTEMS, INC.



                                        By: IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Authorized Officer
                                              ---------------------------------



                                        LAIDLAW WASTE SYSTEMS (CANADA) LTD.



                                        By: IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Authorized Officer
                                              ---------------------------------

                                        LAIDLAW MEDICAL SERVICES LTD.



                                        By: IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Authorized Officer
                                              ---------------------------------


                                        ALLIED WASTE INDUSTRIES, INC.



                                        By: /s/ ROGER A. RAMSEY
                                           ------------------------------------
                                        Title: Chairman
                                              ---------------------------------



                                        ALLIED HOLDINGS (UNITED STATES), INC.



                                        By: /s/ ROGER A. RAMSEY
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------



                                        3294862 (CANADA), INC.



                                        By: /s/ ROGER A. RAMSEY
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------

                                                                    EXHIBIT  B-1


THIS DEBENTURE HAS NOT BEEN REGISTERED (OR QUALIFIED BY PROSPECTUS) UNDER THE SECURITIES ACT (DEFINED BELOW), THE CANADIAN SECURITIES LEGISLATION (DEFINED BELOW), OR THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA, AND THIS DEBENTURE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS HEREOF AND THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, THE CANADIAN SECURITIES LEGISLATION AND SUCH STATE LAWS OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS AND UPON DELIVERY TO ALLIED FINANCE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALLIED FINANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THOSE LAWS.

THIS DEBENTURE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE HOLDER OF THIS DEBENTURE SHOULD BE AWARE THAT SUCH HOLDER WILL BE REQUIRED TO INCLUDE OID IN SUCH HOLDER'S GROSS INCOME FOR INCOME TAX PURPOSES IN ADVANCE OF THE RECEIPT OF CASH ATTRIBUTABLE TO SUCH INCOME. WITH RESPECT TO OID, THE ISSUE DATE OF THIS DEBENTURE IS _________________, 199_, THE ISSUE PRICE IS [$_________], THE AMOUNT OF OID IS [$_________], AND THE YIELD TO MATURITY IS [______]%.

                  7% JUNIOR SUBORDINATED DEBENTURE DUE 200_(1)


$150,000,000                                             _________________, 199_


       FOR VALUE RECEIVED, 3294854 CANADA INC., a Canadian corporation ("Allied Finance"), promises to pay to Laidlaw Inc., a Canadian corporation ("Laidlaw"), or its registered assigns, the principal amount of $150,000,000 on the Maturity Date, with interest on the principal balance outstanding from time to time at the rate and payable at the times and in the manner hereinafter set forth.




-------------------------------

(1)    The due date will be 12 years after the date of issuance.

       1.     Definitions.

       (a)    For all purposes of this Debenture:

              "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person with the term "control," including the terms "controlling" and "controlled," meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

              "Allied" means Allied Waste Industries, Inc., a Delaware corporation, and its successors and assigns.

              "Allied Common Stock" means the Common Stock, $.01 par value per share, of Allied.

              "Allied Finance" means 3294854 Canada Inc., a Canadian corporation, and its successors and assigns.

              "Allied U.S." means Allied Holdings (United States), Inc., a Delaware corporation, and its successors and assigns.

              "Allied Warrant" means the warrant for the purchase of shares of Allied Common Stock to be issued by Allied to Laidlaw under Section 2.3 of the Stock Purchase Agreement.

              "Bankruptcy or Insolvency Proceeding" is defined in Subsection 5(b) of this Debenture.

              "Blockage Period" means any period when a default or an event of default or an event which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default has occurred and is continuing under the terms of the Credit Facility or the Senior Subordinated Debentures or under the terms of any agreement or instrument pursuant to which any other Designated Senior Indebtedness is created, issued, evidenced, secured or guaranteed.

              "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

              "Canadian Securities Legislation" means the Securities Act of the Province of Ontario (R.S.O. 1990, c. S.5, as amended) and similar provincial legislation, and the regulations and rules promulgated thereunder.

              "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a Person was not an Unrelated Person because such Person or an Affiliate of such Person acquired shares of Allied Common Stock or all or any portion of the Allied Warrant from Laidlaw or from any Affiliate of Laidlaw within nine months prior to such date, such shares of Allied Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Allied Common Stock issued upon exercise of the Allied Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in this definition of Change of Control (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Affiliate" means, with respect to any Person, another Person which would be an "affiliate" of such Person for purposes of Section 13(d) of the Exchange Act; (d) "Unrelated Person" means at any time any Person other than Laidlaw, any Person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Allied Common Stock or all or any portion of the Allied Warrant or any Affiliate of Laidlaw or any such Person; provided, however, that Persons (other than Laidlaw or its Affiliates) to whom Laidlaw or any of its Affiliates transfers any shares of Allied Common Stock or all or any portion of the Allied Warrant after five years from the date hereof shall not be deemed Unrelated Persons; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

              "Credit Facility" means the Credit Agreement dated as of _____________, 199_, among Allied U.S., as borrower, Allied, Goldman Sachs Credit Partners L.P., as syndication agent, Citibank, N.A., as documentation agent, Credit Suisse, as administrative agent, Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, and the other financial institutions now or hereafter parties thereto (as the same may be renewed, amended, modified, increased, extended, refinanced, or otherwise supplemented from time to time).

              "Debenture" means this 7% Junior Subordinated Debenture due
       200__.

              "Default" is defined in Section 8.

              "Default Rate" means an annual interest rate equal to 9% per annum.

              "Deferral Period" is defined in Subsection 3(b).

              "Designated Senior Indebtedness" means (i) the Senior Indebtedness incurred with respect to the Credit Facility, (ii) the Senior Indebtedness evidenced by the Senior Subordinated Debentures and
       (iii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for Indebtedness, or commitments to lend, of at least $10,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

              "$" means U.S. dollars, the lawful currency of the United States of America.

              "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

              "Governmental Entity" means any U.S. or Canadian, territorial, federal, state, provincial or local court, executive office, legislature, governmental agency, department, ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

              "Guarantee" means with respect to any Person any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

              "Indebtedness" means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to Guarantees, (d) all obligations of such Person under Financing Leases,
       (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business), (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

              "Indenture" means the Indenture dated _____________, 199_, between Allied U.S. and the Trustee pursuant to which the Senior Subordinated Debentures are issued.

              "Laidlaw" means Laidlaw Inc., a Canadian corporation.

              "LTI" means Laidlaw Transportation, Inc., a Delaware corporation.

              "Maturity Date" means _______________ ___, 200_ [12 years after the date hereof].

              "Offset Letter Agreement" means the letter agreement dated the Closing Date among Allied, Allied Finance, Laidlaw and LTI, in substantially the form of Exhibit N attached to this Agreement, to be executed and delivered pursuant to Section 3.3.

              "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

              "Representative" means at any date, with respect to the Credit Facility, the Person or Persons then acting as the administrative agent under the Credit Facility, with respect to the Senior Subordinated Debentures, the Trustee, and with respect to any other Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness or any Person acting as agent of such holders at such date.

              "Section 4(b) Prepayment Date" is defined in Subsection 4(b) of this Debenture.

              "Section 4(b) Prepayment Fraction" means, with respect to any prepayment pursuant to Section 4(b) of this Debenture, the fraction obtained by dividing the principal amount of the Debenture to be prepaid by $150 million.

              "Section 4(b) Prepayment Notice" is defined in Subsection 4(b) of this Debenture.

              "Section 4(b) Prepayment Option" is defined in Subsection 4(b) of this Debenture.

              "Section 4(b) Prepayment Price" means (i) at any date set forth in the table below (the "Section 4(b) Value Date"), the amount set forth opposite such Section 4(b) Value Date, and (ii) at any other date (the "Section 4(b) Determination Date"), the amount equal to the sum of (y) the Section 4(b) Prepayment Price as of the Section 4(b) Value Date immediately preceding such Section 4(b) Determination Date plus (z) an amount equal to the product of (A) the difference between the Section 4(b) Prepayment Price as of the Section 4(b) Value Date immediately following such Section 4(b) Determination Date minus the Section 4(b) Prepayment Price as of the Section 4(b) Value Date immediately preceding such Section 4(b) Determination Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from (and including) such preceding Section 4(b) Value Date to (but excluding) such Section 4(b) Determination Date and the denominator of which is the number of days from (and including) such preceding Section 4(b)Value Date to (but excluding) the immediately following Section 4(b)Value Date.

       Section 4(b)            Section 4(b)         Section 4(b)        Section 4(b)
       Value Date (2)         Prepayment Price      Value Date       Prepayment Price
       ----------             ----------------      ----------       ----------------
       ___________, ____       $126,700,000      ___________, ____           $144,700,000
       ___________, ____       $130,400,000      ___________, ____           $150,000,000
       ___________, ____       $134,600,000      ___________, ____           $150,000,000
       ___________, ____       $139,400,000      ___________, ____           $150,000,000

              "Section 9 Prepayment Date" is defined in Section 9(b) of this Debenture.

              "Section 9 Purchase Price" means (i) at any time prior to five years from the date hereof, $126,700,000, (ii) at any date set forth in the table below (the "Section 9 Value Date"), the amount set forth opposite such Section 9




----------------------------

(2) The initial Section 4(b) Value Date shall be the date five years after the date of the Debenture, and succeeding Section 4(b) Value Dates shall occur annually thereafter until the Maturity Date.

       Value Date, and (iii) at any other date (the "Section 9 Determination Date"), the amount equal to the sum of (y) the Section 9 Purchase Price as of the Section 9 Value Date immediately preceding such Section 9 Determination Date plus (z) an amount equal to the product of (A) the difference between the Section 9 Purchase Price as of the Section 9 Value Date immediately following such Section 9 Determination Date minus the Section 9 Purchase Price as of the Section 9 Value Date immediately preceding such Section 9 Determination Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from (and including) such preceding Section 9 Value Date to (but excluding) such
       Section 9 Determination Date and the denominator of which is the number of days from (and including) such preceding Section 9 Value Date to (but excluding) the immediately following Section 9 Value Date.

        Section 9                     Section 9       Section 9                 Section 9
       Value Date (3)             Prepayment Price    Value Date             Prepayment Price
       ----------                 ----------------    ----------             ----------------
        ___________, ____          $126,700,000      ___________, ____         $144,700,000
        ___________, ____          $130,400,000      ___________, ____         $150,000,000
        ___________, ____          $134,600,000      ___________, ____         $150,000,000
        ___________, ____          $139,400,000      ___________, ____         $150,000,000

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Indebtedness" means principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding, would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed or allowable in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with any Indebtedness of Allied Finance, whether outstanding on the date of this Debenture or thereafter created, incurred, assumed or Guaranteed by Allied Finance (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Debenture. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (a) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) under the Credit Facility, the Senior




---------------------------

(3) The initial Section 9 Value Date shall be the date five years after the date of the Debenture, and succeeding Section 9 Value Dates shall occur annually thereafter until the Maturity Date.

       Subordinated Debentures or the Indenture, (b) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) in respect of any interest rate swaps or other interest rate hedging product entered into in connection with Indebtedness incurred or to be incurred pursuant to the Credit Facility, and (c) any renewal, extension, refinancing or rearrangement of any Indebtedness incurred or to be incurred pursuant to the Credit Facility, the Senior Subordinated Debentures or the Indenture. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under Financing Leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees of Allied Finance, (ii) any liability for federal, state, provincial, local or other taxes owed or owing by Allied Finance and (iii) Indebtedness with respect to Allied Finance's Zero Coupon Junior Subordinated Debenture due 200_ dated the date hereof.

              "Senior Subordinated Debentures" means the ___% Senior Subordinated Debentures due 200__(4) in the aggregate original principal amount of at least $475,000,000 issued by Allied U.S. pursuant to the Indenture.

              "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of September 17, 1996, among Allied, Allied Finance, Laidlaw and certain other parties named therein.

              "Subordinated Obligations" is defined in Subsection 5(a).

              "Subscription Agreement" means the Subscription Agreement dated the date hereof among Allied, Allied Finance, Laidlaw and LTI.

              "Subsidiary" of a Person means an Affiliate of that Person more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Subsidiaries.

              "Trustee" means ________________________________, a national banking association, in its capacity as trustee under the Indenture, and its successors in such capacity.

       (b)    Capitalized terms defined in this Debenture are equally
applicable to both their singular and plural forms.   References to a
designated "Section" or "Subsections" refer to a Section or Subsection of this Debenture, unless otherwise specifically




---------------------------

(4) The due date of the Senior Subordinated Debentures will be 10 years after the date of issuance.

indicated. In this Debenture, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

       2. Interest Rate; Default Rate. From (and including) the date of this Debenture through (but not including) the earlier of the Maturity Date or the date the maturity of this Debenture is accelerated pursuant to Section 8(a), interest shall accrue on the unpaid principal balance of this Debenture at an annual fixed rate equal to 7% per annum. All past due principal and interest shall accrue interest at the Default Rate from (and including) the day after the date such principal or interest is payable hereunder through (but not including) the date of payment. Interest will be calculated on the basis of the actual number of days elapsed over a year composed of 365 days (or 366 days, as the case may be).

       3.     Payment Terms.  Subject to Section 5:

              (a) The outstanding principal balance of this Debenture and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

              (b) During the period beginning on the date hereof and ending three years thereafter (the "Deferral Period"), interest on the outstanding principal balance of this Debenture will accrue but will be deferred. During the Deferral Period, interest will be compounded semi-annually. After the Deferral Period, at the election of Allied Finance, the deferred interest may be paid at any time, and (i) the aggregate unpaid amount, if any, of interest deferred during the Deferral Period, together with interest thereon at the rate of 7% per annum, will be payable in eighteen equal (or as nearly equal as possible) installments on the ___ day of each _______ and _______ of each year (beginning __________, __), and on the Maturity Date and (ii) interest on the outstanding principal balance of this Debenture will be due and payable in arrears on the _____ day of each ___________ and _____________ of each year (beginning ___________, ____), and on the
       Maturity Date for the period commencing on (and including) the later of the date following the last day of the Deferral Period or the date to which interest hereon has been paid, as the case may be, and ending on (but excluding) the date of payment.(5)

              (c) Each payment or prepayment hereunder shall be made in cash by wire transfer to an account located in Canada designated by Laidlaw.

              (d) Any payment or action that is due hereunder on a day which is not a Business Day shall be deferred until the next succeeding Business Day




---------------------------

(5) Installments of interest will be payable on a semi-annual basis commencing six months after the last day of the Deferral Period.

       (but interest shall continue to accrue on any applicable payment until such payment is made).

              (e) Pursuant to Article II of the Subscription Agreement, LTI has agreed to subscribe for shares of Allied Common Stock from time to time. Reference is made to the Subscription Agreement for a complete statement of the terms and conditions pursuant to which such shares are to be issued.

       4.     Optional Redemption.

              (a) Except to the extent provided in Section 9, this Debenture may not be redeemed or prepaid, in whole or in part, on or before the date which is five years after the date hereof.

              (b) Thereafter, except as otherwise provided in Section 5, Allied Finance shall have the right and option (the "Section 4(b) Prepayment Option") to redeem and prepay this Debenture, in whole or in part, at a discount, on the terms and subject to the conditions of this
       Section 4(b). Allied Finance may exercise the Section 4(b) Prepayment Option at any time by giving the holder of this Debenture written notice (the "Section 4(b) Prepayment Notice") of its election to exercise the
       Section 4(b) Prepayment Option and by specifying in the Section 4(b) Prepayment Notice the date on which Allied Finance will prepay this Debenture pursuant to this Section 4(b) (the "Section 4(b) Prepayment Date") and the principal amount of this Debenture to be prepaid. The
       Section 4(b) Prepayment Date shall be at least 10 Business Days, and not more than 20 Business Days, after the date of the Section 4(b) Prepayment Notice. Upon the Section 4(b) Prepayment Date, Allied Finance shall prepay this Debenture to the extent specified in the
       Section 4(b) Prepayment Notice, by payment of an amount equal to the product obtained by multiplying the Section 4(b) Prepayment Price as of the Section 4(b) Prepayment Date times the Section 4(b) Prepayment Fraction.

       5.     Subordination.

              (a) The indebtedness evidenced by, and all obligations in respect of, this Debenture (including the obligations under Section 9) and the payment of principal of, premium and interest, if any, on and all other obligations in respect of, this Debenture (collectively, the "Subordinated Obligations") are expressly subordinate to all Senior Indebtedness to the extent and in the manner set forth herein. For purposes hereof, the term "subordinate" means that, unless and until the Senior Indebtedness has been indefeasibly paid in full in cash, Laidlaw will not have the right under any circumstances to, and will not, take, demand, commence any suit or any other proceeding for collection, pursue any other judicial or non-judicial remedy or receive from Allied Finance or any of its Subsidiaries or Affiliates, and Allied Finance will not and will not permit any of its Subsidiaries or Affiliates to, make, give, or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or on account of the Subordinated Obligations; provided, however, that at any time, except during a Blockage Period, Allied Finance shall make, and Laidlaw may receive, and Laidlaw may commence any suit or other proceeding for collection of, scheduled payments of principal or interest on this Debenture in accordance with the terms hereof and, provided, further, that at any time, except during a Blockage Period, Allied Finance may prepay this Debenture so long as such prepayment would not cause the occurrence of a Blockage Period. Upon the termination of any Blockage Period, the right of Laidlaw to receive payments (including payments not made during the Blockage Period) shall be reinstated, and Allied Finance shall resume making such payments to Laidlaw in accordance with the terms hereof. In no event shall Allied Finance be obligated to make, and Allied Finance shall not make, and shall not permit any of its Subsidiaries or Affiliates to make, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payments or prepayments of, or on account of, any of the Subordinated Obligations during any Blockage Period or if such payment or prepayment would cause the occurrence of a Blockage Period.

              (b) Upon any payment or distribution of any kind or character to creditors of Allied Finance (whether in cash, property or securities) in (x) a total or partial liquidation, winding up or dissolution of Allied Finance (whether voluntarily or involuntarily) or (y) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding (including a proceeding under the Canadian Companies' Creditors Arrangement Act) relating to Allied Finance or its property, or in an assignment for the benefit of creditors or any marshaling of Allied Finance's assets and liabilities (any of the foregoing in clauses
       (x) and (y) being referred to herein as a "Bankruptcy or Insolvency Proceeding"), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the principal of and interest on and other amounts payable in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the agreements or instruments creating or evidencing the applicable Senior Indebtedness and whether or not such interest is an allowed or allowable claim under applicable law) before Laidlaw will be entitled to receive any payment with respect to this Debenture (whether in cash, property or securities); and until all obligations with respect to Senior Indebtedness are indefeasibly paid in full in cash, any distribution received by Laidlaw or to which Laidlaw would be entitled shall be paid over or made to the holders of Senior Indebtedness. Upon the occurrence of any Bankruptcy or Insolvency Proceeding relating to Allied Finance, the holders of the Senior Indebtedness are authorized and empowered to (i) demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (ii) file claims and proofs of claim in any statutory or non- statutory proceeding and take such other actions as may be necessary or desirable for the enforcement of the subordination provisions of this

       Debenture.  Promptly after taking any action provided in clauses (i) or
       (ii) above, Allied Finance shall give written notice thereof to the holder of this Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any action so taken.

              (c) In the event that, notwithstanding the occurrence of any of the events described in Subsections 5(a) and (b), any such payment or distribution of assets of Allied Finance of any kind or character, whether in cash, property or securities, shall be received by the holder of this Debenture which is not permitted hereby such payment or distribution shall be held in trust for the ratable benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness.

              (d) The holders of the Senior Indebtedness shall have no duty or obligation to the holder of this Debenture in any manner whatsoever and may, at any time and from time to time, in their sole discretion, without the consent of or notice to the holder of this Debenture and without impairing or releasing any rights of the holders of the Senior Indebtedness or any of the obligations of the holder of this Debenture hereunder, take any or all of the following actions:

                     (i) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend or supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Senior Indebtedness is issued or incurred;

                     (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with in any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

                     (iii) release any person liable in any manner for the payment or collection of the Senior Indebtedness;

                     (iv) exercise or refrain from exercising any rights and remedies against Allied Finance or others, or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of Allied Finance or any other Person; and

                     (v) apply any sums received by the holders of the Senior Indebtedness, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the holders of the Senior Indebtedness, in their sole discretion, may deem appropriate.

              (e) Laidlaw and any future holder of this Debenture, by acceptance of this Debenture, agree to provide to any holder of Senior Indebtedness, at any time and from time to time, upon the written request of Allied Finance or such holder of Senior Indebtedness an agreement signed by Laidlaw or such future holder of this Debenture addressed to the holder of such Senior Indebtedness in substantially the form of, and on substantially the terms set out in, Exhibit A attached hereto to the effect that such holder is a holder of Senior Indebtedness, that the holder or holders of such Senior Indebtedness are entitled to the benefits of Sections 5, 6 and 13 of this Debenture and that the holder or holders of such Senior Indebtedness may enforce the terms and provisions thereof to the same extent Allied Finance would be able to do so, provided, however, that prior to furnishing such agreement, Laidlaw has received from Allied Finance or such holder such information as Laidlaw may reasonably request demonstrating to Laidlaw's reasonable satisfaction that such holder is a holder of Senior Indebtedness. Laidlaw, and each subsequent holder of this Debenture, by acceptance of this Debenture, irrevocably appoint Allied Finance (with full power of substitution) as its agent and attorney in fact (which appointment is coupled with an interest and shall be irrevocable so long as any Senior Indebtedness is outstanding) to execute and deliver on behalf and in the name of Laidlaw or such holder, as the case may be, an agreement in substantially the form of, and on substantially the terms set out in, Exhibit A hereto in favor of each such holder of Senior Indebtedness and to take such further action as may be necessary or appropriate to effectuate the subordination as provided herein.
       Promptly after exercise of any such power, Allied Finance will give written notice thereof to the holder of the Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any power so exercised.

              (f) If a Default shall have occurred and be continuing (other than a Default pursuant to Subsection 7(b) or (c)) and the holder of this Debenture elects to accelerate this Debenture pursuant to Section 8, Laidlaw shall give the Representative under the Credit Facility 30 days' prior written notice before accelerating this Debenture, which notice shall state that it is a "Notice of Intent to Accelerate"; provided, however, that Laidlaw shall not be required to give such notice if at such time payment of any Indebtedness incurred pursuant to the Credit Facility shall have been accelerated. If payment of this Debenture is accelerated because of a Default, the holder shall promptly notify the Representatives under the Designated Senior Indebtedness and the holders of all other Senior Indebtedness of the acceleration.

              (g) Until all Senior Indebtedness has been indefeasibly paid in full in cash, the holders of this Debenture shall not be entitled to assert, enforce or otherwise exercise any right of subrogation against Allied Finance or any other Person obligated on the Subordinated Obligations. After all Senior Indebtedness has been indefeasibly paid in full in cash, and until the Subordinated Obligations have been so paid in full, the holder of this Debenture shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to

       Senior Indebtedness. A distribution made under this Section 5 to holders of Senior Indebtedness which otherwise would have been made to the holder of this Debenture is not, as between Allied Finance and the holder of this Debenture, a payment by Allied Finance on Senior Indebtedness.

              (h) This Section 5 defines the relative rights of the holder of this Debenture and holders of Senior Indebtedness. Nothing in this Debenture shall:

                     (i) impair, as between Allied Finance and such holder, the obligation of Allied Finance, which is absolute and unconditional, to pay principal of and, premium and interest, if any, on this Debenture in accordance with its terms; or

                     (ii) except as otherwise set forth in this Section 5, prevent the holder of this Debenture from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to such holder.

       6. No Impairment. Section 5, this Section 6, the proviso to Subsection 8(a), and Section 13 (and all defined terms used in such sections) shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders from time to time of Senior Indebtedness, and such Persons are conclusively presumed to have relied upon such provisions; and such holders are made obligees hereunder, and they or each of them may enforce such provisions. No right of any present or future holder of any Senior Indebtedness to enforce the subordination or other provisions referred to in this Section 6 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Allied Finance or Laidlaw, or by any non-compliance by Allied Finance or Laidlaw with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Section 5, this Section 6 and the subordination and other provisions referred to in this Section 6 may not be amended or modified in any manner which might terminate or impair the subordination or such other provisions except with the prior written consent of the Representatives of all the Designated Senior Indebtedness.

       7. Events of Default. "Default" means the occurrence of one or more of the following:

              (a) Payment. Allied Finance fails to pay the outstanding principal amount of this Debenture on the Maturity Date.

              (b) Voluntary Bankruptcy. Allied Finance (i) files a petition initiating a voluntary Bankruptcy or Insolvency Proceeding, (ii) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any substantial part of its property,
       (iii) is voluntarily adjudicated a bankrupt or insolvent, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as they mature.

              (c) Involuntary Bankruptcy. A petition is filed against Allied Finance seeking to initiate a Bankruptcy or Insolvency Proceeding and such petition is not dismissed within 180 days after being filed, or a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for Allied Finance, or for all or substantially all of its property, and such order, judgment or decree is not discharged or stayed within 180 days after its entry.

              (d) Acceleration of Other Indebtedness. An event of default occurs and is continuing under the Credit Facility and, as a result thereof, the Indebtedness outstanding pursuant to the Credit Facility is accelerated; provided, however, that in the event the holders of such Indebtedness elect to waive such event of default or to otherwise de-accelerate such Indebtedness, no Default shall subsist hereunder.

       8. Remedies of Laidlaw. Upon the occurrence and during the continuance of a Default, Laidlaw shall have the following rights:

              (a) Acceleration. Subject to the provisions of Section 5 hereof, Laidlaw may, at its option, declare the entire principal balance of this Debenture, together with the accrued and unpaid interest thereon, immediately due and payable without notice of Default, notice of intent to accelerate, notice of acceleration, or any other notice, presentment, protest, demand or action of any kind or nature whatsoever (each of which is hereby expressly waived by Allied Finance), whereupon the entire Indebtedness under this Debenture shall become immediately due and payable; provided, however, that no such acceleration (except for an acceleration upon the occurrence of a Default specified in Subsection 7(d)) shall be effective or of any force whatsoever and the holder of this Debenture may not take any action against Allied Finance with respect to a Default hereunder if made during a Blockage Period, or if such acceleration would result in a Blockage Period; provided, further, that in the event the Indebtedness under this Debenture is accelerated upon the occurrence of a Default specified in Subsection 7(d) and the holders of the Indebtedness outstanding pursuant to the Credit Facility elect to waive the event of default giving rise to the acceleration thereunder or otherwise elect to de-accelerate such Indebtedness, Laidlaw shall de-accelerate the obligations hereunder.

              (b) Other Rights. Except as otherwise modified hereby, Laidlaw shall have all rights and remedies available at law or equity and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Allied Finance, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Allied Finance that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right or remedy, and (iv) are intended to be, and shall be, nonexclusive.

       9.     Offer of Prepayment upon Change of Control.

              (a) Allied Finance will, within thirty business days after any executive officer of Allied Finance has knowledge of the occurrence of a Change of Control, give written notice of such Change of Control to the holder of this Debenture. Subject to the provisions of Section 5, such notice shall contain and constitute an offer to prepay this Debenture as described in Subsection 9(b).

              (b) The offer to prepay this Debenture contemplated by Subsection 9(a) shall be an offer to prepay, in accordance with and subject to this Section 9, all, but not less than all, of this Debenture at the Section 9 Purchase Price, together with all interest accrued and unpaid hereon, on a date specified in such offer (the "Section 9 Prepayment Date") which date shall be not less than 45 days and not more than 60 days after the date of such offer (if the Section 9 Prepayment Date shall not be specified in such offer, the Section 9 Prepayment Date shall be the first business day after the 45th day after the date of such offer).

              (c) The holder of this Debenture may accept the offer to prepay made pursuant to this Section 9 in whole but not in part by causing a notice of such acceptance to be delivered to Allied Finance within ten business days after receipt of the written notice to be given pursuant to Subsection 9(a). A failure by a holder of this Debenture to respond within such time period to an offer to prepay made pursuant to this Section 9 shall be deemed to constitute a rejection of such offer.

              (d) Prepayment of this Debenture pursuant to this Section 9 shall be at the Section 9 Purchase Price. The prepayment shall be made on the Section 9 Prepayment Date.

              (e) Notwithstanding any provision hereof to the contrary, in no event shall Allied Finance prepay (or be obligated to prepay) this Debenture pursuant to this Section 9 until 91 days after Allied Finance shall have prepaid the Senior Indebtedness incurred pursuant to the Credit Facility and the Senior Subordinated Debentures, and all other Senior Indebtedness which is entitled to be prepaid upon the occurrence of a Change of Control, unless the holder or holders of such Senior Indebtedness have waived or otherwise failed to enforce their rights to receive a prepayment of the Senior Indebtedness held by them to which they are entitled in connection with such Change of Control.

       10. Captions. The captions, headings, and arrangements used in this Debenture are for convenience only and do not affect or modify the terms of this Debenture.

       11. Notices. All notices or other communications which are required or may be given under this Debenture shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) at the address or telecopy number set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):



       (1)    if to Laidlaw, to:

                     Laidlaw Inc.
                     3221 North Service Road
                     Burlington, Ontario
                     Canada L7R 3Y8
                     Attention:  Ivan R. Cairns
                     Telecopy No.: (905) 332-6550

       (2)    if to Allied Finance, to:

                     3294854 CANADA INC.
                     c/o Allied Waste Industries, Inc.
                     7201 East Camelback Road, Suite 375
                     Scottsdale, Arizona 85251
                     Attention: Roger A. Ramsey
                     Telecopy No.: (602) 481-9347

                     with a copy to:

                     Porter & Hedges, L.L.P.
                     700 Louisiana Street, Suite 3500
                     Houston, Texas 77002
                     Attention: Robert G. Reedy
                     Telecopy No.: (713) 228-1331


       12. Applicable Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein (without reference to the conflicts of law principles thereof).

       13. Transfer Restriction. This Debenture may not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by Laidlaw or any other holder, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this Debenture applicable to Laidlaw, including but not limited to the provisions of
Section 5(e) and Section 14 hereof. Any transfer of this Debenture shall be of the entire Debenture and not of any part of the indebtedness evidenced hereby or of at least $75,000,000 of the principal amount thereof.

       14. OFFSET. THE OBLIGATIONS OF ALLIED FINANCE HEREUNDER ARE, IN ALL RESPECTS, SUBJECT TO OFFSET AS MORE FULLY SET FORTH IN THE OFFSET LETTER AGREEMENT. THE OFFSET RIGHTS SET FORTH IN THE OFFSET LETTER AGREEMENT SHALL BE EFFECTIVE NOTWITHSTANDING THE ASSIGNMENT OR TRANSFER OF THIS DEBENTURE BY LAIDLAW AND ANY TRANSFEREE SHALL TAKE THIS DEBENTURE SUBJECT TO THE TERMS THEREOF.

       NOTICE: THE RIGHTS AND OBLIGATIONS OF ALLIED FINANCE AND LAIDLAW SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN ALLIED FINANCE AND LAIDLAW ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS DEBENTURE (AS AMENDED IN WRITING FROM TIME TO TIME) REPRESENTS THE FINAL AGREEMENT BETWEEN ALLIED FINANCE AND LAIDLAW AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS BY ALLIED FINANCE AND LAIDLAW. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ALLIED FINANCE AND LAIDLAW.



                                   3294854 CANADA, LTD.
                                   a Canadian corporation


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


Agreed and Accepted:

LAIDLAW INC.
a Canadian corporation


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                                                                       EXHIBIT A
                                                   to the 7% Junior Subordinated
                                                   Debenture Due 200__ Issued by
                                                            3294854 Canada, Ltd.
                                                        in favor of Laidlaw Inc.


                                     [Date]


--------------------

--------------------

--------------------


Gentlemen:

       Reference is made to the 7% Junior Subordinated Debenture Due 200__ dated __________, 199_ (the "Subordinated Debenture"), in the original principal amount of $150 million issued by 3294854 CANADA INC., a Canadian corporation ("Allied Finance"), in favor of Laidlaw Inc., a Canadian corporation, and the [describe Senior Indebtedness] (the "Subject Indebtedness"), being issued contemporaneously herewith by Allied Finance in favor of [identity of holder or holders of Subject Indebtedness] (whether one or more, the "Senior Creditor"). Hereinafter, capitalized words and phrases used herein which are defined in the Subordinated Debenture are used herein as therein defined.

       The undersigned (the "Subordinated Creditor") hereby represents and warrants to the Senior Creditor that the Subordinated Creditor is the owner and holder of the Subordinated Debenture and that the Subordinated Creditor is entitled to make the agreements herein contained. The Subordinated Creditor hereby acknowledges and agrees that the principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding would accrue on such obligations at the time provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses and any interest rate swaps or other interest rate hedging products entered into in connection with the Subject Indebtedness) due on or in connection with the Subject Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, guaranteed or in effect guaranteed by Allied Finance (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) are in all respects Senior Indebtedness, that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) is entitled to the benefits of Sections 5, 6 and 13 of the Subordinated Debenture and that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) may enforce the terms and provisions of the Subordinated Debenture to the same extent that Allied Finance or any other holder of Senior Indebtedness would be able to do so.

       The Subordinated Creditor hereby agrees that the Subordinated Debenture will not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by the Subordinated Creditor, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this agreement.

       The Subordinated Creditor has executed this agreement in the space provided below in order to induce the Senior Creditor to advance funds or extend credit to Allied Finance, and this agreement is intended by the Subordinated Creditor to be a binding and enforceable undertaking by the Subordinated Creditor in favor of the Senior Creditor.

       The rights credited hereby of the Senior Creditor and of any subsequent holder of the Senior Indebtedness will be assigned automatically, and without any further act, by the Senior Creditor or such holder upon any sale, assignment, conveyance or other transfer of all or any part of the Senior Indebtedness to the extent of the interest sold, assigned, conveyed or otherwise transferred, unless and to the extent the Senior Creditor or such holder expressly provides otherwise in the instrument pursuant to which such interest is conveyed.



                                           Very truly yours,

                                           [NAME OF SUBORDINATED CREDITOR]


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



Accepted and agreed to as of
the date first above written:

[NAME OF SENIOR CREDITOR]


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                                                     EXHIBIT B-2

THIS DEBENTURE HAS NOT BEEN REGISTERED (OR QUALIFIED BY PROSPECTUS) UNDER THE SECURITIES ACT (DEFINED BELOW), THE CANADIAN SECURITIES LEGISLATION (DEFINED BELOW), OR THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA, AND THIS DEBENTURE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS HEREOF AND THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, THE CANADIAN SECURITIES LEGISLATION AND SUCH STATE LAWS OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND PROSPECTUS REQUIREMENTS AND UPON DELIVERY TO ALLIED FINANCE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALLIED FINANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THOSE LAWS.

THIS DEBENTURE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE HOLDER OF THIS DEBENTURE SHOULD BE AWARE THAT SUCH HOLDER WILL BE REQUIRED TO INCLUDE OID IN SUCH HOLDER'S GROSS INCOME FOR INCOME TAX PURPOSES IN ADVANCE OF THE RECEIPT OF CASH ATTRIBUTABLE TO SUCH INCOME. WITH RESPECT TO OID, THE ISSUE DATE OF THIS DEBENTURE IS _________________, 199__, THE ISSUE PRICE IS [$_________], THE AMOUNT OF OID IS [$_________], AND THE YIELD TO MATURITY IS [______]%.

             ZERO COUPON JUNIOR SUBORDINATED DEBENTURE DUE 200__(1)


$168,300,000                                            _________________, 199__


         FOR VALUE RECEIVED, 3294854 CANADA INC., a Canadian corporation ("Allied Finance"), promises to pay to Laidlaw Inc., a Canadian corporation ("Laidlaw"), or its registered assigns, the amount of $168,300,000 on the Maturity Date.





----------------------------------

     (1)  The due date will be 12 years after the date of issuance.

         1.      Definitions.

         (a)     For all purposes of this Debenture:

                 "Accreted Value" means (i) at any date set forth in the table below (the "Value Date"), the amount set forth opposite such Value Date, and (ii) at any other date (the "Determination Date"), the amount equal to the sum of (y) the Accreted Value as of the Value Date immediately preceding such Determination Date plus (z) an amount equal to the product of (A) the difference between the Accreted Value as of the Value Date immediately following such Determination Date minus the Accreted Value as of the Value Date immediately preceding such Determination Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from (and including) such preceding Value Date to (but excluding) such Determination Date and the denominator of which is the number of days from (and including) such preceding Value Date to (but excluding) the immediately following Value Date.

               Value Date (2)             Accreted Value              Value Date              Accreted Value
               ----------                 --------------              ----------              --------------
         ___________, ____                   $ 33,200,000      ___________, ____                 $ 85,500,000

         ___________, ____                   $ 38,000,000      ___________, ____                 $ 98,500,000

         ___________, ____                   $ 43,500,000      ___________, ____                 $112,100,000
         ___________, ____                   $ 49,800,000      ___________, ____                 $128,400,000

         ___________, ____                   $ 57,000,000      ___________, ____                 $147,000,000
         ___________, ____                   $ 65,300,000      ___________, ____                 $168,300,000

         ___________, ____                   $ 74,700,000      ___________, ____

                 "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, with the term "control," including the terms "controlling" and "controlled," meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

                 "Allied" means Allied Waste Industries, Inc., a Delaware corporation, and its successors and assigns.

                 "Allied Common Stock" means the Common Stock, $.01 par value per share, of Allied.

----------------------------------

   (2) The initial Value Date shall be the date of the Debenture, and succeeding Value Dates shall occur each year thereafter until the Maturity Date.

                 "Allied Finance" means 3294854 Canada Inc. a Canadian corporation, and its successors and assigns.

                 "Allied U.S." means Allied Holdings (United States), Inc., a Delaware corporation, and its successors and assigns.

                 "Allied Warrant" means the warrant for the purchase of shares of Allied Common Stock to be issued by Allied to Laidlaw under Section
         2.3 of the Stock Purchase Agreement.

                 "Bankruptcy or Insolvency Proceeding" is defined in Subsection 4(b) of this Debenture.

                 "Blockage Period" means any period when a default or an event of default or an event which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default has occurred and is continuing under the terms of the Credit Facility or the Senior Subordinated Debentures or under the terms of any agreement or instrument pursuant to which any other Designated Senior Indebtedness is created, issued, evidenced, secured or guaranteed.

                 "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

                 "Canadian Securities Legislation" means the Securities Act of the Province of Ontario (R.S.O. 1990, c. S.5, as amended) and similar provincial legislation, and the regulations and rules promulgated thereunder.

                 "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a Person was not an Unrelated Person because such Person or an Affiliate of such Person acquired shares of Allied Common Stock or all or any portion of the Allied Warrant from Laidlaw or from any Affiliate of Laidlaw within nine months prior to such date, such shares of Allied Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Allied Common Stock issued upon exercise of the Allied Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in this definition of Change of Control (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Affiliate" means, with respect to any Person, another Person which would be an "affiliate" of such Person for purposes of Section 13(d) of the Exchange Act; (d) "Unrelated Person" means at any time any Person other than Laidlaw, any Person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Allied Common Stock or all or any portion of the Allied Warrant or any Affiliate of Polaris or any such Person; provided, however, that Persons (other than Polaris or its Affiliates) to whom Laidlaw or any of its Affiliates transfers any shares of Allied Common Stock or all or any portion of the Allied Warrant after five years from the date hereof shall not be deemed Unrelated Persons; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                 "Credit Facility" means the Credit Agreement dated as of ___________, 199_ among Allied U.S., as borrower, Allied, Goldman Sachs Credit Partners L.P., as syndication agent, Citibank, N.A., as documentation agent, Credit Suisse, as administrative agent, Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, and the other financial institutions now or hereafter parties thereto (as the same may be renewed, amended, modified, increased, extended, refinanced, or otherwise supplemented from time to time).

                 "Debenture" means this Zero Coupon Junior Subordinated Debenture due 200_.

                 "Default" is defined in Section 6.

                 "Default Rate" means an annual interest rate equal to 9% per annum.

                 "Designated Senior Indebtedness" means (i) the Senior Indebtedness incurred with respect to the Credit Facility, (ii) the Senior Indebtedness evidenced by the Senior Subordinated Debentures and (iii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for Indebtedness, or commitments to lend, of at least $10,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

                 "$" means U.S. dollars, the lawful currency of the United States of America.

                 "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

                 "Governmental Entity" means any U.S. or Canadian, territorial, federal, state, provincial or local court, executive office, legislature, governmental agency, department, ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

                 "Guarantee" means with respect to any Person any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                 "Indebtedness" means with respect to any Person at any date,
         (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to Guarantees, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business),
         (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                 "Indenture" means the Indenture dated _____________, 199__, between Allied U.S. and the Trustee pursuant to which the Senior Subordinated Debentures are issued.

                 "Laidlaw" means Laidlaw Inc., a Canadian corporation.

                 "LTI" means Laidlaw Transportation, Inc., a Delaware corporation.

                 "Maturity Date" _________________, 200__ [12 years after the date hereof].

                 "Offset Letter Agreement" means the letter agreement dated the date hereof among Allied, Allied Finance, Laidlaw and LTI, in substantially the form of Exhibit N to the Stock Purchase Agreement.

                 "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

                 "Representative" means at any date, with respect to the Credit Facility, the Person or Persons then acting as the administrative agent under the Credit Facility, with respect to the Senior Subordinated Debentures, the Trustee, and with respect to any other Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness or any Person acting as agent of such holders at such date.

                 "Section 8 Prepayment Date" is defined in Section 8(b) of this Debenture.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Indebtedness" means principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any proceeding pursuant to any Bankruptcy or Insolvency Proceeding, would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed or allowable in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with, any Indebtedness of Allied Finance, whether outstanding on the date of this Debenture or thereafter created, incurred, assumed or Guaranteed by Allied Finance (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Debenture. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (a) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) under the Credit Facility or the Senior Subordinated Indebtedness, (b) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) in respect of any interest rate swaps or other interest rate hedging product entered into in connection with Indebtedness incurred or to be incurred pursuant to the Credit Facility, and (c) any renewal, extension, refinancing or rearrangement of any indebtedness incurred or to be incurred pursuant to the Credit Facility or the Senior Subordinated Indebtedness. Notwithstanding the foregoing, Senior Indebtedness shall not include
         (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under Financing Leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees of Allied Finance, (ii) any liability for federal, state, provincial, local or other taxes owed or owing by Allied Finance and
         (iii) Indebtedness with respect to Allied Finance's 7% Junior

         Subordinated Debentures due 200_ dated the date hereof and the Guaranty thereof by the Guarantor.

                 "Senior Subordinated Debentures" means the ___% Senior Subordinated Debentures due 200__(3) in the aggregate original principal amount of at least $475,000,000 issued by Allied U.S. pursuant to the Indenture.

                 "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of September 17, 1996, among Allied, Allied Finance, Laidlaw and certain other parties named therein.

                 "Subordinated Obligations" is defined in Subsection 4(a).

                 "Subscription Agreement" means the Subscription Agreement, dated the date hereof among Allied, Allied Finance, Laidlaw and LTI.

                 "Subsidiary" of a Person means an Affiliate of that Person more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Subsidiaries.

                 "Trustee" means ________________________________, a national banking association, in its capacity as trustee under the Indenture, and its successors in such capacity.

         (b)     Capitalized terms defined in this Debenture are equally
applicable to both their singular and plural forms.   References to a
designated "Section" or "Subsections" refer to a Section or Subsection of this Debenture, unless otherwise specifically indicated. In this Debenture, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

         2. Interest; Default Rate. From (and including) the date of this Debenture through (and including) the Maturity Date, no interest shall accrue or be payable with respect to this Debenture. All past due principal of this Debenture shall accrue interest at the Default Rate from (but not including) the Maturity Date through (but not including) the date of payment. From and after the Maturity Date, interest will be calculated on the basis of the actual number of days elapsed over a year composed of 365 days (or 366 days, as the case may be).

         3.      Payment Terms.  Subject to Section 4:

                 (a) The outstanding principal balance of this Debenture and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

----------------------------------

    (3) The due date of the Senior Subordinated Debentures will be 10 years after the date of issuance.

                 (b)      No interest is payable with respect to the principal
         amount of this Debenture prior to the Maturity Date.   After the
         Maturity Date, interest will be payable in arrears on the ________ day of each ___________ and ____________ of each year on the principal balance of this Debenture outstanding from time to time.(4)

                 (c) Each payment or prepayment hereunder shall be made by wire transfer to an account located in Canada designated by Laidlaw.

                 (d) Any payment or action that is due hereunder on a day which is not a Business Day shall be deferred until the next succeeding Business Day (but interest shall continue to accrue on any applicable payment until such payment is made).

                 (e) Pursuant to Article II of the Subscription Agreement, LTI has agreed to subscribe for shares of Allied Common Stock from time to time. Reference is made to the Subscription Agreement for a complete statement of the terms and conditions pursuant to which such shares are to be issued.

         4.      Subordination.

                 (a) The indebtedness evidenced by, and all obligations in respect of, this Debenture (including the obligations under Section 8) and the payment of principal of, premium and interest, if any, on and all other obligations in respect of, this Debenture (collectively, the "Subordinated Obligations") are expressly subordinate to all Senior Indebtedness to the extent and in the manner set forth herein. For purposes hereof, the term "subordinate" means that, unless and until the Senior Indebtedness has been indefeasibly paid in full in cash, Laidlaw will not have the right under any circumstances to, and will not, take, demand, commence any suit or any other proceeding for collection, pursue any other judicial or non-judicial remedy or receive from Allied Finance or any of its Subsidiaries or Affiliates, and Allied Finance will not and will not permit any of its Subsidiaries or Affiliates to, make, give, or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or on account of the Subordinated Obligations; provided, however, that at any time, except during a Blockage Period, Allied Finance shall make, and Laidlaw may receive, and Laidlaw may commence any suit or other proceeding for collection of, scheduled payments of principal or interest on this Debenture in accordance with the terms hereof and, provided, further, that at any time, except during a Blockage Period, Allied Finance may prepay this Debenture so long as such prepayment would not cause the occurrence of a Blockage Period. Upon the termination of any Blockage Period, the right of Laidlaw to receive payments shall be reinstated, and Allied Finance shall resume making such payments to Laidlaw in accordance with the terms hereof. In no event shall Allied Finance be obligated to make, and Allied Finance shall not make, and shall not permit any of its Subsidiaries or Affiliates to make, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payments or prepayments of,

----------------------------------

    (4)  Interest will be payable each six months after the Maturity Date.

         or on account of, any of the Subordinated Obligations during any Blockage Period or if such payment or prepayment would cause the occurrence of a Blockage Period.

                 (b) Upon any payment or distribution of any kind or character to creditors of Allied Finance (whether in cash, property or securities) in (x) a total or partial liquidation, winding up or dissolution of Allied Finance (whether voluntarily or involuntarily) or (y) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding (including a proceeding under the Canadian Companies' Creditors Arrangement Act) relating to Allied Finance or its property, or in an assignment for the benefit of creditors or any marshaling of Allied Finance's assets and liabilities (any of the foregoing in clauses (x) and (y) being referred to herein as a "Bankruptcy or Insolvency Proceeding"), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the principal of and interest on and other amounts payable in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the agreements or instruments creating or evidencing the applicable Senior Indebtedness and whether or not such interest is an allowed or allowable claim under applicable law) before Laidlaw will be entitled to receive any payment with respect to this Debenture (whether in cash, property or securities); and until all obligations with respect to Senior Indebtedness are paid in full in cash, any distribution received by Laidlaw or to which Laidlaw would be entitled shall be paid over or made to the holders of Senior Indebtedness. Upon the occurrence of any Bankruptcy or Insolvency Proceeding relating to Allied Finance, the holders of the Senior Indebtedness are authorized and empowered to (i) demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (ii) file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions as may be necessary or desirable for the enforcement of the subordination provisions of this Debenture. Promptly after taking any action provided in clauses (i) or (ii) above, Allied Finance shall give written notice thereof to the holder of this Debenture; provided, however that failure to give such notice shall in no event affect the validity of any action so taken.

                 (c) In the event that, notwithstanding the occurrence of any of the events described in Subsections 4(a) and (b), any such payment or distribution of assets of Allied Finance of any kind or character, whether in cash, property or securities, shall be received by the holder of this Debenture which is not permitted hereby such payment or distribution shall be held in trust for the ratable benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness.

                 (d) The holders of the Senior Indebtedness shall have no duty or obligation to the holder of this Debenture in any manner whatsoever and may, at any time and from time to time, in their sole discretion, without the consent of or notice to the holder of this Debenture and without impairing or releasing any rights of the holders of the Senior Indebtedness or any of the obligations of the holder of this Debenture hereunder, take any or all of the following actions:

                          (i) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend or supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Senior Indebtedness is issued or incurred;

                          (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with in any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

                          (iii) release any person liable in any manner for the payment or collection of the Senior Indebtedness;

                          (iv) exercise or refrain from exercising any rights and remedies against Allied Finance or others, or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of Allied Finance or any other Person; and

                          (v) apply any sums received by the holders of the Senior Indebtedness, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the holders of the Senior Indebtedness, in their sole discretion, may deem appropriate.

                 (e) Laidlaw and any future holder of this Debenture, by acceptance of this Debenture, agree to provide to any holder of Senior Indebtedness, at any time and from time to time, upon the written request of Allied Finance or such holder of Senior Indebtedness, an agreement signed by Laidlaw or such future holder of this Debenture addressed to the holder of such Senior Indebtedness in substantially the form of, and on substantially the terms set out in, Exhibit A attached hereto to the effect that such Person is a holder of Senior Indebtedness, that the holder or holders of such Senior Indebtedness are entitled to the benefits of Sections 4, 5 and 12 of this Debenture and that the holder or holders of such Senior Indebtedness may enforce the terms and provisions thereof to the same extent Allied Finance would be able to do so, provided, however, that prior to furnishing such agreement, Laidlaw has received from Allied Finance or such holder such information as Laidlaw may reasonably request demonstrating to Laidlaw' reasonable satisfaction that such Person is a holder of Senior Indebtedness. Laidlaw, and each subsequent holder of this Debenture, by acceptance of this Debenture, irrevocably appoint Allied Finance (with full power of substitution) as its agent and attorney in fact (which appointment is coupled with an interest and shall be irrevocable so long as any Senior Indebtedness is outstanding) to execute and deliver on behalf and in the name of Laidlaw or such holder, as the case may be, an agreement in substantially the form of, and on substantially the terms set out in, Exhibit A hereto in favor of each such holder of Senior Indebtedness and to take such further action as may be necessary or appropriate to effectuate the subordination as provided herein. Promptly after exercise of any such power, Allied Finance will give written notice thereof to the holders of the Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any power so exercised.

                 (f) If a Default shall have occurred and be continuing (other than a Default pursuant to Section 6(b) or (c)) and the holder of this Debenture elects to accelerate this Debenture pursuant to
         Section 7, Laidlaw shall give the Representative under the Credit Facility 30 days' prior written notice before accelerating this Debenture, which notice shall state that it is a "Notice of Intent to Accelerate;" provided, however, that Laidlaw shall not be required to give such notice if at such time payment of any Indebtedness incurred pursuant to the Credit Facility shall have been accelerated. If payment of this Debenture is accelerated because of a Default, the holder shall promptly notify the Representatives under the Designated Senior Indebtedness and the holders of all other Senior Indebtedness of the acceleration.

                 (g) Until all Senior Indebtedness has been indefeasibly paid in full in cash, the holders of this Debenture shall not be entitled to assert, enforce or otherwise exercise any right of subrogation against Allied Finance or any other Person obligated on the Subordinated Obligations. After all Senior Indebtedness has been indefeasibly paid in full in cash, and until the Subordinated Obligations have been so paid in full, the holder of this Debenture shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Section 4 to holders of Senior Indebtedness which otherwise would have been made to the holder of this Debenture is not, as between Allied Finance and the holder of this Debenture, a payment by Allied Finance on Senior Indebtedness.

                 (h) This Section 4 defines the relative rights of the holder of this Debenture and holders of Senior Indebtedness. Nothing in this Debenture shall:

                          (i) impair, as between Allied Finance and the holder of this Debenture, the obligation of Allied Finance, which is absolute and unconditional, to pay principal of and premium and interest, if any, on this Debenture in accordance with its terms; or

                          (ii) except as otherwise set forth in this Section 4, prevent the holder of this Debenture from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to such holder.

         5.      No Impairment.  Section 4, this Section 5, the proviso to
Section 7(a), and Section 12 (and all defined terms used in such sections) shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders from time to time of Senior Indebtedness, and such Persons are conclusively presumed to have relied upon such provisions; and such holders are made obligees hereunder, and they or each of them may enforce such provisions. No right of any present or future holder of any Senior Indebtedness to enforce the subordination or other provisions referred to in this Section 5 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Allied Finance or Laidlaw, or by any non-compliance by Allied Finance or Laidlaw with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.
Section 4, this Section 5 and the subordination and other provisions referred to in this Section 5 may not be amended or modified in any manner which might terminate or impair the subordination or such other provisions except with the prior written consent of the Representatives of all the Designated Senior Indebtedness.

         6. Events of Default. "Default" means the occurrence of one or more of the following:

                 (a) Payment. Allied Finance fails to pay the outstanding principal amount of this Debenture on the Maturity Date.

                 (b) Voluntary Bankruptcy. Allied Finance (i) files a petition initiating a voluntary Bankruptcy or Insolvency Proceeding,
         (ii) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any substantial part of its property, (iii) is voluntarily adjudicated a bankrupt or insolvent, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as they mature.

                 (c) Involuntary Bankruptcy. A petition is filed against Allied Finance seeking to initiate a Bankruptcy or Insolvency Proceeding and such petition is not dismissed within 180 days after being filed, or a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for Allied Finance, or for all or substantially all of its property, and such order, judgment or decree is not discharged or stayed within 180 days after its entry.

                 (d) Acceleration of Other Indebtedness. An event of default occurs and is continuing under the Credit Facility and, as a result thereof, the Indebtedness outstanding pursuant to the Credit Facility is accelerated; provided, however, that in the event the holders of such Indebtedness elect to waive such event of default or to otherwise de-accelerate such Indebtedness, no Default shall subsist hereunder.

         7. Remedies of Laidlaw. Upon the occurrence and during the continuance of a Default, Laidlaw shall have the following rights:

                 (a) Acceleration. Subject to the provisions of Section 4 hereof, Laidlaw may, at its option, declare the entire principal balance of this Debenture, together with the accrued and unpaid interest thereon, immediately due and payable without notice of Default, notice of intent to accelerate, notice of acceleration, or any other notice, presentment, protest, demand or action of any kind or nature whatsoever (each of which is hereby expressly waived by Allied Finance), whereupon the entire Indebtedness under this Debenture shall become immediately due and payable; provided, however, that no such acceleration (except for an acceleration upon the occurrence of a Default specified in Subsection 7(d)) shall be effective or of any force whatsoever and the holder of this

         Debenture may not take any action against Allied Finance with respect to a Default hereunder if made during a Blockage Period, or if such acceleration would result in a Blockage Period; provided, further, that in the event the Indebtedness under this Debenture is accelerated upon the occurrence of a Default specified in Subsection 7(d) and the holders of the Indebtedness outstanding pursuant to the Credit Facility elect to waive the event of default giving rise to the acceleration thereunder or otherwise elect to de-accelerate such Indebtedness, Laidlaw shall de-accelerate the obligations hereunder.

                 (b) Other Rights. Except as otherwise modified hereby, Laidlaw shall have all rights and remedies available at law or equity and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Allied Finance, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Allied Finance that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right or remedy, and (iv) are intended to be, and shall be, nonexclusive.

         8.      Offer of Prepayment upon Change of Control.

                 (a) Allied Finance will, within thirty business days after any executive officer of Allied Finance has knowledge of the occurrence of a Change of Control, give written notice of such Change of Control to the holder of this Debenture. Subject to the provisions of Section 5, such notice shall contain and constitute an offer to prepay this Debenture as described in subsection (b) of this Section 8.

                 (b) The offer to prepay this Debenture contemplated by subsection (a) of this Section 8 shall be an offer to prepay, in accordance with and subject to this Section 8, all, but not less than all, of this Debenture on a date specified in such offer (the "Section 8 Prepayment Date") which date shall be not less than 45 days and not more than 60 days after the date of such offer (if the Section 8 Prepayment Date shall not be specified in such offer, the Section 8 Prepayment Date shall be the first business day after the 45th day after the date of such offer).

                 (c) The holder of this Debenture may accept the offer to prepay made pursuant to this Section 8 in whole but not in part by causing a notice of such acceptance to be delivered to Allied Finance within ten business days after receipt of the written notice to be given pursuant to subsection (a) of this Section 8. A failure by a holder of this Debenture to respond within such time period to an offer to prepay made pursuant to this Section 8 shall be deemed to constitute a rejection of such offer.

                 (d) Prepayment of this Debenture pursuant to this Section 8 shall be at the Accreted Value of the Debenture at the Section 8 Prepayment Date. The prepayment shall be made on the Section 8 Prepayment Date.

                 (e) Notwithstanding any provision hereof to the contrary, in no event shall Allied Finance prepay (or be obligated to prepay) this Debenture pursuant to this

         Section 8 until 91 days after Allied Finance shall have prepaid the Senior Indebtedness incurred pursuant to the Credit Facility and the Senior Subordinated Debentures, and all other Senior Indebtedness which is entitled to be prepaid upon the occurrence of a Change of Control, unless the holder or holders of such Senior Indebtedness have waived or otherwise failed to enforce their rights to receive a prepayment of the Senior Indebtedness held by them to which they are entitled in connection with such Change of Control.

         9. Captions. The captions, headings, and arrangements used in this Debenture are for convenience only and do not affect or modify the terms of this Debenture.

         10. Notices. All notices or other communications which are required or may be given under this Debenture shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) at the address or telecopy number set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

         (1)     if to Laidlaw, to:

                          Laidlaw Inc.
                          3221 North Service Road
                          Burlington, Ontario
                          Canada L7R 3Y8
                          Attention:  Ivan R. Cairns
                          Telecopy No.: (905) 332-6550

         (2)     if to Allied Finance, to:

                          3294854 Canada Inc.
                          c/o Allied Finance, Inc.
                          7201 East Camelback Road, Suite 375
                          Scottsdale, Arizona 85251
                          Attention: Roger A. Ramsey
                          Telecopy No.: (602) 481-9347

                          with a copy to:

                          Porter & Hedges, L.L.P.
                          700 Louisiana Street, Suite 3500
                          Houston, Texas 77002
                          Attention: Robert G. Reedy
                          Telecopy No.: (713) 228-1331

         11. Applicable Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein (without reference to the conflicts of law principles thereof).

         12. Transfer Restriction. This Debenture may not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by Laidlaw or any other holder, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this Debenture applicable to Laidlaw, including but not limited to the provisions of Section 4(e) and Section 13 hereof. Any transfer of this Debenture shall be of the entire Debenture and not of any part of the indebtedness evidenced hereby or of at least $75,000,000 of the principal amount thereof.

         13. OFFSET. THE OBLIGATIONS OF ALLIED FINANCE HEREUNDER ARE, IN ALL RESPECTS, SUBJECT TO OFFSET AS MORE FULLY SET FORTH IN THE OFFSET LETTER AGREEMENT. THE OFFSET RIGHTS SET FORTH IN THE OFFSET LETTER AGREEMENT SHALL BE EFFECTIVE NOTWITHSTANDING THE ASSIGNMENT OR TRANSFER OF THIS DEBENTURE BY LAIDLAW AND ANY TRANSFEREE SHALL TAKE THIS DEBENTURE SUBJECT TO THE TERMS THEREOF.

         NOTICE: THE RIGHTS AND OBLIGATIONS OF ALLIED FINANCE AND LAIDLAW SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN ALLIED FINANCE AND LAIDLAW ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS DEBENTURE (AS AMENDED IN WRITING FROM TIME TO TIME) REPRESENTS THE FINAL AGREEMENT BETWEEN ALLIED FINANCE AND LAIDLAW AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS BY ALLIED FINANCE AND LAIDLAW. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ALLIED FINANCE AND LAIDLAW.




                                   3294854 CANADA INC.
                                   a Canadian corporation


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


Agreed and Accepted:

LAIDLAW INC.
a Canadian corporation


By:
   ----------------------------------------------
Name:
     --------------------------------------------
Title:
      -------------------------------------------

                                                                       EXHIBIT A
                                          to the Zero Coupon Junior Subordinated
                                                   Debenture Due 200__ Issued by
                                                             3294854 Canada Inc.
                                                        in favor of Laidlaw Inc.


                                     [Date]


----------------
----------------
----------------


Gentlemen:

         Reference is made to the Zero Coupon Junior Subordinated Debenture Due 200__ dated __________, 199__ (the "Subordinated Debenture"), in the original principal amount of $________________ issued by 3294862 Canada Inc., a Canadian corporation ("Allied Finance"), in favor of Laidlaw Inc., a Canadian corporation, and the [describe Senior Indebtedness] (the "Subject Indebtedness"), being issued contemporaneously herewith by Allied Finance in favor of [identity of holder or holders of Subject Indebtedness] (whether one or more, the "Senior Creditor"). Hereinafter, capitalized words and phrases used herein which are defined in the Subordinated Debenture are used herein as therein defined.

         The undersigned (the "Subordinated Creditor") hereby represents and warrants to the Senior Creditor that (a) the Subordinated Creditor is the owner and holder of the Subordinated Debenture and that the Subordinated Creditor is entitled to make the agreements herein contained. The Subordinated Creditor hereby acknowledges and agrees that the principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such Bankruptcy or Insolvency Proceeding and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses and any interest rate swaps or other interest rate hedging products entered into in connection with the Subject Indebtedness) due on or in connection with, the Subject Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, guaranteed or in effect guaranteed by Allied Finance (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) are in all respects Senior Indebtedness, (b) the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) is entitled to the benefits of Sections 4, 5 and 12 of the Subordinated Debenture, and (c) the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) may enforce the terms and provisions of the Subordinated Debenture to the same extent that Allied Finance or any other holder of Senior Indebtedness would be able to do so.

         The Subordinated Creditor hereby agrees that the Subordinated Debenture will not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by the Subordinated Creditor, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this agreement.

         The Subordinated Creditor has executed this agreement in the space provided below in order to induce the Senior Creditor to advance funds or extend credit to Allied Finance, and this agreement is intended by the Subordinated Creditor to be a binding and enforceable undertaking by the Subordinated Creditor in favor of the Senior Creditor.

         The rights created hereby of the Senior Creditor and of any subsequent holder of the Senior Indebtedness will be assigned automatically, and without any further act, by the Senior Creditor or such holder upon any sale, assignment, conveyance or other transfer of all or any part of the Senior Indebtedness to the extent of the interest sold, assigned, conveyed or otherwise transferred, unless and to the extent the Senior Creditor or such holder expressly provides otherwise in the instrument pursuant to which such interest is conveyed.


                                         Very truly yours,

                                         [NAME OF SUBORDINATED CREDITOR]


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


Accepted and agreed to as of
the date first above written:

[NAME OF SENIOR CREDITOR]


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

                                                                       EXHIBIT C


THE SECURITIES REPRESENTED BY THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED (OR QUALIFIED BY PROSPECTUS) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OF CANADA. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION (OR QUALIFICATION BY PROSPECTUS) THEREUNDER OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND PROSPECTUS REQUIREMENTS AND DELIVERY TO ALLIED WASTE INDUSTRIES, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION AND PROSPECTUS REQUIREMENTS UNDER THOSE LAWS.


No. ___________                                         __________________, 1996

                                    WARRANT

                          to Purchase Common Stock of

                         ALLIED WASTE INDUSTRIES, INC.

                        Expiring on _____________, 2008


         This Common Stock Purchase Warrant (the "Warrant") certifies that for value received and subject to the terms hereof, Laidlaw (as hereinafter defined) is entitled to subscribe for and purchase from Allied (as hereinafter defined), in whole or in part, 20,400,000 shares of Common Stock (as hereinafter defined) at the Exercise Price (as hereinafter defined), subject to and upon the terms and conditions hereinafter set forth. The number of shares of Common Stock purchasable hereunder, and the Exercise Price therefor are subject to adjustment as hereinafter set forth. This Warrant and all rights hereunder shall expire at 5:00 p.m., Scottsdale, Arizona time, on __________, 2008 (the "Expiration Date").

                                   ARTICLE I

                                  Definitions

         As used herein, the following terms shall have the meanings set forth below:

         1.1 "Affiliate"means, with respect to any Person, another Person which would be an "affiliate" of such Person for purposes of Section 13(d) of the Exchange Act or Section 197(f)(9)(c) of the United States Internal Revenue Code of 1986, as amended, respectively.

         1.2 "Allied" shall mean Allied Waste Industries, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.

         1.3 "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time beneficially own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a Person was not an Unrelated Person because such Person or an Affiliate of such Person acquired shares of Allied Common Stock or all or any portion of the Allied Warrant from Laidlaw or from any Affiliate of Laidlaw within nine months prior to such date, such shares of Allied Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Allied Common Stock issued upon exercise of the Allied Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in this definition of Change of Control (a) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (b) "Unrelated Person" means at any time any Person other than Laidlaw, any Person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Allied Common Stock or all or any portion of the Allied Warrant or any Affiliate of Laidlaw or any such Person; provided, however, that Persons (other than Laidlaw or its Affiliates) to whom Laidlaw or any of its Affiliates transfers any shares of Allied Common Stock or all or any portion of the Allied Warrant after five years from the date hereof shall not be deemed Unrelated Persons; and (c) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         1.4 As used herein, "beneficially own" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, provided that, for purposes of this definition, a Person shall not be deemed to beneficially own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange.

         1.5 "Common Stock" shall mean and include the Common Stock of Allied, par value $.01 per share, authorized on the date of the original issue of this Warrant and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets, the stock or other securities provided for herein, and (ii) any other shares of common stock of Allied into which such shares of Common Stock may be converted.

         1.6 "Current Market Price" per share of Common Stock on any specified date means the average daily market prices (determined as set forth below in this definition), of the Common Stock for the 20 consecutive Trading Days ending on the third Trading Day before that date. The market price for each such Trading Day shall be the average of the last sale prices on such Trading Day on all stock exchanges and the Nasdaq Stock Market on which the Common Stock may then be listed or admitted for quotation, respectively; provided, that if no sale takes place on any such Trading Day on any such exchange or the Nasdaq Stock Market, the average of the closing bid and asked prices on such day as officially quoted thereon shall be used, or, if Common Stock is not then listed or admitted for quotation on any stock exchange or the Nasdaq Stock Market, the market price for each Trading Day shall be the average of the reported bid and asked prices on such day on the over-the-counter market, or, if Common Stock is not quoted on the over-the-counter market, the market price for each Trading Day shall be the average of the bid and asked prices furnished by any member of the National Association of Securities Dealers selected by Allied.

         1.7 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.8 "Exercise Price" shall mean $8.25, as adjusted from time to time pursuant to the provisions hereof.

         1.9 "Outstanding," when used with reference to Common Stock, shall mean (except as otherwise expressly provided herein) at any date as of which the number of shares thereof is to be determined, all issued and outstanding shares of Common Stock, except shares then beneficially owned or held by or for the account of Allied and its direct or indirect wholly-owned subsidiaries.

         1.10 "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, governmental entity, business trust, unincorporated organization, or other legal entity.

         1.11    "Laidlaw" shall mean Laidlaw Inc., a Canadian corporation.

         1.12 "Securities Act" means the United States Securities Act of 1933, as amended.

         1.13 "Trading Day" shall mean any days during the course of which the principal securities exchange or the Nasdaq National Market, as the case may be, on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

         1.14 "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable upon the exercise of the Warrant by the holder entitled to exercise the Warrant.

                                   ARTICLE II

                              Exercise of Warrant

         2.1 Method of Exercise. The Warrant may be exercised in whole or in part by (i) Laidlaw and its Affiliates only after the occurrence of a Change of Control of Allied, or (ii) by any holder hereof other than Laidlaw and its Affiliates, at any time and from time to time on or after the date hereof, until 5:00 p.m., Scottsdale, Arizona time on the Expiration Date. To exercise the Warrant, the holder hereof shall deliver to Allied, at the Warrant Office designated herein, (i) a written notice substantially in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of the holder hereof to exercise the Warrant in the manner provided in the Subscription Notice; (ii) payment in full of the Exercise Price, by certified check or by wire transfer of immediately available funds for all Warrant Shares purchased hereunder; and (iii) the Warrant. The Warrant shall be deemed to be exercised on the date of receipt by Allied of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of the Warrant (the "Exercise Date"). Upon such exercise, Allied shall, as promptly as practicable and in any event within five business days, issue and deliver to the holder hereof a certificate or certificates for the full number of the Warrant Shares purchased by the holder hereof, and shall, unless the Warrant has expired, deliver to the holder hereof a new Warrant representing the portion of the Warrant, if any, that shall not have been exercised, in all other respects identical to the Warrant. The holder hereof shall be deemed to have become a holder of record of such Common Stock on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including without limitation the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights.

         2.2 Expenses and Taxes. Allied shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the issuance or exercise of the Warrant and to the issuance, possession or disposition of the Warrant Shares.

         2.3 Reservation of Shares. Allied shall reserve at all times so long as the Warrant remains outstanding, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the Warrant, as adjusted pursuant to
Article IV hereof.

         2.4 Valid Issuance. All Warrant Shares will, upon issuance by Allied, be duly and validly issued, fully paid and nonassessable.

         2.5     Other Agreements.   Laidlaw, Allied and certain other parties
have entered into a Stock Purchase Agreement (the "Purchase Agreement") dated September __, 1996. Laidlaw, Allied and certain parties named therein have also entered into a Stock Registration Agreement (the "Registration Agreement") dated September __, 1996. The Warrant is the warrant to purchase Common Stock issued to Laidlaw pursuant to the Purchase Agreement. Laidlaw, or any transferee of rights to registration under the Registration Agreement, shall be entitled to the rights to registration under the Securities Act and any applicable state securities or blue sky laws to the extent set forth in the Registration Agreement. The terms of the Purchase Agreement and Registration Agreement are incorporated herein for all purposes and shall be considered a part of the Warrant as if they had been fully set forth herein; provided, that the rights to registration in the Registration Agreement shall be transferable only as provided for therein. Notwithstanding the previous sentence, in the event of any conflict between the provisions of the Purchase Agreement or the Registration Agreement and of the Warrant, the provisions of the Warrant shall control.

         2.6 No Fractional Shares. Allied shall not be required to issue fractional shares of Common Stock on the exercise of the Warrant. If a portion of the Warrant shall be presented for exercise, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the portion of the Warrant so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of the Warrant, Allied shall pay an amount in cash calculated by it to be equal to the Current Market Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

                                  ARTICLE III

                                    Transfer

         3.1 Restrictions on Transfer of the Warrant. The Warrant may be sold, assigned or transferred to any Person other than Laidlaw and its Affiliates (except that this Warrant may be transferred to a wholly owned subsidiary of Laidlaw) and may also be sold, assigned or transferred pursuant to the exercise by the holder hereof of rights, if any, to register and sell the Warrant pursuant to the Registration Agreement; provided, that no sale, assignment or transfer of this Warrant will be permitted if the transferee of this Warrant and its Affiliates, collectively, shall beneficially own after said sale, assignment or transfer, more than 9% of the total number of shares of Common Stock then outstanding, unless such transferee receives such Warrants pursuant to a pro-rata distribution of Warrants to all stockholders of all classes of Laidlaw's outstanding capital stock.

         3.2 Warrant Office. Allied shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's offices at 7201 East Camelback Road, Suite 375, Scottsdale, Arizona 85251 and may subsequently be such other office of Allied or of any transfer agent retained by Allied in the continental United States as to which written notice has previously been given to the holders hereof Allied shall maintain, at the Warrant Office, a register for the Warrant in which Allied shall record the name and address of the holders hereof. Upon any public distribution of the Warrants, Allied shall retain a transfer agent for the Warrants and the business address of such transfer agent shall be the Warrant Office from the date of such public distribution.

         3.3 Split Up, Combination, Exchange and Transfer of Warrants. Subject to the provisions of Section 3.1, the Warrants may be split up, combined or exchanged for other Warrants representing a like aggregate number of Warrants. Any holder desiring to split up, combine or exchange shall make such request in writing delivered to the Warrant Office and shall surrender the Warrants to be so split up, combined or exchanged. Subject to (i) any applicable laws, rules or regulations of the United States or Canada restricting transferability, (ii) any restriction on transferability that may appear on a Warrant in accordance with the terms hereof, or (iii) any "stop-transfer" instructions Allied may give to the Warrant Office to implement any such restrictions (which instructions Allied is expressly authorized to give), transfer of outstanding Warrants may be effected by the Warrant Office from time to time upon the books of Allied to be maintained by the Warrant Office for that purpose, upon a surrender of the Warrants to the Warrant Office with the assignment form set forth in the Warrants duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Office shall execute and deliver to the person entitled thereto Warrants as so requested. the Warrant Office may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrants prior to the issuance of any new Warrants.

         3.4 Cancellation of Warrants. Any Warrants surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by Allied, shall be cancelled and shall not be reissued by Allied; and, except as provided (i) in Section 2.1, in case of the exercise of less than all of the Warrants, or (ii) in Section 3.3, in case of a split up, combination, exchange or transfer of the Warrants, no Warrants shall be issued hereunder in lieu of such cancelled Warrants. Any Warrants so cancelled shall be destroyed by the Warrant Office unless otherwise directed by Allied.

         3.5 Compliance with Securities Laws. Subject to the terms of the Registration Agreement and notwithstanding any other provisions contained in the Warrant, the holders hereof understand and agree that the following restrictions and limitations shall be applicable to all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act or applicable securities legislation, regulations and rules of the provinces and territories of Canada:

                 3.5.1 The Warrant Shares may not be sold or otherwise transferred unless the Warrant Shares are registered (or qualified by prospectus) under the Securities Act and applicable state or provincial or territorial securities or blue sky laws or are exempt from such requirements.

                 3.5.2 A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED BY PROSPECTUS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OR TERRITORY OF CANADA. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH A REGISTRATION (OR QUALIFICATION) THEREUNDER OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS AND DELIVERY TO ALLIED WASTE INDUSTRIES, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT TRANSFER IS EXEMPT FROM REGISTRATION AND QUALIFICATION REQUIREMENTS UNDER THOSE LAWS."

                 3.5.3 Stop transfer instructions will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof.

                                   ARTICLE IV

                                   Adjustment

         4.1 Adjustment. The Exercise Price shall be subject to adjustment from time to time as provided herein. Upon each adjustment of the Exercise Price, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         4.2     Adjustment of Exercise Price

                 4.2.1 In case at any time after the date hereof Allied shall distribute to all holders of Common Stock any rights to subscribe for or to purchase Common Stock or any options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by Allied as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to Allied upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Current Market Price in effect as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, and the Exercise Price shall be reduced (but not increased, except as otherwise specifically provided herein) to the price (calculated to the nearest one-tenth of a cent) determined by dividing (x) an amount equal to the sum of (1) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by then existing Exercise Price plus (2) the consideration received by Allied upon such issue or sale by
(y) the aggregate number of shares of Common Stock outstanding immediately after such issue or sale. Except as provided herein, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                 4.2.2 If: (i) the purchase price provided for in any right or option distributed to all holders of Common Stock, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities distributed to all holders of Common Stock or (iii) the rate at which any Convertible Securities distributed to all holders of Common Stock are convertible into or exchangeable for Common Stock shall be decreased (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect shall be decreased to the Exercise Price that would have been in effect had such rights, options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate at the time initially issued.

                 4.2.3 In case at any time Common Stock or Convertible Securities or any rights or options to purchase Common Stock or Convertible Securities shall be issued or sold to all holders of Common Stock for cash, the total amount of cash consideration shall be deemed to be the amount received by Allied. If at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold to all holders of Common Stock for consideration other than cash, the amount of the consideration other than cash received by Allied shall be deemed to be the fair market value of such consideration, as determined reasonably and in good faith by the Board of Directors of Allied. If at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued to all holders of Common Stock in connection with any merger or consolidation, the amount of consideration received therefor shall be deemed to be the fair market value, as determined reasonably and in good faith by the Board of Directors of Allied, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued to all holders of Common Stock in connection with any issuance and sale of other securities of Allied, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or options shall be deemed to have been issued without consideration.

                 4.2.4 In case Allied shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock or Convertible Securities deemed to have been issued or sold as a result of the date of the granting of such right of subscription or purchase, as the case may be.

                 4.2.5 The number of shares of Common Stock outstanding at any given time shall not include shares owned directly by Allied in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

                 4.2.6 In case Allied shall at any time after the date hereof (i) declare a dividend on all the outstanding shares of Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock by reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination, reclassification or reorganization, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or reorganization. Such adjustment shall be made successively whenever any event listed above shall occur.

                 4.2.7 In case Allied shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of Allied in connection with a consolidation or merger) evidences of its indebtedness or assets (other than distributions and dividends payable in shares of Common Stock) then, in such case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of Allied, in its sole discretion) of the portion of the evidences of indebtedness or assets so to be distributed, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective at the close of business on such record date.

         4.3 Tender Offer. If a purchase, tender or exchange offer (a "Tender Offer") is made to and accepted by holders of 51 percent or more of the outstanding shares of Common Stock, Allied shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of Allied's assets (an "Extraordinary Transaction") with the Person having made such Tender Offer or with any Affiliate of such Person, unless prior to the consummation of such Extraordinary Transaction the holder hereof shall have been given a reasonable opportunity to elect to receive, upon the exercise of the Warrant, either: (i) the capital stock, securities, assets or cash then issuable with respect to the Common Stock upon consummation of the Extraordinary Transaction; or (ii) the capital stock, securities, assets or cash issued to previous holders of the Common Stock upon acceptance of such Tender Offer.

         4.4 De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon an exercise of the Warrant and no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.10 in the Exercise Price; provided, however, that any adjustments that are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

         4.5 Notifications to Holders. In case at any time Allied proposes:

               (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

              (ii) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

             (iii) to effect any capital reorganization, or reclassification of the capital stock of Allied, or consolidation, merger or share exchange of Allied with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

              (iv) to effect a voluntary or involuntary dissolution, liquidation or winding up of Allied,

then, in any one or more of such cases, Allied shall give the holder hereof (a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of Allied shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

         4.6 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrant shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, Allied shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare and mail to the holder hereof a certificate setting forth the adjusted Exercise Price as of the date of such event and the adjusted number of Warrant Shares issuable upon the exercise of the Warrant or specifying the other shares of stock, securities, assets or cash receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based.

                                   ARTICLE V

                                 Miscellaneous

         5.1 Entire Agreement. The Warrant, together with the Purchase Agreement and the Registration Agreement, contain the entire agreement between the holder hereof and Allied with respect to the Warrant and the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

         5.2 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

         5.3 Waiver and Amendment. Any term or provision of the Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of the Warrant may be amended or supplemented at any time by agreement of the holder hereof and Allied, except that any waiver of any term or condition, or any amendment or supplementation, of the Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of the Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of the Warrant.

         5.4 Severability. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of the Warrant shall not, at the election of the party for whom the benefit or the provision exists, be in any way impaired.

         5.5 Notice. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be in writing and delivered at, or sent by certified or registered mail to the holder hereof at, the last address shown on the books of Allied maintained at the Warrant Office for the registration of the Warrant or at any more recent address of which the holder hereof shall have notified Allied in writing. Any notice or other document required or permitted to be given or delivered to Allied, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the offices of Allied at 7201 East Camelback Road, Suite 375, Scottsdale, Arizona 85251 or such other address within the continental United States of America as shall have been furnished by Allied to the holder hereof.

         5.6 Limitation of Liability; Not Stockholders. No provision of the Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of Allied or any other matter whatsoever as a stockholder of Allied prior to exercise of the Warrant. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of the holder hereof for the purchase price of any shares of Common Stock or as a stockholder of Allied, whether such liability is asserted by Allied or by creditors of Allied.

         5.7 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence reasonably satisfactory to Allied of the loss, theft, mutilation or destruction of the Warrant, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to Allied and include reasonable indemnification of Allied, or in the event of such mutilation upon surrender and cancellation of the Warrant, Allied will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. A Warrant issued under the provisions of this Section in lieu of a Warrant alleged to be lost, destroyed or stolen, or in lieu of a mutilated Warrant, shall constitute an original contractual obligation on the part of Allied. The Warrant shall be promptly canceled by Allied upon the surrender hereof in connection with any exchange or replacement. Allied shall pay all taxes (other than securities transfer taxes or capital gains or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of a Warrant pursuant to this Section.

         5.8 Specific Performance. Each party hereto agrees that one or more other parties would be irreparably damaged if any provision of the Warrant was not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto agree that each party shall be entitled to an injunction or injunctions to prevent breaches of the Warrant or any of their provisions and to specifically enforce the Warrant, its terms and provisions in any action instituted in any court of the United States or Canada or any state or province thereof having subject matter jurisdiction, in addition to any other remedy to which a party may be entitled, at law or in equity.

         5.9 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, Allied has caused this Warrant to be signed in its name.

Dated: _______________, 1996




                                 ALLIED WASTE INDUSTRIES, INC.



                                 ------------------------------------
                                 By:
                                    ---------------------------------
                                 Title:
                                       ------------------------------




RECEIVED AND ACKNOWLEDGED

LAIDLAW TRANSPORTATION, INC.

---------------------------------------------------
By:
   ------------------------------------------------
Title:
      ---------------------------------------------

                          FORM OF SUBSCRIPTION NOTICE


          The undersigned hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, ____________ shares of the Common Stock covered by Warrants to purchase Common Stock, and herewith makes payment in full for such shares, and requests (a) that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to, ____________________ and (b), such shares shall not include all of the shares issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.




                                      -----------------------------------------
                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------




Date:
     --------------------------------------

                                                                       EXHIBIT E



                          STOCK REGISTRATION AGREEMENT

       This Stock Registration Agreement dated _____________, 199__ (this "Registration Agreement"), is among Allied Waste Industries, Inc., a Delaware corporation ("Allied"), Laidlaw Inc., a Canadian corporation ("Laidlaw"), and Laidlaw Transportation, Inc., a Delaware corporation ("LTI"), both of which are together referred to in this Registration Agreement as the "Laidlaw Parties."

                              W I T N E S S E T H:

       WHEREAS, under a Stock Purchase Agreement dated as of September 17, 1996 (the "Stock Purchase Agreement"), among Allied, the Laidlaw Parties and others, Allied is this date issuing to the Laidlaw Parties (i) 14,600,000 shares (the "Initial Common Shares") of Common Stock, $.01 par value per share ("Common Stock"), of Allied, (ii) the Warrants (the "Warrants") for the purchase of 20,400,000 shares of Common Stock (subject to adjustment as provided in the Warrants), a Zero Coupon Subordinated Debenture which may be redeemed using Common Stock in certain events (the "Zero Coupon Debenture"), and a 7% Subordinated Debenture which provides for the payment of interest at Allied's option using shares of Common Stock and may be redeemed using Common Stock in certain events (the "7% Debenture"); and

       WHEREAS, the Stock Purchase Agreement requires that this Registration Agreement be entered into among Allied and the Laidlaw Parties upon the issuance to the Laidlaw Parties of such securities of Allied.

       NOW, THEREFORE, Allied and the Laidlaw Parties (collectively, the "Parties") agree that:


                                   ARTICLE I

                                  DEFINITIONS

       1.1.   Definitions.  In this Registration Agreement:

       "Canadian Securities Acts" means the applicable securities legislation of each of the provinces and territories of Canada, and the regulations, rules and policies made thereunder or issued by the Commissions administering such legislation, as the same may hereafter be amended or replaced.

       "Commissions" means the securities commissions or similar regulatory authorities of each of the provinces and territories of Canada and any successor regulatory authorities having similar powers.

       "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under such Act.

       "Offering Expenses" means all expenses incidental to Allied's performance of or compliance with its obligations under Section 2.2 in connection with the qualification by prospectus of Registrable Securities under any of the Canadian Securities Acts, including, without limitation, all filing fees, all fees and expenses of complying with the applicable Canadian Securities Acts, all printing and translation expenses, all fees and disbursements of counsel to any Laidlaw Party and all fees and disbursements of counsel to Allied and its auditors, including the expenses of any special audits required by or incidental to such performance and compliance, and any underwriting fees and commissions and applicable transfer taxes, if any, relating to the distribution of the Registrable Securities.

       "Registrable Securities" means (i) the Initial Common Shares, (ii) the Warrant to purchase 20,400,000 shares of Common Stock issued by Allied to Laidlaw (the "Allied Warrant") and any shares of Common Stock issued upon any exercise or exercises of the Allied Warrant (the "Allied Warrant Shares"),
(iii) any shares of Common Stock issued pursuant to the Laidlaw Subscription Agreement entered into by Allied and the Laidlaw Parties of even date herewith, and (iv) any shares of Common Stock issued in connection with any stock dividend on, or any stock split, reclassification or reorganization of, shares of Common Stock referenced in subparagraphs (i), (ii) and (iii) above.

       "SEC" means the United States Securities and Exchange Commission or any successor agency.

       "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated under such Act.


                                   ARTICLE II

                              REGISTRATION RIGHTS

       2.1. Incidental Rights. If at any time or from time to time Allied proposes to file (i) with the SEC a registration statement (whether on Form S-1, S-2, or S-3, or any equivalent form then in effect) for the registration under the Securities Act of any shares of Common Stock for sale, or (ii) file a prospectus under any of the

Canadian Securities Acts in order to qualify a distribution under any of the Canadian Securities Acts of any securities, for cash consideration, to the public by Allied or on behalf of one or more shareholders of Allied (excluding any sale of securities convertible into or exercisable for Common Stock, and any shares of Common Stock issuable by Allied upon the exercise of employee stock options, or to any employee stock ownership plan, or in connection with any acquisition made by Allied, any securities exchange offer, dividend reinvestment plan, employee benefit plan, corporate reorganization, or in connection with any amalgamation, the merger or consolidation of Allied with one or more other corporations if Allied is the surviving corporation), Allied shall give the Laidlaw Parties at least 20 days' prior written notice of the proposed filing (or if 20 days' notice is not practicable, a reasonable shorter period to be not less than 7 days), which notice shall outline the nature of the proposed distribution and the U.S. and Canadian jurisdictions in which Allied proposes to qualify and offer such securities (the "Elected Jurisdictions"). On the written request of a Laidlaw Party received by Allied within 15 days after the date of Allied's delivery to the Laidlaw Parties of the notice of intended registration (which request shall specify the Registrable Securities sought to be disposed of by each Laidlaw Party and the intended method or methods by which dispositions are intended to be made), Allied shall, under the terms and subject to the conditions of this Article II,
(i) at its own expense as provided in Section 4.1, include in the coverage of such U.S. registration statement (or in a separate U.S. registration statement concurrently filed) and qualify for sale under the blue sky or securities laws of the various states, and (ii) at the expense of the requesting Laidlaw Parties as provided in section 4.2, use its best efforts to effect the qualification of under the Canadian Securities Acts, in the Elected Jurisdictions the number of Registrable Securities (herein called the "Specified Securities") held by such Laidlaw Party, or which such Laidlaw Party is entitled to purchase upon exercise of Warrant, and which such Laidlaw Party has so requested to be registered or qualified for distribution, to the extent requisite to permit the distribution (in accordance with the intended method or methods thereof as aforesaid) in the Elected Jurisdictions requested by such Laidlaw Party of such Registrable Securities.

       If the distribution proposed to be effected by Allied involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its reasonable belief that including all or part of the Specified Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of securities proposed to be sold (which statement of the managing underwriter shall also state the maximum number of shares, if any, which can be sold by the Laidlaw Party requesting registration under this
Section 2.1 without materially adversely affecting the sale of the shares proposed to be sold), then the number of Specified Securities which the requesting Laidlaw Party shall have the right to include in such registration statement or to have qualified by such prospectus shall be reduced to the maximum number of shares specified by the managing underwriter. In all cases, priority shall be afforded to securities covered by a registration statement and/or qualified for distribution by a prospectus filed in response to the exercise of a demand registration or qualification right by another holder of Common Stock and no securities proposed to be sold by such other holder shall be so reduced until all securities proposed to be sold by all other parties have been entirely eliminated. As to all other proposed selling shareholders of Common Stock, including the Laidlaw Party requesting to include Registrable Securities in the coverage of such a registration statement or prospectus, any such reduction in the number of shares of Common Stock proposed to be sold by the selling shareholders shall be effected on a pro rata basis in accordance with the relationship which the number of shares of Common Stock proposed to be sold by each selling shareholder bears to the number of shares of Common Stock proposed to be sold by all selling shareholders. Until the first anniversary of the date of this Registration Agreement, the Laidlaw Parties agree that they will not exercise registration rights under this
Section 2.1 regarding any registration statement filed on behalf of TPG Partners, L.P. or TPG Parallel I, L.P. by Allied pursuant to the Securities Purchase Agreement by and between Allied and TPG dated October 27, 1994.

       Allied shall have the sole right to select any underwriters, including the managing underwriter, of any public offering of shares of Common Stock subject to this Section 2.1. Nothing in this Section 2.1 shall create any liability on the part of Allied to a Laidlaw Party if Allied for any reason decides not to file or to delay or withdraw a registration statement or preliminary prospectus or (final) prospectus (which Allied may do in its sole discretion).

       Each Laidlaw Party may request to have Common Stock included in an unlimited number of registrations, and qualified by an unlimited number of prospectuses, under this Section 2.1.

       2.2. Mandatory Rights. Upon written request of a Laidlaw Party made at any time after six months following the date of this Registration Agreement, Allied shall, under the terms and subject to the conditions set forth in this
Section 2.2 and Sections 2.4 and 2.5, (i) file (and use its reasonable efforts to cause to become effective) a U.S. registration statement covering, and use its reasonable efforts to qualify for sale under the blue sky or securities laws of the various U.S. states as may be requested by such Laidlaw Party (except any such state in which, in the opinion of the managing underwriter of the offering, the failure to so qualify would not materially and adversely affect the proposed offering), and (ii) use its reasonable efforts to effect the qualification for distribution under the Canadian Securities Acts, in accordance with the intended method or methods of disposition set forth in that notice, of such number of Registrable Securities, but not less than five million shares, as may be designated by such Laidlaw Party in its request, or that portion thereof designated in said request for registration or qualification in each of the Designated Jurisdictions (as defined below). A request for registration under this Section 2.2 shall specify the number of shares to be registered, the United States and Canadian jurisdiction in which such registration or qualification is to be effected (the "Designated Jurisdictions") and the proposed manner of sale, including the name and address of any proposed underwriter; provided, that all offerings contemplated by a request for registration under this Section 2.2 shall be underwritten offerings involving either a distribution of Registrable Shares to the public where no single buyer, acting individually or with others, acquires more than 10% of such offering, or a distribution by way of dividend or other distribution to holders of Common Stock in the capital of Laidlaw where such dividend or other distribution is made pro rata between the holders of all such classes of shares according to the number of shares of either class held by each of them. The principal underwriter or underwriters for any such offering shall be selected by the Laidlaw Party requiring registration, subject to Allied's approval, which may not be unreasonably withheld.

       If the distribution proposed to be effected pursuant to this Section 2.2 involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its reasonable belief that including all or part of the Registrable Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of the securities proposed to be sold, then the number of securities proposed to be sold shall be reduced to the maximum number of securities specified by the managing underwriter. In such a case, priority shall be afforded to Registrable Securities and the securities that are not Registrable Securities shall be completely eliminated before the number of Registrable Securities is reduced.

       Allied may delay the filing of any registration statement, or any preliminary prospectus or (final) prospectus required to effect a qualification for distribution, requested under this Section 2.2, or delay its effectiveness, for a reasonable period (but not longer than 120 days) if, in the sole judgment of Allied's Board of Directors, (i) a delay is necessary in light of pending financing transactions, corporate reorganizations, or other major events involving Allied, or (ii) filing at the time requested would materially and adversely affect the business or prospects of Allied in view of disclosures that may be thereby required. Once the cause of the delay is eliminated, Allied shall promptly notify the Laidlaw Parties requiring registration or qualification, and promptly after a Laidlaw Party notifies Allied to proceed, Allied shall, as required in connection with the Designated Jurisdictions selected by the relevant Laidlaw Parties, file a registration statement or a preliminary prospectus and/or (final) prospectus and begin performance of its other obligations under this Section 2.2.

       The Laidlaw Parties shall be entitled to request not more than five registrations or qualifications under this Section 2.2 (provided that the filing of a registration statement and a preliminary prospectus or (final) prospectus in more than one Designated Jurisdictions in connection with a concurrent or substantially concurrent distribution shall be deemed for the purposes hereof to be a single registration and qualification); provided that the Laidlaw Parties will be entitled to one more request under this Section 2.2 if they receive shares of Common Stock in payment of the principal amount of the Allied Zero Coupon Junior Subordinated Debenture due 200__ and the Allied 7% Junior Subordinated Debenture due 200__; and provided further that only three of such distributions may be used to register or qualify distributions of the Warrants. However, if a Laidlaw Party requests a registration under this
Section 2.2, but no registration statement or (final) prospectus becomes effective with respect to the Registrable Securities covered by such request, then such request shall not count as a request for purposes of determining the number of requests for registration or qualification the Laidlaw Parties may make under this Section 2.2.

       2.3. Registration Conditions. Notwithstanding any other provision of this Registration Agreement, Allied shall not be required to effect a registration or qualification of any securities under this Article II, or file any post-effective amendment to such a registration or a prospectus relating to such a qualification:

              (a) unless the requesting Laidlaw Party agrees to (x) sell and distribute a portion or all of its Registrable Securities in accordance with the plan or plans of distribution adopted by and through underwriters, if any, acting for Allied, and (y) bear a pro rata share of underwriter's discounts and commissions;

              (b) if a registration or qualification requested under Section 2.2, or any post-effective amendment to the registration statement and/or prospectus filed in connection therewith, requires, under applicable statutes and rules, a special audit (other than a normal fiscal year-end audit) of any financial statements, unless the requesting Laidlaw Party agrees to pay its proportionate share (determined by the number of shares to be sold by such Laidlaw Party in the offering in proportion to the total number of shares to be sold by Allied and all other participants in such offering) of the reasonable fees and expenses of accountants incurred in connection with the special audit and which would otherwise not be incurred;

              (c) if, in the case of a request for registration or qualification under Section 2.1 or 2.2, in the opinion of counsel for Allied and counsel for the Laidlaw Party requesting the registration or qualification, as applicable, (i) the Registrable Securities for which registration under the Securities Act has been requested may be disposed of without adversely affecting the market price of such Registrable Securities within a comparable time frame without registration under the Securities Act and (ii) upon such disposition all legends on certificates representing such shares which restrict their transfer under the Securities Act and applicable state securities laws may be removed, and the sale by the applicable Laidlaw Party of any Registrable Securities for which qualification for distribution under any Canadian Securities Acts has been requested (i) will not constitute a "distribution" (or the corresponding term) under the applicable Canadian Securities Acts, or (ii) may be effected in the method requested (or in a method having a substantially similar economic effect, as to which such counsel may make any reasonable assumption for the purposes of such opinion) without qualification by prospectus, provided that the first trade of such Registrable Securities by the purchaser thereof from the Laidlaw Party in such sale would not constitute a "distribution" (or the corresponding term) under the applicable Canadian Securities Acts (but for (A) any unusual effort made to prepare the market or to create a demand for such securities made by or on behalf of such purchaser, (B) any extraordinary commission or consideration paid or to be paid in respect of such first trade, or (C) such purchaser being a person described in clause (C) of the definition of "distribution" set forth in section l(1) of the Securities Act (Ontario) in relation to Allied (or any corresponding provision of any other applicable Canadian Securities Act);

              (d)    if, in the case of a request for registration under
       Section 2.2, (x) any registration statement or prospectus covering securities regarding which a Laidlaw Party could have exercised registration rights under Section 2.1 of this Registration Agreement has become effective under the Securities Act or, with respect to a (final) prospectus, a receipt has been issued therefor under the applicable Canadian Securities Acts within six months preceding the date of such request, (y) a registration statement or prospectus requested by a Laidlaw Party pursuant to Section 2.2 has become effective under the Securities Act or, with respect to a (final) prospectus, a receipt has been issued therefor under the applicable Canadian Securities Acts within twelve months preceding the date of such request, or (z) Allied has given notice under Section 2.1 of its intention to file a registration statement under the Securities Act or a prospectus under any Canadian Securities Acts and has not completed or abandoned the proposed offering; and

              (e) unless Allied has received from the Laidlaw Party requesting registration or qualification all information Allied has reasonably requested concerning such Laidlaw Party and its method of distribution of its Registrable Securities, so as to enable Allied to include in the registration statement or prospectus all facts required to be disclosed in it.

       2.4.   Covenants and Procedures.  If Allied becomes obligated under this
Article II to effect a registration or qualification of Registrable Securities on behalf of a Laidlaw Party requesting registration or qualification under this Article II (hereinafter called a "Selling Laidlaw Party"), then (as applicable to the jurisdictions for which such registration or qualification is to be made):

              (a) Allied, (i) at its expense as provided in Section 4.1, shall prepare and file with the SEC a registration statement covering and, as applicable, (ii) at the expense of the requesting Laidlaw Parties as provided in section 4.2, prepare and file with the applicable Commissions (in the English and French languages, as applicable) a preliminary prospectus qualifying, such securities and such other related documents as may be necessary or appropriate relating to the proposed distribution, and shall use reasonable efforts to cause the registration statement to become effective and (with respect to Canadian jurisdictions) to, after any comments of the Commissions have been satisfied with respect thereto, prepare and file in accordance with the relevant Canadian Securities Acts, a (final) prospectus in the English and French languages, as appropriate, and receive receipts therefor and shall take all other steps and proceedings that may be necessary in order to qualify the applicable Registrable Securities for distribution under such Canadian Securities Acts by registrants who comply with the relevant provisions of such Canadian Securities Acts. Allied will also
       (i) with respect to any U.S. registration statement, file such post-effective amendments to the registration statement (and use reasonable efforts to cause them to become effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 90 days after the effective date of the registration statement or for such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in the registration statement, and (ii) with respect to any Canadian prospectus, file with the Commissions such amendments and supplements to such preliminary prospectus and (final) prospectus as may be necessary to comply with the provisions of the Canadian Securities Acts applicable to the proposed distribution until the earlier of (A) such time as all of Registrable Securities proposed to be sold thereunder have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof, and (B) the expiration of a period of at least 90 days after the issuance by the Commissions in all applicable Canadian jurisdictions for the (final) prospectus or such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in such (final) prospectus. Each Selling Laidlaw Party shall promptly provide Allied with such information with respect to such Selling Laidlaw Party's Registrable Securities to be so registered and qualified and, if applicable, the proposed terms of their offering, as is required for the registration or qualification. If the Registrable Securities to be covered by the registration statement and/or prospectus are not to be sold to or through underwriters acting for Allied, Allied shall:

                     (x) deliver to each Selling Laidlaw Party, as promptly as practicable, as many copies of preliminary prospectuses as each Selling Laidlaw Party may reasonably request (in which case each Selling Laidlaw Party shall keep a written record of the distribution of the preliminary prospectuses and shall refrain from delivery of the preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act, the applicable Canadian Securities Acts or the securities laws of any other jurisdiction, including the various states of the United States);

                     (y) deliver to each Selling Laidlaw Party, as soon as practicable after the effective date of the U.S. registration statement, or, as applicable, the date on which all applicable Commissions shall have issued a receipt for the Canadian (final) prospectus, and from time to time thereafter during the applicable period described in paragraph 2.4(a)(i) or (ii), as many copies of the relevant prospectuses (including any (final) prospectus as such Selling Laidlaw Party may reasonably request; and

                     (z) in case of the happening, after the effective date of the registration statement and during the applicable 90 or 180 day period described in the second sentence of paragraph 2.4(a), of any event or occurrence as a result of which the prospectus (including any preliminary prospectus or (final) prospectus), as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances in which it was made, give each Selling Laidlaw Party written notice of the event or occurrence and prepare and furnish to each Selling Laidlaw Party, in such quantities as it may reasonably request, copies of an amendment of or a supplement to such prospectus as may be necessary so that the prospectus, as so amended or supplemented and thereafter delivered to purchasers of the securities, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

              (b) Allied will notify the Laidlaw Parties of any action by the SEC or any Commission to suspend the effectiveness of any registration statement or prospectus filed pursuant hereto or the initiation or threatened initiation of any proceeding for such purpose or the receipt by Allied of any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction. Immediately upon receipt of any such notice, the Laidlaw Parties shall cease to offer or sell any Registrable Securities pursuant to the registration statement or prospectus in the jurisdiction to which such order or suspension relates. Allied will also notify the Laidlaw Parties promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of Allied, should be set forth in such registration statement or prospectus. Immediately upon receipt of such notice, the Laidlaw Parties shall cease to offer or sell any Registrable Securities pursuant to such registration statement or prospectus, cease to deliver or use such registration statement or prospectus and, if so requested by Allied, return to Allied at Allied's expense all copies of such registration statement or prospectus. Allied will as promptly as practicable take such action as may be necessary to amend or supplement such registration statement or prospectus in order to set forth or reflect such event or state of facts and provide copies of such proposed amendment or supplement to the Laidlaw Parties.

              (c) On or before the date on which the registration statement is declared effective, or a receipt is issued by all Commissions for the (final) prospectus, Allied shall use its reasonable efforts to:

                     (i) register or qualify (and cooperate with each Selling Laidlaw Party, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of) the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other U.S. or Canadian jurisdiction as any Selling Laidlaw Party or underwriter reasonably requests;

                     (ii) use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period the registration statement or prospectus is required to be kept effective; and

                     (iii) do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Common Stock covered by the applicable registration statement or prospectus, provided that Allied will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

              (d) Allied shall use its reasonable efforts to cause all Registrable Securities of a Selling Laidlaw Party included in the registration statement or qualified by prospectus to be listed, by the date of the first sale of such shares pursuant to such registration statement or prospectus, on each securities exchange on which the securities is then listed or proposed to be listed, if any.

              (e) Allied shall make generally available to each Selling Laidlaw Party and any underwriter participating in the offering conducted pursuant to the registration statement an earnings statement satisfying Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of Allied's first fiscal quarter commencing after the effective date of the registration statement. The earnings statement shall cover such 12-month period. This requirement will be deemed to be satisfied if Allied timely files complete and accurate information on Forms 10-Q, 10-K, and 8-K under the Exchange Act, and otherwise complies with Rule 158 under the Securities Act as soon as feasible. In addition, in the event that Allied shall have become a reporting issuer (or have the corresponding status) under any of the Canadian Securities Acts, Allied shall comply with the continuous disclosure obligations of a reporting issuer (or the obligations attendant upon such corresponding status) prescribed by each Canadian Securities Act under which it has such status.

              (f) Allied shall cooperate with each Selling Laidlaw Party and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the registration statement or prospectus, and to enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Selling Laidlaw Party, may request, subject to the underwriters' obligation to return any certificates representing unsold securities.

              (g) Allied shall use its reasonable efforts to cause Registrable Securities covered by the registration statement or prospectus to be registered with or approved by such other governmental agencies or authorities in the U.S. or Canada (including the registration of Registrable Securities under the Exchange Act) as may be necessary to enable the Selling Laidlaw Parties or the underwriter or underwriters, if any, to consummate the disposition of such securities.

              (h) Allied shall, during normal business hours and upon reasonable notice, make available for inspection by each Selling Laidlaw Party, any underwriter participating in any offering pursuant to the registration statement or prospectus, and any attorney, accountant or other agent retained by a Selling Laidlaw Party or any such underwriter (collectively, the "Inspectors"), all nonconfidential financial and other records, pertinent corporate documents, and properties of Allied, as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibilities and as they may reasonably consider to be necessary for the purpose of establishing their due diligence defense (as applicable) as contemplated by the Canadian Securities Acts and in order to enable any such underwriters to execute the certificate on any prospectus required pursuant to any Canadian Securities Acts to be executed by them. Allied shall also cause its officers, directors, and employees to supply all nonconfidential information reasonably requested by any Inspector in connection with the registration statement.

              (i) Allied shall use its reasonable efforts to obtain a "cold comfort" letter and, as applicable, a "long-form comfort letter" from Allied's independent public accountants, and an opinion of counsel for Allied, each in customary form and covering such matters of the type customarily covered by cold comfort letters and long form comfort letters and legal opinions in connection with public offerings of securities, as the Selling Laidlaw Party reasonably requests, and consents from all parties from whom such consents would be required under the applicable Canadian Securities Acts.

              (j) Upon any public distribution of Allied Warrants (as defined in the Purchase Agreement), Allied (i) shall make such changes to the Allied Warrants as are reasonably necessary to effect such public distribution and (ii) shall file a U.S. registration statement covering the continuous offering of the Allied Warrant Shares pursuant to the Allied Warrants.


                                  ARTICLE III

                                INDEMNIFICATION

       3.1. Indemnification by Allied. In the event of any registration or qualification under the Securities Act or any Canadian Securities Act by any registration agreement or prospectus pursuant to rights herein granted of Registrable Securities held by a Laidlaw Party who becomes a Selling Laidlaw Party, Allied will hold harmless such Selling Laidlaw Party and each underwriter of such securities and each other person, if any, who controls such Selling Laidlaw Party or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which such Selling Laidlaw Party or such underwriter or controlling person may become subject under the Securities Act, the applicable Canadian Securities Acts or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act, or in any related preliminary or (final) prospectus, or in any preliminary prospectus or (final) prospectus under which such securities were qualified for distribution under any Canadian Securities Act, or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Selling Laidlaw Party and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that Allied shall not be liable to such Selling Laidlaw Party or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or (final) prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished to Allied through a written instrument duly executed by such Selling Laidlaw Party or such underwriter specifically for use in the preparation thereof or results from any improper conduct of such Selling Laidlaw Party or any such underwriter or controlling person.

       3.2. Indemnification by Selling Laidlaw Parties. It shall be a condition precedent to the obligation of Allied to include in any registration statement or to qualify by prospectus any Registrable Securities of a Selling Laidlaw Party that Allied shall have received from such Selling Laidlaw Party an undertaking, reasonably satisfactory to Allied and its counsel, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) Allied, each director of Allied, each officer of Allied who shall sign the registration statement or prospectus, and any person who controls Allied within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, any related preliminary or (final) prospectus, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to Allied through a written instrument duly executed by such Selling Laidlaw Party specifically for use in the preparation of such registration statement, preliminary or (final) prospectus, or amendment or supplement, and
(ii) with respect to compliance by such Selling Laidlaw Party with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

       3.3. Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article III, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action's defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party's expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation.

       3.4. Contribution. If the indemnification required by this Article III from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Allied and the Laidlaw Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4.

       Notwithstanding the provisions of this Section 3.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or the Criminal Code (Canada)) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.


                                   ARTICLE IV

                                OTHER AGREEMENTS

       4.1. Other Registration Rights. Allied agrees that it will not grant to any party registration rights which would allow such party to limit Laidlaw's priority for the sale or distribution of Registrable Securities upon the exercise of a mandatory registration right pursuant to Section 2.2.

       4.2. Expenses. All expenses incurred by Allied in connection with any U.S. registration statement covering Registrable Securities offered by a Laidlaw

Party, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel (except for the fees and disbursements of counsel for such Laidlaw Party) and of the independent certified public accountants (except, in the case of any special audits, if required in connection with any such registration, such Laidlaw Party's proportionate share of their expense as provided in Section 2.4), and the expense of qualifying such shares under state blue sky laws, shall be borne by Allied; provided, however, that Allied shall not be required to pay for any expenses of any registration proceeding begun pursuant to
Section 2.2 if the registration request is subsequently withdrawn at the request of a Laidlaw Party (in which case such Laidlaw Party shall bear such expenses), unless the Laidlaw Parties agree to forfeit their right to one demand registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal, such Laidlaw Party has learned of a material adverse change in the condition, business, or prospects of the Allied from that known at the time of its request, then such Laidlaw Party shall not be required to pay any of such expenses and shall retain its rights pursuant to Section
2.2. Allied's obligations under this Section 4.1 shall apply to each registration under the Securities Act or state blue sky legislation pursuant to
Section 2.2. However, all underwriting expenses incurred by such Laidlaw Party, including underwriter's discounts and commissions, shall be borne by such Laidlaw Party.

       4.3. Offering Expenses. The Laidlaw Party selling any Registrable Securities pursuant to any prospectus filed with any Commission in connection with the satisfaction by Allied of its obligations under Section 2.2 shall reimburse Allied for all Offering Expenses reasonably incurred by or on behalf of Allied upon receipt by such Laidlaw Party of a written request from Allied in respect of same, together with invoices outlining in reasonable detail the expenses to be borne by the Laidlaw Party or Laidlaw Parties. In addition, the relevant Laidlaw Parties shall be responsible for any additional expenses reasonably incurred by Allied as a result of such Laidlaw Parties' participation in any offering proposed to be completed by Allied in any Canadian jurisdiction as contemplated in Section 2.1 upon receipt by the relevant Laidlaw Parties of a written request from Allied in respect of the same, together with appropriate documentation outlining all expenses incurred by Allied in respect of that distribution and the proportion of the same to be borne by the relevant Laidlaw Parties, together with a brief explanation as to the reasons why the expenses so charged to the Laidlaw Parties would not have been incurred by Allied in the absence of the participation by the Laidlaw Parties in that distribution.

       4.4. Dispositions During Registration. The Laidlaw Parties and their Affiliates hereby agree that from the date of receipt of written notice (the "Offering Notice") from Allied that Allied intends to file a registration statement or prospectus (the "Offering Registration Statement") covering shares of Common Stock or securities convertible into or exercisable for Common Stock until the Offering Termination Date (defined below), the Laidlaw Parties and their Affiliates will not sell or otherwise dispose of any securities owned by such Laidlaw Party or Affiliate except for Registrable Shares included in the Offering Registration Statement. As used herein, the "Offering Termination Date" shall occur on (i) the lapse of 60 days from the date of receipt of the Offering Notice if the Offering Registration Statement is not declared effective (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, a receipt is not issued therefor by the applicable Commissions) before such lapse, (ii) the lapse of 180 days from the date of effectiveness of the Offering Registration Statement (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, the date a receipt has been issued therefor by all applicable Commissions) if any Registrable Shares are included in the Offering Registration Statement, or
(iii) the lapse of 90 days from the date of effectiveness of the Offering Registration Statement (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, the date a receipt has been issued therefor by all applicable Commissions) if no Registrable Shares are included in the Offering Registration Statement.

       4.5. Transfer of Rights. The incidental registration and qualification rights or benefits of this Registration Agreement and no more than one mandatory registration or qualification right, including indemnification by Allied, shall be transferable by the Laidlaw Parties only
(i) in a transaction which is not a public offering or public distribution of Common Stock or the Allied Warrant; (ii) if the transferee is not an Affiliate of Laidlaw and (iii) if the transferee receives at least an aggregate of 2,000,000 shares of Common Stock or Warrants. In the case of any assignment, the party or parties who have the rights and benefits of an assigning Laidlaw Party under this Registration Agreement shall become parties to and be subject to this Registration Agreement, and shall not, as a group, have the right to request any greater number of registrations or qualifications than the assigning Laidlaw Party would have had if no assignment had occurred. Upon any transfer of the registration and qualification rights or benefits of this Registration Agreement, the assigning Laidlaw Party shall give Allied written notice prior to or promptly following such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned. Such notice shall include or be accompanied by a written undertaking by the transferee to comply with the obligations imposed hereunder. In the event any registration and qualification rights are transferred in accordance with the terms hereof, any actions required to be taken by the Laidlaw Parties will be taken with the approval of the holders of such registration and qualification rights who hold a majority of the Registrable Securities, whose actions shall bind all such holders of such registration and qualification rights.

       4.6. Termination of Registration Rights. The Laidlaw Parties and their permitted assigns shall be entitled to exercise any right provided for in this Registration Agreement until six months after the twelfth anniversary of the date of this Registration Agreement.

       4.7. Multijurisdictional Disclosure System. Nothing in this Registration Agreement shall be construed to limit or restrict in any manner whatsoever the ability of Allied to make use of the Multijurisdictional Disclosure System (as set forth in National Policy No. 45 of the Canadian Securities Administrators) with respect to the qualification, distribution or sale in Canada of any securities of Allied, including pursuant to request made pursuant to Section 2.1 or Section 2.2 hereof.


                                   ARTICLE V

                                 MISCELLANEOUS

       5.1. Notices. All notices or other communications which are required or may be given under this Registration Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):



              (a)    if to any Laidlaw Party, to:

                            Laidlaw Inc.
                            3221 North Service Road
                            Burlington, Ontario
                            Canada L7R 3Y8
                            Attention: Ivan R. Cairns
                            Telecopier No.: (905) 332-6550

              (b)    if to Allied, to:

                            Allied Waste Industries, Inc.
                            7201 East Camelback Road, Suite 375
                            Scottsdale, Arizona 85251
                            Attention: Roger A. Ramsey
                            Telecopier No.: (602) 481-9347
                            with a copy to:

                            Porter & Hedges, L.L.P.
                            700 Louisiana Street, 35th Floor
                            Houston, Texas 77002-2764
                            Attention: Robert G. Reedy
                            Telecopier No.: (713) 228-1331


       5.2. Section Headings. The article and section headings in this Registration Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Registration Agreement. References in this Registration Agreement to a designated "Article" or "Section" refer to an Article or Section of this Registration Agreement unless otherwise specifically indicated.

       5.3. Governing Law. This Registration Agreement shall be construed and enforced in accordance with and governed by the law of Delaware.

       5.4. Amendments. This Registration Agreement may be amended only by an instrument in writing executed by all of its parties.

       5.5. Entire Agreement. This Registration Agreement constitutes the entire agreement between its parties concerning its subject matter.

       5.6. Severability. The invalidity or unenforceability of any specific provision of this Registration Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Registration Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Registration Agreement.

       5.7. Counterparts. This Registration Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

       IN WITNESS WHEREOF, the Parties have executed this Registration Agreement as of the date first above written.




                                           ALLIED WASTE INDUSTRIES, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                           LAIDLAW INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                           LAIDLAW TRANSPORTATION, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                            ______________________

                                CURRENT REPORT

                       Pursuant to Section 13 of 15(d)
                  of the Securities and Exchange Act of 1934
                           _______________________

                      Date of Report:   October 7, 1996

                          CONTINENTAL CIRCUITS CORP.
            (Exact name of registrant as specified in its charter)

        Delaware                       0-25554                   86-0267198
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation)                  Number)               Identification No.)

3502 East Roeser Road, Phoenix, Arizona                             85040
(Address of principal executive offices)                          (Zip Code)


      Registrant's telephone number, including area code:  (602) 268-3461

Item 5.  Other Events.

        This Report contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking material. Factors which could cause or contribute to such differences include, but are not limited to, the uncertainties associated with the ability of management to integrate the two companies successfully, the timing and volume of orders, product mix and capacity utilization. These factors are fully discussed in the Companies' regular financial filings with the Securities and Exchange Commission.

        1. Sigma Acquisition Announced. Continental Circuits Corp. and Sigma Circuits Inc. jointly signed a letter of intent whereby Continental Circuits will acquire all the outstanding shares of Sigma Circuits in exchange for Continental Circuits stock. Under the terms of the exchange, Sigma shareholders would receive 0.70 shares of Continental Circuits stock for each share of Sigma stock. For the fiscal year ended June 30, 1996, Sigma reported revenues of $87.7 million while Continental reported revenues of $108.3 million for its fiscal year ended July 31, 1996.

        Located in Santa Clara, Calif., Sigma Circuits is a leading quick-turn manufacturer of electronic interconnect products including multilayer printed circuit boards ("PCBs"), backplane assemblies and flexible circuits. Continental Circuits is a leading high-volume, high-technology manufacturer of complex, multilayer PCBs. Each company's products are used by original equipment manufacturers and contract manufacturing customers engaged in the data communications, telecommunications, computer, peripherals, instrumentation and medical segments of the electronics industry.

        Drawing from a consolidated, complementary customer base, the combined entity is expected to be well positioned to serve as a "one-stop" provider of electronic interconnect products and services, offering both quick-turn and volume PCB production, flexible circuits, backplane assemblies, sub-assemblies, and complete systems. The combined entity is also expected to benefit from enhanced technological, production and cost synergies. Subject to the execution of a definitive agreement and regulatory and shareholder approval, the acquisition is scheduled for completion by early calendar year 1997.

                                  SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                     CONTINENTAL CIRCUITS CORP.


Date:   October 7, 1996             By:  /s/Joseph G. Andersen
                                            ------------------------
                                            Joseph G. Andersen
                                            Chief Financial Officer

--------------------------------------------------------------------------------



                         ALLIED WASTE INDUSTRIES, INC.


          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS NOVEMBER ____, 1996

       The undersigned hereby appoints Roger A. Ramsey and Thomas H. Van Weelden as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Allied Waste Industries, Inc. (the "Company") held of record by the undersigned on October ____, 1996, at the Special Meeting of Stockholders to be held on November ____, 1996 (the "Special Meeting") or any adjournment thereof.


                        (TO BE SIGNED ON REVERSE SIDE.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

       Please mark your
 / X / votes as in this
       example.



1. Proposal to approve the Stock Purchase Agreement between the Company and Laidlaw Inc., among others, dated September 17, 1996 and the transactions contemplated thereby.

                FOR             AGAINST         ABSTAIN

                /  /              /  /           /  /

2. Proposal to approve the amendment to the Certificate of Incorporation of the Company which increases the authorized number of shares of the Company's common stock to 200 million.

                FOR             AGAINST         ABSTAIN

                /  /              /  /           /  /


3. In their discretion, upon such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.



SIGNATURES:                                                     Date:
           ---------------------------------------------------        ----------
NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon.)

--------------------------------------------------------------------------------